    As filed with the Securities and Exchange Commission on December 1, 2003.

                                                     Registration No. 333-109146
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------

                                 AMENDMENT NO. 2
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                              EMPIRE RESORTS, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                            5810                     13-4141279
(State or other jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)          Classification Number)       Identification No.)

                             c/o Monticello Raceway
                                    Route 17B
                                  P.O. Box 5013
                           Monticello, New York 12701
                       Telephone: (845) 794-4100, ext. 478
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               Scott A. Kaniewski
                             Chief Financial Officer
                              Empire Resorts, Inc.
                         707 Skokie Boulevard, Suite 600
                           Northbrook, Illinois 60062
                            Telephone: (847) 418-3804
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   COPIES TO:

            Robert H. Friedman, Esq.                     Raymond Y. Lin, Esq.
Olshan Grundman Frome Rosenzweig & Wolosky LLP           Latham & Watkins LLP
            505 Park Avenue                                885 Third Avenue
       New York, New York 10022-1170                 New York, New York 10022-4802
             (212) 753-7200                                 (212) 906-1200

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As
soon as practicable  after this  Registration  Statement  becomes  effective and
prior  to  the  effective  time  of  the  proposed  merger   described  in  this
Registration Statement.

            If the securities being registered on this Form are being offered in connection  with the formation of a holding company and there is compliance with
General Instruction G, check the following box. / /

            If this  Form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b) under the  Securities  Act of 1933, as amended
(the  "Securities  Act"),  check the following box and list the  Securities  Act
Registration  Statement number of the earlier effective  Registration  Statement for the same offering. / /

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  Registration
Statement for the same offering. / /

            THE  REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH
DATE OR  DATES AS MAY BE  NECESSARY  TO  DELAY  ITS  EFFECTIVE  DATE  UNTIL  THE
REGISTRANT SHALL FILE A FURTHER  AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS
REGISTRATION  STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE  REGISTRATION  STATEMENT
SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE  COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                       ii

                        Information Statement/Prospectus

            This information  statement/prospectus  is being furnished to you in connection with Empire Resorts,  Inc.'s ("EMPIRE RESORTS") proposed  acquisition of  Monticello  Raceway  Management,  Inc.  ("MONTICELLO  RACEWAY  MANAGEMENT"),
Monticello Casino Management,  LLC ("MONTICELLO CASINO MANAGEMENT"),  Monticello
Raceway Development Company,  LLC ("MONTICELLO RACEWAY  DEVELOPMENT") and Mohawk
Management,  LLC  ("MOHAWK  MANAGEMENT")  for 80.25% of Empire  Resorts'  common stock,  calculated  on a  post-consolidation,  fully diluted  basis.  Presently,
Monticello   Raceway  Management  is  a  wholly  owned  subsidiary  of  Catskill
Development,   L.L.C.  ("CATSKILL  DEVELOPMENT"),   each  of  Monticello  Casino
Management and Mohawk  Management is 60% owned by Catskill  Development  and 40%
owned  indirectly by Empire  Resorts and Monticello  Raceway  Development is 50%
owned by Americas Tower Partners, 41% by Robert A. Berman, Empire Resorts' chief executive  officer,  a member of its board of directors and its former chairman,
7.65% by Scott A.  Kaniewski,  Empire  Resorts'  chief  financial  officer and a former member of its board of directors, .05% by two affiliates of Mr. Kaniewski and 1.3% by  Philip  B.  Berman,  Empire  Resorts'  vice  president  of  project coordination.  Immediately  after  consummation  of the  consolidation,  each of
Monticello Raceway Management,  Monticello Casino Management, Monticello Raceway
Development  and Mohawk  Management  will become  wholly owned  subsidiaries  of
Empire  Resorts  and the members of both  Catskill  Development  and  Monticello
Raceway  Development  will,  together,  hold a  controlling  interest  in Empire
Resorts.

            On July 1, 2003,  Empire  Resorts'  board of directors  approved the
consolidation,   subject  to  a  recommendation  from  its  independent  special committee,  consisting of a disinterested  director.  The special  committee has evaluated the  consolidation  and has recommended  that Empire Resorts' board of directors  proceed with the  consolidation.  In its  evaluation  of the proposed consolidation,  the special committee was provided with independent legal advice from the law firm of Wollmuth Maher & Deutsch,  LLP, and received an opinion from  an  independent  valuation  consulting  firm  as to the  fairness,  from a financial point of view, of the consolidation's  terms to Empire Resorts and its stockholders. On November 11, 2003, the board of directors also approved:

            o    an amendment to Empire  Resorts'  certificate of  incorporation that provides for a staggered board of directors;

            o    an amendment to Empire  Resorts'  certificate of  incorporation that  provides  the  holders of Series E  Preferred  Stock with certain voting rights; and

            o    the nomination of three Class I, three Class II and three Class
                 III directors.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE  REQUESTED NOT TO SEND
US A PROXY

            By executing an  irrevocable  written  consent on November 25, 2003,
Robert A. Berman,  Philip B. Berman, Scott A. Kaniewski,  Paul A. deBary, Joseph
E. Bernstein,  Herbert F. Kozlov, Reed Smith LLP and certain of their affiliates
(collectively, the "CONTROLLING STOCKHOLDERS"), have already approved:

            o   the restated contribution agreement;

            o   an amendment to Empire  Resorts'  certificate  of  incorporation providing for a staggered board of directors;

            o   an amendment to Empire  Resorts'  certificate  of  incorporation providing  the holders of Series E Preferred  Stock with certain voting rights; and

            o   the  election  of three  Class I, three Class II and three Class
                III directors.

As the Controlling  Stockholders control enough shares of Empire Resorts' voting stock to approve each of these matters,  regardless of how Empire Resorts' other stockholders vote, no further vote of Empire Resorts'  stockholders is necessary to consummate the consolidation or any other matter listed above . Consequently, we are not asking you for a proxy and you are not  requested to send us a proxy.
As we explain in this information  statement/prospectus,  however, completion of the  consolidation  remains  subject to the  satisfaction  or waiver of numerous conditions.  We  cannot  predict  with  certainty  when  we  will  complete  the consolidation, but we anticipate to complete it in the fourth quarter of 2003.

            PLEASE SEE "RISK  FACTORS"  BEGINNING ON PAGE 17 FOR A DISCUSSION OF
MATTERS RELATING TO AN INVESTMENT IN EMPIRE RESORTS' COMMON STOCK.

            This  information   statement/prospectus  is  also  Empire  Resorts'
prospectus  for the resale of up to  approximately  18,219,075  shares of common stock being issued to certain  members of Catskill  Development  and  Monticello
Raceway Development  pursuant to the consolidation.  These selling  stockholders
may   reoffer   these   shares   of  common   stock   under   this   information
statement/prospectus at any of the following prices, which may reflect discounts from the prevailing market prices at the time of sale:

            o   fixed prices that may be changed;

            o   prices related to such prevailing market prices;

            o   negotiated prices; or

            o   varying prices determined at the time of sale.

                                       2

         Empire  Resorts will not receive any proceeds  from the resale of these shares of common stock.

            Empire Resorts' common stock currently trades on the Nasdaq SmallCap
Market  and  Boston  Stock   Exchange   under  the  symbols  "NYNY"  and  "NYN,"
respectively,  and the shares of common stock to be issued in the  consolidation will be listed on the Nasdaq SmallCap Market.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
   COMMISSION HAS APPROVED OF THE CONSOLIDATION OR THE SECURITIES TO BE ISSUED
  UNDER THIS INFORMATION STATEMENT/PROSPECTUS OR DETERMINED IF THIS INFORMATION
     STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

    This information statement/prospectus is dated ____________, 2003, and it is first being mailed to Empire Resorts' stockholders on or about ________, 2003.

                                       3

                                    IMPORTANT

            This  document,  which is sometimes  referred to as the  information statement/prospectus,  constitutes  an  information  statement of Empire Resorts with respect to the  consolidation  and a prospectus  of Empire  Resorts for the shares of Empire  Resorts'  common  stock that Empire  Resorts will issue to the members of both Catskill  Development and Monticello Raceway Development as part of the  consolidation.  As  permitted  under  the  rules of the  Securities  and
Exchange   Commission,   this  information   statement/prospectus   incorporates
important  business  and  financial  information  about  Empire  Resorts and its affiliates that is contained in documents filed with the Securities and Exchange
Commission  and that is not  included  in or  delivered  with  this  information statement/prospectus.  You may obtain copies of these documents, without charge, from the  website  maintained  by the  Securities  and  Exchange  Commission  at
www.sec.gov, as well as other sources. See "Where You Can Find More Information"
beginning  on page 184. You may also obtain  copies of these documents,  without charge, from Empire Resorts by writing or calling:

                              Empire Resorts, Inc.
                             c/o Monticello Raceway
                                    Route 17B
                                 P.O. Box 5013
                           Monticello, New York 12701
                            (845) 794-4100, ext. 478
                         Attention: Corporate Secretary

            IN ORDER TO OBTAIN  DELIVERY OF THESE  DOCUMENTS PRIOR TO COMPLETION
OF  THE  CONSOLIDATION,   YOU  SHOULD  REQUEST  SUCH  DOCUMENTS  NO  LATER  THAN
_____________________, 2003.

                                       4

                               Table of Contents
                                                                            Page
                                                                            ----

             Certain Non-Voting Members Relinquish their Interests

             Registration Statement, Stockholder Vote, and

             Redemption of Empire Resorts' Interest in Catskill
               Development...................................................84
             Distribution by Catskill Development of its Interests
               in Monticello Raceway Management, Monticello

                               Table of Contents

             Monticello Raceway Development.................................108
             Mohawk Management..............................................114
Management's Discussion and Analysis of Financial Condition

Amendment to Certificate of Incorporation
  to Create a Staggered Board of Directors..................................161
Amendment of Certificate of Incorporation

Appendix A: Amended and Restated Securities Contribution Agreement

                                       ii

                  QUESTIONS AND ANSWERS ABOUT THE CONSOLIDATION

            Q: WHAT IS THE PROPOSED TRANSACTION?

            A: Empire  Resorts is  proposing  to acquire all of the  outstanding membership  interests  and  capital  stock  of  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management from the members of both Catskill  Development and Monticello Raceway
Development in exchange for 80.25% of Empire Resorts'  common stock,  calculated on a post-consolidation, fully diluted basis.

            Q: WHY IS EMPIRE RESORTS ACQUIRING  MONTICELLO  RACEWAY  MANAGEMENT,
MONTICELLO  CASINO  MANAGEMENT,   MONTICELLO  RACEWAY   DEVELOPMENT  AND  MOHAWK
MANAGEMENT?

            A:  Collectively,  Empire Resorts,  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management own all of the development and management  rights with respect to 229 acres of land in Monticello, New York owned by Catskill Development.  Currently,
Catskill  Development's  operating  agreement allocates profits and losses among its members by different  percentages according to various lines of business and provides for  priority  returns to certain  investors  (See  "Background  of the
Consolidation",  beginning on page 31). In order to improve the existing  gaming facilities,  to install video lottery terminals and/or develop a Native American casino on this land,  these entities will need to raise a significant  amount of financing  from  outside  investors.  Empire  Resorts  and the  members  of both
Catskill  Development and Monticello Raceway  Development believe that combining the  operations and assets of Empire  Resorts,  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management  into an integrated  public  company  structure will better align the interests of the various members,  improve management  decision making,  improve administrative efficiency and facilitate raising the necessary financing and the ability to enter into strategic  relationships with other companies.  The result of this  consolidation  will be a  publicly  traded  company  owning  all of the development and management rights for 229 acres of land in Monticello,  New York compared with a group of  interrelated  private  companies with separate  rights over this land.  Furthermore,  as a result of the consolidation,  Empire Resorts would  immediately  and directly own an  operating  business,  providing it with direct access to revenue streams as opposed to relying on dividend  payments and
distributions  from  its  minority  owned  subsidiaries,   which  interests  are
subordinate  to  certain  priority  obligations  to  other  parties.  For a more detailed discussion of Empire Resorts' reasons for the consolidation, as well as
the  acquired  companies'  reasons  for  the  consolidation,   please  see  "The
Consolidation--Reasons to Combine Companies" beginning on page 34.

            Q: IS THERE ANY PRE-EXISTING RELATIONSHIP BETWEEN EMPIRE RESORTS AND
THE COMPANIES BEING ACQUIRED?

            A: Yes. Empire Resorts,  through its wholly owned subsidiary,  Alpha
Monticello,  Inc.  ("ALPHA  MONTICELLO"),  presently  owns  approximately  a 25%
economic ownership interest of Catskill Development,  which in turn owns 100% of the equity interests of Monticello  Raceway Management and 60% of the membership interests of both  Monticello  Casino  Management and Mohawk  Management.  Alpha
Monticello  owns the remaining  40%  membership  interest in  Monticello  Casino
Management  and Alpha  Casino  Management,  Inc.  ("ALPHA  CASINO  MANAGEMENT"),
another  wholly owned  subsidiary  of Empire  Resorts,  owns the  remaining  40%
membership  interest in Mohawk  Management.  Currently,  Empire Resorts does not have any  development  rights for the 229 acres of land in Monticello,  New York owned by Catskill Development.  Certain officers and directors of Empire Resorts also have significant  equity interests in Catskill  Development and the members of both  Catskill  Development  and  Monticello  Raceway  Development.  See "The
Consolidation - Interests of Certain Persons in the Consolidation"  beginning on page 62.

            Q: WHAT WILL I RECEIVE AS A RESULT OF THE CONSOLIDATION?

            A:  Empire  Resorts'   stockholders  will  not  receive  any  direct
consideration as part of the consolidation. However, Empire Resorts does believe that its stockholders will receive an indirect benefit from the consolidation in light  of the  present  and  anticipated  future  value of the  companies  being acquired.

            Q: WHO ARE THE CONTROLLING  STOCKHOLDERS  AND WHAT WILL THEY RECEIVE
IN THE CONSOLIDATION?

            A: The Controlling  Stockholders  consist of Robert A. Berman, Scott
A. Kaniewski, Philip B. Berman, Paul A. deBary, Joseph E. Bernstein,  Herbert F.
Kozlov,  Reed Smith LLP and each of their  affiliates.  Pursuant to the terms of the  restated  contribution  agreement,  these  parties  and  their  affiliates, collectively,  are expected to receive approximately 40% of the shares of Empire
Resorts'  common  stock being  issued  pursuant to the  consolidation.  See "The
Consolidation - Interests of Certain Persons in the Consolidation"  beginning on page 62.

            Q: IS ANY FURTHER  VOTE OF EMPIRE  RESORTS'  STOCKHOLDERS  NEEDED TO
APPROVE THE CONSOLIDATION?

            A: No. Delaware law allows stockholders to act by written consent in lieu of holding a meeting,  unless  prohibited by the company's  certificate  of incorporation.  Empire Resorts'  certificate of incorporation  does not prohibit stockholder  action  by  written  consent.  Since  Empire  Resorts'  Controlling
Stockholders,  who collectively  control a sufficient  amount of Empire Resorts'
voting stock to approve the  consolidation,  have previously  executed a written consent  approving  it, no  further  vote by  Empire  Resorts'  stockholders  is required.

            Q:   WILL  I  HAVE   APPRAISAL   RIGHTS  IN   CONNECTION   WITH  THE
CONSOLIDATION?

            A: No. Under Delaware law,  holders of Empire  Resorts' common stock will not have appraisal rights in connection with the consolidation.

            Q: WHAT ARE THE TAX CONSEQUENCES OF THE TRANSACTION?

            A: The parties to the restated  contribution  agreement  intend that neither Empire  Resorts nor any of Empire  Resorts'  stockholders  recognize any
gain   or  loss  as  a   direct   result   of  the   consolidation.   See   "The
Consolidation--Material Federal Income Tax Consequences" beginning on page 66.

            Q: WILL THE MEMBERS OF CATSKILL  DEVELOPMENT AND MONTICELLO  RACEWAY
DEVELOPMENT BE ABLE TO IMMEDIATELY  RESELL THE SHARES OF EMPIRE  RESORTS' COMMON
STOCK ISSUED TO THEM PURSUANT TO THE CONSOLIDATION?

            A: Yes. All the shares of common  stock issued by Empire  Resorts to the members of Catskill  Development and Monticello Raceway Development pursuant to the  consolidation  will be freely  transferable,  except for those shares of
Empire Resorts'  common stock received by officers,  directors and certain other affiliates of Catskill Development and Monticello Raceway Development.  However,
the registration statement of which this information  statement/prospectus  is a part  registers the resale of those shares of common  stock,  thus allowing such shares to also be sold into the open market after the closing.

            Q: WHAT DO I NEED TO DO NOW?

            A:  Nothing,   other  than  to  carefully   read  this   information
statement/prospectus,  as  each  of  Empire  Resorts'  board  of  directors  and
Controlling  Stockholders has already approved the consolidation and all related matters.

            Q: WHEN DOES EMPIRE RESORTS EXPECT TO COMPLETE THE CONSOLIDATION?

            A: Empire Resorts expects to complete the  consolidation on or after the 20th day following distribution of this information  statement/prospectus to its stockholders,  provided all closing conditions have been either satisfied or waived.  See "The Contribution  Agreement - Conditions to Closing"  beginning on page 77.

            Q: WHERE CAN I FIND MORE INFORMATION?

            A: You can obtain more information from various sources, as provided under "Where You Can Find More Information" beginning on page 184.

                                     SUMMARY

            This summary highlights selected  information from this document and may not  contain  all of the  information  that is  important  to you. To better understand the  consolidation  and for a more complete  description of the legal terms of the  consolidation,  you should carefully read this entire document and the documents to which you have been referred.

                                  THE COMPANIES

EMPIRE RESORTS, INC.
C/O MONTICELLO RACEWAY
ROUTE 17B
P.O. BOX 5013
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 478
ATTENTION: INVESTOR RELATIONS

            Empire Resorts is a Delaware  corporation with no direct  operations or meaningful  assets other than a 48.31% economic  ownership  interest,  36.88%
economic ownership interest and 25% economic ownership  interest,  respectively, in Catskill Development's casino and wagering operations, horse racing and other pari-mutuel  activities and real estate  ownership and  development  operations.
Catskill  Development  is the  owner  of  approximately  229  acres  of  land in
Monticello,  New York, the sole stockholder of Monticello Raceway Management and the controlling member of Monticello Casino Management and Mohawk Management.

            Empire Resorts had no operating revenue during the fiscal year ended
December  31, 2002 and during the nine months  ended  September  30,  2003,  and sustained net operating losses of  approximately  $9.5 million and $5.4 million, respectively, during such periods. Furthermore, the opinion of Friedman Alpren &
Green LLP, Empire Resorts'  independent auditors with respect to Empire Resorts'
financial statements as of December 31, 2002, contains an explanatory  paragraph that expresses  substantial doubt as to Empire Resorts' ability to continue as a going concern.

MONTICELLO RACEWAY MANAGEMENT, INC.
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Monticello  Raceway  Management  is  a  New  York  corporation  that operates  Monticello  Raceway,  a  harness  horse  racing  facility  located  in
Monticello,  New York, and holds a leasehold interest in 200 of the 229 acres of land owned by Catskill  Development in Monticello,  New York.  While  Monticello
Raceway   Management  is  currently  a  wholly  owned   subsidiary  of  Catskill
Development,   immediately  prior  to  the  consolidation's  closing,   Catskill
Development will distribute all of its interest in Monticello Raceway Management to Catskill  Development's then current members.  Monticello Raceway Management, which reports its financial results with Catskill  Development on a consolidated basis had revenue of approximately $11.4

million and $7.5 million,  respectively,  for the fiscal year ended December 31,
2002 and for the nine  months  ended  September  30,  2003,  and  sustained  net operating losses of approximately  $1.9 million and $1.5 million,  respectively, during such periods.

MONTICELLO CASINO MANAGEMENT, LLC
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Monticello Casino Management is a New York limited liability company with the exclusive right to manage,  on behalf of the Cayuga Nation of New York, any Class III Gaming  operations and related  activities that may occur on 29 of the 229 acres of land presently owned by Catskill Development in Monticello, New
York.  Currently,  Monticello Casino Management has no operations,  employees or assets other than its gaming management rights. Catskill Development owns 60% of the membership  interests of Monticello  Casino  Management and Empire  Resorts,
through a wholly  owned  subsidiary,  owns 40% of the  membership  interests  of
Monticello Casino Management.  However, immediately prior to the consolidation's closing,  Catskill Development will distribute all of its interest in Monticello
Casino  Management  to  Catskill   Development's  then  current  members.  Since
inception,  Monticello  Casino  Management  has had no reportable  revenue,  net income or losses.

MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Monticello  Raceway  Development  is a New  York  limited  liability company with the exclusive right to design,  engineer,  develop,  construct, and furnish a Class III Gaming  facility that is developed on 29 of the 229 acres of land presently owned by Catskill Development in Monticello, New York. Monticello
Raceway  Development  also has the exclusive  right to develop the remaining 200 acres of land to provide for activities  supportive of gaming,  such as lodging, food  service and  retail.  Currently,  Monticello  Raceway  Development  has no
operations,  employees or assets other than its development  rights.  Monticello
Raceway  Development's  membership  interests  are owned 50% by  Americas  Tower
Partners, an affiliate of Catskill Development and partially owned indirectly by
Morad Tahbaz,  Empire Resorts' president and a member of its board of directors,
41% by Robert A. Berman,  Empire Resorts' chief executive  officer,  a member of its board of directors  and its former  chairman,  7.65% by Scott A.  Kaniewski,
Empire  Resorts'  chief  financial  officer and a former  member of its board of directors, .05% by two affiliates of Mr. Kaniewski and 1.3% by Philip B. Berman,
Empire  Resorts'  vice  president  of  project  coordination.  Since  inception,
Monticello  Raceway  Development  has had no reportable  revenue,  net income or losses.

MOHAWK MANAGEMENT, LLC
C/O MONTICELLO RACEWAY
ROUTE 17B
MONTICELLO, NEW YORK 12701
(845) 794-4100, EXT. 400
ATTENTION: INVESTOR RELATIONS

            Mohawk Management is a New York limited liability company originally formed to operate,  in conjunction  with the St. Regis Mohawk Tribe, a Class III
Gaming  facility  on 29 of the 229  acres of land  presently  owned by  Catskill
Development  in  Monticello,  New  York.  Currently,  Mohawk  Management  has no
operations,   employees  or  assets   other  than  claims   against  Park  Place
Entertainment  Corporation,  Gary  Melius,  Ivan  Kaufman  and  Walter  Horn for
tortious  interference  with  contractual  and  business  relations  and  fraud.
Catskill  Development owns 60% of the membership  interests of Mohawk Management and  Empire  Resorts,  through  a  wholly  owned  subsidiary,  owns  40%  of the membership  interests of Mohawk  Management.  However,  immediately prior to the consolidation's  closing,  Catskill  Development  will  distribute  all  of  its interest in Mohawk  Management to Catskill  Development's  then current members.
Since inception,  Mohawk Management has had no reportable revenue, net income or losses.

            A diagram  summarizing  the current  ownership  structure  of Empire
Resorts, Monticello Raceway Management, Monticello Casino Management, Monticello
Raceway  Development and Mohawk  Management,  both before and after the proposed consolidation, is provided on the following pages.

                                GRAPHIC OMITTED

------------
(1) Includes a .025%  membership  interest held by the Kaniewski  Family Limited
Partnership, with respect to which Mr. Kaniewski is the general partner and a 1%
limited partner (with sole voting and disposition rights) and a .025% membership interest held by the KFP Trust,  with respect to which Stacey B. Kaniewski,  Mr.
Kaniewski's  wife,  is  the  sole  trustee,  and  with  respect  to  which,  Mr.
Kaniewski's  children  are  its  sole  beneficiaries.  Mr.  Kaniewski  disclaims beneficial ownership of all interests held by the KFP Trust.

(2) The  diagram  shows only those  partners  of  Americas  Tower  Partners  and
Watertone  Holdings,  L.P.  ("WATERTONE  HOLDINGS")  that  served as officers or directors of Empire Resorts at the time the consolidation's principal terms were negotiated and approved by Empire Resorts' board of directors.

(3) Certain members of Catskill  Development,  owning in the aggregate less than
2.5% of the membership interests of Catskill Development,  are not shown in this diagram.

(4) Catskill Development has three classes of economic ownership interests, with each class  corresponding  to one of Catskill  Development's  three  businesses.
Class  A  economic   ownership   interests   represent   the  right  to  receive
distributions  and allocations from Catskill  Development's  casino and wagering operations;  Class B economic ownership interests represent the right to receive distributions and allocations from Catskill Development's  horseracing and other pari-mutuel  activities;  and Class C economic ownership interests represent the right to receive distributions and allocations from Catskill  Development's real estate ownership and development  operations.  Of Catskill  Development's  seven members,  the vast majority of these  economic  ownership  interests are held by
Alpha  Monticello,  Watertone  Holdings,  Americas Tower Partners and Monticello
Realty L.L.C. ("MONTICELLO REALTY").  Specifically, Alpha Monticello, which is a wholly owned subsidiary of Empire Resorts, holds approximately 48%, 37% and 25%, respectively,  of Catskill  Development's  Class A, Class B and Class C economic ownership  interests;  Watertone  Holdings,  which is  controlled  by  Robert A.
Berman,  Empire  Resorts'  chief  executive  officer,  a member  of its board of directors  and its former  chairman,  Philip B.  Berman,  Empire  Resorts'  vice presiden of project coordination,  and Scott A. Kaniewski, Empire Resorts' chief financial  officer  and a  former  member  of  its  board  of  directors,  holds approximately 15%, 13% and 25%, respectively, of Catskill Development's Class A,
Class B and Class C economic ownership interests; Americas Tower Partners, which is controlled and/or managed by Joseph E. Bernstein, a member of Empire Resorts'
board of directors,  Ralph J.  Bernstein,  a member of Empire  Resorts' board of directors, and Morad Tahbaz, Empire Resorts' president and a member of its board of directors,  holds approximately 33%, 25% and 25%,  respectively,  of Catskill
Development's  Class A, Class B and Class C  economic  ownership  interests  and
Monticello Realty holds  approximately  33%, 22.5% and 22.5%,  respectively,  of
Catskill  Development's  Class  A,  Class  B  and  Class  C  economic  ownership interests. In addition, under Catskill Development's operating agreement,  Alpha
Monticello,  Watertone  Holdings,  Americas Tower Partners and Monticello Realty
are the only members of Catskill  Development  with voting rights,  with each of these four members entitled to one vote on all matters  submitted to members for a vote.

                              Post-Consolidation(1)
                               ------------------

                                GRAPHIC OMITTED

(1)  As  Catskill  Development  will  be  redeeming  all of  Alpha  Monticello's interests in Catskill  Development and then distributing all of its interests in
Monticello   Raceway   Management,   Monticello  Casino  Management  and  Mohawk
Management  to  Catskill   Development's  then  current  members  prior  to  the
consolidation's  closing,   Catskill  Development  has  been  omitted  from  the
post-consolidation   ownership  diagram.  Americas  Tower  Partners,   Watertone
Holdings,  Monticello  Realty,  Robert A. Berman,  Philip B. Berman and Scott A.
Kaniewski  have been listed as the owners of Empire  Resorts,  as these  parties will  receive the vast  majority of the shares of Empire  Resorts'  common stock
being  issued  to  Catskill   Development's   members  and  Monticello   Raceway
Development's  members  at the  consolidation's  closing  in  exchange  for such
members'   interests  in  Monticello  Raceway   Management,   Monticello  Casino
Management, Monticello Raceway Development and Mohawk Management.

                          REASONS FOR THE CONSOLIDATION

            Collectively,   Empire  Resorts,   Monticello  Raceway   Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management own all of the development and management  rights with respect to 229 acres of land in Monticello, New York owned by Catskill Development.  Currently,
Catskill  Development's  operating  agreement allocates profits and losses among its members by different  percentages according to various lines of business and provides for  priority  returns to certain  investors  (See  "Background  of the
Consolidation",  beginning on page 32). In order to improve the existing  gaming facilities,  to install video lottery terminals and/or develop a Native American casino on this land,  these entities will need to raise a significant  amount of financing  from  outside  investors.  Empire  Resorts  and the  members  of both
Catskill  Development and Monticello Raceway  Development believe that combining the  operations and assets of Empire  Resorts,  Monticello  Raceway  Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management  into an integrated  public  company  structure will better align the interests of the various members,  improve management  decision making,  improve administrative efficiency and facilitate raising the necessary financing and the ability to enter into strategic  relationships with other companies.  The result of this  consolidation  will be a  publicly  traded  company  owning  all of the development and management rights for 229 acres of land in Monticello,  New York compared with a group of  interrelated  private  companies with separate  rights over this land.  Furthermore,  as a result of the consolidation,  Empire Resorts would  immediately  and directly own an  operating  business,  providing it with direct access to revenue streams as opposed to relying on dividend  payments and
distributions  from  its  minority  owned  subsidiaries,   which  interests  are
subordinate  to  certain  priority  obligations  to  other  parties.  For a more detailed discussion of Empire Resorts' reasons for the consolidation, as well as
the  acquired  companies'  reasons  for  the  consolidation,   please  see  "The
Consolidation--Reasons to Combine Companies" beginning on page 34.

                            THE PROPOSED TRANSACTION

            In  the  proposed  consolidation,   the  members  of  both  Catskill
Development and Monticello  Raceway  Development  shall  contribute all of their respective  ownership  interests in Monticello  Raceway  Management,  Monticello
Casino  Management,   Monticello  Raceway  Development  and  Mohawk  Management,
together  with all of their right,  title and interest in and to the business of
Monticello  Raceway,  including  all of the assets and  liabilities  of Catskill
Development,  except for its  interest in 229 acres of land in  Monticello,  New
York and its right to certain  litigation  claims, to Empire Resorts in exchange for, in the aggregate,  80.25% of Empire Resorts' common stock,  calculated on a post-consolidation,  fully diluted basis. As a result of the consolidation, each of Monticello  Raceway  Management,  Monticello  Casino  Management,  Monticello
Raceway  Development and Mohawk Management will become wholly owned subsidiaries of Empire  Resorts and the members of both Catskill  Development  and Monticello
Raceway   Development,   together,   will  become  Empire  Resorts'  controlling
stockholders.

            NO FURTHER  STOCKHOLDER  APPROVAL  REQUIRED;  EMPIRE  RESORTS  BOARD
APPROVAL

            We are not asking you to vote on the consolidation.  On November 25,
2003, Empire Resorts' Controlling Stockholders,  who collectively control 51% of
Empire Resorts' voting stock, executed a written consent:

            o   adopting the restated contribution  agreement,  which sets forth the legal terms and structure of the consolidation;

            o   approving the consolidation;

                                       10

            o   amending Empire Resorts' certificate of incorporation to provide for a  staggered  board of  directors,  pursuant to which only a portion of Empire  Resorts' board of directors  would be elected each year rather than all at once;

            o   amending Empire Resorts' certificate of incorporation to provide the holders of Series E Preferred  Stock with one vote for every four  shares of  Series E  Preferred  Stock  held by them on all matters submitted to a vote of stockholders; and

            o   electing  three  Class I,  three  Class II and  three  Class III directors,  with the  members of each  class  serving an initial term of  one,  two  and  three  years,  respectively,  and  each subsequent term for all classes being three years.

Except for amending Empire Resorts'  certificate of incorporation to provide the holders of its Series E Preferred Stock with certain voting rights,  approval of each of the above listed items is a condition  to the  consolidation's  closing.
Moreover,  the written  consent that  approved  these five items  satisfied  all applicable stockholder approval requirements under Delaware law, Empire Resorts'
certificate of incorporation and Empire Resorts' bylaws.

            Empire Resorts' board of directors  believes that the  consolidation is advisable and in Empire  Resorts' best  interest.  The board of directors has unanimously approved:

            o    the restated contribution agreement;

            o    the consolidation;

            o    an amendment to Empire  Resorts'  certificate of  incorporation providing for a staggered board of directors;

            o    the amendment to Empire  Resorts' certificate of  incorporation providing the holders of Series E Preferred  Stock with certain voting rights; and

            o    the  nomination  of those  persons  elected by Empire  Resorts'
                 Controlling  Stockholders  as Class I,  Class II and  Class III
                 directors.

            A special  committee  of the board of  directors,  consisting  of an independent director and advised by an independent counsel and by an independent financial  advisor  retained for the purpose of delivering a fairness opinion to the special committee, has reviewed the transaction and has recommended that the board of directors proceed with the consolidation.

            Empire  Resorts  will  pay  all of the  costs  associated  with  the printing, handling and mailing of this information  statement/prospectus,  which costs are estimated to be approximately $40,000.  Empire Resorts will also, upon request,  reimburse  brokers,  banks and similar  organizations  for  reasonable
out-of-pocket    expenses    incurred    in    forwarding    this    information
statement/prospectus to their clients.

                                       11

                                FAIRNESS OPINION

            Empire Resorts'  special  committee  received a written opinion from
Kane Reece Associates, Inc. ("KANE REECE ASSOCIATES"),  an independent valuation consulting  firm,  attesting  to the  fairness of the  consolidation's  terms to
Empire Resorts and each of its stockholders  from a financial point of view. The full text of the  opinion is  available  for  inspection  and  copying at Empire
Resorts'  principal  executive  offices  during  regular  business  hours by any interested  stockholder of Empire Resorts or any  representative who has been so designated in writing. PLEASE NOTE, HOWEVER, THAT KANE REECE ASSOCIATES' OPINION
IS DIRECTED TO THE SPECIAL COMMITTEE AND DOES NOT CONSTITUTE A RECOMMENDATION TO
ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE CONSOLIDATION.

                                THE CONSOLIDATION

THE RESTATED CONTRIBUTION AGREEMENT (SEE PAGE 68)

            The  restated  contribution  agreement  is the legal  document  that
governs   the    consolidation.    It   is   attached   to   this    information
statement/prospectus  as Appendix A, and you are urged to  carefully  read it in its  entirety.  The  following  is a summary  of its  terms  and omits  numerous details.

WHAT EMPIRE RESORTS IS RECEIVING (SEE PAGE 68)

            Under the terms of the  consolidation,  in exchange for issuing that number  of  shares of common  stock  equal to 80.25% of Empire  Resorts'  common stock,  calculated on a post-consolidation,  fully diluted basis, Empire Resorts will receive:

            o    all of the  issued  and  outstanding  membership  interests  in
                 Monticello Casino Management that it does not already own;

            o    all of the  issued  and  outstanding  membership  interests  in
                 Mohawk Management that it does not already own;

            o    all of the  issued  and  outstanding  membership  interests  in
                 Monticello Raceway Development;

            o    all of the issued and  outstanding  capital stock of Monticello
                 Raceway   Management   and  Monticello   Raceway   Management's
                 leasehold  interest  in  200  of  the  229  acres  of  land  in
                 Monticello, New York currently held by Catskill Development and an option to purchase all 229 acres; and

            o    all of the rights in and to the business of Monticello Raceway, including  all  of  the  assets  and  liabilities  of  Catskill
                 Development,  except for its  interest  in 229 acres of land in
                 Monticello,  New  York  and its  right  to  certain  litigation claims.

                                       12

CONDITIONS TO THE CONSOLIDATION (SEE PAGE 77)

            The completion of the consolidation depends upon meeting a number of conditions, including:

            o    approval  for  listing  on the  Nasdaq  SmallCap  Market of the shares of Empire  Resorts'  common  stock  being  issued in the consolidation;

            o    no outstanding statute,  rule, law, injunction,  order or other legal restraint preventing the consolidation;

            o    approvals and consents from various third  parties,  as well as other material regulatory approvals and consents;

            o    receipt of a legal opinion about  certain tax  consequences  of the consolidation;

            o    representations  and  warranties  of Empire  Resorts,  Catskill
                 Development  and the members of both Catskill  Development  and
                 Monticello  Raceway  Development   contained  in  the  restated
                 contribution  agreement  remaining  true  and  correct  at  the consolidation's closing;

            o    due execution by  Monticello  Raceway  Management  and Catskill
                 Development  of an  amendment  to that  certain 48 year  ground lease,  dated  October 29, 2003,  with respect to those certain
                 200 acres of land in Monticello, New York now owned by Catskill
                 Development  (i)  increasing  the amount of land subject to the purchase  option  under the lease  from 200 acres to 229 acres, without any increase in the  purchase  option  price,  and (ii)
                 reducing  the purchase  option price by any amount  received by
                 Catskill  Development  (or its  successor)  if the  adjacent 29 acres now owned by Catskill  Development  are sold  pursuant to
                 that  certain  Land   Purchase   Agreement   between   Catskill
                 Development  and the Cayuga  Nation of New York dated  April 3,
                 2003;

            o    Catskill  Development  having  redeemed all of Empire  Resorts'
                 interest, whether direct or indirect, in Catskill Development;

            o    the creation of a litigation  trust and the assignment to it by each of Catskill Development,  Mohawk Management and Monticello
                 Raceway  Development  of its  right  to any  proceeds  from the
                 ongoing   litigation    against   Park   Place    Entertainment
                 Corporation, Gary Melius, Ivan Kaufman and Walter Horn;

            o    subsequent  to (1) the  redemption by Catskill  Development  of
                 Empire Resorts'  interests in Catskill  Development and (2) the creation of a litigation trust and the assignment to such trust by Catskill  Development,  Monticello  Raceway  Development and
                 Mohawk  Management  of all of their rights to the proceeds from their claims against Park Place Entertainment Corporation, Gary
                 Melius,  Ivan  Kaufman and Walter  Horn,  Catskill  Development
                 having contributed all of its rights, title and interest in and

                                       13

                 to the  business  of  Monticello  Raceway  and all of its other assets  and  liabilities,  except  for  Catskill  Development's interest  in 229  acres of land in  Monticello,  New  York,  to
                 Monticello  Casino Management and Catskill  Development  having subsequently  distributed  all of its  interests in  Monticello
                 Raceway  Management,  Monticello  Casino  Management and Mohawk
                 Management to Catskill Development's then current members;

            o    Empire Resorts having  redeemed  Empire  Resorts'  common stock held by The Bryanston Group,  Inc. ("THE BRYANSTON  GROUP") and
                 certain shares of Empire Resorts' common stock held by Beatrice
                 Tollman;

            o    adoption of certain  amendments to Empire Resorts'  certificate of incorporation  and bylaws that provide for the creation of a staggered board of directors; and

            o    each of Empire Resorts, Catskill Development and the members of both Catskill  Development and Monticello  Raceway  Development
                 having  complied in all material  respects  with its  covenants under the restated contribution agreement.

REGULATORY APPROVALS (SEE PAGE 67)

            Empire Resorts and Monticello  Raceway  Management are both required to  make  filings  with  or  obtain  approvals  from  certain  state  regulatory authorities in connection with the  consolidation,  including the New York State
Racing  and  Wagering   Board.   Empire  Resorts   believes  that  all  material
notifications, filings and approvals have been made or obtained, or will be made
or  obtained  prior  to  the  date  of  the  consolidation's   closing  (or,  if
appropriate, after the consolidation is effective).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 66)

            Each of the parties to the restated  contribution  agreement intends that the  consolidation  be a tax free  transaction  for Empire  Resorts and its stockholders.  Moreover,  it is a condition to the consolidation's  closing that the  parties to the  restated  contribution  agreement  receive a legal  opinion stating that the  consolidation  will be treated as a transfer of property under
Section  351(a) of the Internal  Revenue Code, and that no party to the restated
contribution  agreement  will  recognize any gain or loss for federal income tax purposes as a result of the consolidation.

ACCOUNTING TREATMENT (SEE PAGE 67)

            The consolidation will be accounted for as a "reverse merger" and an
"affiliated  transaction"  for  accounting  and  financial  reporting  purposes.
Accordingly,  Empire Resorts will book Catskill Development's current assets and liabilities  and its  ownership  interests  in  Monticello  Raceway  Management,
Monticello Casino Management and Mohawk Management according to their cost basis at the closing.

TERMINATION (SEE PAGE 83)

            The  restated  contribution  agreement  may be  terminated,  and the consolidation  abandoned,  in  only  a very  limited  number  of  circumstances, including:

            o    if the consolidation is not completed by January 31, 2004;

                                       14

            o    by Empire Resorts, on the one hand, or Catskill Development and the members of both Catskill Development and Monticello Raceway
                 Development,  on the other  hand,  if the other is in  material
                 breach  of  its  representations,   warranties,   covenants  or
                 agreements;

            o    if any governmental entity issues an order, decree or ruling or takes any action permanently enjoining or otherwise prohibiting the consolidation,  and such order,  ruling or other action has become final and nonappealable; or

            o    if  the  parties  mutually  agree  to  terminate  the  restated
                 contribution agreement.

INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION (SEE PAGE 62)

            You should be aware that a number of Empire Resorts'  principals had a  significant  interest in each of  Catskill  Development,  Monticello  Raceway
Development  and  Americas  Tower  Partners  at  the  time  the  consolidation's principal  terms  were  negotiated  and  approved  by Empire  Resorts'  board of directors.  Such  interests  may have led  Empire  Resorts'  to  receive  a less favorable  result  than  it  would  have  if the  acquired  companies  had  been contributed by an independent third party following arm's length negotiations.

VOTING CONTROL (SEE PAGE 30)

            At the time Empire Resorts'  Controlling  Stockholders  approved the consolidation,  there were 5,984,651  shares of Empire Resorts' common stock and
44,258  shares of its  Series B  Preferred  Stock  issued  and  outstanding  and entitled to vote. Each share of common stock entitles its holder to one vote and each share of Series B  Preferred  Stock  entitles  its  holder to  eight-tenths
(8/10)  of one  vote.  At the time the  Controlling  Stockholders  approved  the consolidation,  Empire Resorts' directors and executive officers,  together with their affiliates,  controlled  2,964,203 shares of Empire Resorts' common stock, representing  51% of Empire Resorts' voting stock.  The affirmative  vote of the holders  of a  majority  of  Empire  Resorts'  voting  stock on the date  Empire
Resorts'  Controlling  Stockholders  approved the  consolidation was required to
approve  the   consolidation,   the  proposed   amendments  to  Empire  Resorts'
certificate of  incorporation  and the election of three Class I, three Class II and three Class III directors.

            Pursuant to Catskill Development's operating agreement, only four of its seven  members,  Americas Tower  Partners,  Watertone  Holdings,  Monticello
Realty and Alpha Monticello,  have voting rights,  with each voting member being entitled to one vote.  However,  on February 3, 2003,  Americas Tower  Partners,
Watertone Holdings,  Monticello Realty and Alpha Monticello unanimously voted to allow Catskill  Development's  non-voting  members to vote on whether to approve the  consolidation,  and gave each non-voting member one vote for this occasion.
Soon thereafter,  Catskill  Development's seven members unanimously approved the consolidation.  On June __, 2003, Catskill Development's directors and executive
officers,   together  with  their   affiliates,   controlled  100%  of  Catskill
Development's voting members, but had no interest in its non-voting members. The affirmative  vote of at least four of Catskill  Development's  seven members was required to approve the consolidation.

                                       15

            On __________  __, 2003,  each of Americas Tower  Partners'  general partners, [Americas Towers Limited Partners Limited Partnership, NYL Development
Corporation  and  NYL  Limited  Partners  Limited  Partnership],   approved  the
consolidation.  Pursuant to Americas Tower Partners'  partnership  agreement,  a
[unanimous]  vote of its  [three]  general  partners  was  required  in order to approve the consolidation.]

NO DISSENTERS' RIGHTS (SEE PAGE 29)

            Delaware  law does not  provide  for any  dissenters'  rights  to an appraisal for Empire Resorts stockholders in connection with the consolidation.

SELLING STOCKHOLDERS; PLAN OF DISTRIBUTION (SEE PAGE 129)

            This  document  also  relates  to the  offer and  resale by  certain affiliates of Catskill  Development and Monticello Raceway  Development of up to
approximately  18,219,075 shares of Empire Resorts' common stock being issued to them in  connection  with the  consolidation.  Furthermore,  Empire  Resorts has agreed to maintain the effectiveness of the resale  registration  statement,  of which this  information  statement/prospectus  forms a part, for up to two years
after  the   consolidation,   thus  permitting   these  affiliates  of  Catskill
Development and Monticello Raceway  Development to immediately resell the shares of Empire Resorts' common stock they receive in the consolidation. These selling stockholders  have not  advised  Empire  Resorts of any  specific  plans for the distribution of these shares. It is anticipated that the sale or distribution of all or any portion of the shares  offered  hereby will be effected  from time to time by the selling stockholders  directly,  indirectly to or through brokers or dealers,  or in a distribution by one or more  underwriters on a firm commitment or best efforts basis, on the Nasdaq SmallCap  Market,  in the  over-the-counter market,  on any national  securities  exchange on which the shares are listed or traded, in privately  negotiated  transactions,  or otherwise,  at market prices prevailing  at the time of sale,  at prices  related to such  prevailing  market prices or at negotiated prices.

                           PRICE RANGE OF COMMON STOCK

            Empire Resorts' common stock has been trading on the Nasdaq SmallCap
Market  and the  Boston  Stock  Exchange  under the  symbols  "NYNY"  and "NYN,"
respectively,  since  1993 and is  expected  to  continue  trading on the Nasdaq
SmallCap Market after the  consolidation's  closing.  None of Monticello Raceway
Management's,  Monticello Casino Management's,  Monticello Raceway Development's
nor Mohawk  Management's  equity interests are traded in any established market.
The table below sets forth, for the calendar  quarters  indicated,  the range of high and low per share sales prices for Empire Resorts' common stock as reported by Nasdaq.  These  quotations  reflect the inter-dealer  prices,  without retail markups,  markdowns or  commissions  and may not  necessarily  represent  actual transactions.  No  equivalent  market  price data is  available  for  Monticello
Raceway Management, Monticello Casino Management, Monticello Raceway Development
or Mohawk Management.

                                       16

                              FIRST          SECOND      THIRD       FOURTH
                              QUARTER        QUARTER     QUARTER     QUARTER
Fiscal 2003
     HIGH                     $ 10.97        $ 11.23     $ 18.00     N/A
     LOW                      $  1.77        $  7.05     $  9.15     N/A
Fiscal 2002
     HIGH                     $ 13.74        $ 13.20     $  8.47     $ 2.33
     LOW                      $ 10.50        $  5.40     $  0.95     $ 1.17
Fiscal 2001
     HIGH                     $ 12.18        $ 10.40     $ 11.39     $21.00
     LOW                      $  6.87        $  6.20     $  4.31     $ 6.11

            On February 3, 2003,  the last trading day before the  consolidation was  announced,  Empire  Resorts'  common  stock  closed at $7.49 per share.  On
___________,  2003,  the  last  practicable  day  before  the  printing  of this
information  statement/prospectus,   Empire  Resorts'  common  stock  closed  at
$_____________  per share.  You may obtain more recent  stock price  quotes from most newspapers or other financial sources and you are encouraged to do so.

                              CAUTIONARY STATEMENT
                      CONCERNING FORWARD-LOOKING STATEMENTS

            Certain  information  included or  incorporated by reference in this
information   statement/prospectus   may  be  deemed  to  be  "forward   looking
statements"  within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements,  other than statements of historical facts, that address activities, events or developments that Empire Resorts,  Catskill Development or the members of both Catskill Development and Monticello Raceway Development intend,  expect, project,  believe or  anticipate  will or may occur in the  future  are  forward looking  statements.  Such statements are  characterized  by terminology such as
"believe," "hope,"  "anticipate,"  "should," "intend," "plan," "will," "expect,"
"estimate," "project," "positioned," "strategy," and similar expressions.  These statements are based on assumptions and assessments made by management of Empire
Resorts,  Catskill  Development,  and Monticello Raceway Development in light of their experience and their perception of historical trends,  current conditions, expected future  developments  and other factors they believe to be appropriate.
These  forward  looking  statements  are  subject  to  a  number  of  risks  and uncertainties, including, but not limited to, those set forth below.

                                  RISK FACTORS

            As a result of the  consolidation,  Empire Resorts' business will be subject to the  following new or increased  risks  related to the  consolidation and/or the  businesses  of  Monticello  Raceway  Management,  Monticello  Casino
Management, Monticello Raceway Development and Mohawk Management. In addition to the risks described below,  the combined  enterprise will continue to be subject to the risks described in the documents that Empire Resorts has previously filed with the  Securities  and  Exchange  Commission  and that  are  incorporated  by reference  into  this  information  statement/prospectus.  If any  of the  risks

                                       17

described  below  or in  the  documents  incorporated  by  reference  into  this
information   statement/prospectus   actually  occur,  the  business,  financial
condition,  results of operations or cash flow of the combined  enterprise could be materially  adversely  affected.  The risks below should be considered  along with the other  information  included or  incorporated  by  reference  into this information statement/prospectus.

RISKS RELATED TO THE CONSOLIDATION

            VARIOUS  CONFLICTS  OF  INTEREST  EXISTED  WHILE  THE  TERMS  OF THE
CONSOLIDATION WERE NEGOTIATED.

            While the terms of the consolidation were being negotiated,  each of
Empire  Resorts,  Catskill  Development,   Monticello  Raceway  Development  and
Americas Tower Partners were under some level of common  control.  Specifically,
Catskill  Development has three classes of economic  ownership  interests,  with each class  corresponding  to one of Catskill  Development's  three  businesses.
Class  A  economic   ownership   interests   represent   the  right  to  receive
distributions  and allocations from Catskill  Development's  casino and wagering operations;  Class B economic ownership interests represent the right to receive distributions and allocations from Catskill Development's  horseracing and other pari-mutuel  activities;  and Class C economic ownership interests represent the right to receive distributions and allocations from Catskill  Development's real estate  ownership and development  operations.  At the time the  consolidation's principal  terms  were  negotiated  and  approved  by Empire  Resorts'  board of directors,  Empire  Resorts  indirectly  held  approximately  48%,  37% and 25%, respectively,  of Catskill  Development's  Class A, Class B and Class C economic ownership  interests.  Watertone  Holdings,  which is  controlled  by  Robert A.
Berman,  Empire  Resorts'  chief  executive  officer,  a member  of its board of directors  and its former  chairman (at the time the  consolidation's  principal terms were negotiated and approved by Empire  Resorts' board of directors),  and
Scott A. Kaniewski,  Empire Resorts' chief financial officer and a former member of its board of directors (at the time the consolidation's  principal terms were
negotiated  and  approved  by  Empire   Resorts'   board  of  directors),   held
approximately 15%, 13% and 25%, respectively, of Catskill Development's Class A,
Class B and Class C economic  ownership  interests.  Furthermore,  Morad Tahbaz,
Catskill  Development's  president,  Empire  Resorts'  president and a member of
Empire  Resorts'  board of  directors,  held a 20%  interest in  Americas  Tower
Partners,  a general  partnership  that  held  approximately  33%,  25% and 25%, respectively, of Catskill Development's outstanding Class A, Class B and Class C economic  ownership  interests at the time the  consolidation's  principal terms were negotiated and approved by Empire Resorts' board of directors. Furthermore,
Monticello Raceway Development was owned 50% by Americas Tower Partners,  41% by
Robert A. Berman,  7.65% by Scott A.  Kaniewski,  .05% by two  affiliates of Mr.
Kaniewski  and 1.3% by Philip B.  Berman,  Empire  Resorts'  vice  president  of project  coordination,  at the time the  consolidation's  principal  terms  were negotiated and approved by Empire Resorts' board of directors.

            Given these facts,  Empire  Resorts'  principals that negotiated the consolidation  were subject to various  conflicts of interest,  possibly causing them to advocate  different  positions  from what they would have  advocated  if
Empire  Resorts  had been their only  interest in the  consolidation.  Moreover, since a number of these  individuals also had various personal  interests in the consideration  being  paid to the  members  of  both  Catskill  Development  and
Monticello  Raceway  Development,  they may have refrained from  negotiating the best deal  possible  for Empire  Resorts.  The terms of the  consolidation  were

                                       18

reviewed by a special  committee  of the board of  directors  of Empire  Resorts consisting of an independent  director,  and that special committee  retained an independent  counsel  and  retained  an  independent  financial  advisor for the purpose  of  delivering  a  fairness  opinion  relating  to the  consolidation's fairness from a financial point of view. The special committee did not, however, negotiate  the terms of the  consolidation,  which had been  negotiated  and set forth in a letter  of intent  before  the  special  committee  was  constituted.
Therefore,   while  the  special   committee   reviewed   the  fairness  of  the
consolidation's  terms,  that review does not  eliminate  the  possibility  that
Empire  Resorts'  is  receiving  a less  favorable  deal  than  if the  acquired companies had been  contributed by an independent  third party  following  arm's length negotiations.

            FOLLOWING THE  CONSOLIDATION,  EMPIRE RESORTS' COMMON STOCK COULD BE
EXCLUDED FROM THE NASDAQ SMALLCAP MARKET.

            Empire Resorts' common stock presently trades on the Nasdaq SmallCap
Market.   Under  the  Nasdaq  Stock  Market   Marketplace   Rules,   in  certain
circumstances  Nasdaq requires its issuers to comply with the initial  inclusion requirements  (rather than  continued  inclusion)  when an issuer  merges with a non-Nasdaq  entity  that  results in a change in control of the  issuer.  As the proposed  consolidation  with Monticello Raceway  Management,  Monticello Casino
Management,  Monticello Raceway Development and Mohawk Management will result in a change in  control of Empire  Resorts,  for Empire  Resorts'  common  stock to continue  being  listed on the Nasdaq  SmallCap  Market,  Empire  Resorts may be
required to satisfy the following requirements after the consolidation:

            o    net tangible assets (total assets,  excluding  goodwill,  minus total  liabilities)  must be at least  $5  million,  or  market capitalization  must be at least $50 million,  or net income in the latest  fiscal year or two of the last three  fiscal  years must be at least $750,000;

            o    "public  float" must be at least 1 million shares not including shares held  directly or indirectly by officers or directors or by any other person who beneficially owns more than ten percent of Empire Resorts' total outstanding shares;

            o    the market  value of Empire  Resorts'  public  float must be at least $5 million;

            o    the minimum bid price of Empire  Resorts'  common stock must be at least $4 per share;

            o    there must be at least three market makers for Empire  Resorts'
                 common stock;

            o    there  must be at least 300  stockholders  of  Empire  Resorts'
                 common  stock with each such  stockholder  holding at least 100 shares of common stock;

            o    Empire  Resorts must have an operating  history of at least one year; and

            o    Empire Resorts must meet specific  corporate  governance  tests promulgated by Nasdaq.

                                       19

            There can be no  assurance  that  Empire  Resorts  will  meet  these requirements following the consolidation.  Moreover, even if Empire Resorts does satisfy these  requirements,  Nasdaq may  nevertheless,  in its sole discretion, still  preclude  Empire  Resorts'  common  stock from being listed on the Nasdaq
SmallCap  Market  or apply  additional  or more  stringent  listing  conditions.
Accordingly,  there can be no assurance that Empire  Resorts'  common stock will continue to be reported on the Nasdaq SmallCap  Market after the  consolidation.
Should Empire  Resorts fail to maintain its Nasdaq  SmallCap  listing,  it would become more difficult to obtain accurate quotes for Empire Resorts' common stock and to locate  interested  buyers and  sellers.  Consequently,  Empire  Resorts'
stockholders  may not be able to readily  liquidate their Empire Resorts' common stock in the future at desired times and prices.

            THE PRICE OF EMPIRE RESORTS' COMMON STOCK IS VOLATILE AND THERE WILL
BE NO  ADJUSTMENT  TO THE  NUMBER OF SHARES  RECEIVED  BY THE  MEMBERS OF EITHER
CATSKILL  DEVELOPMENT AND MONTICELLO RACEWAY  DEVELOPMENT IF THE MARKET PRICE OF
EMPIRE RESORTS' COMMON STOCK CHANGES.

            In connection with the closing of the consolidation,  the members of both Catskill  Development and Monticello Raceway  Development will receive,  in the aggregate,  that number of shares of Empire  Resorts'  common stock equal to
80.25% of Empire  Resorts'  common stock,  calculated  on a  post-consolidation, fully  diluted  basis.  No adjustment to this figure will be made as a result of changes in the market price of Empire  Resorts'  common stock.  In addition,  no party to the restated  contribution  agreement may terminate or renegotiate  its terms solely because of a change in the common stock's market price.  Therefore, if the price of Empire  Resorts'  common  stock  increases,  the members of both
Catskill  Development and Monticello Raceway  Development may receive more value at the completion of the  consolidation  than the parties intended or than would otherwise be fair.

            FOLLOWING THE CONSOLIDATION,  EMPIRE RESORTS' USE FOR FEDERAL INCOME
TAX PURPOSES OF ITS  ACCUMULATED  NET  OPERATING  LOSSES TO OFFSET FUTURE INCOME
WILL BE LIMITED.

            As of September  30, 2003,  Empire  Resorts had net  operating  loss carryforwards of approximately  $59,000,000 set to expire between 2008 and 2022.
The  consolidation,  however,  will trigger  certain  provisions of the Internal
Revenue  Code that will  limit the future  utilization  of Empire  Resorts'  net operating  loss  carryforwards  to offset its  future  federal  taxable  income.
Generally  speaking,  following the  consolidation,  Empire Resorts will only be permitted to utilize that portion of its net operating  loss  carryforwards  per year (subject to certain  carryforward  rules) equal to the fair market value of its stock  immediately  prior to the  consolidation,  multiplied  by the federal long-term  tax  exempt  rate on such  date  (currently  4.74%  for the  month of
November 2003).

                                       20

            FUTURE SALES OF EMPIRE RESORTS'  COMMON STOCK MAY NEGATIVELY  AFFECT
ITS MARKET PRICE.

            The approximately  18,219,075 shares of Empire Resorts' common stock that are to be issued pursuant to the consolidation will be immediately eligible for  resale by the  members  of  Catskill  Development  and  Monticello  Raceway
Development.  If  the  holders  of  these  shares  were  to  attempt  to  sell a substantial  amount  of their  holdings  at once,  the  market  price of  Empire
Resorts' common stock would likely decline.  Empire Resorts also has outstanding options  to  purchase  an  aggregate  of  840,528  shares of common  stock at an exercise price of $2.66 per share.  As these exercise  prices are well below the current market price of Empire Resorts'  common stock,  these options are likely to  be  exercised,  causing  existing  stockholders  to  experience  substantial dilution,  and, most likely,  a consequential  drop in the common stock's market price.  Moreover,  the perceived  risk of this  potential  dilution  could cause stockholders to attempt to sell their shares and investors to "short" the stock, a practice  in which an  investor  sells  shares  that he or she does not own at prevailing  market prices,  hoping to purchase  shares later at a lower price to cover the sale.  As each of these  events  would  cause the  number of shares of
Empire  Resorts'  common stock being  offered for sale to  increase,  the common stock's  market price would likely  further  decline.  All of these events could combine  to make  it very  difficult  for  Empire  Resorts  to  sell  equity  or equity-related  securities  in the  future  at a time  and  price  that it deems appropriate.

            AS PART OF THE CONSOLIDATION,  EMPIRE RESORTS IS OBLIGATED TO REDEEM
2,392,857  SHARES OF ITS  COMMON  STOCK,  CAUSING  THE  POSSIBLE  ASSUMPTION  OF
LIABILITIES.

            One of the conditions to the  consolidation's  closing is for Empire
Resorts to redeem from The Bryanston Group and Beatrice  Tollman an aggregate of
2,392,857  shares of common  stock at $2.12 per  share.  The total  cost of this redemption  is  $5,072,284,  which Empire  Resorts can pay in cash, by issuing a note,  or any  combination  of the  two.  As  Empire  Resorts  does  not  have a significant  amount of cash on hand, to redeem these shares Empire  Resorts will likely  need to issue a note for the full  $5,072,284.  The  terms of this  note would  require  approximately  13% of the  principal  to be  paid  on the  first anniversary  of issuance and for the whole note to be repaid within three years.
No assurance can be given that Empire  Resorts will have enough  revenue or cash on hand to repay this indebtedness when it becomes due.

            A SUBSTANTIAL  NUMBER OF SHARES OF EMPIRE RESORTS' COMMON STOCK WILL
BE ISSUED  PURSUANT TO THE TERMS OF THE  CONTRIBUTION  AGREEMENT,  SUBSTANTIALLY
DILUTING EMPIRE RESORTS' CURRENT STOCKHOLDERS' OWNERSHIP POSITION.

            Under the terms of the contribution  agreement,  Empire Resorts will issue that  number of shares of common  stock to the  members  of both  Catskill
Development  and  Monticello  Raceway  Development  equal to, in the  aggregate,
80.25%  of  Empire   Resorts'   outstanding   common  stock,   calculated  on  a
post-consolidation,  fully diluted basis.  As a result of this issuance,  Empire
Resorts'  existing  stockholders  will go from controlling  approximately 60% of
Empire  Resorts'  outstanding  common  stock  prior  to  the  redemption  of The
Bryanston  Group's and Beatrice  Tollman's  Empire  Resorts'  common  stock,  as described in the preceding risk factor,  to holding just 19.75% after completion of the consolidation. Thus, Empire Resorts' existing stockholders will remain as minority  stockholders,  but with less power or influence  over Empire  Resorts'
future direction.

RISKS RELATED TO THE COMBINED ENTERPRISE

            EMPIRE RESORTS CURRENTLY FACES A LIQUIDITY SHORTFALL.

            Empire  Resorts  had no revenue in 2002,  and at October 1, 2003 its current liabilities exceed current assets by $1,018,743.  In addition,  to begin the development of a Native American  casino,  Empire Resorts will need to raise substantial  capital from outside  investors.  Empire  Resorts  expects to raise these needed funds  through  either debt or equity  financing.  Empire  Resorts'
ability to secure debt financing,  however,  is questionable,  as it will likely

                                       21

have over $5 million in  subordinated  debt at closing due to the  redemption of the common  stock held by The  Bryanston  Group and  Beatrice  Tollman,  and its
assets will consist almost entirely of Monticello Raceway, a small harness horse racing facility located in Monticello,  New York, and various contractual rights related to the development of a Native American casino,  which contracts may not be directly  financeable  until some of them have been  approved by the National
Indian Gaming Commission and/or the Bureau of Indian Affairs.  See "Risk Factors
- Risks Related to the Combined  Enterprise - Monticello  Casino  Management and
Monticello  Raceway  Development  have entered into  agreements  with the Cayuga
Nation of New York which may not be financeable  until some of them are approved by the National Indian Gaming Commission and/or the Bureau of Indian Affairs,  a
process that could take years" beginning on page 26. Nevertheless, should Empire
Resorts  be  able  obtain  debt   financing,   such  debt  will  likely  contain
restrictions that may limit or prohibit future actions,  and allow the lender to accelerate  the loan upon a default.  Empire  Resorts'  ability to secure equity financing is also highly uncertain, given current market conditions and the fact that neither Empire Resorts nor its subsidiaries have significant  casino gaming experience.  In addition,  any future  equity  financing  will dilute the equity position of Empire  Resorts'  stockholders  and no  assurance  can be given that equity financing can be obtained on reasonable terms or at all.

            EMPIRE  RESORTS  HAS  RECEIVED  AN OPINION  FROM ITS  AUDITORS  THAT
EXPRESSES DOUBT ABOUT EMPIRE RESORTS' ABILITY TO CONTINUE AS A GOING CONCERN.

            The  opinion  of  Friedman  Alpren  &  Green  LLP,  Empire  Resorts'
independent  auditors with respect to Empire Resorts' financial statements as of
December 31, 2001 and 2002,  contains an  explanatory  paragraph  that expresses substantial  doubt as to Empire Resorts' ability to continue as a going concern.
This opinion  indicates that substantial  doubt exists regarding Empire Resorts'
ability to  continue  to remain in business  as  currently  structured.  Such an opinion may adversely  affect Empire Resorts' ability to obtain new financing on reasonable terms or at all.

            CERTAIN  STOCKHOLDERS  OF EMPIRE  RESORTS MAY BE ENTITLED TO CERTAIN
RESCISSION RIGHTS.

            There is a possibility that Empire Resorts may have offered and sold certain  shares of common stock in violation of Section 5 of the  Securities Act of 1933, as amended.  As a result, the purchasers of such shares may be entitled to a number of remedies,  including a one year rescission  right with respect to
any  shares  of  common  stock  which  have  been   improperly   sold  to  them.
Specifically,  the transactions in question relate to the sale of 579,149 shares of common  stock  from  April  15,  2003  through  September  2003,  that had an aggregate  purchase price of $4,632,649.  Such  purchasers  could be entitled to have the aggregate  purchase  price of such shares  refunded by Empire  Resorts, plus interest.  Empire  Resorts cannot assure  investors that it has, or will be able to obtain, capital sufficient to fund any such repurchases, if required.

            Currently,  Empire Resorts has reported this risk of rescission as a contingent  liability in the notes to its financial  statement.  However,  if it becomes likely that a rescission offer will have to be made, Empire Resorts will have to adjust its financial  statements  to  reclassify  up to $4,632,649  from stockholders' equity to a liability.

            FOLLOWING THE CONSOLIDATION,  EMPIRE RESORTS WILL BE STRUCTURED AS A
HOLDING COMPANY,  DEPENDENT ON THE OPERATIONS OF MONTICELLO RACEWAY  MANAGEMENT,
MONTICELLO  CASINO  MANAGEMENT,   MONTICELLO  RACEWAY   DEVELOPMENT  AND  MOHAWK
MANAGEMENT,  AND THEIR ABILITY TO PAY DIVIDENDS OR MAKE DISTRIBUTIONS,  IN ORDER
TO GENERATE INTERNAL CASH FLOW.

            Following  the  consolidation,  Empire  Resorts  will  be a  holding company,  owning all the capital stock or membership  interests, as the case may be, of Monticello Raceway Management,  Monticello Casino Management,  Monticello
Raceway  Development  and Mohawk  Management.  Empire  Resorts will therefore be dependent on these companies to pay dividends or make  distributions in order to generate  internal  cash flow and to satisfy  its  obligations.  There can be no assurance,  however, that these subsidiaries will generate enough revenue to pay cash dividends or make cash distributions.  In addition,  these subsidiaries may enter into  contracts  that limit or prohibit  their ability to pay dividends or make distributions.

                                       22

            THE ABILITY OF EMPIRE RESORTS TO  SUCCESSFULLY  MANAGE AND DEVELOP A
NATIVE  AMERICAN  CASINO IS UNCERTAIN  GIVEN EMPIRE  RESORTS' LACK OF EXPERIENCE
WITH NATIVE AMERICAN CASINOS.

            Empire  Resorts has no experience  in managing or developing  Native
American  casinos.  Native  American  casinos are unique  gaming  ventures  that require  highly  skilled and  knowledgeable  managers  given the  complexity  of regulation governing their operation.  In addition,  as the respective interests of the Native American tribe and the casino's  management company are not always aligned,  avoiding disputes can sometimes prove difficult.  As a result of these special  features,  several  companies with gaming experience that have tried to become involved in the management and/or  development of Native American casinos have been unsuccessful. No assurance can be given that Empire Resorts, given its lack of Native  American gaming  experience,  will be able to avoid the pitfalls that  have  befallen  other  companies  in order to create a  successful  gaming enterprise in conjunction with the Cayuga Nation of New York.

            THE  CONTINUING  DECLINE  IN THE  POPULARITY  OF  HORSE  RACING  AND
INCREASING  COMPETITION IN SIMULCASTING  COULD ADVERSELY  IMPACT THE BUSINESS OF
THE COMBINED ENTERPRISE.

            There has been a general  decline in the number of people  attending and wagering at live horse races at North American racetracks due to a number of
factors,   including   increased   competition   from  other  forms  of  gaming,
unwillingness  of customers to travel a significant  distance to racetracks  and the increasing  availability of off-track wagering.  The declining attendance at live horse  racing  events  has  prompted  racetracks  to rely  increasingly  on
revenues  from  inter-track,   off-track  and  account  wagering  markets.   The
industry-wide  focus on inter-track,  off-track and account wagering markets has increased  competition  among  racetracks  for outlets to  simulcast  their live races.  A  continued  decrease  in  attendance  at live  events and in  on-track wagering,  as well as increased  competition in the  inter-track,  off-track and account  wagering  markets,  could lead to a decrease  in the amount  wagered at
Monticello Raceway. Empire Resorts' post-consolidation business plan anticipates the  possibility  of Monticello  Raceway  attracting new customers due to casino development  or video  lottery  terminal  operations.  However,  there can be no assurances that new customers will be attracted to Monticello Raceway, and, even if the numerous  arrangements,  approvals and legislative  changes necessary for casino  development  or video  lottery  terminal  operations  occur,  Monticello
Raceway may not be able to maintain  profitable  operations.  Public  tastes are unpredictable and subject to change.  Any decline in interest in horse racing or any change in public tastes may adversely affect Monticello  Raceway's  revenues and,  therefore,  limit its  ability to make a positive  contribution  to Empire
Resorts' future results.

            GAMING  ACTIVITIES  ARE  DEPENDENT ON  GOVERNMENTAL  REGULATION  AND
APPROVALS.  CHANGES IN SUCH REGULATION OR THE FAILURE TO OBTAIN OR MAINTAIN SUCH
APPROVALS COULD ADVERSELY AFFECT EMPIRE RESORTS.

            The current or future gaming  operations  of Empire  Resorts and its subsidiaries  are highly  regulated and contingent  upon continued  governmental approval as forms of legalized  gaming.  Empire Resorts and/or its  subsidiaries may be unable to obtain, maintain or renew governmental licenses, registrations, permits and approvals necessary for the operation of their pari-mutuel  wagering and other gaming activities. For example, a license to conduct live horse racing
and  simulcast   wagering  must  be  obtained  annually  by  Monticello  Raceway

                                       23

Management  from the State of New York. A significant  change to current  racing law,  or the loss,  or  non-renewal,  of  licenses,  registrations,  permits  or approvals could materially impact Monticello Raceway Management's revenue, limit the number of races it can conduct or the form or types of pari-mutuel  wagering it offers,  resulting in a material adverse effect on its business. In addition,
Monticello  Raceway  Management  currently  devotes  significant  financial  and management resources to complying with the various  governmental  regulations to which its  operations  are subject.  Any  significant  increase in  governmental regulation  would increase the amount of its resources  devoted to  governmental compliance,  substantially restrict its business, and, consequently,  materially adversely affect its results.

            THE GAMING INDUSTRY IN THE NORTHEASTERN  UNITED STATES OF AMERICA IS
HIGHLY  COMPETITIVE,  WITH MANY OF EMPIRE RESORTS'  COMPETITORS BETTER KNOWN AND
FINANCIALLY STRONGER.

            The gaming industry in the northeastern  United States of America is highly competitive and increasingly run by multinational corporations that enjoy widespread  name  recognition,  established  brand  loyalty,  decades  of casino operation experience and a diverse portfolio of gaming assets.  Atlantic City is only two  hours  away and Park  Place  Entertainment  Corporation,  the  world's largest gaming conglomerate,  and Trading Cove Associates, the developers of the
Mohegan  Sun casino in  Connecticut,  are  currently  trying to develop a Native
American casino on properties  that neighbor  Monticello  Raceway.  In contrast,
Empire Resorts has limited financial resources and, following the consolidation, will initially be limited to the operation of a harness horse racing facility in
Monticello, New York. No assurance can be given that Empire Resorts will be able to compete  successfully  with the  established  Atlantic City  casinos,  or the casinos  proposed to be developed by Park Place  Entertainment  Corporation  and
Trading Cove Associates in the Catskills region, for local gaming customers.

            IF  EMPIRE  RESORTS  DOES NOT MEET  CERTAIN  REGULATORY  SUITABILITY
REQUIREMENTS,  IT MAY BE FORCED TO SELL ITS OWNERSHIP INTEREST IN CERTAIN GAMING
ACTIVITIES AT A DISCOUNT.

            Empire  Resorts is required to be licensed or otherwise  approved in each  jurisdiction  where  a  gaming  entity  in  which  Empire  Resorts  has  a significant  ownership  interest  operates.  Obtaining  such a license  normally
involves   Empire   Resorts   receiving  a   determination   of   "suitability."
Consequently,  should Empire Resorts ever be found to be unsuitable by the State of New York to participate in gaming operations,  Empire Resorts would be forced to liquidate all of its interests in Monticello Raceway  Management,  Monticello
Casino Management and Monticello  Raceway  Development in a prescribed period of time, as each of these  entities is either  involved in, or plans to be involved in, gaming activities in the State of New York. Moreover,  should Empire Resorts ever be  ordered  by the  State  of New  York to sell  all of its  interests  in
Monticello  Raceway  Management,  Monticello  Casino  Management  and Monticello
Raceway  Development  within a relatively  short period of time,  Empire Resorts would likely be forced to sell these  interests at a discount,  thus causing the value of its stock to diminish.

                                       24

            SEVERAL OF EMPIRE  RESORTS'  FORMER OFFICERS AND DIRECTORS HAVE BEEN
INDICTED ON FRAUD CHARGES,  AND EMPIRE  RESORTS'  SUITABILITY  DETERMINATION  TO
PARTICIPATE IN GAMING ACTIVITIES COULD ACCORDINGLY BE ADVERSELY AFFECTED.

            During 2002,  certain  affiliates  of The  Bryanston  Group,  Empire
Resorts'  largest  stockholder,  and six of Empire  Resorts' former officers and directors were indicted for various counts of tax and bank fraud.  Moreover,  on
September 5, 2003, one of these former directors who is also an affiliate of The
Bryanston Group, Brett Tollman,  pleaded guilty to felony tax fraud. In December
2002,  Empire  Resorts  entered into an agreement  with The Bryanston  Group and certain of these  individuals  pursuant to which Empire Resorts acquired a three year option to repurchase  most of their  interests in Empire Resorts and Robert
A. Berman,  Empire Resorts' chief executive officer,  acquired the voting rights to these  shares  for  three  years.  See  "Material  Conditions  to  Closing  -
Redemption of Certain  Shares of Common Stock"  beginning on page 88. While none of the acts these  individuals  have been  charged  with relate to their  former positions  with or  ownership  interests  in  Empire  Resorts,  there  can be no assurance  that none of the various  governmental  agencies  that now, or in the future may, regulate and license Empire Resorts' gaming related  activities will factor in these indictments in evaluating Empire Resorts' suitability.  Should a regulatory  agency fail to acknowledge that these indictments are not related to
Empire Resorts' operations,  Empire Resorts could lose its gaming licenses or be forced to liquidate certain or all of its gaming interests.  See "Risk Factors -
Risks  Related to the  Combined  Enterprise  - If Empire  Resorts  does not meet certain  regulatory  suitability  requirements,  it may be  forced  to sell  its ownership interest in certain gaming activities at a discount" beginning on page
24.

            EACH  OF  MONTICELLO  CASINO   MANAGEMENT  AND  MONTICELLO   RACEWAY
DEVELOPMENT  HAS ENTERED INTO  AGREEMENTS WITH THE CAYUGA NATION OF NEW YORK FOR
THE  PURPOSE  OF  JOINTLY  DEVELOPING  A CASINO IN  MONTICELLO,  NEW  YORK.  THE
ENFORCEMENT OF THESE  CONTRACTUAL  RIGHTS AGAINST THE CAYUGA NATION OF NEW YORK,
HOWEVER, MAY BE DIFFICULT.

            Federally   recognized   Native   American  tribes  are  independent
governments, subordinate to the United States of America, with sovereign powers, except as those  powers may have been  limited  by treaty or the  United  States
Congress.  Such tribes maintain their own  governmental  systems and often their own judicial  systems and have the right to tax, and to require  licenses and to impose other forms of regulation and regulatory  fees, on persons and businesses operating on their lands.  As sovereign  nations,  federally  recognized  Native
American tribes are generally subject only to federal regulation.  States do not have the authority to regulate them, unless such authority has been specifically granted by Congress,  and state laws generally do not directly apply to them and to activities taking place on their lands, unless they have a specific agreement or compact with the state or federal government  allowing for the application of state  law.  Each  of  the  contracts  that  Monticello  Casino  Management  and
Monticello  Raceway  Development  has entered into with the Cayuga Nation of New
York for the joint development of a casino provides that the law of the State of
New York will be the  governing  law of such  contract.  Empire  Resorts  cannot guarantee,  however,  that  these  choice of law  clauses  will be  enforceable, causing  Monticello  Casino  Management's and Monticello  Raceway  Development's
rights and remedies under such contracts to be uncertain.

                                       25

            Federally  recognized  Native  American  tribes also generally enjoy sovereign  immunity  from  lawsuit  similar to that of the states and the United
States federal government. In order to sue a Native American tribe (or an agency or  instrumentality  of a Native American tribe), the Native American tribe must have  effectively  waived its  sovereign  immunity with respect to the matter in dispute.  Moreover,  even if a Native  American  tribe  effectively  waives  its sovereign immunity, there exists an issue as to the forum in which a lawsuit can be brought against the tribe.  Federal courts are courts of limited jurisdiction and generally do not have  jurisdiction  to hear civil cases relating to matters concerning  Native  American  lands or the internal  affairs of Native  American governments.  Federal  courts may have  jurisdiction  if a federal  question  is raised by the  lawsuit,  but that is  unlikely  in a typical  contract  dispute.
Diversity of citizenship,  another common basis for federal court  jurisdiction, is not  generally  present in a suit against a tribe  because a Native  American tribe is not considered a citizen of any state. Accordingly,  in most commercial disputes with tribes, the jurisdiction of the federal courts may be difficult or impossible to obtain. Therefore,  while the Cayuga Nation of New York has waived its right to sovereign  immunity and consented to the  jurisdiction of state and federal courts located in the State of New York, and arbitration with respect to certain disputes, there can be no assurance that any of these provisions and the contractual rights under these agreements will be enforceable.

            MONTICELLO CASINO MANAGEMENT AND MONTICELLO RACEWAY DEVELOPMENT HAVE
ENTERED  INTO  AGREEMENTS  WITH THE  CAYUGA  NATION OF NEW YORK WHICH MAY NOT BE
FINANCEABLE  UNTIL  SOME OF THEM ARE  APPROVED  BY THE  NATIONAL  INDIAN  GAMING
COMMISSION AND/OR THE BUREAU OF INDIAN AFFAIRS, A PROCESS THAT COULD TAKE YEARS.

            Monticello Casino Management and Monticello Raceway Development have entered into a management  and  development  agreement with the Cayuga Nation of
New York, giving Monticello Casino Management and Monticello Raceway Development
exclusive  management and  development  rights over any gaming  enterprise on 29 acres of land  adjacent to  Monticello  Raceway  that is developed by the Cayuga
Nation of New York. In order for  Monticello  Casino  Management  and Monticello
Raceway  Development  to carry out their  obligations  under  these  agreements,
Empire  Resorts  will likely need to raise  financing  from  outside  investors.
However, such financing is not likely to be available on reasonable terms, or at all,  until the  management  agreement has been approved by the National  Indian
Gaming  Commission and the Bureau of Indian Affairs has approved the transfer of those 29 acres of land to the  United  States of America in trust for the Cayuga
Nation of New York.  See "The  Consolidation  - General"  beginning  on page 29.
Obtaining such approvals,  however,  can take several years and no assurance can be given that these  approvals  will be obtained at all.  While  Empire  Resorts expects these agreements to receive an expedited review from the National Indian
Gaming Commission and Bureau of Indian Affairs,  as the Bureau of Indian Affairs
has  previously  approved a similar  arrangement  with respect to the same site, prompt approval cannot be assured.

            CATSKILL DEVELOPMENT AND/OR MONTICELLO RACEWAY MANAGEMENT MAY NOT BE
ABLE TO  TRANSFER  LAND TO THE UNITED  STATES OF AMERICA IN TRUST FOR THE CAYUGA
NATION OF NEW YORK FOR THE PURPOSE OF DEVELOPING A NATIVE AMERICAN CASINO.

            The Indian Gaming Regulatory Act provides that all "off-reservation"
gambling  projects  on lands to be  transferred  and held in trust by the United
States of America for the benefit of a Native  American  tribe must be expressly authorized by the Bureau of Indian  Affairs.  Specifically,  the statute  states

                                       26

that  gaming may not be  conducted  on lands  acquired  by the United  States of
America in trust for the benefit of a Native  American  tribe after  October 17,
1988, unless the Bureau of Indian Affairs, after consultation with the tribe and appropriate state and local officials, determines that a gaming establishment on newly acquired lands would be in the best interest of the tribe and its members, would not be detrimental to the surrounding  community,  and the governor of the state in which the gaming activity is to be conducted concurs with the Bureau of
Indian  Affair's  determination.  While in 2000,  the  Bureau of Indian  Affairs
approved an  application  to transfer  the same 29 acres of land  subject to the
Land  Purchase  Agreement  (see  "Recent  Developments  - Ground  Lease and Land
Purchase  Agreement"  beginning on page 122) to the United  States of America in trust for the benefit of the St. Regis Mohawk  Tribe,  no assurance can be given that the Bureau of Indian  Affairs will again  approve  such a transfer.  Absent this  approval,  it would be very  difficult  for Empire  Resorts to execute its current  business plan of jointly  developing a Native  American casino with the
Cayuga Nation of New York.

            PENDING  LAWSUITS  COULD  THREATEN THE VIABILITY OF EMPIRE  RESORTS'
POST-CONSOLIDATION BUSINESS PLAN.

            Empire Resorts' ability to help develop and manage a Native American casino in  conjunction  with the Cayuga  Nation of New York could be hampered by the  outcome of two pending  lawsuits  that seek to enjoin the State of New York from permitting the  construction of any new Native American  casinos within the
State of New York's  borders.  While the trial court recently  dismissed both of these cases, the plaintiffs have announced that they intend to appeal. Should an appellate  court  overrule the trial court and  reinstate  these  lawsuits,  and should the plaintiffs  ultimately  prevail,  Empire  Resorts'  business would be restricted to the operation of Monticello  Raceway and video lottery  terminals.
Moreover,  a reinstatement of these lawsuits,  even prior to a definitive ruling on the merits of the cases,  would  hamper  fundraising  efforts  and  adversely affect the implementation of Empire Resorts' business plan, as the Cayuga Nation of New York and investors might abandon the Native American casino project or be reluctant to invest given the uncertainty that such a holding would create.

            EMPIRE  RESORTS  DEPENDS ON ITS KEY  PERSONNEL AND THE LOSS OF THEIR
SERVICES COULD ADVERSELY AFFECT ITS OPERATIONS.

            If Empire  Resorts  is  unable to  maintain  its key  personnel  and attract new  employees  following  the  consolidation,  the  execution of Empire
Resorts'  business  strategy may be hindered and its growth  limited.  If one or more of these  individuals were unable or unwilling to continue in their present positions,  Empire Resorts' and/or its subsidiaries' business could be seriously harmed.

            THE  MARKET  PRICE OF  EMPIRE  RESORTS'  COMMON  STOCK IS  VOLATILE,
LEADING  TO THE  POSSIBILITY  OF  ITS  VALUE  BEING  DEPRESSED  AT A  TIME  WHEN
STOCKHOLDERS WANT TO SELL THEIR HOLDINGS.

            The market  price of Empire  Resorts'  common  stock has in the past been, and may in the future  continue to be,  volatile.  Between January 1, 2001 and November 26, 2003,  the closing price of Empire  Resorts'  common stock has ranged  between $.95 and $20.00.  A variety of events can cause the market price

                                       27

of Empire Resorts' common stock to fluctuate  significantly,  including, but not necessarily limited to:

            o    quarter to quarter variations in operating results;

            o    adverse news announcements; and

            o    changes in market conditions in the gaming industry.

            In  addition,  the  stock  market in  recent  years has  experienced significant  price and volume  fluctuations  for reasons  unrelated to operating performance.  These market fluctuations may adversely affect the price of Empire
Resorts' common stock at a time when an investor wants to sell its interest.

            CERTAIN  PROVISIONS OF EMPIRE RESORTS'  CERTIFICATE OF INCORPORATION
AND BYLAWS DISCOURAGE  UNSOLICITED TAKEOVER PROPOSALS AND COULD PREVENT YOU FROM
REALIZING A PREMIUM RETURN ON YOUR INVESTMENT IN EMPIRE RESORTS' COMMON STOCK.

            Concurrently with the closing of the  consolidation,  Empire Resorts is amending its certificate of  incorporation  and bylaws in order to divide its board of directors into three classes of directors, with each class constituting one-third of the total number of directors and the members of each class serving staggered  three-year  terms. The  classification of the board of directors will make it more difficult for  stockholders  to change the composition of the board of directors  because only a minority of the  directors  can be elected at once.
The  classification   provisions  could  also  discourage  a  third  party  from accumulating  Empire  Resorts'  stock or attempting to obtain  control of Empire
Resorts,  even though this attempt  might be  beneficial  to Empire  Resorts and
some,  or  a  majority,   of  its  stockholders.   Accordingly,   under  certain
circumstances Empire Resorts' stockholders could be deprived of opportunities to sell their  shares of common  stock at a higher  price than might  otherwise  be available.

            In   addition,   pursuant   to  Empire   Resorts'   certificate   of
incorporation,  Empire  Resorts' board of directors has the  authority,  without further action by the stockholders, to issue up to 3,269,304 shares of preferred stock  on such  terms  and  with  such  rights,  preferences  and  designations, including,  without limitation,  restricting dividends on Empire Resorts' common stock, dilution of the common stock's voting power and impairing the liquidation rights of the holders of Empire Resorts' common stock, as its board of directors may  determine.  Issuance of such  preferred  stock,  depending upon its rights, preferences and designations may also have the effect of delaying,  deterring or preventing a change in control

            FOLLOWING  THE  CLOSING OF THE  CONSOLIDATION,  THE  MEMBERS OF BOTH
CATSKILL DEVELOPMENT AND MONTICELLO RACEWAY DEVELOPMENT,  TOGETHER, WILL BE ABLE
TO CONTROL THE OUTCOME OF ALL MATTERS REQUIRING STOCKHOLDER APPROVAL.

            Following  the  closing of the  consolidation,  the  members of both
Catskill Development and Monticello Raceway Development will,  together, control more than 80% of Empire Resorts' voting stock. These  stockholders,  when acting together,  will  therefore  be able to  determine  the  outcome  of all  matters

                                       28

requiring  stockholder  approval,  including  the election of directors  and the approval  of  significant  corporate  transactions,  such as  mergers  or  other business combinations. This concentration of ownership may lead to actions being taken by Empire  Resorts that are  inconsistent  with the best  interests of the
public   stockholders  such  as  lax  corporate   governance  or  resistance  to
acquisition offers.

                                THE CONSOLIDATION

GENERAL

            This information  statement/prospectus  is being furnished to you in connection  with Empire  Resorts'  proposed  acquisition  of Monticello  Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk  Management for 80.25% of Empire Resorts'  common stock,  calculated on a
post-consolidation,   fully  diluted  basis.   Presently,   Monticello   Raceway
Management  is a  wholly  owned  subsidiary  of  Catskill  Development.  Each of
Monticello  Casino  Management  and Mohawk  Management  is 60% owned by Catskill
Development  and 40% owned  indirectly  by Empire  Resorts.  Monticello  Raceway
Development  is 50% owned by Americas Tower  Partners,  41% by Robert A. Berman,
Empire Resorts' chief executive  officer, a member of its board of directors and its  former  chairman,  7.65% by  Scott  A.  Kaniewski,  Empire  Resorts'  chief financial  officer and a former  member of its board of  directors,  .05% by two affiliates of Mr.  Kaniewski and 1.3% by Philip B. Berman,  Empire Resorts' vice president of project coordination. Upon completion of the consolidation, each of
Monticello Raceway Management,  Monticello Casino Management, Monticello Raceway
Development  and Mohawk  Management  will become  wholly owned  subsidiaries  of
Empire  Resorts,  and the members of both Catskill  Development  and  Monticello
Raceway  Development,  together,  will  hold a  controlling  interest  in Empire
Resorts.

            The mechanics of the  consolidation  will be carried out as provided in the amended  and  restated  securities  contribution  agreement,  dated as of
November __, 2003, by and among Empire  Resorts,  Catskill  Development  and the members of both Catskill Development and Monticello Raceway Development.  A copy
of  the  restated  contribution   agreement  is  attached  to  this  information
statement/prospectus  as Appendix A and is  incorporated  by reference into this information statement/prospectus.

            EMPIRE  RESORTS'  STOCKHOLDERS  WILL NOT BE  ENTITLED  TO  STATUTORY
DISSENTERS' APPRAISAL RIGHTS IN CONNECTION WITH THE CONSOLIDATION.

            The purpose of this  information  statement/prospectus  is to inform you of the consolidation. Your vote is not required to approve the consolidation or any related matter, as Empire Resorts' Controlling  Stockholders have already executed a written consent:

            o    adopting the restated contribution agreement;

            o    approving the consolidation;

            o    amending  Empire  Resorts'   certificate  of  incorporation  to
                 provide for a staggered board of directors;

                                       29

            o    amending  Empire  Resorts'   certificate  of  incorporation  to
                 provide the holders of Series E  Preferred  Stock with  certain voting rights; and

            o    electing  three  Class I,  three  Class II and three  Class III directors.

            At the time  Empire  Resorts'  Controlling  Stockholders  signed the written consent,  they  controlled,  collectively,  approximately  51% of Empire
Resorts' voting stock,  which represented  enough votes to have approved each of these  items at a  meeting  of Empire  Resorts'  stockholders.  As a result,  no meeting or further  approval of Empire  Resorts'  stockholders  is  necessary to effect  these  matters,  which will  become  effective  on or after the 20th day following  distribution  of  this  information  statement/prospectus  to  Empire
Resorts'  stockholders,   provided  all  closing  conditions  have  been  either
satisfied or waived.

            This information  statement/prospectus also constitutes a prospectus of Empire  Resorts,  which is a part of the  registration  statement on Form S-4 filed by Empire Resorts with the Securities  and Exchange  Commission  under the
Securities  Act of 1933,  as amended,  in order to register the shares of Empire
Resorts'  common stock to be issued to the members of both Catskill  Development and Monticello Raceway Development pursuant to the consolidation.

            Pursuant   to  the   consolidation,   Empire   Resorts   will  issue
approximately  18,219,074  shares of its  common  stock to the  members  of both
Catskill Development and Monticello Raceway Development.  The aggregate value of such  shares,  based on the closing  price per share of Empire  Resorts'  common stock on November 28, 2003 of $9.49, is approximately $172,899,012.

            This information  statement/prospectus  has been sent to you because on November 25, 2003, the day Empire Resorts' Controlling  Stockholders executed the written consent:

            o    adopting the restated contribution agreement;

            o    approving the consolidation;

            o    amending  Empire  Resorts'   certificate  of  incorporation  to
                 provide for a staggered board of directors;

            o    amending  Empire  Resorts'   certificate  of  incorporation  to
                 provide the holders of Series E  Preferred  Stock with  certain voting rights; and

            o    electing  three  Class I,  three  Class II and three  Class III directors,

you were a holder of record of Empire Resorts' common stock.

            To the extent  that  certain  holders  may be  required to deliver a prospectus  in  connection  with the  reoffering  and resale of shares of Empire
Resorts' common stock issued in the consolidation, the registration statement of which  this  information  statement/prospectus  forms a part will also cover any such reoffering and resale.

                                       30

BACKGROUND OF THE CONSOLIDATION

            EMPIRE  RESORTS'  AND CATSKILL  DEVELOPMENT'S  JOINT EFFORT TO BRING
CASINO GAMBLING TO NEW YORK STATE

            Casino  gambling  is illegal in New York State.  However,  a federal statute,  the Indian Gaming  Regulatory Act, permits  different types of gaming, including casino gambling,  on Native American land under specified  conditions.
The  Indian  Gaming  Regulatory  Act  classifies  gaming  activities  into three different  categories.  Native American tribes have exclusive  jurisdiction over
Class I gaming,  which  includes  social games and  traditional  forms of Indian gaming connected to tribal  ceremonies.  Class II gaming,  defined by the Indian
Gaming  Regulatory  Act to include "the game of chance  commonly  known as bingo
(whether  or not  electronic,  computer  or other  technologic  aids are used in connection  therewith) ... including (if played in the same location) pull-tabs, lotto,  punch boards,  tip jars, instant bingo, and other games similar to bingo
....," is regulated by the National Indian Gaming Commission ("CLASS II GAMING").
All  other  gaming  activity  (including  both  electronic  gaming  devices  and traditional  casino  games,  such as card  tables,  craps,  roulette,  and  slot machines) is Class III gaming ("CLASS III GAMING").

            The Indian Gaming  Regulatory Act permits Native  American tribes to petition the governor of their host state for a so-called  "compact"  that would allow Class III Gaming on  reservation  lands and/or on lands to be acquired and held in trust by the  United  States of  America  for the  benefit of the tribe.
These compacts define which types of Class III Gaming  activities the tribes can conduct,  and usually  provide that a portion of the gaming  revenues will go to the state.  Any compact  between the state and the tribe must be approved by the
Bureau  of  Indian  Affairs.  To  date,  only  three  tribes  in New  York  have successfully  petitioned  the governor for compacts:  the Oneida Nation in 1992, the St.  Regis  Mohawk  Tribe in 1993 and the Seneca  Nation of Indians in 2002.
Following  the signing of these  compacts,  the Oneida Nation opened a casino in western New York,  near Syracuse,  the St. Regis Mohawk Tribe opened a casino on their Akwesasne  Reservation near the Canadian  border,  and on January 1, 2003, the Seneca  Nation of Indians  opened an 82,500  square  foot  casino in Niagara
Falls.

            In 1995,  leaders of the St. Regis  Mohawk Tribe opened  discussions with Empire Resorts and a group of Sullivan  County,  New York  businessmen  who were  looking  to  develop a gaming  enterprise,  using  Monticello  Raceway  in
Monticello,  New York as a cornerstone for the operation. In October 1995, these businessmen  and  Empire  Resorts  formed a  coalition  which  created  Catskill
Development  to pursue this  project  and seek  federal  approval  for the plan.
Catskill  Development  planned to sell 29 acres of land to the St.  Regis Mohawk
Tribe,  which would transfer the land to the United States of America to hold in trust for the St. Regis Mohawk Tribe.  Catskill  Development would then help the
St.  Regis Mohawk  Tribe  operate the casino,  and in return take a share of the revenues.

            Catskill Development acquired Monticello Raceway and its surrounding land for $10 million on June 3, 1996. Of the real property  purchased,  29 acres adjacent to Monticello  Raceway were set aside for the casino. At the same time,
Catskill  Development  and Empire Resorts  created Mohawk  Management to provide technical  and  financial  expertise  to assist the St.  Regis  Mohawk  Tribe in obtaining financing and to manage, operate, and maintain the casino. The parties

                                       31

also created Monticello Raceway Development to develop the casino property,  and to  assist  the St.  Regis  Mohawk  Tribe in  obtaining  a loan to  finance  the construction,  equipping,  and  operation  of the  casino.  As the  coordinating entity,  Catskill  Development  acted for both Mohawk  Management and Monticello
Raceway  Development in seeking the necessary local, state and federal approvals needed to build and operate the casino.

            On July 31, 1996, the St. Regis Mohawk Tribe,  Catskill Development,
Mohawk Management and Monticello  Raceway  Development  entered into a number of agreements, which were last amended in 1999. The agreements were as follows:

            o    a land  purchase  agreement  between the St. Regis Mohawk Tribe and Catskill Development pursuant to which, in exchange for $10 million,  Catskill  Development would transfer 29 acres of land adjacent to Monticello  Raceway to the United States of America
                 in trust for the St. Regis Mohawk Tribe;

            o    a  gaming  facility   management   agreement   granting  Mohawk
                 Management  the  exclusive   right  to  manage  the  day-to-day
                 operations of the contemplated casino;

            o    a shared  facilities  agreement  between the St.  Regis  Mohawk
                 Tribe and  Catskill  Development,  under  which  the St.  Regis
                 Mohawk  Tribe  agreed to  develop  and build  the  casino,  and
                 Catskill   Development   agreed  to  improve  and  operate  the
                 racetrack; and

            o    a development and construction  agreement between the St. Regis
                 Mohawk Tribe and Monticello Raceway  Development,  in which the
                 St. Regis Mohawk Tribe granted Monticello  Raceway  Development the  right to plan  and to build  the  casino,  and  Monticello
                 Raceway  Development  agreed to help the St. Regis Mohawk Tribe obtain financing for the construction.

            RECEIPT OF REGULATORY APPROVALS

            Before work could begin under any of these agreements,  however, the parties  needed to receive a number of state and federal  regulatory  approvals.
Specifically,  pursuant to the Indian Gaming  Regulatory Act, gaming  management contracts for Class III Gaming, and all collateral  arrangements,  must first be approved by the National  Indian  Gaming  Commission.  In  addition,  the Indian
Gaming Regulatory Act provides that off-reservation  gaming projects on lands to be transferred and held in trust by the United States of America for the benefit of a Native American tribe must be expressly  authorized by the Bureau of Indian
Affairs  and the  governor  of the state in which the gaming  activity  is to be conducted.

            On August 2, 1996,  Catskill  Development  and the St.  Regis Mohawk
Tribe  applied to the  National  Indian  Gaming  Commission  for approval of the gaming  facility  management  agreement  and to the Bureau of Indian  Affairs to transfer the land adjacent to Monticello Raceway to the United States of America
in trust for the benefit of the St. Regis Mohawk Tribe. After reviewing the land to trust  transfer  application  for 3 1/2 years,  the Bureau of Indian  Affairs approved it on April 6, 2000 and requested that New York State  Governor  George

                                       32

Pataki concur with its findings.  However,  before  Governor  Pataki had time to concur or the  National  Indian  Gaming  Commission  had a chance to approve the casino management  agreement,  Park Place Entertainment  Corporation induced the leadership  of the St. Regis  Mohawk Tribe to enter into an exclusive  agreement
with  Park  Place   Entertainment   Corporation  (the  "PARK  PLACE  AGREEMENT")
concerning casino development in New York. The terms of the Park Place Agreement effectively  terminated  all of the St. Regis  Mohawk  Tribe's  agreements  with
Catskill  Development,  Mohawk  Management and Monticello  Raceway  Development.
Following these events,  Catskill Development,  Mohawk Management and Monticello
Raceway  Development  each began searching for a new Native American partner and
sued  Park  Place  Entertainment  Corporation,   and  certain  individuals,  for
intentional  interference  with  contractual  relations  and  interference  with
business  relations.   See  "Material  Conditions  to  Closing  -  Formation  of
Litigation  Trust"  beginning on page 85 for a more detailed  discussion of this litigation.

            DISCUSSIONS  WITH  CAYUGA  NATION OF NEW YORK AND  APPROVAL OF VIDEO
LOTTERY TERMINALS

            The status of the agreement  signed by Catskill  Development and its affiliates  with the St. Regis Mohawk Tribe was complicated by a dispute between two  factions  of the St.  Regis  Mohawk  Tribe over which of two  factions  was entitled to federal  recognition as the true  government of the St. Regis Mohawk
Tribe. These agreements had originally been committed to by both factions in the dispute, however, only one faction had abandoned the agreements and the issue of recognition had not yet been finally determined by the Bureau of Indian Affairs.
While renewed  discussions  were  undertaken with several Native American tribes following the Park Place Agreement,  Catskill  Development  ultimately  decided, pending the final determination of the Bureau of Indian Affairs, to maintain its relationship  with the faction of the St.  Regis  Mohawk  Tribe that opposed the
Park Place Agreement.  A final determination adverse to this faction was made in
July of 2002 and Catskill  Development  then renewed its discussions  with other
Native American tribes for developing a casino in Monticello, New York.

            While there are a number of Native  American  tribes with historical ties to New York that expressed  interest in the casino project,  the principals of Catskill  Development and Empire Resorts  believed that the State of New York was most  interested  in  awarding  gaming  compacts  to  tribes  that  actually maintained  a presence  in the State of New York.  Of such  tribes,  several had previously  expressed no interest in conducting gaming activities.  Discussions, however,  were held with three interested  tribes, two of which had proceeded or were proceeding with plans to develop unrelated casinos in western New York.

            Negotiations  proceeded  furthest  with a third  tribe,  the  Cayuga
Nation of New York.  Catskill  Development  considered  the Cayuga Nation of New
York as its preferred partner for several reasons.  First,  Catskill Development had  previously  engaged in cordial and productive  discussions  with the Cayuga
Nation of New York prior to deciding to proceed with the St. Regis Mohawk Tribe.
Second, although its government is federally recognized and has significant land claims  in New  York,  the  Cayuga  Nation  of New  York  does  not have its own reservation  lands and thus could be  expected  to have some  degree of priority with respect to a land to trust application. In addition, it was agreed that the framework for the venture and the application  materials could be  substantially similar to those used in  connection  with the St.  Regis  Mohawk  Tribe.  These materials  included  an  agreement  to  purchase  and then donate to the federal government  in trust  the same 29 acres of land  that were to be sold to the St.
Regis  Mohawk  tribe for $10  million  following  the Bureau of Indian  Affairs'
approval  as a site  for a  Native  American  casino,  a seven  year  management

                                       33

agreement  providing  for  management  fees of up to 35% of net  revenues  and a development  agreement with respect to the casino providing for development fees equal to 5% of development  costs. The Cayuga Nation of New York, which was also granted 300,000 shares of Empire Resorts' common stock,  payable in installments while the  applications  were  pending,  has agreed to  designate  a hotel to be acquired or developed by Empire Resorts in the future as a "preferred  provider"
to the casino and has the right to participate as an equity  investor at cost in certain  potential  commercial  development  projects by Empire  Resorts and its affiliates  in the five mile area  surrounding  the  casino  site.  See  "Empire
Resorts  Post-Consolidation  Management  and Principal  Stockholders  -- Certain
Relationships and Related Transactions" beginning on page __.

            Accordingly,  in  October  of 2002,  Catskill  Development  signed a confidential,  non-binding  letter of intent with the Cayuga  Nation of New York
(the "CAYUGA LETTER OF INTENT") to develop a Class III Gaming  enterprise  under the same basic terms and  conditions as were agreed to with the St. Regis Mohawk
Tribe.  Empire  Resorts was  subsequently  made a party to the Cayuga  Letter of
Intent, and on April 3, 2003, Catskill Development,  Empire Resorts,  Monticello
Casino  Management,  a newly formed entity jointly held by Catskill  Development and Empire Resorts,  Monticello Raceway Development and the Cayuga Nation of New
York  entered  into a  series  of  agreements  virtually  identical  to the ones previously  entered into with the St. Regis Mohawk Tribe.  As with the St. Regis
Mohawk Tribe,  Catskill  Development  agreed to transfer 29 acres of land to the
United  States of  America  in trust for the  Cayuga  Nation of New York for $10 million and Monticello Casino Management (whose ownership is identical to Mohawk
Management) and Monticello Raceway Development were granted exclusive management and  development  rights for the casino and agreed to help the Cayuga  Nation of
New York secure any required financing. On April 10, 2003, all of the agreements that require federal  approval were once again submitted to the Bureau of Indian
Affairs and National Indian Gaming Commission.

REASONS TO COMBINE COMPANIES

            EVALUATION OF BUSINESS ALTERNATIVES

            Empire  Resorts'   efforts  to  restructure  its  capital  base  and
ownership  and realign its business  interests  allowed it to consider  taking a different  role with  respect  to its  participation  in  Catskill  Development.
Although  steps  had been  taken to  reduce  Empire  Resorts'  debt  burden  and expenses,  Empire Resorts had no operations which could produce recurrent income to meet its current  obligations.  Although its interest in Catskill Development had proved to be Empire Resorts' only  significant  valuable asset, the existing structure of Catskill Development and the nature of Empire Resorts' interests in
Catskill  Development  made  it  unlikely  that  Empire  Resorts  would  receive distributions  from Catskill  Development in the near future sufficient to cover its operating costs.

            Under   Catskill   Development's   operating   agreement,    amounts
contributed  by certain  members,  including  Empire  Resorts,  to purchase  the
Monticello  Raceway,  its  surrounding  property  and  the  payment  of  certain development  costs are treated as preferred  contributions  that accrue interest and are entitled to be returned on a priority basis at 10%, compounded annually.
In addition,  under the terms of a settlement in an arbitration  proceeding that
Empire Resorts had filed in September 1999, two members of Catskill Development,
Americas  Tower  Partners  and  Monticello  Realty,  were  granted a  $5,000,000 mortgage on the Monticello Raceway property with interest compounded annually at
10%.  This senior  mortgage  obligation,  together  with the  preferred  capital contributions,  and  the  interest  thereon,  are to be  repaid  no  later  than

                                       34

September 15, 2004,  and must be repaid before any earnings from any of Catskill
Development's  lines of business would be available for  distribution  to Empire
Resorts. By September 2003, such obligations  exceeded $45 million. As a result,
Empire  Resorts'  ability to generate  near term cash flow from its  interest in
Catskill  Development  is  limited to the  return of its own  preferred  capital contributions  and the interest  thereon,  while amounts being  generated by the operation of Monticello  Raceway are being retained by Catskill  Development for working  capital  purposes and to fund  litigation and  development  expenses in conjunction with other potential gaming operations at the track.

            As a result,  Empire  Resorts  encouraged  Catskill  Development  to review its strategic alternatives and consider a broad restructuring of Catskill
Development's  interests and Catskill Development  undertook an informal process to  select  an  investment  banking  firm to  assist  in the  review.  Joseph E.
Bernstein, Ralph J. Bernstein and Robert A. Berman suggested candidates to carry out this function and Morad Tahbaz,  Catskill Development's  president suggested
CIBC World Markets  ("CIBC")  based on that firm's work in a recent  transaction for Air  Methods  Corp.,  a company for which Mr.  Tahbaz  serves as a director.
CIBC,  which has had no other  relationships  with  Empire  Resorts or  Catskill
Development,  is a full service  investment banking firm active in North America with a significant client base among United States gaming operators.  In October of 2002, Catskill Development entered into a ninety day agreement which retained
CIBC to act as Catskill  Development's  financial  advisor in connection  with a possible sale or merger of all or a portion of Catskill Development's assets, or a possible  joint venture,  management  agreement or similar  agreement  between
Catskill  Development  and a third party to own and/or operate a Native American gaming facility at Monticello Raceway.  CIBC examined what it viewed as the full range of options available to Catskill  Development,  including alternative ways of using the existing racetrack asset and/or the additional real estate,  either by contributing the asset to a joint venture,  entering into a  recapitalization transaction,  or an  outright  sale,  as  well  as the  use of  project  finance techniques in structuring financing  arrangements for the project. The agreement with CIBC,  however,  specifically  excluded  transactions  with an affiliate of
Catskill Development such as Empire Resorts. Neither Empire Resorts nor Catskill
Development has engaged CIBC to advise it with respect to the  consolidation  or received  any report,  appraisal  or opinion  with  respect  thereto  from CIBC, including  any report,  opinion or  appraisal  relating  to the  fairness of the consideration to be paid to any party in connection with the consolidation or of the fairness of the  transaction to the  stockholders of any entity or any other party.

            After the  signing of the Cayuga  Letter of Intent,  CIBC's  efforts increasingly focused on potential partnership  arrangements with existing casino gaming  operators.  From November  2002 through  January  2003,  Empire  Resorts participated with Catskill  Development in discussions with several  established gaming companies,  including five that performed some level of due diligence and two that made specific  proposals to Empire Resorts.  These proposals,  although
preliminary  in  nature,   were  highly   unsatisfactory  from  Empire  Resorts'
perspective.  Although these companies offered to provide brand name recognition and management expertise to the venture,  each requested a substantial stake in, and control over the venture,  while  conditioning  any  investment of their own funds on further development efforts by Catskill  Development that would require substantial  additional  investment by Catskill  Development.  As a result,  the dilution in Empire Resorts' and Catskill Development's overall interest in any

                                       35

subsequently  developed gaming  enterprise was expected to substantially  exceed
50%. Furthermore,  in its efforts to fashion  counter-proposals to these offers,
Catskill Development found that the differing interests of its voting members in
Catskill  Development's  various  businesses  made it  difficult  for the voting members to agree on a common response.

            Another major impediment to moving forward with any of the strategic alternatives  proposed by CIBC was the fact that on April 17, 2002 six of Empire
Resorts'  former  officers and directors,  including  Stanley  Tollman and Monty
Hundley were indicted, for various counts of tax and bank fraud. Each of Stanley
Tollman and Monty Tollman is a direct affiliate of The Bryanston Group, which is
Empire  Resorts'  largest  stockholder  and was,  at the time,  one of  Catskill
Development's four voting members. As these indictments  directly affected major equity  holders of both Empire  Resorts and  Catskill  Development,  the parties recognized  that under their  current  structure it would be very  difficult for either Empire Resorts or Catskill  Development to operate in a highly  regulated field such as gaming or to find a third party interested in some sort of sale or joint venture.

            In an attempt to remove The Bryanston  Group and its affiliates from any position of control over either Empire Resorts or Catskill  Development,  in
December  2002,  pursuant  to  a  recapitalization   agreement  (the  "BRYANSTON
RECAPITALIZATION"),  Empire  Resorts (i) issued an aggregate  336,496  shares of non-voting  Series E preferred  stock to each of The  Bryanston  Group,  Stanley
Tollman and Monty Hundley in full  satisfaction  of an  outstanding  note and as deferred  compensation,  (ii) issued  1,394,200  shares of  non-voting  Series E
Preferred  Stock to The Bryanston  Group in exchange for The  Bryanston  Group's
voting   membership   interest  and  preferred   capital   account  in  Catskill
Development,  (iii) received a three year option to redeem all or any portion of
(a) the Series E preferred stock issued to The Bryanston Group,  Stanley Tollman and Monty Hundley,  as described above, at its liquidation value ($10 per share)
plus all accrued and unpaid  dividends and (b) subject to stockholder  approval, which was obtained on January 31, 2003, The Bryanston  Group's  2,326,857 shares of common  stock and 66,000 of Beatrice  Tollman's  shares of common  stock at a price of $2.12  per  share.  During  this  three  year  redemption  period,  The
Bryanston  Group and  Beatrice  Tollman  granted  Robert A.  Berman  irrevocable proxies to vote their shares of common stock,  with full powers of  substitution and revocation.

            During CIBC's evaluation period and while the terms of the Bryanston
Recapitalization were being negotiated,  Robert A. Berman, Empire Resorts' chief executive officer and Joseph E. Bernstein, a managing director of Americas Tower
Partners,  conducted  initial  discussions  to improve  the  alignment  of their business  interests  and to improve the  management  structure  of the  proposed gaming  enterprise.  The discussions  resulted in a proposed redraft of Catskill
Development's  operating  agreement,  but was conditioned  upon the satisfactory resolution  of Empire  Resorts'  restructuring  with The Bryanston  Group.  This restated operating  agreement proposed replacing the various separate percentage interests of each member in Catskill  Development's  different lines of business with a single percentage held by each member in all of the combined  businesses.
At the time, Empire Resorts owned 48.31% and 25.00%, respectively, of the casino and real  estate  operations  of  Catskill  Development.  These  interests  were subordinate to approximately $47 million of preferred payments,  the majority of which were due to other members of Catskill Development. Given the nature of the

                                       36

structure of Catskill Development and its related entities,  it was difficult to allocate future profits,  therefore the parties agreed to a single percentage of
37.59%  for Empire  Resorts.  This  agreement  was based on an  approximate  50%
allocation  to the casino and 50% to the real estate  operations,  adjusted  for certain fee income for development and management services payable to Monticello
Raceway  Development and others multiplied by Empire Resorts' economic ownership interests in the casino and real estate operations. Empire Resorts' position was that the $47 million of preferred  payments  should be  expunged,  but Joseph E.
Bernstein  insisted they remain in tact.  Under the best case  scenario,  Empire
Resorts  projected,  other than its preferred capital balance,  receiving little future  distributions from Catskill  Development.  Ultimately,  the proposal was abandoned because of the unwillingness of The Bryanston Group and Americas Tower
Partners/Monticello Realty to give mutual releases of potential claims under the existing operating agreement.

            During December 2002 and January 2003, CIBC continued its efforts to arrange for a potential joint venture  arrangement on terms acceptable to Empire
Resorts.  These efforts resulted in initial  proposals from two gaming companies and a meeting  in New York City on  January  29,  2003  with a  potential  joint venture partner, its attorneys and financial advisors. This meeting was attended by  representatives  of, and  attorneys  for,  Catskill  Development,  the chief executive officer,  chief financial officer and other  representatives of Empire
Resorts and representatives of and counsel for CIBC. However, this meeting ended without an agreement and the parties thereafter terminated their discussions.

            Immediately  following this meeting the  representatives of Catskill
Development and Empire Resorts discussed the process of negotiation with the two potentially  interested parties,  and concluded that there was no one interested in doing a transaction  with Catskill  Development  unless Catskill  Development continued to underwrite the costs and risks of obtaining the requisite approvals to execute its business plan, that the parties would need to unify their efforts and speak with one voice in order to best deploy  their own assets and raise the necessary  capital and that the lack of suitable  partners  indicated that there was no further need for CIBC's services.

            Later on the afternoon of January 29, 2003,  Robert A. Berman called
Joseph E. Bernstein to suggest a possible  restructuring of Catskill Development and Empire Resorts and/or consolidation of interests.  Soon thereafter,  each of
Robert A.  Berman,  Scott A.  Kaniewski,  Paul A. deBary and Thomas W. Aro,  for
Empire Resorts, and Joseph E. Bernstein, Ralph J. Bernstein and Morad Tahbaz, on
Catskill  Development's  behalf,  returned to meet at Empire Resorts' offices in
New York  City for  further  discussions.  By the end of the  meeting  a general agreement  was  reached  that a  unified,  corporate  structure  would be a more effective  vehicle for the venture to move  forward,  because it could unite the ownership of Catskill  Development's  members various  assets,  provide a single decision structure for implementing  strategic plans, broaden the asset base for potential  financings  and  provide a more  understandable  entity to  potential business  partners and  investors.  It was also agreed that Empire Resorts could assume primary  responsibility  for managing the various operations and projects of Catskill  Development  if (1) the members of  Catskill  Development  could be represented on Empire  Resorts' board of directors,  (2) outside  directors with relevant  experience  could be  recruited  to sit on  Empire  Resorts'  board of directors and (3) Empire Resorts relinquished its economic ownership interest in
Catskill Development's real estate holdings.

                                       37

            Accordingly,  the members of Catskill Development  commenced intense negotiations  from January 30, 2003 through  February 2, 2003 with the intent of accomplishing a new corporate structure for the venture. Initially,  discussions were held  between  Robert A.  Berman  and  Joseph E.  Bernstein  in a series of telephone conversations that took place between January 30 and January 31, 2003.
These negotiations were also attended or participated in by telephone by Paul A.
deBary  and  Scott A.  Kaniewski  on  behalf  of  Empire  Resorts  and  Ralph J.
Bernstein,  Morad Tahbaz and Maurice Dabbah on behalf of Americas Tower Partners and Monticello Realty.  Although these conversations  included broad discussions regarding valuations,  preferred capital and corporate  governance,  there was a basic broad agreement among the members regarding several areas. These included:

          o      replacing  the various  separate  percentage  interests of each member in Catskill  Development's  different  lines of business with a  single  percentage  held by each  member  in all of the combined businesses. The percentages that had been proposed and found  acceptable  by  both  parties  in  connection  with  the discontinued  negotiations for an amended  operating  agreement were used as a basis for determining the appropriate percentage share  interests  to be given to the other  members of Catskill
                 Development   by  Empire   Resorts  in  exchange  for  Catskill
                 Development's  operating and development  assets.  See page 37.
                 However, these percentages were adjusted for the elimination of the approximate $47 million of preferred payments, the transfer to Empire  Resorts of certain  fee income for  development  and management  services payable to Monticello Raceway  Development and others and the  settlement of future  claims  regarding The
                 Bryanston Group's legal issues.  These percentages were further adjusted to account  for the  proportionate  assumption  by the other  members  of  Catskill  Development  of  the  debt  to be incurred  by Empire  Resorts  to buy out the  interests  of The
                 Bryanston Group in Empire Resorts and Catskill  Development and
                 the  relinquishment by Empire Resorts of its economic ownership interests in Catskill  Development's real estate holdings,  all resulting in an agreement that Empire Resorts should own 19.75%
                 of the post-consolidated company;

            o    the need to develop a more unified  corporate style  management structure  and to  attract  the  participation  of  experienced corporate  managers in both the  existing  racing and  wagering operations and the development efforts of the venture;

            o    the  confidence of the members of Catskill  Development  in the ability of the current  management of Empire  Resorts in moving forward with the most  important  projects that the venture was involved in,

            o    the  importance  of securing  Catskill  Development's  existing investment  in its 229  acres of land in  Monticello,  New York through a long term ground lease,  with a purchase  option at a price that Catskill  Development's members believed was fair in view of the risks of entering into the consolidation. The prior
                 agreement  between  Catskill   Development's  members  includes
                 provisions  for all capital to accrue a 10% annual  return.  At
                 the  time  of  the   negotiations,   the  members  of  Catskill

                                       38

                 Development,  other than Empire  Resorts,  had a total  capital account of  approximately  $16  million.  Catskill  Development believed  that the ground rent should be based on a 30% current return on capital  invested,  while Empire  Resorts felt that a return  closer to 6% was  appropriate.  The parties  eventually settled on approximately  11% and a buyout option of the ground lease  based on a 5%  capitalization  rate of the then  current year's rent.  The parties  settled on a 48 year ground lease in order to avoid the real estate  transfer  taxes that would have been imposed had the lease been 49 years or longer;

            o    the importance of structuring the  consolidation  as a tax free transaction;

            o    the need to complete the buy out of the equity interests of The
                 Bryanston  Group and related  entities  in Empire  Resorts as a condition of the consolidation; and

            o    the value of  transferring  Catskill  Development's  litigation claims  against  Park  Place  Entertainment  Corporation  to  a liquidating trust in order to allow Empire Resorts to focus its energies on its operations and future development activities.

            Over the  weekend of January  31,  2003  through  February  2, 2003,
Joseph E.  Bernstein  on behalf of  Catskill  Development  and Paul A. deBary on behalf of Empire  Resorts  exchanged  drafts of a memorandum of terms to reflect the progress of the negotiations and raise issues. These drafts were distributed to the  officers  and  directors  of Empire  Resorts and the members of Catskill
Development and various comments were communicated  through further exchanges of drafts and on  conference  calls between the  principal  negotiators,  Robert A.
Berman and Messrs. Bernstein and deBary. On the afternoon of February 2, 2003, a teleconference  was conducted to update the members of both sides and to discuss open issues.  Participants on the call were Robert A. Berman, Paul A. deBary and
Scott A. Kaniewski on behalf of Empire Resorts and Joseph E. Bernstein, Ralph J.
Bernstein,  and Morad Tahbaz on behalf of Catskill Development.  The majority of the conference  call was spent  discussing and negotiating the proposed terms of the ground lease.  The call  resulted in an agreed upon  structure and financial terms.  Numerous drafts of a memorandum  describing this proposed  approach were circulated and discussed.  By late afternoon on February 2, 2003, it appeared an agreement was within reach.  The proposal was reviewed with CIBC for the purpose of  advising  CIBC  that  Catskill  Development  would  no  longer  be  pursuing discussions  with  third  parties  so that  CIBC's  services  would no longer be needed.  Following this, Robert A. Berman,  then Empire Resorts' chairman of the board,  called a telephonic  meeting of Empire Resorts' board of directors.  The members of Empire  Resorts' board of directors  subsequently  participated  in a telephonic  meeting,  with no other  participants,  and Empire Resorts' board of directors was given an oral presentation of the proposed  consolidation.  Empire
Resorts'  board  members  were  polled  on  their  willingness  to  proceed  and additional  points for negotiations  were raised.  These newly raised issuses by
Empire Resorts' board members lead to further negotiations between the principal representatives  of each of the  parties.  A second  meeting of Empire  Resorts'
board of directors  was held on the morning of February 3, 2003,  which was also attended by Maurice Dabbah,  the managing member of Monticello  Realty, a member

                                       39

in Catskill  Development.  Additional points discussed  centered around comments made by the board of Empire  Resorts,  including the inclusion of a condition to closing of the receipt of an independent  fairness  opinion for the transaction.
The final  points were then agreed to,  which led to the drafting of a letter of intent and its  subsequent  approval by Empire  Resorts'  board of directors and
Catskill  Development's  members.  The  final  letter of  intent  was  signed on
Tuesday, February 4, 2003 (the "LETTER OF INTENT").

            While  the  Letter  of  Intent  was  being  negotiated  by  Catskill
Development  and  Empire  Resorts,  simultaneous  negotiations  were  being held between the voting and non-voting  members of Catskill  Development over whether the non-voting members,  whose interests were subject to the priority return and senior obligations discussed above, should receive any shares of Empire Resorts'
common stock.  Under the structure then in effect,  the non-voting members would not have been  entitled  to any shares of Empire  Resorts'  common  stock due to their subordinated  membership interests in Catskill Development.  Nevertheless, an agreement was soon reached among the parties pursuant to which the non-voting members of Catskill  Development  agreed to surrender all of their  interests in
Catskill Development at the consolidation's  closing in exchange for that number of shares of Empire  Resorts' common stock that they would have been entitled to had their interests not been subordinated.

            Following   the   signing  of  the   Letter  of  Intent,   extensive
negotiations were undertaken by Empire Resorts and the other members of Catskill
Development.  Considerable  attention  was given to  domestic  and  foreign  tax
considerations,   the  specific   terms  and  conditions  of  the  ground  lease
arrangement  concerning  leasehold  mortgages and other interests and the rights and  obligations of the lessee with respect to maintenance  and  improvements to the property,  and the mechanics for the creation of the liquidating  trust with respect to the ongoing litigation against Park Place Entertainment  Corporation.
These  negotiations  resulted in the  execution of  definitive  agreements  with respect to the consolidation on July 3, 2003.

            OTHER REASONS FOR THE CONSOLIDATION

            In addition to  allowing  Catskill  Development  to  streamline  its management  structure  and better align the  economic  interests of its members,
Empire Resorts and Catskill  Development's other members considered the proposed consolidation  advantageous  for a number of other  reasons.  Specifically,  the board of Empire  Resorts and the members of Catskill  Development  believed that should Empire  Resorts,  Monticello  Casino  Management and  Monticello  Raceway
Management  be combined  into a single  public  company,  it would  expedite the review of its casino  management  and land purchase  agreements by the Bureau of
Indian Affairs and/or the National Indian Gaming Commission, because much of the information  required  by these  agencies  is already  contained  within  Empire
Resorts' required Securities and Exchange Commission filings.  Moreover, each of
Catskill Development, Monticello Raceway Development and Empire Resorts believed that the review of their casino management and land purchase agreements would be expedited since they and their  affiliates had previously  entered into a series of similar Native  American  gaming  agreements  with the St. Regis Mohawk Tribe that were  previously  reviewed by the Bureau of Indian Affairs and the National
Indian Gaming Commission.

            If, as anticipated,  quick approvals of their Native American gaming agreements are received,  the members of Catskill  Development  and the board of
Empire Resorts recognized that they would soon need to raise significant amounts of financing from investors to begin the actual development of gaming

                                       40

facilities.  Moreover,  these  parties  believe  that it would be much easier to raise this financing by selling  publicly  traded  securities in a single public company that owned all of the management and development  rights with respect to the  proposed  Native  American  casino,  rather than  securities  from either a private  partnership  or a public  company with no operating  business or assets other  than a  minority  interest  in a  number  of  interrelated  closely  held companies that  separately,  held these management and development  rights.  The enhanced ability to raise money in a single integrated  public company,  coupled with the belief that a single  integrated  public  company  would  expedite  the federal gaming  regulatory  review  process,  encouraged  Empire Resorts and the members of both Catskill  Development  and  Monticello  Raceway  Development  to
support the consolidation.

            The reasons to combine became more  compelling on May 15, 2003, when the New York State  legislature  enacted a bill  enhancing  the  incentives  for racetracks to  participate in New York State's video lottery  terminal  program.
While New York State had approved the installation of video lottery terminals at
certain  racetracks,   including  Monticello  Raceway, in  2001,  the  operating
conditions  imposed  on those  racetracks  by the state  made  installing  video lottery terminals financially impractical.  However, the new incentives now make the  implementation of a video lottery terminal program at Monticello  Raceway a potentially lucrative endeavor. Catskill Development and Empire Resorts estimate that it will cost about $20 million to develop the  infrastructure at Monticello
Raceway to begin a video lottery  terminal  program.  Catskill  Development  and
Empire  Resorts  believe  that the best way to raise this  needed  financing  is through  the sale to the public of equity  securities  in an  integrated  public company  that  has  the  rights  to  operate  both  Monticello  Raceway  and the neighboring casino.

            SPECIFIC EMPIRE RESORTS' REASONS FOR THE CONSOLIDATION

            While it is believed  that the proposed  consolidation  will benefit all the members of Catskill  Development by making it easier to secure financing for the effort to develop a Native  American  casino and participate in New York
State's  video  lottery  program,  the  consolidation  is  expected  to  provide additional  advantages  to Empire  Resorts.  In  particular,  it will  alleviate concerns about Empire Resorts'  ability to continue as a going concern,  because it will allow  Empire  Resorts to obtain 100%  direct  ownership  of  Monticello
Raceway  Management,  an existing  company with  profitable  operations  and the ability to achieve  substantial  growth  through its  participation  in New York
State's video lottery terminal program. In addition, it will give Empire Resorts
100% direct  ownership of Monticello  Casino  Management and Monticello  Raceway
Development,  two  companies  that  Empire  Resorts  anticipates  will be highly profitable if the required  federal and state approvals to begin  development of the proposed Native American casino are received.

            Empire  Resorts  currently has no direct  operations or  significant assets other than its  ownership  interest in Catskill  Development,  Monticello
Casino  Management  and  Mohawk  Management,  and  therefore  its only  existing potential source of revenue is distributions from Catskill Development. However, as Empire  Resorts  has only a minority  interest in  Catskill  Development,  it cannot  compel  Catskill  Development  to  make  distributions  to its  members.
Moreover,  as discussed above, any distributions by Catskill  Development to its members  under its  current  operating  agreement  are subject to the payment of priority  obligations.  Therefore,  even assuming  reasonably  prompt success in implementing  the video lottery  terminal and casino  projects,  Empire  Resorts

                                       41

estimates that,  absent the  consolidation,  it is not likely to have a positive cash flow until at least 2009. In connection  with the  consolidation,  however, these priority  obligations will be effectively financed through a 48 year lease obligation and Empire Resorts will have access to any net operating  income from
Monticello Raceway, subject to the Security Agreement (as described in page 128)
and the  potential  returns from the video  lottery and casino  development  and management operations.

RECOMMENDATION OF EMPIRE RESORTS' SPECIAL COMMITTEE

            When the Letter of Intent was approved by Empire  Resorts'  board of directors,  the directors  required the delivery of a fairness opinion be made a condition to the consolidation's closing. All of the directors of Empire Resorts at that time were  either  current  officers  of Empire  Resorts,  had direct or indirect business interests in Catskill Development or had provided professional services to Empire Resorts or related  parties,  directly or indirectly,  in the past.  On  February  20,  2003,  Jay A. Holt was  appointed a director of Empire
Resorts.  Mr.  Holt had no prior  or  current  ownership  interest  in  Catskill
Development or business  relationships  with Empire  Resorts.  He had been a law partner of another director,  Paul A. deBary, in the 1980's and had subsequently had a career in banking.  At a  directors'  meeting  following  Empire  Resorts'
annual  meeting  on March  25,  2003,  Mr.  Holt was asked to serve on a special committee  of the  board for the  purpose  of  evaluating  the  fairness  of the consolidation.  On March 25, 2003,  Empire Resorts' board of directors adopted a resolution,  that was subsequently  amended on April 17, 2003, to form a special committee to (1) review and evaluate the terms and conditions, and determine the advisability of the  consolidation,  (2) determine  whether the consolidation is fair to, and in the best interests of, Empire Resorts and its stockholders,  and
(3)  recommend to the full board of directors  what  action,  if any,  should be taken by Empire Resorts with respect to the consolidation.  This resolution also authorized the special committee to hire a financial  advisory firm to provide a fairness  opinion and to retain  independent  legal  counsel.  Thomas W. Aro, an officer of Empire Resorts who had no interest in or business  relationship  with
Catskill  Development  other  than as an  officer  of Empire  Resorts,  was also appointed to serve on the special  committee.  Mr. Aro was, however, a member of the board of directors of Monticello  Raceway Management and was a member of the board of managers of both Monticello Casino Management and Mohawk Management.

            Following a review of the structure of the special  committee by its counsel,  the special  committee  delivered a report to Empire Resorts' board of directors on June 26, 2003  recommending  that Mr. Aro be removed as a member of the special committee and serve only as a liaison to the special committee.  The board  of  Empire  Resorts  effected  this  recommendation  and on July 1,  2003 authorized  Empire  Resorts to sign the initial  contribution  agreement and all
related  documents  (prior  to  the  special   committee's  review  having  been
completed),  subject to receiving a favorable report from the special  committee with respect to its original mandate.

                                       42

            Thus,  following the July 1, 2003 resolution,  the special committee consisted solely of Mr. Holt, who was considered the only director who qualified as completely independent with respect to the transaction.  Moreover, it was the understanding of Mr. Holt that the special committee was formed to independently address the fairness of the  consolidation to the  unaffiliated  stockholders of
Empire  Resorts  due  to the  potential  conflicts  of  interests  of the  other directors.

            On September 9, 2003,  the special  committee  delivered a report to
Empire Resorts' board of directors in which it concluded that the  consolidation is fair and in the best  interests of Empire  Resorts and its  stockholders  and recommended  that Empire  Resorts' board of directors  instruct  Empire Resorts'
management to complete the consolidation.

            In its report,  the special committee reviewed the history of Empire
Resorts' failed gaming ventures,  and noted that since May 2002,  Empire Resorts financial  statements  disclosed  doubt about its ability to continue as a going concern.  The report also  examined the history of Empire  Resorts'  involvement with  Catskill  Development  including  their joint  failure to develop a Native
American casino with the St. Regis Mohawk Tribe or obtain compensation therefore through litigation, prior disagreements between Empire Resorts and other members of Catskill  Development,  the indictment of certain of Empire  Resorts'  former officers  and  directors,  Empire  Resorts'  receipt of notices of its  possible delisting  from the Nasdaq  SmallCap  Market  and the  recent  efforts by Empire
Resorts' new  management to restructure  the company.  The report of the special committee  also noted that in Empire  Resorts'  filings with the  Securities and
Exchange  Commission  since March of 2002,  Empire Resorts had disclosed that it faces a  liquidity  crisis and had no sources of  revenue,  indicating  that the combination of Empire Resorts'  financial  condition and its lack of monetizable assets,  together  with  the  indictments  of  its  prior  management,  made  it impossible for Empire Resorts "to obtain funds in any acceptable  debt or equity market."

            Specifically,  the special committee cited, among other things, that
Empire  Resorts  sustained  net  losses in 2002,  that its  current  liabilities exceeded  its  current  assets by more than  $7,500,000,  and that at the end of
2002,  Empire Resorts had an accumulated  deficit of  $110,445,000.  The special committee  also noted the recent  success of Catskill  Development  in executing agreements  with the  Cayuga  Nation of New York to  develop  a Native  American casino in  Monticello,  New York and the  eligibility  of Monticello  Raceway to participate in the State of New York's proposed video lottery terminal program.

            The  special   committee  report  also  summarized  Empire  Resorts'
existing interests in Catskill Development,  including a 25% voting interest and its  48.31%,  36.88% and 25%  economic  ownership  interests,  respectively,  in
Catskill  Development's casino and wagering  operations,  horse racing and other pari-mutuel  activities and real estate  ownership and  development  operations,

                                       43

concluding that these  interests were Empire Resorts' only meaningful  assets at the time the Letter of Intent was executed. In its report,  however, the special committee  noted that before  Catskill  Development  could make any  significant economic distributions to Empire Resorts as a member of Catskill Development,  a senior  mortgage  obligation  had  to be  paid  to  other  members  of  Catskill
Development  and certain  preferred  capital  contributions  were required to be repaid, mostly to other members of Catskill Development. In addition, the report noted that under Catskill Development's operating agreement, Empire Resorts' may not  transfer  its  interest in Catskill  Development  (except to an  affiliate)
without the consent of Catskill Development's other voting members.

            The report of the special  committee  also  reviewed  the  principal terms  of the  consolidation  and the  post-consolidation  structure  of  Empire
Resorts.  The report noted that,  although the receipt of a fairness  opinion is required as a condition to the consolidation's  closing, the special committee's evaluation  focused on the condition of Empire  Resorts'  business and finances,
the  realistic   alternatives   available  to  Empire  Resorts  other  than  the
consolidation,  and that the special committee's analysis was done independently of its valuation  consultant and was based  primarily on the following  critical factors:  (1) Empire Resorts'  illiquidity and possible  insolvency;  (2) Empire
Resorts' financing  requirements compared to its financing capacity; and (3) the absence, in the view of the special committee,  of any realistic alternatives to
Empire Resorts' stockholders and creditors other than the consolidation.

            The  special  committee  report  notes that the Letter of Intent was entered into  following the  conclusion of Catskill  Development's  unsuccessful search for a gaming industry partner and identified  certain critical  financial factors facing Empire Resorts at that time,  including the discontinuance of any significant  operations  of Empire  Resorts  other  than its  efforts to develop gaming  activities with Catskill  Development in Monticello,  New York, the fact that Empire Resorts' current liabilities  exceeded current assets by $7,591,000, that  Empire  Resorts  continued  to sustain  losses,  that  Empire  Resorts had significant  working  capital  and  other  financial  obligations,  that  Empire
Resorts'  investment  in Catskill  Development  was not liquid,  and that Empire
Resorts'  credit had been adversely  affected by the  indictments of much of its prior senior management.

                                       44

            In its review of  alternatives  to the  consolidation,  the  special committee  examined the  potential of project  finance or whether  bankruptcy or insolvency  proceedings  could preserve value for Empire Resorts'  creditors and stockholders.  Specifically,  the special  committee  found that Empire  Resorts lacked  any  financeable  assets,  and  that  a  Chapter  11  reorganization  or liquidation  would not  likely  return  any  meaningful  value to either  Empire
Resorts'  creditors or stockholders.  While the special committee  considered it possible  for Empire  Resorts to survive a Chapter 11  proceeding,  the  special committee felt that such survival was unlikely since Empire Resorts has no asset or revenue source that could form the basis for a debtor-in-possession borrowing
to  satisfy  the   administrative   and  operational   costs  of  a  Chapter  11
reorganization.  The special committee was also concerned whether,  in a Chapter
11 reorganization,  there could be any preservation of value for Empire Resorts'
stockholders  due to the  development  stage of the proposed  gaming projects in
Monticello,  New York,  Empire  Resorts'  debt and the  continuing  existence of certain  preferences  and  barriers to  transferring  its  interests in Catskill
Development. Moreover, the special committee concluded that, given the nature of
Empire Resorts' assets,  there was no realistic  liquidation scenario for Empire
Resorts  that would have  resulted in  acceptable  payments  to Empire  Resorts'
creditors and/or return any value to Empire Resorts' stockholders.

            The special  committee  also noted  several  key factors  concerning
Catskill  Development's  position  at the time that the  Letter  of  Intent  was executed,  including  the fact  that  that  Catskill  Development's  assets  and liabilities at December 31, 2002 were $13,730,000 and $2,300,000,  respectively, that Catskill  Development  had cash flow from the  operations of the Monticello
Raceway  which it was  retaining  for  working  capital  and casino  development purposes,  that Catskill  Development's business prospects included the addition of video lottery terminals at Monticello  Raceway and that Catskill  Development had entered into the Cayuga  Letter of Intent with the Cayuga Nation of New York to develop a Native American casino  (although the special  committee noted that this  letter of intent  required  Catskill  Development  to secure a brand  name casino operator to manage the proposed casino, and that Catskill Development had failed to find an  established  casino  operator  who would join the  project on acceptable terms).

            In its overall  evaluation,  the special  committee also considered, after  assuming the  successful  future  operations of Monticello  Raceway,  its planned video lottery terminal  program,  and a Native American casino,  whether
Empire Resorts'  stockholders would be better off absent the consolidation.  The
special  committee  considered  that,  under  Catskill   Development's   current
structure,  Empire Resorts had a 48.31%  interest in the net results of Catskill
Development's  casino and  wagering  operations,  a 36.88%  interest in Catskill
Development's net results of horse racing and other pari-mutuel activities,  and a 25% interest in Catskill  Development's  net results of real estate  ownership and development operations,  which might be expected to produce a greater return per share for Empire  Resorts'  existing  stockholders  than  would be  realized post-consolidation when the same stockholders would own 19.75% of Empire.

                                       45

            However,  the special committee felt that a comparison of the 19.75%
ownership  interest in a  post-consolidated  Empire  Resorts in contrast to full control  over the  pre-consolidated  Empire  Resorts  was not valid  because the number of shares that would  comprise the 19.75% is  significantly  smaller than the number of shares that today make-up  Empire  Resorts.  The redemption of The
Bryanston  Group's  common  stock,  which is a condition of the  consolidation's closing,  will reduce the number of shares  outstanding  by  approximately  34%.
Although  Empire  Resorts  has the right to redeem  these  shares  for $2.12 per share,  in order to be able to afford to  exercise  this right,  Empire  Resorts needs to obtain the control over productive assets with the potential to produce positive  cash  flow.  In  addition,  post-consolidation,  Empire  Resorts  will directly own 100% of Monticello  Casino  Management,  of which it had previously owned indirectly only 40%; and 100% of Monticello Raceway  Management,  in which it previously had only an indirect 38% interest  through  Catskill  Development, and in both cases those  pre-consolidation  interests  were  subject to a senior mortgage  obligation,  preferred capital  contributions  and priority  payments.
Empire Resorts,  post-consolidation,  would also own 100% of Monticello  Raceway
Development,  in which it previously had no interest at all.  Monticello Raceway
Development  has the  exclusive  right  (under grant from  Catskill  Development through  the year  2020) to  develop  the 229  acres of land  owned by  Catskill
Development  in  Monticello,  New York  that is  intended  to be the site of the proposed Cayuga Nation of New York Native American casino,  along with any hotel facilities,  restaurants,  retail shops,  or other  activities  ancillary to the gaming project.

            After   evaluating   the  above  factors,   the  special   committee
considered,  among other things,  the  following as positive  results for Empire
Resorts in its evaluation of the fairness of the consolidation:

            o    Empire Resorts will own 100% of Monticello Raceway  Management,
                 the  manager  of  Monticello  Raceway,   and  all  of  Catskill
                 Development's  other rights with respect to Monticello Raceway, giving  Empire  Resorts an  immediate  source of cash flow.  In addition,  as Empire Resorts will own this asset directly,  the
                 preferential   system  of  distributions   under  the  Catskill
                 Development's operating agreement will be extinguished.

            o    Empire Resort's wholly-owned subsidiary, Alpha Monticello, will increase its ownership of Monticello Casino Management from 40%
                 to 100%,  allowing it to earn a management  fee of up to 35% of the net  revenues  for any  casino  that is built  on  Catskill
                 Development's  land by the Cayuga  Nation of New York for up to seven years.

            o    Empire Resorts will own 100% of Monticello Raceway Development, which has the exclusive right to develop Catskill Development's
                 229  acres of land in  Monticello,  New  York for 25 years  and receive a developer's  fee of 5% of the total project  costs, a monthly property management fee, and leasing commissions.

                                       46

                 Moreover,  Monticello  Raceway  Development  has the  exclusive right to develop a Native  American casino on this land for the
                 Cayuga  Nation of New York in exchange for 5% of the first $505 million of project  costs.  Absent  the  consolidation,  Empire
                 Resorts would receive none of those fees.

            o    Empire Resorts, through Monticello Raceway Management, will get the right to lease 200 of the 229 acres of land in  Monticello,
                 New  York  owned  by  Catskill  Development  for  48  years  at approximately  $1,800,000 per annum, together with an option to purchase all 229 acres of land.

            o    The  shares  of  Empire  Resorts'  common  stock  held  by  The
                 Bryanston  Group will be redeemed by the  issuance of a note in the amount of approximately $5 million,  reducing the number of
                 Empire Resorts' pre-consolidation shares by 34%.

            Notwithstanding  each of the positive  outcomes of the consolidation highlighted  above,  the special  committee  in its  evaluation  also  perceived certain  risks as factors to be  considered  with respect to the fairness of the transaction. Specifically:

            o    Monticello  Raceway  Management  might  not be able to meet its payment  obligations to Catskill  Development under the 48 year ground lease if appropriate state and federal approvals are not promptly  received  for the  development  of a Native  American casino and/or the  implementation  of a video lottery  terminal program,  or if such operations fail to produce the anticipated revenue.

            o    Following  the  receipt  of all  regulatory  approvals  for the development  of a Native  American  casino and a video  lottery
                 terminal   program,   Empire  Resorts  will  have   substantial
                 financing  requirements,  both in the  immediate  future and as development  progresses.  There can be no assurance that Empire
                 Resorts  will be able to  meet  these  financing  requirements, possibly  leading to a default  under the lease  with  Catskill
                 Development  and/or management and development  agreements with the Cayuga Nation of New York.

            o    In  connection  with  the  closing  of the  consolidation,  the members of both Catskill  Development  and  Monticello  Raceway
                 Development  will  receive,  in the  aggregate,  that number of shares  of  Empire  Resorts'  common  stock  equal to 80.25% of
                 Empire    Resorts'    common    stock,    calculated    on    a
                 post-consolidation,  fully diluted basis. No adjustment to this

                                       47

                 figure will be made as a result of changes in the market  price of Empire Resorts'  common stock. In addition,  no party to the contribution  agreement may terminate or renegotiate  its terms solely because of a change in the common stock's market price.

            o    Moreover,  as  of  September,  2003,  Empire  Resorts  had  net
                 operating loss  carryforwards of approximately  $59,000,000 set to expire  between 2008 and 2022. The  consolidation,  however, will trigger  certain  provisions of the Internal  Revenue Code that will limit the future  utilization of Empire  Resorts' net operating  loss  carryforwards  to offset  its  future  federal
                 taxable    income.    Generally    speaking,    following   the
                 consolidation, Empire Resorts will only be permitted to utilize that portion of its net operating loss  carryforwards  per year
                 (subject  to  certain  carryforward  rules)  equal  to the fair
                 market   value   of  its   stock   immediately   prior  to  the
                 consolidation,  multiplied by the federal  long-term tax exempt rate on such date.

            The special  committee  took each of these  "possible  effects"  and
"risks",  among  other  matters  described  in this  "Recommendation  of  Empire
Resorts' Special Committee"  subsection into account in determining the fairness of the consolidation. Specifically, after considering all of the above described factors and alternative  scenarios,  the special committee concluded that absent the  consolidation,  Empire  Resorts  would  not be able  to  realize  upon  the potential value of its economic interests in Catskill Development because of the adverse combination of:

            o    Empire Resorts' overall financial condition,  liquidity crisis, inability  to access debt and equity  markets,  lack of a track record of success in the gaming industry and the effects of the indictments  of its former  executives,  albeit in  relation to business matters not involving Empire Resorts;

            o    Empire   Resorts'   minority   voting   interest   in  Catskill
                 Development; and

            o    the  likelihood  that any  disposition by Empire Resorts of its interests  in Catskill  Development  would be at a  substantial minority  interest  discount even though  Empire  Resorts would retain the risks  associated  with the  development of a Native
                 American gaming enterprise in Monticello, New York (through its minority  interest in  Monticello  Casino  Management)  and the installation of video lottery terminals at Monticello Raceway.

            The   special    committee    also    reviewed    Empire    Resorts'
post-consolidation business plan and found that there was a reasonable basis for believing  that Empire  Resorts  will be able to execute its  post-consolidation business plan of jointly developing a Native American casino in Monticello,  New
York  with  the  Cayuga  Nation  of New York and  implementing  a video  lottery terminal  program at  Monticello  Raceway.  As a result,  the special  committee believes that the consolidation will, among other advantages:

                                       48

            o    enhance  the  ability of Empire  Resorts  to  realize  upon the potential  value of the development of a Native American gaming enterprise  in  Monticello,  New York and the  installation  of video  lottery  terminals  at  Monticello  Raceway to an extent greater than a sale of its interests in Catskill Development;

            o    provide  Empire Resorts with a measure of liquidity to meet its present liquidity crisis;

            o    provide Empire Resorts with a basis for financing  arrangements that  should  enable  it to  proceed  with  the  video  lottery terminal  project and, in due course,  the casino  project with the Cayuga Nation of New York or another Native  American tribe or nation; and

            o    provide  Empire  Resorts'  creditors  with the  only  realistic prospect of having their debts  satisfactorily  paid or settled within a reasonable period of time, or at all.

            As a result of these findings, the special committee concluded that, although many difficulties lie ahead, including financing requirements that will be substantial even for the newly  consolidated  company,  it would appear "that the path of  consolidation  was the most  reasonable  alternative  available  to
Empire  Resorts;  indeed,  it appears to have been the only course  available to
Empire  Resorts  that held any prospect of paying its  creditors  on  reasonable terms and providing value to its  stockholders."  The special  committee further concluded that the proposed terms for the  consolidation  transaction  "are fair to, and in the best interests of, Empire,  its stockholders,  and its creditors"
and recommended  management be directed to complete and close the consolidation.
It should be noted that certain members of management have conflicts relating to their interests in Catskill Development and other parties to the transaction and that, although the special committee reached the above conclusions regarding the overall  transaction,  the special committee did not evaluate the specific terms of the  individual  agreements  between the parties to determine  whether,  in a similar  arrangement  between  unrelated  parties entered into on an arms length basis, better terms might have been obtained.

            As compensation  for the time it spent in evaluating the fairness of the  consolidation's  terms,  Empire Resorts paid the special committee a fee of
$50,000.

OPINION OF KANE REECE ASSOCIATES, INC.

            Empire Resorts' special  committee  engaged Kane Reece Associates to act as its financial advisor in connection with the proposed  consolidation.  In connection with its engagement,  the special committee requested that Kane Reece
Associates evaluate the fairness of the consolidation's principal terms, whereby
Empire Resorts will acquire all of the outstanding  equity of Monticello Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk  Management in exchange for 80.25% of Empire  Resorts'  common stock,  to
Empire Resorts and each of its  stockholders  from a financial point of view. On
September 8, 2003, Kane Reece  Associates  delivered a written opinion to Empire
Resorts'  special  committee  stating  that,  as of that  date and  based on and subject to the matters described in its opinion, the consolidation's  terms were fair,  from a financial  point of view, to the holders of Empire Resorts' common stock.  The Kane Reece Associates  opinion was based on economic,  financial and market  conditions  as they existed on the date the opinion was rendered and can only be evaluated  as of such date,  and Kane Reece  Associates'  has assumed no
responsibility   to  update  or  revise  its   opinion   based  upon  events  or
circumstances occurring after that date.

                                       49

            In arriving at its opinion, Kane Reece Associates:

            o    reviewed the contribution agreement and related documents;

            o    held  discussions  with senior  officers,  directors  and other representatives  and  advisors  of Empire  Resorts  and  senior officers,  representatives and advisors of Catskill Development concerning the  businesses,  operations and prospects of Empire
                 Resorts and Catskill Development;

            o    examined publicly available business and financial  information relating to Empire Resorts;

            o    examined financial  forecasts and other information and data of
                 Empire Resorts and Catskill  Development which were provided to or  otherwise  discussed  with  Kane  Reece  Associates  by the management of both Empire Resorts and Catskill Development;

            o    considered the financial  terms of certain  recently  completed
                 transactions   that  it  deemed   relevant  in  evaluating  the
                 consolidation,  which  transactions are further discussed below
                 under  the   subheading   "Analysis   of   Selected   Precedent
                 Transactions";

            o    analyzed  financial,  stock market and other publicly available information relating to the businesses of other companies whose operations it considered relevant in evaluating those of Empire
                 Resorts and Catskill Development;

            o    reviewed the 10-year financial  projections  provided by Empire
                 Resorts; and

            o    conducted other analyses and  examinations and considered other financial,  economic and market criteria it deemed  appropriate in arriving at its opinion.

            In rendering its opinion,  Kane Reece Associates assumed and relied, without  independent  verification,  on the  accuracy  and  completeness  of all financial and other  information  and data that it reviewed or considered.  With respect to the financial  forecasts and projections  that were made available to
Kane Reece Associates and used in its analyses,  Kane Reece  Associates  assumed that  they were  reasonably  prepared  on bases  reflecting  the best  currently available  estimates and judgments of Empire  Resorts and Catskill  Development.
Kane  Reece  Associates'  opinion  was  based  on  economic,  market  and  other conditions  existing  on,  and the  information  made  available  to Kane  Reece
Associates as of, the date of its opinion.

                                       50

            In  connection  with its  opinion,  Kane  Reece  Associates  was not requested to, and did not,  participate in the negotiation or structuring of the consolidation,  and Kane Reece  Associates  was not  authorized to, and did not, solicit  interest from any party with respect to the  acquisition of all or part of Empire  Resorts.  Kane  Reece  Associates  expressed  no view as to,  and its opinion does not address,  the relative merits of the  consolidation as compared to any  alternative  business  strategies that might exist for Empire Resorts or the effect of any other transaction in which Empire Resorts might engage.

            In preparing its opinion,  Kane Reece  Associates  used  traditional valuation  methodologies  in valuing  the  various  operations  of the  combined enterprise.  These  methodologies  included the income (or discounted cash flow)
approach and the market approach (the analysis of precedent transactions).  Both of these methods are generally accepted valuation  techniques and ones that Kane
Reece Associates has a significant amount of experience utilizing.  Furthermore,
Kane Reece Associates  believes that these are the two most accurate  techniques or methodologies for valuing businesses.

            The summary of Kane Reece Associates'  analyses which follows is not a  complete  description  of the  analyses  underlying  Kane  Reece  Associates'
opinion.  The preparation of a fairness opinion is a complex  analytical process involving various determinations as to the most appropriate and relevant methods of financial  analysis and the  application  of those methods to the  particular circumstances and,  therefore,  a fairness opinion is not readily susceptible to summary  description.  Accordingly,  Kane  Reece  Associates  believes  that its analyses  must be  considered  as a whole  and that  selecting  portions  of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete  view of the  processes  underlying  its analyses and opinion.

            In  its  analyses,   Kane  Reece  Associates   considered   industry
performance,  general business,  economic,  market and financial  conditions and other matters  existing as of the date of its opinion,  many of which are beyond the control of Empire Resorts and Catskill Development. No company,  transaction or  business  used in those  analyses as a  comparison  is  identical  to Empire
Resorts,  Catskill  Development  or  the  proposed  consolidation,   nor  is  an
evaluation of those analyses entirely mathematical; rather, the analyses involve
complex   considerations  and  judgments   concerning  financial  and  operating
characteristics  and other  factors  that could affect the  acquisition,  public trading or other  values of the  companies,  business  segments or  transactions being analyzed.

            The estimates  contained in Kane Reece Associates'  analyses and the valuation  ranges  resulting  from any particular  analysis are not  necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition,  analyses  relating to the value of  businesses  or  securities do not purport  to be  appraisals  or to  reflect  the  prices at which  businesses  or

                                       51

securities actually may be sold.  Accordingly,  Kane Reece Associates'  analyses and estimates are inherently subject to substantial uncertainty.

            Kane Reece  Associates'  opinion and analyses  were only one of many factors considered by Empire Resorts' special committee in its evaluation of the consolidation  and should not be viewed as  determinative of the views of Empire
Resorts' special committee with respect to the proposed consolidation.

            The  full  text of Kane  Reece  Associates'  written  opinion  dated
September 8, 2003, which describes the assumptions made,  matters considered and limitations of the review undertaken, is available for inspection and copying at
Empire Resorts' principal executive offices during regular business hours by any interested  stockholder of Empire Resorts or any  representative who has been so designated in writing. PLEASE NOTE, HOWEVER, THAT KANE REECE ASSOCIATES' OPINION
IS DIRECTED TO THE SPECIAL COMMITTEE AND DOES NOT CONSTITUTE A RECOMMENDATION TO
ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE CONSOLIDATION.  The summary of
Kane Reece  Associates'  opinion described below is qualified in its entirety by reference to the full text of its opinion.

            The  following  is a  summary  of the  material  financial  analyses performed by Kane Reece Associates in connection with its opinion to the special committee:

            DISCOUNTED CASH FLOW ANALYSIS.

            Kane Reece  Associates  considered the results of a discounted  cash flow analysis of the following discrete businesses:

            o    video lottery terminals at Monticello Raceway;

            o    Monticello Raceway's racetrack operations; and

            o    management  of a Native  American  casino  owned by the  Cayuga
                 Nation of New York.

            Kane Reece Associates  calculated the net present value of the video lottery terminals'  projected ten-year stream of unleveraged free cash flows and projected a continuing  value  multiple of year ten (2014)  debt-free  cash flow based on the  financial  projections  provided to Kane Reece  Associates  by the management of both Empire Resorts and Catskill Development. A ten year model was used by Kane Reece Associates,  as management had provided Kane Reece Associates with 10-year  forecasts,  and Kane Reece  Associates  was informed by management that this 10-year model had also been  submitted to the video  lottery  terminal regulatory  authorities.  Two scenarios were contemplated;  the first being that the casino venture is  successful,  i.e., the Cayuga Nation of New York's casino opens for business,  thus  entitling the Cayuga Nation of New York to purchase a

                                       52

1/3 interest in the video lottery terminal  operations of Monticello  Raceway at cost  (estimated  at $5 million).  The second  scenario  assumed that the casino never opens,  and Empire  Resorts is entitled to 100% of the cash flows from the video lottery terminal operations at Monticello  Raceway.  Kane Reece Associates applied a discount rate of 20% and a continuing value multiple of 7.3 times year eleven after-tax cash flow. This analysis  resulted in a fair market  enterprise value of the video lottery  terminal  operations of $37.9 million under scenario one and $48.3 million under  scenario two.  Assuming a debt level of $15 million under both scenarios,  the equity value of the video lottery terminal operations are $22.8 million and $33.3 million under scenarios one and two, respectively.

            With  respect  to its  discounted  cash flow  analysis  of the video lottery terminal operations,  Kane Reece Associates examined four scenarios. The first,  or base case, was  management's  10-year plan. The other three scenarios were:  revenues  being 10% higher than base case  revenues;  revenues  being 10%
lower than base case revenues; and revenues remaining static upon the opening of a casino in conjunction  with the Cayuga Nation of New York. With respect to its discounted  cash flow analysis of Monticello  Raceway's  operations,  Kane Reece
Associates  did  not  consider  any  hypothetical  scenarios,  given  Monticello
Raceway's long history of operations.

            The  financial  projections  used in this  analysis  were  based  on management's  survey of the  impact  on  revenue  that  video  lottery  terminal programs have had at similarly situated  racetracks in other states.  Kane Reece
Associates elected to utilize the management  provided financial  projections as its  "base  case"  after  verifying  their  reasonableness  through  independent analysis and extensive discussions with management.  Specifically,  from various publicly and privately available resources, Kane Reece Associates determined

                                       53

that video lottery terminal  operations in Delaware averaged  approximately $294 in per terminal daily winnings,  that video lottery terminal  operations in West
Virginia  averaged $248 in per terminal daily  winnings,  and that video lottery terminal  operations  in  Rhode  Island  averaged  $254  in per  terminal  daily winnings.  Moreover,  in 2003 video lottery terminal operations at racetracks in the State of New York (other than  Aqueduct  Race Track,  Yonkers  Raceway,  and
Monticello  Raceway) are projected to earn between $200 and $250 in per terminal daily  winnings (with an average of $217),  with each video lottery  terminal at
Monticello  Raceway  expected to average of $250 in per terminal daily winnings.
Kane Reece  Associate's  research also  indicated  that video  lottery  terminal operations have historically  performed at expected near-term  projected levels.
The near-term  projections  provided to Kane Reece  Associates  for the proposed video lottery  terminal  operation at  Monticello  Raceway fall within the above parameters at $224 in per terminal  daily  winnings for year one and $268 in per terminal  daily  winnings  for year two. A 10% downward  adjustment  on the $224 figure was then used to create a  scenario  that  would put the  proposed  video lottery  terminal  operation  at  Monticello  Raceway at the low end of the data range,  and a 10%  upward  adjustment  was made to the $268  figure  to create a scenario  that  would put the  proposed  video  lottery  terminal  operation  at
Monticello Raceway at the high end of the data range.

            CAPITALIZATION OF INCOME

            Monticello  Raceway's existing  operations were valued by Kane Reece
Associates under a  capitalization  of income model.  Cash flow,  defined as net income less capital expenditures plus depreciation, was calculated from the 2001 and 2002  financial  statements.  A discount rate of 12% was applied as was a 3%
long term growth rate,  yielding a  capitalization  multiple of 11.4x.  The fair market value of Monticello  Raceway's  operations  under the  capitalization  of income approach was calculated by Kane Reece Associates to be $11.4 million.

            NET PRESENT VALUE

            Kane Reece  Associates  calculated  the net present  value of Empire
Resorts' prospective casino management  operations,  post-closing,  based on the financial  projections  provided by the  management  of both Empire  Resorts and
Catskill  Development and the term of the seven year Gaming Facility  Management
Agreement.  See  "Business -  Monticello  Casino  Management  - Gaming  Facility
Management  Agreement"  beginning  on  page 102.  In its  analysis,  Kane  Reece
Associates  adjusted the  management  fee  projected  under the Gaming  Facility
Management Agreement for a 2% expense factor, tax effected the cash flow stream, and  applied a 20%  discount  rate.  Kane Reece  Associates  also  assumed a 40%
probability  of the casino  successfully  opening  with a  commencement  date of
January 1, 2006. This 40% probability figure relating to the eventual opening of the  casino in  conjunction  with the  Cayuga  Nation of New York was  developed through interviews of management by Kane Reece Associates.  These interviews and conversations  related to a series of sequential events, each of which had their own set of probabilities.  This led Kane Reece Associates to apply a probability lower  than  management's  estimates,  understanding  that a higher  probability estimate  would yield a greater  expected value to each  stockholders.  Such 40%
probability  figure,  however,  should in no way be  interpreted  as Kane  Reece
Associates'  opinion of the actual likelihood that a Native American casino will ever open on the land adjacent to Monticello Raceway.

                                       54

            In reaching this  conclusion,  Kane Reece  Associates ran a total of three  scenarios,  each with a set of four  probabilities of the casino opening, centered on the 40% figure  discussed  above.  The first  scenario  was based on management's  projections,  which became Kane Reece  Associates'  base case. The second model assumed the base case revenue,  reduced by 10%. The third  scenario assumed  the base  case,  with the  opening  delayed  by one year.  Under  these scenarios,  the values of the Gaming Facility Management Agreement ranged from a high of $146.3  million  to a low of $103.9  million,  with the base case  being
$140.0 million.  Kane Reece Associates  then,  based on its analyses,  concluded that  the fair  market  value  of the  seven  year  Gaming  Facility  Management
Agreement was $140.0 million. In reaching this conclusion, the fair market value of the Gaming  Facility  Management  Agreement was weighted  heavily towards the base case, as management's  projections (which are the base case) were very much in line with the revenue  being  generated  by table games and slot  machines at comparable casinos in Connecticut, New Jersey and New York.

            Based on these assumptions, Kane Reece Associates concluded that the current fair market value of the Gaming Facility Management Agreement,  based on the financial projections provided by the managements of both Empire Resorts and
Catskill Development, was $146.3 million.

            ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

            Kane  Reece  Associates  also  analyzed  the  consideration  paid in several merger and acquisition  transactions  which Kane Reece Associates deemed to be reasonably similar to the operations of Monticello  Raceway.  In selecting these transactions,  Kane Reece Associates searched for comparable  transactions on  BVMarketData.com  and in the 2002  and 2003  print  versions  of  Mergerstat
Review.   In   researching   transactions   from  the  databases   available  at
BVMarketData.com, Kane Reece Associates utilized the following criteria:

            o    the   acquired   company   was  in  North   American   Industry
                 Classification  System  (NAICS)  code 711212  (Racetracks)  and derived the  majority of its  revenue  specifically  from horse racetrack operations,

            o    the acquired  company's  operations  were located in the United
                 States, and

            o    the transaction  occurred between January 1, 2001 and September
                 8, 2003 (the date of the fairness opinion); and

in  researching  transactions  from  Mergerstat  Review,  Kane Reece  Associates utilized the following criteria:

            o    the  acquired  company  was in the  Leisure  and  Entertainment
                 industry   group  and  derived  the  majority  of  its  revenue
                 specifically from horse racetrack operations,

            o    the acquired  company's  operations  were located in the United
                 States of America, and

            o    the transaction  occurred between January 1, 2001 and September
                 8, 2003.

                                       55

            Only three transactions met the above criteria; information on these transactions is presented in the following tables.

Date             Buyer                             Seller                   Seller Business Description
----             -----                             ------                   ---------------------------
12/24/2002       MTR Gaming Group Inc.             Scioto Downs Inc.        Operates horse racetracks
06/11/2001       Gameco Inc.                       Colonial Holdings Inc.   Operates horse racetracks
04/05/2001       Magna Entertainment Corp.         Ladbroke Racing          Involved in racetrack and related
                                                   Corporation              operations involving harness racing
                                                                            events

                                                                                        Total Invested
                                                                                        Capital
                                                                                        Price                  Net
                                                                            (TIC)      Sales   EBITDA   EBIT   Income
Date             Buyer                             Seller                   ($mil)     ($mil)  ($mil)   ($mil) ($mil)
----             -----                             ------                   ------     ------  ------   ------ ------
12/24/2002       MTR Gaming Group Inc.             Scioto Downs Inc.        $22.7      $14.1    NEG     NEG     NEG
06/11/2001       Gameco Inc.                       Colonial Holdings Inc.   $35.0      $29.7    $1.7    $(0.0)  $(2.8)
04/05/2001       Magna Entertainment Corp.         Ladbroke Racing          $53.0      $70.6    $10.4   $8.2    $4.9
                                                   Corporation
                                                                                                                TIC/Net
Date             Buyer                             Seller                   TIC/Sales  TIC/EBITDA  TIC/EBIT     Income
----             -----                             ------                   ---------  ----------  --------     -------
12/24/2002       MTR Gaming Group Inc.             Scioto Downs Inc.        1.6         n/a          n/a          n/a
06/11/2001       Gameco Inc.                       Colonial Holdings Inc.   1.2         20.9         n/a          n/a
04/05/2001       Magna Entertainment Corp.         Ladbroke Racing          0.8          5.1         6.5         10.9
                                                   Corporation
                                                           Average          1.2         13.0         6.5         10.9

Note: NEG indicates the number was negative; a specific number was not reported.

Sources:  BVMarketData.com,  Mergerstat Review 2003 and 2002, public company SEC filings.

            Kane  Reece  Associates  noted  that,  while  all three of the above acquired  companies had more revenue than Monticello  Raceway,  none had revenue greater than $70.6 million.  Therefore,  Kane Reece  Associates did not consider these  size  discrepancies  sufficient  to  eliminate  these  transactions  from consideration.

            In its review of the comparable transactions,  Kane Reece Associates considered  multiples that compare the transactions' entity value to the subject company's  revenue and EBITDA.  The comparable  transactions  yielded an average total  invested  capital to sales multiple of 1.2x and an average total invested capital to EBITDA  multiple of 13.0x.  These  multiples were applied to the 2001 and 2002 average  Monticello Raceway revenue and EBITDA to yield values of $14.5

                                       56

million and $22.2 million, respectively. Kane Reece Associates then weighted the revenue  multiple  higher,  yielding a fair  market  value of $17.0  million for
Monticello Raceway under the comparable transaction method.

            For each  transaction,  wherever  possible,  Kane  Reece  Associates calculated  multiples of Total Invested  Capital  ("TIC") to Sales (or revenue), earnings before  interest,  taxes,  depreciation  and  amortization  ("EBITDA"), earnings  before  interest  and  taxes  ("EBIT"),  and Net  Income.  Only in one transaction  were all  four  multiples  able to be  calculated.  Since  only one transaction  had positive  EBIT and Net Income,  Kane Reece  Associates  did not
utilize these multiples in its value indication for Monticello Raceway under the market transactions  method. Kane Reece Associates did utilize the TIC/Sales and
TIC/EBITDA.

            Kane Reece  weighted  the revenue  multiple  higher for two reasons.
First,  only two  transactions  involved  companies  with positive  EBITDA,  and correspondingly enabled calculation of EBITDA multiples, while revenue multiples could be generated for all three  transactions.  Second,  the revenue  multiples were in a  relatively  tight  range  (specifically,  0.8x to 1.6x),  whereas the
EBITDA multiples were quite disparate (specifically, 5.1x to 20.9x).

            DISCOUNT RATES, GROWTH RATES AND MULTIPLES USED

            In the above  analyses,  discount  rates were  determined  through a weighted  average  cost of capital  analysis,  at  September  8,  2003.  See the schedules on the following pages:

                                       57

                            Empire Resorts Racetrack
            Weighted Average Cost of Capital as of September 8, 2003

COST OF EQUITY

       Risk Free Rate (20-year Treasury Notes on September 8, 2003)        5.33%
           (Source: Federal Reserve Statistical Release)

       Equity Risk Premium Intermediate Term (S&P 500)           7.4%
           (Source: Ibbotson Associates, 2003 Yearbook)

       Market Beta
                                                                    0.59
                                                                    ----
           (Source: Ibbotson Associates Cost of Capital
           Quarterly Supplement, June 2003)

       Adjusted Equity Risk Premium                                        4.37%

       Small Stock Premium (Low-Capitalization)                            3.53%
           (Source: Ibbotson Associates, 2003 Yearbook)

       Unsystematic Company Risk                                           1.00%
                                                                          -----
       Cost of Equity                                                     14.23%
                                                                          ======
COST OF DEBT

       Prime Rate plus 300 basis points                                    7.00%
           (At September 8, 2003-- Source:  Federal Reserve Statistical Release)

       Less Tax Effect at 40.00%                                           2.80%
                                                                           -----

       After-Tax Cost of Debt                                              4.20%
                                                                           =====

WEIGHTING
                                                         %         % of Capital       Weighted Average
                                                       Return        Structure        Cost of Capital
                                                       ------        ---------        ---------------

       Equity                                          14.23%        78.4%               11.15%

       Debt                                             4.20%        21.6%                0.91%
                                                                                         -----

       WEIGHTED AVERAGE COST OF CAPITAL                                                  12.06%
                                                                                         ======

       WEIGHTED AVERAGE COST OF CAPITAL (ROUNDED)                                        12.00%
                                                                                         ======
                                       58

                              Empire Resorts Casino
            Weighted Average Cost of Capital as of September 8, 2003

COST OF EQUITY

       Risk Free Rate (20-year Treasury Notes on September 8, 2003)        5.33%
           (Source: Federal Reserve Statistical Release)

       Equity Risk Premium Intermediate Term (S&P 500)            7.4%
           (Source: Ibbotson Associates, 2003 Yearbook)

       Market Beta
                                                                     0.79
                                                                     ----
           (Source: Ibbotson Associates Cost of Capital
           Quarterly Supplement, June 2003)

       Adjusted Equity Risk Premium                                        5.85%

       Small Stock Premium (Low-Capitalization)                            3.53%
           (Source: Ibbotson Associates, 2003 Yearbook)

       Unsystematic Company Risk                                          20.00%
                                                                          ------

       Cost of Equity                                                     34.71%
                                                                          ======

COST OF DEBT

       Prime Rate plus 300 basis points                                   10.00%
           (At September 8, 2003-- Source:  Federal Reserve
           Statistical Release)

       Less Tax Effect at 40.00%                                           4.00%
                                                                           -----

       After-Tax Cost of Debt                                              6.00%
                                                                           =====

WEIGHTING
                                                         %         % of Capital       Weighted Average
                                                       Return        Structure        Cost of Capital
                                                       ------        ---------        ---------------

       Equity                                           34.71%         44.9%               15.58%

       Debt                                              6.00%         55.1%                3.31%
                                                                                            -----

       WEIGHTED AVERAGE COST OF CAPITAL                                                    18.89%
                                                                                           ======

       WEIGHTED AVERAGE COST OF CAPITAL (ROUNDED)                                          20.00%
                                                                                           ======

Discount rates utilized ranged from 12% for the operations of Monticello Raceway to 20% for both the video lottery terminal and casino  operations.  Growth rates were based on an analysis of historical operations and industry expectations for the operations of Monticello  Raceway and an analysis of  management's  prepared projections and industry expectations for the video lottery terminal operations.

                                       59

Growth rates were not calculated for the casino operations beyond the projection period,  as Kane Reece  Associates was only valuing a seven year Gaming Facility
Management  Agreement.  Multiples  used in valuing the  operations of Monticello
Raceway  and the  video  lottery  terminal  operations  were  derived  from  the
"Dividend Discount Model" which calculates the continuing value multiples as the inverse of the difference between discount rates and long-term growth rates.

            CONCLUSION

            Based  on  the  results  of  its  valuation  analyses,   Kane  Reece
Associates  concluded that the  consolidation  provided each of Empire  Resorts'
stockholders  with the  potential  to  realize  increased  value  in the  Empire
Resorts'   equity   holdings  than  would   otherwise  be  possible  absent  the
consolidation, thereby supporting the fairness of the consolidation.

            Kane Reece  Associates is a very active  financial  consulting  firm engaged in the valuation of businesses and their  securities in connection  with
merger  and  acquisition   transactions,   and  has  substantial  experience  in
transactions  similar  to the  proposed  consolidation.  The  special  committee selected Kane Reece Associates to deliver a fairness opinion based on Kane Reece
Associates' reputation and expertise.

            Under the terms of Kane Reece Associates' engagement, Empire Resorts agreed to pay Kane Reece  Associates an aggregate fee of $75,000 for its opinion and an additional $8,000 to respond to the Securities and Exchange  Commission's comments to this information  statement/prospectus.  In addition, Empire  Resorts agreed to reimburse Kane Reece  Associates  for its reasonable  travel and other
out-of-pocket   expenses,   and  to  indemnify  Kane  Reece  Associates  against
liabilities,  including  liabilities under the federal securities laws, relating to, or arising out of, Kane Reece Associates' engagement.

                                       60

FINANCIAL PROJECTIONS

            The financial  projections referred to in the prior section entitled
"Opinion of Kane Reece  Associates"  that were provided to Kane Reece Associates by the management of Empire Resorts and Catskill Development were as follows:

                      MONTICELLO RACEWAY & VLT PROJECTIONS
                                July 2003 - 2008

    2003                 July           August         September         October        November         December         Total
GROSS REVENUES
   Raceway            $1,283,005      $ 945,116        $ 947,032        $ 857,616      $ 800,841      $ 1,097,810      $5,931,420
   VLTs
                     -------------------------------------------------------------------------------------------------------------
     Total            $1,283,005      $ 945,116        $ 947,032        $ 857,616      $ 800,841      $ 1,097,810      $5,931,420
                     -------------------------------------------------------------------------------------------------------------
EBITDA
   Raceway            $  310,366      $ 157,495        $ 112,626        $  70,547      $  25,136      $   139,820      $  815,990
   VLTs
                     -------------------------------------------------------------------------------------------------------------
     Total            $  310,366      $ 157,495        $ 112,626        $  70,547      $  25,136      $   139,820      $  815,990
                     =============================================================================================================

    2004               January        February            March             April          May             June           July
GROSS REVENUES
   Raceway            $  867,152     $  848,740        $  834,646        $  772,013    $  939,768      $  948,308       $1,186,102
   VLTs                               2,237,980         2,625,509         2,629,487     2,774,001       2,803,027        2,956,355
                      ------------------------------------------------------------------------------------------------------------
     Total            $  867,152     $3,086,720        $3,460,155        $3,401,500    $3,713,769      $3,751,335       $4,142,457
                      ------------------------------------------------------------------------------------------------------------

EBITDA
   Raceway            $   39,555     $   34,525        $    4,447        $   18,416    $  111,816      $  116,242        $ 261,589
   VLTs                                   5,391           457,409           525,420       644,982         599,141          720,008
                      ------------------------------------------------------------------------------------------------------------
     Total            $   39,555     $   39,916        $  461,856        $  543,836    $  756,798      $  715,383        $ 981,597
                      ============================================================================================================

    2004               August         September         October           November        December         Total
GROSS REVENUES
   Raceway            $  914,116     $  893,674        $  876,402        $  851,209    $1,067,816      $10,999,946
   VLTs                3,064,186      2,970,302         3,064,186         2,976,710     3,057,778       31,159,521
                      --------------------------------------------------------------------------------------------
     Total            $3,978,302     $3,863,976        $3,940,588        $3,827,919    $4,125,594      $42,159,467
                      --------------------------------------------------------------------------------------------

EBITDA
   Raceway            $ 133,844      $   94,425        $   79,889        $   48,297    $  125,001      $1,068,046
   VLTs                 751,204         674,730           754,704           675,868       757,065       6,565,922
                      -------------------------------------------------------------------------------------------
     Total            $ 885,048      $  769,155        $  834,593        $  724,165    $  882,066      $7,633,968
                      ===========================================================================================

                                         2005                            6 Mos '03                       2006
GROSS REVENUES                       For the Year                        Thru 2005                   For the Year
   Raceway                           $12,279,834                         $ 29,211,200                $12,617,200
   VLTs                               41,230,897                           72,390,418                 47,106,392
                                     -----------                         ------------                -----------
     Total                           $53,510,731                         $101,601,618                $59,723,592
                                     -----------                         ------------                -----------

EBITDA
   Raceway                           $ 1,691,808                          $ 3,575,844                $ 1,803,108
   VLTs                               11,851,969                           18,417,891                 16,567,741
                                     -----------                         ------------                -----------
     Total                           $13,543,777                          $21,993,735                $18,370,849
                                     ===========                          ============               ============

                                                                                                       Total
                                          2007                               2008                    6 Mos '03
GROSS REVENUES                       For the Year                        For the Year                Thru 2008
   Raceway                           $12,995,736                         $13,385,608                 $ 55,214,008
   VLTs                               49,107,473                          51,729,122                  171,225,932
                                     -----------                         -----------                 ------------
     Total                           $62,103,209                         $65,114,730                 $226,439,940
                                     -----------                         -----------                 ------------

                                                                                                               -
EBITDA
                                                                                                               -
   Raceway                           $ 1,857,201                         $ 1,912,917                 $ 7,291,869
   VLTs                               17,351,594                          18,694,987                  53,680,619
                                     -----------                         -----------                 ------------
     Total                           $19,208,795                         $20,607,904                 $60,972,488
                                     ===========                         ===========                 ===========

                                       61

            Moreover, such projections were the product of the following:

            o    Projected gaming revenues  provided by consultants  retained by
                 Catskill Development to assess the overall gaming market in the
                 Catskills and the site specific  market for the planned casino.
                 The Innovation  Group (f/k/a Urban Systems),  a highly regarded consulting firm in the gaming  industry,  conducted an in depth study  of the  market  including  demographic  analyses  by zip codes,  road  arteries  leading  to the site and  distances  to competitive  facilities.  The  Innovation  Group  maintains  an extensive  database on gaming operations around the country and continuously  updates it as relevant  data  becomes  available.
                 From this  database,  trends and  specific  results are readily discernable that are relevant to the study at hand. Among other factors, from this database they determine the number of adults in the  study  area  and then  refine  this  raw  statistic  by stratifying  it by age groups and then applying  "propensity to gamble rates" and  "frequency of visits rates"  culminating  in the  anticipated  number  of  gaming  visits  they  expect  the facility  will  experience.  The  visitation  numbers  are then assigned a value based on the further analyses of household and individual  incomes in the target area.  Projected  results are
                 then  compared  to  actual   results   experienced  in  similar
                 jurisdictions.

            o    Revenue  sharing  expenses  with the  State  of New  York  were estimated  from the recent  compact  rates between the State of
                 New York and the Seneca Nation in the Seneca  Nation's  Niagara
                 Falls  casino.  Local impact fees were based on the  negotiated memorandum of understanding with the Village of Monticello.

            o    Payroll expenses  compiled by establishing  staffing guides for the various  departments  and  sub-departments.  Individual job classifications  from janitor to chief  executive  officer were
                 quantified   in  this   exercise   and   assigned   a  rate  of
                 compensation.

            o    Projected  costs of food and  beverages  were based on industry averages.

            o    Other  major  operating   expenses  were  also  identified  and
                 projected accordingly.

INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION

            You  should  be  aware  of  the  interests  that  certain  executive
officers,   directors   and   stockholders   of  Empire   Resorts  have  in  the
consolidation,  as these interests, in certain respects, are different from your interests  as  stockholders.  Specifically,  at  the  time  the  consolidation's principal  terms  were  negotiated  and  approved  by Empire  Resorts'  board of directors,  each of Empire Resorts,  Catskill  Development,  Monticello  Raceway
Development and Americas Tower Partners were under some level of common control.
As discussed above, Catskill Development has three classes of economic ownership interests,  with each class corresponding to one of Catskill Development's three businesses.  Class A economic ownership interests represent the right to receive distributions  and allocations from Catskill  Development's  casino and wagering operations;  Class B economic ownership interests represent the right to receive distributions and allocations from Catskill Development's  horseracing and other pari-mutuel  activities;  and Class C economic ownership interests represent the right to receive distributions and allocations from Catskill  Development's real estate  ownership and development  operations.  At the time the  consolidation's principal  terms  were  negotiated  and  approved  by Empire  Resorts'  board of directors, Empire Resorts held approximately 48%, 37% and 25%, respectively,  of
Catskill  Development's  Class  A,  Class  B  and  Class  C  economic  ownership interests.  Watertone Holdings,  which is controlled by Robert A. Berman, Empire

                                       62

Resorts'  chief  executive  officer,  a member of its board of directors and its former chairman (at the time the consolidation's principal terms were negotiated and approved by Empire  Resorts' board of directors),  Philip B. Berman,  Empire
Resorts' vice president of project coordination (at the time the consolidation's principal  terms  were  negotiated  and  approved  by  Empire  Resorts'  boad of directors), and Scott A. Kaniewski,  Empire Resorts' chief financial officer and a former  member  of its  board of  directors  (at the time the  consolidation's principal  terms  were  negotiated  and  approved  by Empire  Resorts'  board of directors),  held  approximately  15%,  13% and 25%,  respectively,  of Catskill
Development's Class A, Class B and Class C economic ownership  interests,  which interests shall each increase to approximately 33% immediately before closing as a result  of  Catskill  Development's  redemption  of Empire  Resorts'  economic ownership interests in Catskill Development. Furthermore, Morad Tahbaz, Catskill
Development's  president and Empire Resorts'  president,  was a member of Empire
Resorts'  board of  directors  and held a 20%  partnership  interest in Americas
Tower Partners,  a general partnership that held approximately 33%, 25% and 25%, respectively,  of Catskill  Development's  Class A, Class B and Class C economic ownership  interests  at the  time  the  consolidation's  principal  terms  were negotiated and approved by Empire  Resorts' board of directors,  which interests shall each increase to approximately 33% immediately  before closing as a result of Catskill  Development's  redemption  of Empire  Resorts'  economic  ownership interests in Catskill Development.  Furthermore,  Monticello Raceway Development
was owned 50% by Americas  Tower  Partners,  41% by Robert A.  Berman,  7.65% by
Scott A. Kaniewski,  .05% by two affiliates of Mr.  Kaniewski and 1.3% by Philip
B. Berman, Empire Resorts' vice president of project  coordination,  at the time the  consolidation's  principal  terms were  negotiated  and  approved by Empire
Resorts'  board of directors.  Finally,  Thomas W. Aro,  Empire  Resorts'  chief operating  officer,  secretary and a former member of its board of directors (at the time the  consolidation's  principal  terms were  negotiated and approved by
Empire  Resorts'  board  of  directors),  was a  member  of  Monticello  Raceway
Management's board of directors and both Robert A. Berman and Thomas W. Aro were members of  Monticello  Casino  Management's  and Mohawk  Management's  board of managers at the time the  consolidation's  principal  terms were  negotiated and approved by Empire Resorts' board of directors.

            Moreover,  it is expected that each of these interested  individuals will  beneficially  own the following number of shares of Empire Resorts' common stock after the consolidation:

                       Common Stock Beneficially Owned (1)
                       -----------------------------------
                           Shares              Percentage
                           ------              ----------
Robert A. Berman         4,577,477(2)             19.92%

Scott A. Kaniewski         988,627(3)              4.30%

Thomas W. Aro               43,500(4)               *

Paul A. deBary             186,328                  *

Morad Tahbaz             1,337,359(5)              5.81%

Philip B. Berman           270,883(6)              1.19%

-----------
* less than 1%

                                       63

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the record date upon the exercise of options and warrants and the conversion of
            convertible  securities.   Each  beneficial  owner's  percentage  of
            ownership is determined  by assuming  that all options,  warrants or convertible  securities  held by such  person (but not those held by any other  person) that are  currently  exercisable  or  convertible
            (i.e., that are exercisable or convertible  within 60 days after the record date) have been exercised or converted.

(2)         Includes  1,098,094  shares of common stock owned directly by Robert
            A.  Berman,  options  that are  currently  exercisable  into 279,189 shares of common  stock and  3,200,194  shares of common  stock held directly by Watertone  Holdings.  Robert A. Berman  directly holds a
            46.305%  limited   partnership   interest  in  Watertone   Holdings,
            representing an indirect beneficial  ownership interest in 2,092,690 shares of such 3,200,194 shares of Empire Resorts' common stock held by  Watertone  Holdings.  Though BKB,  LLC, 82% of which is owned by
            Robert  A.  Berman,  Robert  A.  Berman  indirectly  holds a general partnership  interest of .0082% of Watertone Holdings,  representing an indirect  beneficial  ownership  interest in an additional 37,433 shares of such 3,200,194 shares of Empire Resorts' common stock held directly by Watertone Holdings,  and through Avon Road Partners, LP,
            Robert A Berman  indirectly  beneficially  holds an addition 23.678%
            limited partnership interest in Watertone Holdings,  representing an
            indirect   beneficial   ownership  interest  in  1,070,071  of  such
            3,200,194  shares of Empire  Resorts'  common stock held directly by
            Watertone Holdings. Avon Road Partners, LP is 88% owned by Robert A.
            Berman,  3% by Debbie N.  Berman and 9% by the Berman  Family  Trust
            whose  beneficiaries  are  Robert A.  Berman's  children.  Debbie N.
            Berman,  Robert A. Berman's  wife,  and Philip B. Berman,  Robert A.
            Berman's  brother,  are  co-trustees  of the Berman Family Trust and have  joint  voting  and  dispositive  power  with  respect  to  its holdings.  Robert A. Berman  disclaims  beneficial  ownership of all shares of common stock held by the Berman Family Trust.

(3)         Includes  134,096  shares of common stock owned directly by Scott A.
            Kaniewski,  options  that are  currently  exercisable  into  295,689 shares of common stock, 494,916 shares of common stock held directly by Watertone  Holdings,  28,940 shares of common stock held directly by The Kaniewski  Family  Limited  Partnership  and 34,986 shares of common stock held directly by The KFP Trust.  The  Kaniewski  Family
            Limited  Partnership,  with  respect to which Mr.  Kaniewski is a 1%
            limited  partner  and the  general  partner  with  sole  voting  and dispositive  power,  holds a 4.95% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in 223,708 shares of such 494,916 shares of Empire Resorts'

                                       64

            common stock held  directly by Watertone  Holdings,  and though BKB,
            LLC,  0.05%  of  which is  owned  by The  Kaniewski  Family  Limited
            Partnership,  The Kaniewski  Family Limited  Partnership  indirectly holds a  general  partnership  interest  of  .000005%  of  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an  additional 23 shares of such 494,916  shares of Empire  Resorts'
            common stock held directly by Watertone Holdings. Scott A. Kaniewski disclaims  beneficial  ownership  of all the shares of common  stock owned by the Kaniewski  Family Limited  Partnership  for any purpose other than voting and dispositive  powers. The KFP Trust, whose sole trustee is Stacey B. Kaniewski, Scott A. Kaniewski's wife, and whose sole beneficiaries are Scott A. Kaniewski's children,  holds a 6.00%
            limited partnership interest in Watertone Holdings,  representing an indirect  beneficial  ownership  interest in 271,162  shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings,  and though BKB, LLC, 0.05% of which is owned by
            The KFP Trust, The KFP Trust indirectly holds a general  partnership interest of .000005% of Watertone Holdings, representing an indirect beneficial  ownership  interest in an  additional  23 shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings.

(4)         Represents options that are currently exercisable into 43,500 shares of common stock.

(5)         Includes  options that are currently  exercisable into 17,500 shares of common  stock  and  1,319,859  shares  of common  stock of Empire
            Resorts  held  directly by Americas  Tower  Partners.  Morad  Tahbaz beneficially  owns a 20%  partnership  interest  of  Americas  Tower
            Partners,  representing  an  indirect  beneficial  interest  in such
            1,319,859  shares of Empire  Resorts'  common stock held directly by
            Americas Tower Partners.

(6)         Includes  45,988 shares of common stock owned  directly by Philip B.
            Berman and 224,895 shares of common stock held directly by Watertone
            Holdings.   Philip  B.  Berman   directly   holds  a  4.95%  limited
            partnership interest in Watertone Holdings, representing an indirect beneficial  ownership  interest  in 223,708  shares of such  224,895 shares of Empire  Resorts'  common stock held  directly by Watertone
            Holdings,  and though BKB,  LLC, 2.6% of which is owned by Philip B.
            Berman,  Philip B.  Berman  indirectly  holds a general  partnership interest of .00026% of Watertone Holdings,  representing an indirect beneficial  ownership interest in an additional 1,187 shares of such
            224,895  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings.

                                       65

            Given  these  facts,  a number of Empire  Resorts'  principals  that negotiated  the  consolidation's  terms were  subject to  various  conflicts  of interest,  possibly causing them to advocate different  positions from what they would have otherwise advocated had they been truly independent.  Moreover, since a number of these  individuals also had a personal interest in the consideration being paid to the members of both Catskill  Development  and Monticello  Raceway
Development, they may have refrained from negotiating the best deal possible for
Empire  Resorts.   The  special   committee's  review  of  the  results  of  the
negotiations does not eliminate the possibility that Empire Resorts is receiving a less favorable deal than if the acquired  companies had been contributed by an independent third party following arm's length negotiations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

            The  following  discussion,  which is based on the opinion of Olshan
Grundman Frome Rosenzweig & Wolosky LLP,  counsel to Empire Resorts,  summarizes the material U.S. federal income tax consequences of the consolidation to Empire
Resorts,  Catskill  Development's  members and Monticello Raceway  Development's members.  Except as is  specifically  set forth below,  this discussion does not address  all  aspects of  taxation  that may be  relevant to the members of both
Catskill  Development  and  Monticello  Raceway  Development  in  light of their personal  investment  or tax  circumstances  or to persons  that are  subject to
special  treatment  under  the  federal  income  tax  laws.  Furthermore,   this
discussion does not address any state, local or foreign tax considerations.  The members of both Catskill  Development  and Monticello  Raceway  Development  are
urged to consult their own tax advisors as to the specific tax  consequences  of the consolidation,  including the applicable  federal,  state, local and foreign tax consequences of the consolidation.

            This  discussion is based on the Internal  Revenue Code,  applicable
Department  of Treasury  regulations,  judicial  authority,  and  administrative
rulings   and   practice,   all   as   of   the   date   of   this   information
statement/prospectus,  as well as representations as to factual matters made by, among others,  Empire Resorts.  Future legislative,  judicial, or administrative changes or interpretations, or the failure of any such factual representation to be true, correct and complete in all material respects, may adversely affect the accuracy of the statements and conclusions described in this document.  Any such changes or interpretations  could be applied  retroactively and could affect the tax consequences of the consolidation.  Empire Resorts is currently not aware of any facts or circumstances  that would cause any  representations  made by it to
Olshan Grundman Frome  Rosenzweig & Wolosky LLP to be untrue or incorrect in any material respect.

            The material  federal income tax  consequences of the  consolidation are as follows:

            o    the  consolidation  will  constitute a tax-free  exchange under
                 Section 351(a) of the Internal Revenue Code;

            o    no gain or loss  will be  recognized  by  Empire  Resorts  as a result of the consolidation; and

            o    no gain or loss will be  recognized  by the  members  of either
                 Catskill  Development  or Monticello  Raceway  Development as a
                 result of the consolidation.

                                       66

            The obligation to complete the  consolidation  is conditioned  upon, among other things,  receipt of an opinion from Olshan Grundman Frome Rosenzweig
& Wolosky LLP that the  consolidation  will constitute a tax-free exchange under
Section  351(a) of the  Internal  Revenue  Code.  The opinion of counsel will be based  in  part  upon  representations,  made  as of the  effective  time of the consolidation,  by Empire Resorts, which counsel will assume to be true, correct and complete.  If the  representations  are  inaccurate,  the opinion of counsel could be  adversely  affected.  Empire  Resorts  has not  requested  nor will it request a private letter ruling from the Internal  Revenue Service as to whether the  consolidation  qualifies as a tax-free  transaction under Section 351(a) of the Internal  Revenue Code.  The opinion of counsel will not be binding upon the
Internal Revenue Service or any court.

ACCOUNTING TREATMENT

            The  consolidation  will be accounted for as a "reverse  merger" for accounting  and financial  reporting  purposes.  Although  Empire Resorts is the legal acquirer and will survive as the legal post-consolidation entity, Catskill
Development   is  considered   the  acquirer  for   accounting   purposes.   The
consolidation  is also considered a "related party  transaction"  for accounting and  financial  reporting  purposes.  Accordingly,  the  transfer  of certain of
Catskill   Development's  current  assets  and  liabilities  and  its  ownership interests in Monticello  Raceway  Management,  Monticello  Casino Management and
Mohawk  Management,  first to its  members and then to Empire  Resorts,  will be recorded at Catskill  Development's  historical  costs  basis  determined  under generally accepted accounting principles.

REGULATORY APPROVALS

            Section  303  of the  New  York  Racing,  Pari-Mutuel  Wagering  and
Breeding Law provides that upon the transfer of the stock of any entity licensed to  conduct  harness  horse  race  meetings  at  which  pari-mutuel  betting  is conducted,  the issuer  must  submit to the New York State  Racing and  Wagering
Board an affidavit from the  transferee  stating that the transferee is the sole beneficial owner of the transferred stock, and whether or not the transferee:

            o    has been convicted of a crime involving moral turpitude;

            o    has  been  engaged  in  bookmaking  or other  forms of  illegal gambling;

            o    has been  found  guilty  of any fraud or  misrepresentation  in connection with racing or breeding;

            o    has been found  guilty of any  violation  or attempt to violate any law,  rule or  regulation  of any racing  jurisdiction  for
                 which   suspension   from  racing  might  be  imposed  in  such
                 jurisdiction; or

            o    has  violated  any  rule,  regulation  or order of the New York
                 State Racing and Wagering Board.

            While  the  transferee  does not need to  subsequently  wait for any formal  ruling  by the New  York  State  Racing  and  Wagering  Board  as to its
suitability to complete a transfer, the New York State Racing and Wagering Board

                                       67

is empowered, if the board so determines that it is inconsistent with the public interest,  convenience  or  necessity,  or with the  best  interests  of  racing generally,  that any  transferee  continue to be a stockholder  of record or the beneficial  owner of any association or corporation  licensed to conduct harness horse  racing  in New  York,  or  which  owns  25% or more of the  stock of such licensee,  to order or direct such transferee or beneficial owner,  irrespective of the time when such  transferee or  beneficial  owner  acquired its stock,  to dispose  of such  stock.  As  Monticello  Raceway  Management  is a  corporation licensed  to conduct  harness  horse race  meetings  in the State of New York at which  pari-mutuel  betting is conducted,  Empire Resorts will have to submit an affidavit as described  above and will be subject to a ruling that its ownership of Monticello  Raceway  Management is  inconsistent  with the public interest or racing in  general.  While  Empire  Resorts  is not  required  to, it intends to attempt  to obtain an  informal,  non-binding,  opinion  from the New York State
Racing and Wagering Board prior to consummating the  consolidation  that the New
York State Racing and Wagering Board will not object to Empire Resorts  becoming the sole stockholder of Monticello Raceway Management.

CERTAIN NON-VOTING MEMBERS RELINQUISH THEIR INTERESTS IN CATSKILL DEVELOPMENT

            In connection with the closing of the consolidation, and in exchange for shares of Empire  Resorts'  common  stock  received in  connection  with the consolidation,  Clifford A. Ehrlich,  Shamrock  Strategies,  Inc. and Fox-Hollow
Lane,  L.L.C.,  the three  non-voting  members  of  Catskill  Development,  will relinquish their membership interests in Catskill Development.

                       THE RESTATED CONTRIBUTION AGREEMENT

            The following summary  highlights  selected  information and may not contain  all of the  information  contained  within  the  restated  contribution agreement.  The  following  description  does not purport to be complete  and is qualified in its entirety by reference to the contribution agreement,  which has been incorporated into this document by reference.

GENERAL TERMS OF THE CONTRIBUTION AGREEMENT

            On November __, 2003, Empire Resorts,  Catskill  Development and the
members of both Catskill Development and Monticello Raceway Development, entered into an amended and restated securities contribution agreement pursuant to which the members of both Catskill  Development  and  Monticello  Raceway  Development
agreed to contribute  all of their  respective  interests in Monticello  Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk  Management,  together with all of their right, title and interest in and to  the  business  of  Monticello  Raceway,  including  all of  the  assets  and liabilities  of Catskill  Development,  except for its  interest in 229 acres of land in  Monticello,  New York and its right to certain  litigation  claims,  to
Empire  Resorts in exchange  for, in the  aggregate,  80.25% of Empire  Resorts'
common  stock,   calculated  on  a   post-consolidation,   fully-diluted  basis.
Immediately  after   consummating   this   consolidation,   Monticello   Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk  Management  will become wholly owned  subsidiaries of Empire Resorts and the members of both Catskill  Development  and Monticello  Raceway  Development,
together, will become Empire Resorts' controlling stockholders.

                                       68

THE TRANSACTION

            At the closing time,  the members of both Catskill  Development  and
Monticello  Raceway  Development  shall deliver their  respective  interests (by delivery of stock certificates,  limited liability company interest  assignments or other  evidence of ownership) in Monticello  Raceway  Management,  Monticello
Casino  Management,  Monticello  Raceway  Development  and Mohawk  Management to
Empire Resorts, and Empire Resorts shall deliver to the members of both Catskill
Development and Monticello  Raceway  Development  registered stock  certificates representing,  in  the  aggregate,  80.25%  of  Empire  Resorts'  common  stock, calculated on a post-consolidation, fully-diluted basis.

REPRESENTATIONS AND WARRANTIES

            In  the   restated   contribution   agreement,   the  parties   made
representations and warranties to each other about their respective companies.

            Catskill  Development,  and  each of its  members,  represented  and warranted to the following:

            o    capital structure of Monticello Raceway Management,  Monticello
                 Casino Management and Mohawk Management;

            o    interests to be contributed  being validly issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o    no declared or unpaid  dividends  with respect to the interests being contributed;

            o    interests being contributed by Catskill  Development's  members on the closing date representing all of Catskill  Development's interests in Monticello Raceway  Management,  Monticello Casino
                 Management  and  Mohawk  Management  on the date  the  restated
                 contribution agreement was executed; and

            o    ownership of and power to transfer  free and clear title to the interests being contributed.

            Catskill  Development  further  represented  and  warranted  to  its knowledge,  without  any  obligation  to  inquire  as to the  accuracy  of  such representations and warranties, to the following:

            o    corporate   existence   of   Monticello   Raceway   Management,
                 Monticello  Casino  Management and Mohawk  Management and their qualification to do current and proposed business;

            o    power and  authority  to enter  into and carry out  obligations under the restated contribution agreement;

            o    with  respect  to  itself  and  each  of   Monticello   Raceway
                 Management, Monticello Casino Management and Mohawk Management,
                 absence of conflict or breach of any laws, contracts, leases or

                                       69

                 other  material   agreements,   including  any   organizational
                 documents,   as  a  result  of   execution   of  the   restated
                 contribution  agreement  or the  contribution  of  interests in accordance with the restated contribution agreement;

            o    required governmental or third party consents and approvals for
                 the  execution  and  delivery  of  the  restated   contribution
                 agreement and related agreements or for the consummation of the transactions contemplated therein;

            o    absence of  subsidiaries  of  Catskill  Development  other than
                 Monticello Raceway Management, Monticello Casino Management and
                 Mohawk Management;

            o    accuracy of  information  supplied in the financial  statements for the year  ending  December  31,  2002  and for the  quarter ending March 31, 2003;

            o    with  respect  to  Monticello  Raceway  Management,  Monticello
                 Casino  Management and Mohawk  Management,  absence of material changes since March 31, 2003;

            o    absence of undisclosed material contracts of Monticello Raceway
                 Management, Monticello Casino Management and Mohawk Management;

            o    Monticello Raceway Management's, Monticello Casino Management's
                 and Mohawk  Management's  full ownership or adequate license to use, without payment, all proprietary rights;

            o    absence  of   material   undisclosed   liabilities,   debts  or
                 obligations of Monticello Raceway Management, Monticello Casino
                 Management or Mohawk Management;

            o    absence of any event that has resulted in a material  breach or
                 default  of  a  material   contract   of   Monticello   Raceway
                 Management, Monticello Casino Management or Mohawk Management;

            o    substantial   compliance  by  Monticello  Raceway   Management,
                 Monticello  Casino  Management and Mohawk  Management  with any relevant laws, and absence of any notices  regarding the breach of any relevant laws;

            o    absence of pending or threatened  litigation or any  reasonable
                 basis   therefor   against   Monticello   Raceway   Management,
                 Monticello Casino Management and Mohawk Management;

            o    material  taxes of Monticello  Raceway  Management,  Monticello
                 Casino  Management  and  Mohawk  Management  having  been paid, filed, reported,  withheld, collected and accounted for, except those being contested in good faith;

                                       70

            o    no finder,  broker,  or investment banker being entitled to any fee or commission in connection with the restated  contribution agreement or related transactions;

            o    valid  title  or  leasehold   rights  of   Monticello   Raceway
                 Management,  Monticello Casino Management and Mohawk Management
                 with respect to any real, personal or leased property;

            o    material   compliance   by   Monticello   Raceway   Management,
                 Monticello  Casino  Management and Mohawk  Management  with all relevant laws; and

            o    absence of material  employment  issues or labor activities and practices that would adversely affect the business or financial conditions of Monticello Raceway Management,  Monticello Casino
                 Management or Mohawk Management.

            Each  member  of  Monticello  Raceway  Development  represented  and warranted, severally and not jointly, on an individual basis, to the following:

            o    Monticello Raceway Development's capital structure;

            o    interests to be contributed  being validly issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o    no declared or unpaid  dividends  with respect to the interests being contributed; and

            o    ownership of and power to transfer  free and clear title to the interests being contributed.

            Each  member  of  Monticello  Raceway  Management   represented  and
warranted to its or his  knowledge,  without any obligation to inquire as to the accuracy of such  representations and warranties,  severally and not jointly, on an individual basis, to the following:

            o    corporate  existence of Monticello Raceway  Development and its qualification to do current and proposed business;

            o    power and authority to enter into and carry out its obligations
                 under   the   restated    contribution    agreement   and   the
                 enforceability of the restated contribution agreement;

            o    with  respect to itself  and  Monticello  Raceway  Development, absence of conflict or breach of any laws, contracts, leases or
                 other  material   agreements,   including  its   organizational
                 documents,   as  a  result  of   execution   of  the   restated
                 contribution  agreement or the  contribution of interests under the restated contribution agreement;

                                       71

            o    required governmental or third party consents and approvals for
                 the  execution  and  delivery  of  the  restated   contribution
                 agreement and related agreements or for the consummation of the transactions contemplated therein;

            o    absence of ownership or control of any other business entity;

            o    Monticello Raceway Development's absence of employees, material operations,  assets or other contractual rights, other than the right to develop a 229 acre parcel of land in  Monticello,  New
                 York;

            o    absence of undisclosed material contracts of Monticello Raceway
                 Development;

            o    Monticello  Raceway  Development's  full  ownership or adequate license to use, without payment, all proprietary rights;

            o    absence  of   material   undisclosed   liabilities,   debts  or
                 obligations of any kind of Monticello Raceway Development;

            o    absence of any event that has resulted in a material  breach or
                 default  of  a  material   contract   of   Monticello   Raceway
                 Development;

            o    substantial  compliance of Monticello Raceway  Development with any relevant  laws,  and absence of any notices  regarding  the breach of any relevant laws;

            o    absence of pending or threatened  litigation or any  reasonable basis therefor against Monticello Raceway Development;

            o    material taxes of Monticello  Raceway  Development  having been paid, filed, reported,  withheld,  collected and accounted for, except those being contested in good faith;

            o    no finder,  broker,  or investment banker being entitled to any fee or commission in connection with the restated  contribution agreement or related transactions; and

            o    material  compliance by Monticello Raceway Development with all relevant laws.

            Empire  Resorts  (on  behalf of itself  and any  subsidiaries  where relevant) represented and warranted to the following:

            o    corporate   existence  and  qualification  to  do  current  and
                 proposed business;

            o    power and authority to enter into and carry out its obligations
                 under   the   restated    contribution    agreement   and   the
                 enforceability of the restated contribution agreement;

            o    absence of conflict or breach of any laws, contracts, leases or
                 other  material   agreements,   including  its   organizational
                 documents,   as  a  result  of   execution   of  the   restated

                                       72

                 contribution  agreement or the issuance of its shares under the restated contribution agreement;

            o    required governmental or third party consents and approvals;

            o    no finder,  broker,  or investment banker being entitled to any fee or commission in connection with the restated  contribution agreement or related transactions;

            o    material  compliance of all Securities and Exchange  Commission filings;

            o    absence of material changes since March 31, 2003;

            o    capital structure;

            o    shares of common  stock to be issued  pursuant to the  restated
                 contribution  agreement  being validly  authorized,  issued and fully paid;

            o    shares of common  stock to be issued  pursuant to the  restated
                 contribution  agreement  representing 80.25% of Empire Resorts'
                 outstanding common stock as of the closing date;

            o    to the best of its knowledge and belief, without any obligation to  inquire  as to the  accuracy  of  such  representation  and warranty, the absence of undisclosed material obligations;

            o    to the best of its knowledge and belief, without any obligation to  inquire  as to the  accuracy  of  such  representation  and warranty, absence of any undisclosed outstanding civil judgment or court  order  (past,  current or  pending)  against  Stanley
                 Tollman,  Beatrice  Tollman,  Monty  Hundley  or The  Bryanston
                 Group, in favor of the U.S. Attorney, S.D.N.Y.;

            o    recapitalization   agreement  between  Empire  Resorts,   Alpha
                 Monticello,  The Bryanston  Group,  Stanley  Tollman,  Beatrice
                 Tollman and Monty Hundley being duly authorized and executed;

            o    to the best of its knowledge and belief,  material taxes having been paid, filed, reported,  withheld,  collected and accounted for, except for those being contested in good faith;

            o    absence of any action,  agreement,  plan or circumstances  that
                 would   prevent  the   consolidation   from   qualifying  as  a
                 contribution  and exchange under Section 351(a) of the Internal
                 Revenue Code;

            o    not being an investment company;

            o    material compliance with all relevant laws;

                                       73

            o    disclosure of all reasonably related available information;

            o    absence of any omissions,  untrue, or misleading  statements by it in the restated contribution agreement; and

            o    investigation  or the opportunity to investigate and understand the consolidation and associated risks.

COVENANTS

            Each of the  parties  to the  restated  contribution  agreement  has agreed that from the date of the  restated  contribution  agreement  through the consolidation's closing or restated contribution  agreement's  termination,  to, among other things:

            o    provide each other with access to information;

            o    notify each other of current or potential  material breaches to the representations, warranties and covenants;

            o    use   commercially   reasonable   efforts  to  consummate   the
                 consolidation;

            o    obtain all  consents or  approvals  necessary  to complete  the
                 consolidation  and  other  transactions   contemplated  by  the
                 restated contribution agreement;

            o    cooperate  with  the  valuation  firm  in  preparation  of  the fairness opinion;

            o    assign,  or  cause  to be  assigned,  to the  extent  it or its subsidiaries is a plaintiff in the ongoing  litigation  against
                 Park Place Entertainment Corporation, Gary Melius, Ivan Kaufman
                 and Walter Horn,  all claims  against Park Place  Entertainment
                 Corporation,  Gary Melius,  Ivan  Kaufman and Walter Horn,  its
                 rights to the proceeds from any  settlement or judgment in such litigation to a grantor trust; and

            o    take no actions to jeopardize the transactions  contemplated in the restated contribution agreement to qualify as a transaction described in Section 351(a) of the Internal Revenue Code.

            Empire  Resorts  further  covenants  in  the  restated  contribution agreement to, among other things:

            o    nominate certain directors; and

            o    amend certain employment agreements.

            Except as contemplated by the restated contribution agreement,  from the date of the  restated  contribution  agreement  through the  consolidation's closing or restated contribution agreement's termination, Empire Resorts further covenants  that it will not,  and Catskill  Development  and the members of both
Catskill  Development and Monticello Raceway  Development  further covenant that

                                       74

they will cause Monticello  Raceway  Management,  Monticello Casino  Management,
Monticello  Raceway  Development and Mohawk Management not to, without the other party's consent:

            o    take any action that would  reasonably be expected to result in any of the conditions to closing not being satisfied;

            o    amend any organizational document;

            o    declare or pay any dividends or distribute any capital stock or equity interests;

            o    alter any capital  stock or equity  interests,  through,  among other things, stock splits, combinations, and issuances;

            o    repurchase,  redeem or otherwise  acquire any capital  stock or equity interests;

            o    merge or consolidate with another business organization;

            o    acquire the assets,  an equity interest or the capital stock of another business organization;

            o    incur, issue or guarantee any indebtedness;

            o    amend any material contract or agreement;

            o    authorize  any capital  expenditures  or fixed asset  purchases exceeding $100,000 in the aggregate;

            o    grant  any  additional  compensation  or  termination  pay  for officers  or  employees,  except  in  the  ordinary  course  of business in accordance with past practice;

            o    enter into additional  employment  agreements,  transactions or policies  benefiting  past and present  directors,  officers or employees, other than as required by law;

            o    pay  or  discharge  any  material  obligations  or  liabilities inconsistent with past business practices;

            o    adopt any plan of reorganization;

            o    settle or compromise any material litigation;

            o    make any material tax election;

            o    take any action that would limit the ability to acquire shares, vote shares or restrict business combinations; or

            o    agree or take any action to do any of the foregoing.

                                       75

            Empire Resorts  further  agrees that,  from the date of the restated
contribution   agreement  through  the   consolidation's   closing  or  restated
contribution  agreement's  termination,  except as  contemplated by the restated
contribution  agreement,  it will conduct its  business in the  ordinary  course consistent  with past practice.  In addition,  among other things and subject to certain exceptions,  Empire Resorts will not, without the consent of the members of both Catskill Development and Monticello Raceway Development:

            o    issue,  deliver,  sell,  pledge  or  dispose  of any  shares of capital stock,  including  options or warrants  (other than the issuance  of  shares  of  common  stock  upon the  exercise  of employee  stock  option  outstanding  on the date the  restated
                 contribution agreement was executed; or

            o    dispose, sell or pledge any material asset.

            Catskill  Development  and the members of both Catskill  Development and Monticello  Raceway  Development  have further agreed that, from the date of the  restated  contribution  agreement  through the  consolidation's  closing or restated  contribution  agreement's  termination,  except as contemplated by the restated  contribution  agreement,  they will cause each of  Monticello  Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk Management to conduct its business in the ordinary course consistent with
past  practice.  In  addition,   among  other  things  and  subject  to  certain
exceptions,  Catskill  Development and the members of both Catskill  Development and  Monticello  Raceway  Development  will  cause  each of  Monticello  Raceway
Management,  Monticello Casino Management,  Monticello  Raceway  Development and
Mohawk Management not to, without Empire Resorts' prior consent:

            o    issue,  deliver,  pledge,  dispose  of,  encumber  or sell  any capital stock, or options, warrants, convertible securities, or other capital interests; or

            o    dispose, sell or pledge any material asset.

REGISTRATION STATEMENT, STOCKHOLDER VOTE, AND BRYANSTON LITIGATION

            The parties to the restated  contribution  agreement  have agreed to provide one another with any information reasonably requested in connection with the S-4 registration statement.

            Empire Resorts will further:

            o    promptly take any action required to file the S-4  registration statement and have it declared effective as soon as possible;

            o    make  any  modifications  to  the  S-4  registration  statement
                 reasonably   requested  by  the  members  of  either   Catskill
                 Development or Monticello  Raceway  Development prior to filing it with the Securities and Exchange Commission;

            o    notify  the  other  parties  of  comments   received  from  the
                 Securities   and  Exchange   Commission   concerning   the  S-4
                 registration statement;

                                       76

            o    cause the S-4 registration  statement to remain effective until the  earlier  of (i) the date on  which  all of the  shares  of common stock being issued  pursuant to the  consolidation  have been  sold to the  public or (ii) the date on which all of such shares can be freely sold to the public pursuant to Rule 144 of the  Securities  Act of 1933,  as  amended,  without any volume limitations;

            o    prepare and file with the  Securities  and Exchange  Commission
                 such  amendments  (including  post-effective   amendments)  and
                 supplements   to  the  S-4   registration   statement  and  the
                 prospectus  used  in  connection  with  the  S-4   registration
                 statement  as may be  necessary  to keep  the S-4  registration statement  effective  and to comply with the  provisions of the
                 Securities  Act  of  1933,  as  amended,  with  respect  to the disposition  of all of the shares of common  stock being issued pursuant to the  consolidation  at all times  during the period
                 for  which   Empire   Resorts  is  required  to  maintain   the
                 effectiveness of the S-4 registration statement;

            o    cause the shares of common  stock being  issued to be listed on the Nasdaq SmallCap Market;

            o    take all action necessary to obtain stockholder approval of the consolidation; and

            o    redeem the shares of common stock held by The  Bryanston  Group and certain shares of common stock held by Beatrice Tollman.

            Catskill  Development  and the members of both Catskill  Development and Monticello  Raceway  Development  will further provide Empire Resorts with a
list  of   Catskill   Development's   and   Monticello   Raceway   Development's
"affiliates,"  including  any  changes  to the  list,  prior  to  completion  of consolidation. Empire Resorts will receive from each "affiliate" an agreement to comply with the  restrictions  of Rule 145 under the  Securities Act of 1933, as amended.

CONDITIONS TO CLOSING

            The  obligations  of each party to complete  the  consolidation  are subject to the satisfaction or waiver of various  conditions,  which include, in addition to other closing conditions, the following:

            o    Empire  Resorts  shall have  obtained all required  consents or approvals;

            o    all  required  authorizations,  consents  or  approvals  of, or registrations  with,  any  governmental  entity shall have been obtained or made;

            o    no  statute,   rule,  regulation,   order,  judgment,   decree,
                 injunction,  or ruling  shall be in effect that  prohibits  the consolidation;

            o    the parties shall have  received an opinion of Olshan  Grundman
                 Frome  Rosenzweig  & Wolosky LLP that none of the parties  will recognize any income, gain or loss for tax purposes as a result of the consolidation;

                                       77

            o    Monticello  Raceway  Management and Catskill  Development shall have  executed  an  amendment  to that  certain 48 year  ground lease,  dated  October 29, 2003,  with respect to those certain
                 200 acres of land in Monticello, New York now owned by Catskill
                 Development  (i)  increasing  the amount of land subject to the purchase  option  under the lease  from 200 acres to 229 acres, without any increase in the  purchase  option  price,  and (ii)
                 reducing  the purchase  option price by any amount  received by
                 Catskill  Development  (or its  successor)  if the  adjacent 29 acres now owned by Catskill  Development  are sold  pursuant to
                 that  certain  Land   Purchase   Agreement   between   Catskill
                 Development  and the Cayuga  Nation of New York dated  April 3,
                 2003;

            o    Empire  Resorts  shall have redeemed the shares of common stock held by The Bryanston  Group and certain shares of common stock held by Beatrice Tollman;

            o    New York Gaming, LLC shall have distributed all its interest in
                 Catskill  Development  to  Alpha  Monticello,  a  wholly  owned subsidiary of Empire Resorts;

            o    subsequent  to  New  York  Gaming,  LLC's  distribution  of its interests in Catskill Development to Alpha Monticello, a wholly owned subsidiary of Empire Resorts,  Catskill Development shall have redeemed all interests in itself held by Alpha Monticello, a wholly owned subsidiary of Empire Resorts;

            o    a  grantor   trust  shall  have  been   created  and   Catskill
                 Development,   Monticello   Raceway   Development   and  Mohawk
                 Management  shall have  assigned to such trust their  rights to the proceeds from any  settlement or judgment  related to their claims  against  Park  Place  Entertainment  Corporation,  Gary
                 Melius, Ivan Kaufman and Walter Horn;

            o    amendments to the  certificate of  incorporation  and bylaws of
                 Empire  Resorts  providing  for a staggered  board of directors shall have been approved;

            o    the  S-4  registration   statement  shall  have  been  declared
                 effective  and shall not be the subject of any stop order,  and no proceedings  shall have been brought or, to the knowledge of the parties, threatened for that purpose;

            o    consummation  of  the  consolidation  shall  have  been  deemed consistent  with the Cayuga Nation of New York's prior approval of the Gaming Facility Management Agreement; and

            o    all material  agreements and covenants required to be performed before closing shall have been performed.

            Except as may be waived in writing by Empire Resorts, the obligation of  Empire  Resorts  to effect  the  consolidation  is  further  subject  to the satisfaction of the following conditions:

            o    representations and warranties of Catskill  Development and its members in the restated  contribution  agreement  shall be true and correct in all  material  respects,  and not subject to any

                                       78

                 knowledge qualification, and Empire Resorts shall have received a  certificate  executed by an officer of Catskill  Development and each member of Catskill Development to such effect;

            o    representations    and   warranties   of   Monticello   Raceway
                 Development's  members  contained in the restated  contribution agreement  shall be true and correct in all material  respects, and Empire  Resorts shall have received a certificate  executed by  each  member  of  Monticello  Raceway  Development  to such effect;

            o    each  affiliate  shall have  executed  and  delivered to Empire
                 Resorts an affiliate agreement;

            o    the  special  committee  of the  board of  directors  of Empire
                 Resorts   shall  have  received  an  opinion  from  Kane  Reece
                 Associates,  which  opinion  shall have been  confirmed by Kane
                 Reece  Associates (in writing) as of the closing date, that the consolidation  is fair to Empire  Resorts and its  stockholders from a financial point of view;

            o    Empire  Resorts'  special  committee  shall have  approved  the consolidation;

            o    subsequent  to (1)  Catskill  Development's  redemption  of all interests  in itself held by Alpha  Monticello,  a wholly owned subsidiary  of  Empire  Resorts  and  (2)  the  creation  of  a litigation  trust and the  assignment to such trust by Catskill
                 Development,   Monticello   Raceway   Development   and  Mohawk
                 Management  of all of their rights to the  proceeds  from their claims  against  Park  Place  Entertainment  Corporation,  Gary
                 Melius,  Ivan  Kaufman and Walter  Horn,  Catskill  Development
                 shall have contributed all of its rights, title and interest in and to the business of Monticello  Raceway and all of its other assets  and  liabilities,  except  for  Catskill  Development's interest  in 229  acres of land in  Monticello,  New  York,  to
                 Monticello  Casino  Management and then shall have  distributed
                 all  of  its  interests  in  Monticello   Raceway   Management,
                 Monticello  Casino Management and Mohawk Management to Catskill
                 Development's then current members;

            o    Catskill   Development   and  the  members  of  both   Catskill
                 Development  and  Monticello  Raceway  Development  shall  have provided Empire Resorts with all audited  financial  statements required to be included in the S-4 registration statement;

            o    Empire  Resorts  shall have received an opinion from a law firm reasonably acceptable to it as to certain legal matters;

            o    Empire Resorts shall have received a certificate  from Catskill
                 Development,  dated the closing date, as to the  capitalization of Monticello Raceway Management,  Monticello Casino Management
                 and Mohawk Management; and

                                       79

            o    to the  knowledge of the members of both  Catskill  Development and Monticello Raceway  Development,  since July 3, 2003, there shall not have been any  change in or any  potential  change in the business,  operations or financial  condition of Monticello
                 Raceway  Management,  Monticello Casino Management,  Monticello
                 Raceway Development or Mohawk Management,  having or reasonably likely to have a material adverse effect on Monticello  Raceway
                 Management,  Monticello Casino  Management,  Monticello Raceway
                 Development or Mohawk Management.

            Except as may be waived in writing by Catskill  Development  and the members of both Catskill  Development and Monticello  Raceway  Development,  the
obligation of Catskill  Development and the members of both Catskill Development and  Monticello  Raceway  Development  to effect  the  consolidation  is further subject to the satisfaction of the following conditions:

            o    representations  and warranties of Empire Resorts  contained in the restated  contribution  agreement shall be true and correct in all  material  respects,  and Catskill  Development  and the members of both Catskill  Development  and  Monticello  Raceway
                 Development  shall have received a  certificate  executed by an officer of Empire Resorts to such effect;

            o    Catskill  Development  and its  members  shall have  received a legal opinion from Olshan  Grundman Frome  Rosenzweig & Wolosky
                 LLP;

            o    the shares of common stock being issued by Empire Resorts shall have been  approved  for listing on the Nasdaq SmallCap Market;

            o    there  shall be no  outstanding  or pending  civil  judgment or court order against Stanley Tollman,  Beatrice  Tollman,  Monty
                 Hundley or The  Bryanston  Group in favor of the U.S.  Attorney affecting consummation of the consolidation;

            o    since July 3, 2003,  there shall have been no change in, or the knowledge of a potential change in, the business,  operation or financial  condition  of Empire  Resorts  having or  reasonably likely to have a material adverse effect on Empire Resorts;

            o    Catskill  Development  and its  members  shall have  received a certificate  from  Empire  Resorts  verifying  Empire  Resorts'
                 capitalization;

            o    Catskill  Development  shall have  received an  assignment  and assumption  agreement  from Empire  Resorts  reflecting  Empire
                 Resorts' assumption of certain liabilities; and

            o    certain employment agreements shall have been amended.

                                       80

SURVIVAL OF REPRESENTATION AND WARRANTIES

            The  representations  and  warranties  made by Empire Resorts in the restated  contribution  agreement  will not survive the closing  date except for
Empire Resorts'  representation  and warranty about its capital structure (which will terminate on the first  anniversary of the closing date),  but the accuracy of all of Empire Resorts'  representations  and warranties  forms the basis of a condition to closing  regarding the obligations of Catskill  Development and the members of both Catskill Development and Monticello Raceway Development.

            The representations and warranties made by Catskill  Development and its members in the restated contribution  agreement will not survive the closing date except for the  representations  and warranties with respect to the matters below (which will terminate on the first  anniversary of the closing date),  but the accuracy of all of Catskill  Development's and its members'  representations and  warranties  forms  the  basis  of a  condition  to  closing  regarding  the obligations of Empire Resorts:

            o    capital structure of Monticello Raceway Management,  Monticello
                 Casino Management and Mohawk Management;

            o    interests to be contributed  being validly issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o    no declared or unpaid  dividends  with respect to the interests being contributed;

            o    ownership of and power to transfer  free and clear title to the interests being contributed;

            o    power  and   authority  to  enter  into  and  carry  out  their
                 obligations under the restated contribution agreement;

            o    with  respect  to  themselves  and each of  Monticello  Raceway
                 Management, Monticello Casino Management and Mohawk Management,
                 absence of conflict or breach of any laws, contracts, leases or
                 other  material   agreements,   including  any   organizational
                 documents,   as  a  result  of   execution   of  the   restated
                 contribution  agreement  or the  contribution  of  interests in accordance with the restated contribution agreement;

            o    required governmental or third party consents and approvals for
                 the  execution  and  delivery  of  the  restated   contribution
                 agreement and related agreements or for the consummation of the transactions contemplated therein; and

            o    absence of  subsidiaries  of  Catskill  Development  other than
                 Monticello Raceway Management, Monticello Casino Management and
                 Mohawk Management.

            The representations and warranties made by the members of Monticello
Raceway Development in the restated contribution  agreement will not survive the closing date except for the  representations  and warranties with respect to the matters  below  (which will  terminate on the first  anniversary  of the closing

                                       81

date), but the accuracy of all of the  representations  and warranties forms the basis of a condition to closing regarding the obligations of Empire Resorts:

            o    capital structure of Monticello Raceway Development;

            o    interests to be contributed  being validly issued,  fully paid, nonassessable and not subject to any preemptive rights;

            o    no declared or unpaid  dividends  with respect to the interests being  contributed;

            o    ownership of and power to transfer  free and clear title to the interests being contributed;

            o    power  and   authority  to  enter  into  and  carry  out  their
                 obligations under the restated contribution agreement;

            o    with respect to themselves and Monticello Raceway  Development, absence of conflict or breach of any laws, contracts, leases or
                 other  material   agreements,   including  any   organizational
                 documents,   as  a  result  of   execution   of  the   restated
                 contribution  agreement  or the  contribution  of  interests in accordance with the restated contribution agreement; and

            o    required governmental or third party consents and approvals for
                 the  execution  and  delivery  of  the  restated   contribution
                 agreement and related agreements or for the consummation of the transactions contemplated therein.

INDEMNIFICATION

            o    the members of both Catskill Development and Monticello Raceway
                 Development will, severally and not jointly, indemnify and hold harmless  Empire  Resorts  from  any  losses,  liabilities  and damages (financial or otherwise, including reasonable attorneys fees and other costs) due to  inaccuracies or the breach of any surviving  representation or warranty of Catskill  Development,
                 Catskill    Development's   members   or   Monticello   Raceway
                 Development's  members,  or  the  non-performance  by  Catskill
                 Development,   Catskill  Development's  members  or  Monticello
                 Raceway  Development's  members of any  covenant or  obligation under the restated contribution  agreement;  provided that none of the members of Catskill  Development nor Monticello  Raceway
                 Development  shall be required to indemnify  Empire Resorts for any losses in excess of the value (as of  closing  time) of the shares of Empire Resorts' common stock issued to it at closing.

            o    Empire  Resorts  will  indemnify  and  hold  harmless  Catskill
                 Development   and  each  of  the   members  of  both   Catskill
                 Development and Monticello Raceway  Development for any losses, liabilities  and damages  (financial  or  otherwise,  including reasonable  attorney fees and other costs) due to  inaccuracies or the breach of any  surviving  representation  or warranty of
                 Empire Resorts or the  non-performance by Empire Resorts of any

                                       82

                 covenant  or   obligation   under  the  restated   contribution
                 agreement,  provided that Empire  Resorts shall not be required to  indemnify  Catskill  Development  and the  members  of both
                 Catskill Development and Monticello Raceway Development for any
                 losses that exceed the value (as of closing time) of the shares to be issued by Empire Resorts at closing.

TERMINATION

            The restated  contribution  agreement  can be terminated at any time prior to the closing time by:

            o    mutual written consent;

            o    by  any of  the  parties  if the  consolidation  has  not  been completed  by January 31,  2004,  provided  that a party cannot terminate the restated  contribution  agreement if such party's actions or failure to act caused or  resulted in the failure of the consolidation's timely closing;

            o    by any party not in breach if another party materially breaches any of its representations, warranties, covenants or agreements contained in the restated contribution agreement; or

            o    by any of the parties if a court of competent  jurisdiction  or other  governmental  entity  issues an order,  decree or ruling
                 (which is final and nonappealable),  or takes any other action, having  the effect of  permanently  restraining,  enjoining  or otherwise prohibiting the consolidation.

            If the  restated  contribution  agreement  is  terminated  by mutual consent or the failure to close by January 31, 2004,  then the agreement is void and there will be no liability or cause of action as a result of terminating the
agreement.   If  the  restated   contribution   agreement  is  terminated  by  a
non-breaching  party following a material breach,  however,  the parties reserve their right to take legal action.

MISCELLANEOUS

            Other provisions of the restated contribution  agreement include the following:

            o    the  parties  have the  right to seek a  temporary  restraining order,  injunction or other equitable  remedy due to the nature of the agreement;

            o    there  shall  be  no  public   announcements   related  to  the
                 consolidation  and  other  transactions   contemplated  by  the
                 restated contribution agreement prior to the closing;

            o    the  restated  contribution   agreement  supersedes  all  prior
                 agreements, whether written or oral;

                                       83

            o    the restated  contribution  agreement will inure to the benefit of and  be  binding  upon  the  parties  and  their  respective successors and assigns;

            o    the restated contribution agreement may not be assigned without the prior written consent of the other parties;

            o    the  restated  contribution  agreement  shall be subject to New
                 York law and the  jurisdiction  of New York  courts  (state and federal);

            o    sections in the restated  contribution  agreement are severable if a court of competent  jurisdiction  declares a section to be void,  illegal  or  unenforceable,  with the  remainder  of the agreement  in full  force.  The parties  agree to replace  such severed provisions with a valid provision; and

            o    the parties may not interpret the  ambiguities  in the restated
                 contribution  agreement  against  the party  that  drafted  the agreement.

                         MATERIAL CONDITIONS TO CLOSING

            As indicated above, the restated contribution agreement provides for various actions that must occur before the consolidation  can be effectuated.  A number of these actions will have a material  impact on Empire Resorts  existing business  structure,  the rights of its stockholders and its  post-consolidation objectives. These closing conditions,  therefore, are described below in greater detail.

REDEMPTION OF EMPIRE RESORTS' INTEREST IN CATSKILL DEVELOPMENT

            Alpha  Monticello,  a wholly owned subsidiary of Empire Resorts,  is currently a member of Catskill Development and holds a 48.31% economic ownership interest in its casino and  wagering  operations,  a 36.88%  economic  ownership interest in its horseracing and other pari-mutuel  activities and a 25% economic ownership  interest in its real estate  ownership  and  development  operations.
Immediately prior to the consolidation's closing, but following New York Gaming,
LLC's contribution of its interests in Catskill Development to Alpha Monticello, a wholly owned  subsidiary of Empire Resorts,  Catskill  Development will redeem all of Empire Resorts' indirect membership  interests in Catskill Development in exchange for 40 shares of Monticello  Raceway  Management,  representing  40% of
Monticello Raceway  Management's  outstanding capital stock. As a result of this redemption, Empire Resorts' will not receive, directly or indirectly, any of the shares of Empire  Resorts'  common stock to be issued to the members of Catskill
Development  pursuant to the  consolidation.  Moreover,  Catskill  Development's redemption of Empire  Resorts'  indirect  interest will result in Americas Tower
Partners' and Watertone Holdings' (both of which are controlled by or affiliated with certain  officers and directors of Empire Resorts)  membership  interest in
Catskill  Development  increasing to approximately 33% each, giving them and the other members of Catskill  Development the right to receive a greater percentage of the consideration to be received by Catskill Development's members as part of the consolidation.

                                       84

DISTRIBUTION  BY CATSKILL  DEVELOPMENT  OF ITS INTERESTS IN  MONTICELLO  RACEWAY
MANAGEMENT, MONTICELLO CASINO MANAGEMENT AND MOHAWK MANAGEMENT

            Catskill   Development   currently   owns  all  of  the  issued  and
outstanding  common  shares  of  Monticello  Raceway  Management  and 60% of the outstanding membership interests of both Monticello Casino Management and Mohawk
Management.  Immediately  following  Catskill  Development's  redemption  of all interests  in itself held by Alpha  Monticello,  a wholly  owned  subsidiary  of
Empire  Resorts  (as  described  in  the  prior  paragraph),  but  prior  to the consolidation's closing, Catskill Development will contribute all of its rights, title and interest in and to the business of  Monticello  Raceway and all of its other assets and liabilities,  except for Catskill Development's interest in 229 acres  of land in  Monticello,  New York and its  right  to  certain  litigation
claims,  to  Monticello   Casino  Management  and  Catskill   Development  shall
subsequently  distribute all of its interests in Monticello Raceway  Management,
Monticello  Casino  Management and Mohawk  Management to Catskill  Development's
then  current  members.  Catskill  Development's  members  will  then,  in turn, contribute  all of these  equity  interests  to Empire  Resorts in exchange  for shares of Empire  Resorts'  common stock.  As a result of this  distribution  by
Catskill Development,  at the consolidation's closing, Catskill Development will neither be contributing any assets to Empire Resorts nor receiving any shares of
Empire Resorts' common stock.  Rather,  Catskill  Development's  members will be
transferring  all  of  Catskill   Development's   current  equity  interests  in
Monticello   Raceway   Management,   Monticello  Casino  Management  and  Mohawk
Management  to Empire  Resorts in  exchange  for a direct  issuance of shares of
Empire Resorts' common stock. Furthermore, as a result of this distribution,  at the time of the consolidation's closing,  Catskill Development will not have any assets other than 229 acres of land in Monticello, New York.

FORMATION OF LITIGATION TRUST

            Another  material  condition to the  consolidation's  closing is for
each  of  Catskill  Development,   Monticello  Raceway  Development  and  Mohawk
Management  to assign to a grantor trust (the  "LITIGATION  TRUST") all of their claims under or related to the  alienation and  frustration of their  agreements and business  relations  with the St. Regis Mohawk Tribe and their rights to any proceeds  from any  judgment or  settlement  that may arise from any  litigation relating to that claim,  including (1) that certain litigation entitled Catskill
Development,   L.L.C.,   Mohawk  Management,   L.L.C.,  and  Monticello  Raceway
Development   Company,   L.L.C.,   Plaintiffs.   v.  Park  Place   Entertainment
Corporation,  Defendant.  (Civil Action No. 00CIV8660  (CM)(GAY)) (United States
District Court Southern District Of New York) (the "PARK PLACE  LITIGATION") and
(2) that  certain  litigation  entitled  Catskill  Development,  L.L.C.,  Mohawk
Management,   L.L.C.,  and  Monticello  Raceway  Development  Company,   L.L.C.,
Plaintiffs. against Gary Melius, Ivan Kaufman, Walter Horn, President R.C. - St.
Regis Management Company,  et al, Defendants.  (Index No. 891/03) (Supreme Court
of the State of New York County of Sullivan) (the "MELIUS LITIGATION").

            BACKGROUND OF LITIGATION CLAIMS

            As  mentioned  above  in  "The  Consolidation  -  Background  of the
Consolidation"  beginning on page 31, in 1996, a group of  businessmen  formed a coalition with Empire Resorts and two other entities and commenced  negotiations with the St. Regis Mohawk  Tribe about  developing a Class III Gaming  casino on

                                       85

land adjacent to Monticello  Raceway.  This coalition then formed three entities to accomplish distinct aspects of the project:

            o    Catskill  Development  was formed to acquire  the land on which the casino would be built and obtain approval for and implement the  transfer  of the land to the  United  States of America in trust  for the  St.  Regis  Mohawk  Tribe  for  off-reservation gaming.

            o    Monticello Raceway Development was formed to develop the casino property,  and provide  technical  expertise  for the planning, design,  engineering,  and construction of the casino. It would also help the St. Regis Mohawk Tribe in obtaining financing for the casino undertaking.

            o    Mohawk Management was formed to manage the casino.

            Each party negotiated a separate  contract with the St. Regis Mohawk
Tribe to cover its role.  Thus,  Catskill  Development,  after itself  acquiring title to  Monticello  Raceway  and the  surrounding  property  for $10  million, negotiated a land  purchase  agreement;  Mohawk  Management  negotiated a gaming facility management agreement;  and Monticello Raceway Development  negotiated a gaming  facility  development  and  construction  agreement.  Each  of the  land purchase  agreement and gaming  facility  management  agreement  were subject to certain  regulatory  approvals from the Bureau of Indian  Affairs,  the National
Indian Gaming Commission and the State of New York.

            On August 2,  1996,  Catskill  Development  applied to the Bureau of
Indian Affairs and National  Indian Gaming  Commission to place 29 acres of land adjacent to Monticello Raceway in trust status and to approve the land for Class
III Gaming.  The Bureau of Indian  Affairs then spent 3 1/2 years  reviewing and
processing  the  application,   finally  approving  it  on  April  6,  2000  and
simultaneously requesting that New York State Governor George Pataki concur.

            Before the Governor  could  formally  concur or the National  Indian
Gaming  Commission  could approve the casino  management  agreement,  Park Place
Entertainment  Corporation,  the world's largest gaming corporation and Atlantic
City's largest casino operator,  entered into an agreement providing for the St.
Regis Mohawk Tribe to commit their future casino development efforts exclusively to Park Place Entertainment Corporation,  which conflicted with their agreements with Catskill Development, Monticello Raceway Development and Mohawk Management.
In an agreement  executed on April 14, 2000, the St. Regis Mohawk Tribe promised to work exclusively with Park Place Entertainment Corporation for consideration, among  other  things,  of  $3,000,000  in  cash  and  Park  Place  Entertainment
Corporation's  promise to  indemnify  the St.  Regis  Mohawk  Tribe  against any litigation that may result.  For a new casino project at another location in the
Catskills,  Park Place Entertainment  Corporation and the St. Regis Mohawk Tribe
agreed  to  enter  into  agreements  very  similar  to  those  between  Catskill
Development,  Monticello  Raceway  Development and Mohawk Management and the St.
Regis Mohawk Tribe, substituting Park Place Entertainment Corporation's name for
that  of  Catskill  Development,   Monticello  Raceway  Development  and  Mohawk
Management.

                                       86

            In  response  to  these  events,   each  of  Catskill   Development,
Monticello   Raceway   Development   and  Mohawk   Management  sued  Park  Place
Entertainment  Corporation,  asserting claims under New York law for intentional
interference   with  contractual   relations  and  interference   with  business
relations.  The trial court  subsequently  dismissed  the claim for  intentional interference  with contractual  relations on the grounds that the contracts were subject to certain approvals and granted Park Place Entertainment  Corporation's motion for summary  judgment  with  respect to the  interference  with  business relations  complaint on the grounds that  insufficient  evidence of causation or wrongful  conduct had been  produced,  effectively  dismissing  the entire case.
These court rulings,  however,  have been appealed.  In addition,  on October 7,
2003, after receiving a remand of jurisdiction  from the Second Circuit Court of
Appeals,  the trial court granted the  plaintiffs'  motion to vacate the earlier decision granting summary judgment to Park Place Entertainment  Corporation,  in order to allow  additional  discovery  proceedings with respect to evidence that the  plaintiffs  had not received in  connection  with their  earlier  discovery requests prior to the summary judgment decision.

            Separately,  on  April  11,  2003,  each  of  Catskill  Development,
Monticello  Raceway  Development and Mohawk  Management  filed suit against Gary
Melius,  Ivan  Kaufman and Walter Horn,  each of whom served as an  intermediary between the St.  Regis  Mohawk  Tribe and Park Place  Entertainment  Corporation
during Park Place  Entertainment  Corporation's  successful effort to induce the
St. Regis Mohawk Tribe to renounce their  agreements with Catskill  Development,
Monticello  Raceway  Development  and Mohawk  Management and commit their casino efforts  exclusively to Park Place Entertainment  Corporation.  In this lawsuit, the  plaintiffs  have alleged  that the  defendants  engaged in a conspiracy  to restrain  and  interfere  with the  plaintiffs'  efforts  to develop a casino in
Monticello,  New  York  with  the St.  Regis  Mohawk  Tribe.  In  addition,  the plaintiffs have alleged that the defendants engaged in a fraud and conspiracy by withholding  material  evidence from the  plaintiffs  in  connection  with their lawsuit against Park Place Entertainment Corporation. The plaintiffs are seeking
$2 billion in damages. This lawsuit is still in its preliminary stages.

            SPIN-OFF OF LITIGATION CLAIMS

            In  order to  better  focus on the  development  of a video  lottery terminal program at Monticello  Raceway and current business  arrangements  with the  Cayuga  Nation  of New  York,  while at the same  time not  abandoning  the interests of their  stakeholders in the claims against Park Place  Entertainment
Corporation, Gary Melius, Ivan Kaufman and Walter Horn, the parties have made it a condition to the consolidation's closing that Catskill Development, Monticello
Raceway  Development and Mohawk  Management assign all of their claims emanating from the above described actions against Park Place  Entertainment  Corporation,
Gary  Melius,  Ivan  Kaufman  and Walter  Horn,  along with their  rights to any proceeds  from any  judgment or  settlement  that may arise from any  litigation relating to such subject  matter,  to a grantor  trust in which Empire  Resorts'
common  stockholders of record  immediately before the  consolidation's  closing
(but  following the  redemption of the common stock held by The Bryanston  Group and Beatrice Tollman) will have a 19.75% interest,  with the members of Catskill
Development  and  Monticello   Raceway   Development   immediately   before  the
consolidation's  closing  owning  the  remaining  80.25%.  Empire  Resorts  will separately  enter into an agreement with the litigation  trust pursuant to which
Empire  Resorts  will  provide  the trust  with a  $2,500,000  line of credit to finance the litigation.  However,  aside from  performing its obligations  under

                                       87

this line of credit,  neither Empire  Resorts nor any of its  post-consolidation subsidiaries will have any future involvement with the ongoing litigation or any future suits that may arise.  Paul A. deBary,  a member of Empire Resorts' board of directors,  and Joseph E.  Bernstein,  a member of Empire  Resorts'  board of directors and a managing  director of Americas  Tower  Partners,  have agreed to serve as  co-trustees  for the trust.  For these  services,  Messrs.  deBary and
Bernstein will receive 1% and 4%,  respectively,  of any proceeds that the trust receives  from the  ongoing  litigation,  or any future  litigation  that may be brought by the trust.

REDEMPTION OF CERTAIN SHARES OF COMMON STOCK

            On April 17, 2002, a 44 count federal  indictment  was issued for an alleged $42 million  bank and tax fraud scheme that named as  defendants,  among others,  Stanley  Tollman,  Empire  Resorts' former chairman and chief executive officer,  Brett  Tollman,  a former  member  of its  board of  directors,  Monty
Hundley, Empire Resorts' former president and chief executive officer and two of
Empire  Resorts'  former vice  presidents,  James  Cutler and Sanford  Freedman.
Although all of these people have resigned from Empire Resorts at various points over the previous two years,  the allegations in the indictment  include charges that the defendants improperly misrepresented their ownership of Empire Resorts'
stock  and  the  ownership  of The  Bryanston  Group,  Empire  Resorts'  largest stockholder.  In  addition,  the  indictment  includes a  substitution  of asset provision  stating  that the U.S.  Attorney  plans  to try to seize  any  Empire
Resorts stock owned by the defendants and The Bryanston Group. These indictments had an immediate negative impact on Empire Resorts, as the New York State Racing and Wagering  Board  commenced  an  investigation  of the  ownership of Catskill
Development,  Empire Resorts'  auditors  resigned and Empire Resorts'  principal lender began contemplating an acceleration of Empire Resorts' outstanding debt.

            In light of these indictments, on December 10, 2002, in an effort to remove the principal  defendants  from any position of control or influence over
Empire Resorts,  Empire Resorts entered into a  recapitalization  agreement with
Stanley Tollman,  Beatrice Tollman (Stanley Tollman's wife), Monty Hundley,  The
Bryanston  Group and  Alpha  Monticello,  a wholly  owned  subsidiary  of Empire
Resorts. Under this agreement,  each of The Bryanston Group and Beatrice Tollman granted  Empire  Resorts a three year option to redeem from them up to 2,326,857 and 66,000 shares of Empire Resorts' common stock, respectively, at a redemption price of $2.12 per share,  payable in cash or by promissory  note. The Bryanston
Group and Beatrice Tollman also granted Robert A. Berman,  Empire Resorts' chief executive  officer,  an  irrevocable  three year  proxy to vote these  shares of common stock at his discretion.

            Prior to the closing of the  consolidation,  in accordance  with the terms of the  restated  contribution  agreement,  Empire  Resorts is required to redeem all of the shares of Empire Resorts' common stock that are subject to the recapitalization agreement and that are held by The Bryanston Group and Beatrice
Tollman. In order to consummate this redemption, Empire Resorts will need to pay to these  parties,  either in cash,  by issuance of a  promissory  note,  or any combination  of the two, the sum of  $5,072,284.  Should Empire  Resorts pay any
portion of this amount by issuing a promissory  note, such note would be payable over three years pursuant to the following schedule:

                                       88

                     Date                                   Amount
                     ----                                   ------
         (1 Year Anniversary of Note)            (13.33% of the Note Amount)
         (18 Month Anniversary of Note)          (17.78% of the Note Amount)
         (2 Year Anniversary of Note)            (22.22% of the Note Amount)
         (30 Month Anniversary of Note)          (26.67% of the Note Amount)
         (3 Year Anniversary of Note)            (20.00% of the Note Amount)

            In addition,  under the terms of the note,  interest would accrue on the  outstanding  principal  amount at the rate of 7% per  annum,  and upon each principal  amount  payment,  Empire  Resorts  would also be  required to pay all unpaid accrued interest with respect to such principal amount payment.

LISTING OF COMMON STOCK ON NASDAQ

            In the restated contribution agreement, Empire Resorts has agreed to use all reasonable  efforts to cause the shares of Empire  Resorts' common stock which are to be issued pursuant to the consolidation to be listed for trading on the Nasdaq  SmallCap  Market.  Such listing is a condition to the obligations of
Catskill Development and the members of both Catskill Development and Monticello
Raceway Development to consummate the consolidation.

                               UNAUDITED PRO FORMA
                   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

            The  following   unaudited  pro  forma  consolidated   statement  of
operations  for the period  ended  December  31,  2002 and for the period  ended
September  30, 2003 was  prepared as if the  consolidation  was  effective as of
January 1, 2002.  The pro forma  consolidated  balance sheet as of September 30,
2003 was prepared as if the consolidation was effective as of such date.

            The unaudited pro forma consolidated  financial statements should be read in conjunction with the historical  financial  statements and notes thereto incorporated by reference for Empire  Resorts,  and included herein for Catskill
Development  and  Monticello  Raceway  Development.   The  pro  forma  financial
information is presented for  illustrative  purposes only and is not necessarily indicative of the future  financial  position or future results of operations of
the  combined   enterprise  after  the  consolidation  of  Empire  Resorts  with
Monticello Raceway Management,  Monticello Casino Management,  Mohawk Management
and Monticello Raceway  Development,  or of the financial position or results of operations of the combined  enterprise that would have actually occurred had the consolidation  been effected as of the dates described above. The  consolidation will be accounted for as a reverse acquisition wherein Catskill  Development and the members of Monticello  Raceway  Development  will be treated as the acquirer for  accounting  purposes  since the members of both  Catskill  Development  and
Monticello Raceway Development will control the combined enterprise.

                                       89

                 Condensed Consolidated Pro Forma Balance Sheet
                            as of September 30, 2003
                    (in thousands, except for per share data)

                                                                                  Pro Forma
                                                                                (Consolidated
                                                                                Empire Resorts
                                           Empire      Catskill                 and Catskill
                                           Resorts    Development Adjustments   Development)
                                           --------   ----------- -----------   --------------
ASSETS

Current Assets
  Cash .................................. $     126    $     809          --       $     935
  Receivables and other current assets ..        12        1,045          --           1,057
                                          ---------    ---------   ---------    ------------
  Total current assets ..................       138        1,854          --           1,992
  Net property and equipment ............      --          5,856      (5,856) A         --
  Investments and advances in affiliates      7,651         --        (7,651) C         --
  Development costs Cayuga Nation .......     1,056         --            --           1,056
  Deferred costs - leased property
  development ...........................      --          7,645          --           7,645
                                         ----------    ---------   ---------    ------------
      Total assets ....................   $   8,845    $  15,355      13,507)      $  10,693
                                         ==========    =========   =========    ============

LIABILITIES AND STOCKHOLDERS'
EQUITY

Current liabilities
  Accounts payable and accrued expenses . $   1,048    $   3,389          --       $   4,437
  Accrued payroll and related liabilities       108         --            --             108
                                          ---------    ---------   ---------   -------------
  Notes payablle.........................        --        7,321      (7,321) D           --
      Total current liabilities .......       1,156       10,710      (7,321)          4,545
                                          ---------    ---------   ---------    ------------
Long-term debt
  Notes payable .........................      --                     (5,073) F        5,073
Capital
  Common stock ..........................        59         --           166  B          225
Contributed capital and other .........        --         18,320     (18,320) G           --
Preferred stock .......................       6,855         --             --          6,855
Paid in capital .......................     116,774         --        (7,651) C
                                                                    (115,999) E
                                                                       7,321  D
                                                                        (166) B
                                                                      (5,856) A
                                                                      18,320  G       12,743
Deficit ...............................     (15,999)     (13,675)    115,999  E      (13,675)
Treasury stock ........................        --           --        (5,073) F       (5,073)
                                         ----------    ---------     ----------    ----------
      Total capital ...................       7,689        4,645     (11,259)          1,075
                                         ----------    ---------     ----------    ----------
      Total liabilities and capital ...   $   8,845    $  15,355   $ (13,507)      $  10,693
                                          =========    =========     ==========    ==========

                                       90

            Condensed Consolidated Pro Forma Statements of Operations
                      for the year ended December 31, 2002
                    (in thousands, except for per share data)

                                                                                  Pro Forma
                                                                                (Consolidated
                                                                                Empire Resorts
                                           Empire      Catskill                 and Catskill
                                           Resorts    Development Adjustments   Development)
                                           --------   ----------- -----------   --------------

Revenues ...............................   $   --      $ 11,366     $   --         $ 11,366
                                           --------    --------     ---------      -----------
Costs and Expenses
  Pari-mutuel wagering purses ..........       --         3,932         --            3,932
  Rent - Monticello Raceway lease ......       --          --          1,800 J        1,800
  Selling, general, administrative and
  other ................................      2,672       7,991         --           10,618
  Interest .............................        459         620         (620)I          814
                                                                         355 H
  Depreciation .........................         77         756         (756)K           77
  Pre-opening and development costs ....         24        --             --             24
                                           --------    --------     ---------      -----------
      Total costs and expenses .........      3,187      13,299          779         17,265
                                           --------    --------     ---------      -----------
Other income (loss)
  Impairment loss - Casino Ventures ....     (3,000)       --             --         (3,000)
  Gain on sale of investments and related
  management contract ..................      3,277        --             --          3,277
Impairment loss on investment...........     (6,934)       --          6,934 M          --
  Gain on extinguishment of debt .......        326        --             --            326
                                           --------    --------     ---------      -----------
      Total other net income ...........     (6,331)       --          6,934            603
                                           --------    --------     ---------      -----------
Net loss before minority interest ......     (9,518)     (1,933)       6,155         (5,296)
Minority interest ......................         18        --             --             18
                                           --------    --------     ---------      -----------
Net loss ...............................     (9,500)     (1,933)       6,155       $ (5,278)
                                           ========    ========     =========      ===========

Cumulative undeclared dividends on .....       (174)       --             --           (174)
preferred stock
Loss applicable to common shares .......     (9,674)     (1,933)       6,155       $ (5,452)
                                           ========    ========    =========      ===========
Weighted average common shares
outstanding, basic and diluted .........      4,615      16,643       (2,393)B       18,865
                                           ========    ========    =========      ===========
Loss per common share, basic
and diluted.............................   $  (2.10)   $  (0.12)    $    --       $   (0.29)
                                           ========    ========     =========      ==========

                                       91

            Condensed Consolidated Pro Forma Statements of Operations
                  for the nine months ended September 30, 2003
                    (in thousands, except for per share data)

                                                                                  Pro Forma
                                                                                (Consolidated
                                                                                Empire Resorts
                                           Empire      Catskill                 and Catskill
                                           Resorts    Development Adjustments   Development)
                                           --------   ----------- -----------   --------------

Revenues ...............................   $   --      $  7,475      $   --         $  7,475
                                           --------    --------     ---------      -----------
Costs and Expenses
  Pari-mutuel wagering purses ..........       --         2,524          --            2,524
  Rent - Monticello Raceway lease ......       --          --           1,200 J        1,200
  Selling, general, administrative and
  other ................................      5,474       5,448          --           10,922
  Interest .............................        556         500          (500)I          822
                                                                          266 H
Depreciation ...........................       --           526          (526)K           --
                                          ---------    --------      -----------     ----------
      Total costs and expenses .........      6,030       8,998           440         15,468
                                          ---------    --------      -----------     ----------
Other income (loss)
Equity in loss of affiliate ............       (381)       --             381 L         --
Gain on sale of investments and related
management contract ....................        135        --            --              135
Gain on extinguishment of debt .........        389        --            --              389
Recovery of insurance proceeds .........        500        --            --              500
                                          ---------    --------      -----------     ----------
      Total other net income ...........        643        --            381           1,024
                                          ---------    --------      -----------     ----------
Net loss ...............................     (5,387)     (1,523)         (59)         (6,969)
                                          =========    ========      ===========     ==========
Cumulative undeclared dividends on
preferred stock ........................     (1,161)       --            --           (1,161)
Net loss applicable to common shares ...   $ (6,548)   $ (1,523)     $   (59)        $(8,130)
                                          =========    ========      ===========     ==========
Weighted average common shares
outstanding, basic and diluted .........      5,351      16,643       (2,393) B       19,601
                                          =========    ========      ===========    ============
Loss per common share,
basic and diluted......................    $  (1.23)   $  (0.09)     $   --         $  (0.41)
                                          =========    ========      ===========    ============

         Notes to Pro Forma Condensed Consolidated Financial Statements

            The following are brief descriptions of the pro forma adjustments to the balance  sheets and statements of operations of Empire  Resorts,  Monticello
Raceway  Development,  an inactive company,  and Catskill Development to reflect
the   consolidation.   This   consolidation  was  accounted  for  as  a  reverse
acquisition.  Empire  Resorts is acquiring from Catskill  Development's  members certain assets and  liabilities  and all of their equity  holdings of Monticello
Casino Management,  Monticello  Raceway Management and Mohawk Management.  After
the  distribution  of Empire  Resorts'  stock to the  members  of both  Catskill
Development and Monticello  Raceway  Development  pursuant to the consolidation,

                                       92

the members of Monticello Raceway Development and Catskill Development will hold
80.25% of the outstanding common stock of Empire Resorts.

            The pro forma financial  statements that represent the  consolidated financial position of Monticello Raceway  Development,  Catskill Development and
Empire Resorts are based on estimates and historical cost. These estimates could and most likely will vary, possibly substantially,  from the actual results that will be reported in a future  reporting  period  after the date of the  closing.
Prior to the closing, new approvals, regulations,  ratification of contracts and certified  appraisals  may be  disclosed  in  future  public  filings,  possibly changing a reader's  evaluation of the  consolidation.  In addition,  subsequent public filings may contain  information  different from the information in these pro forma financial statements.

            The condensed consolidated pro-forma balance sheet is based upon the historical balance sheets of Empire Resorts,  Monticello Raceway Development and
Catskill Development as of September 30, 2003 and assumes the consolidation took place on that date.  The condensed  statements of operations  for the year ended
December 31, 2002 and the for the nine months ended September 30, 2003 are based upon the historical statements of Empire Resorts, Monticello Raceway Development and  Catskill  Development  for  those  periods.  The pro  forma  statements  of operations have been adjusted to reflect the assumption  that the  consolidation took place on January 1, 2002.

            The unaudited pro forma financial statements should be read together
with  the  financial   statements  and  notes  of  Empire  Resorts,   which  are
incorporated  by reference from Empire Resorts' Annual Report on Form 10-KSB for the year ended  December 31, 2002 and  Quarterly  Reports on Form 10-QSB for the
quarters  ended March 31, June 30 and September 30, 2003,  and the  consolidated financial  statements of Catskill  Development  for the year ended  December 31,
2002 and the nine months ended September 30, 2003.

PRO  FORMA  ADJUSTMENTS  TO THE  CONDENSED  CONSOLIDATED  BALANCE  SHEET  ARE AS
FOLLOWS:

(A)         Distribution  of net property and equipment of Catskill  Development to the members of Catskill Development excluding Empire Resorts.

(B)         Issuance  of  approximately  16,643,000  shares of  Empire  Resorts'
            common stock in connection with the  consolidation.  The table below summarizes the changes to Empire Resorts'  capitalization  that will result from the  consolidation.  The  outstanding  balance of common stock  and  options  outstanding  as of July  2003  was used for the presentation of these pro forma financial statements. At the date of the closing of the consolidation,  the shares of common stock issued will  reflect  the actual  amount of shares  outstanding  as of that date.

                                       93

          Number of shares of common stock outstanding prior to the
          consolidation (approximated)................................  5,711,000
          Number of shares of common stock to be redeemed (see note F).(2,393,000)
          Outstanding options (approximated)...........................   778,000
          Shares issued in consolidation to members of both Catskill
          Development and Monticello Raceway
          Development (approximated)...................................16,643,000
          Total percentage of shares to be issued pursuant to
          the consolidation (actual)....................................   80.25%

Reconciliation  of  Actual  Shares  Outstanding  as of  December  31,  2002  and
September 30, 2003 to present

                                                           December 31, 2002 September 30, 2003
                                                             (in thousands)    (in thousands)

   Original outstanding shares as reported                        4,615            5,351
   Elimination of shares redeemed (See F)                        (2,393)          (2,393)
   Shares issued to Catskill members in connection with the
   consolidation                                                 16,643           16,643
                                                                 ------           ------
   Pro forma outstanding shares                                  18,865           19,601
                                                                 ======           ======

(C)         To eliminate  Empire  Resorts'  investment  in Catskill  Development recorded on Empire  Resorts'  balance sheet at September 30, 2003 in the amount of $7,651,000.

(D)         Contribution  of long  term debt and  related  interest  by  certain members of Catskill  Development to the new  consolidated  entity in consideration of the consolidation.

(E)         Elimination of Empire Resorts' recorded  deficit,  as the accounting acquiree.

(F)         Redemption of Empire Resorts'  common stock of certain  stockholders in exchange for  approximately  $5,073,000 of  individual  long-term non-convertible  7% notes  payable,  which  was a  condition  of the consolidation.

PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED BALANCE SHEET:

(G)         Elimination  of contributed  capital of Catskill  Development as the accounting acquirer.

PRO FORMA ADJUSTMENTS TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS ARE
AS FOLLOWS:

(H)         Records the  interest  expense for the year ended  December 31, 2002 and the nine months ended  September  30, 2003 as a result of Item F above.

                                       94

(I)         Elimination  of  interest  on long term debt  (see (D))  related  to certain members of Catskill Development.

(J)         Reflects  recognition  of  rent  expense  to  be  paid  to  Catskill
            Development  for the year ended  December  31, 2002 and for the nine months ended September 30, 2003.

(K)         Elimination   of   depreciation   of  net  property  and   equipment
            distributed  by Catskill  Development  to its members not  including
            Empire Resorts.

(L)         Elimination of Empire Resorts'  recorded loss in equity of affiliate for the  nine  months  ended  September  30.  2003  included  in the operations of Catskill Development.

(m)         Elimination of loss based upon impairment recognized in 2002 on the investment in Catskill Development.

                                    BUSINESS

                                 EMPIRE RESORTS

            For a  detailed  discussion  of  the  following  items  and  further information concerning Empire Resorts,  please see Empire Resorts' Annual Report on Form 10-KSB for the year ended  December  31,  2002,  Empire  Resorts'  Proxy
Statement dated February 21, 2003 for its 2003 Annual Meeting of Stockholders on
Schedule 14A and Empire Resorts' Quarterly Report on Form 10-QSB for the quarter
ended  September  30,  2003,   copies  of  which   accompany  this   information
statement/prospectus:

            o    Empire Resorts' business;

            o    Empire Resorts' property;

            o    pending  legal  proceedings   involving  Empire  Resorts,   its
                 principal stockholders and/or managers;

            o    matters  submitted  to a vote of Empire  Resorts'  stockholders during the fourth quarter of 2002;

            o    the  market  for  Empire  Resorts'  common  stock  and sales of unregistered securities;

            o    Empire Resorts' disclosure controls and procedures;

            o    Empire Resorts' directors and executive officers;

            o    Empire Resort's executive compensation;

            o    security  ownership of certain beneficial owners and management of Empire Resorts and related stockholder matters;

                                       95

            o    changes in and disagreements with accountants in accounting and financial disclosure;

            o    certain relationships and related transactions involving Empire
                 Resorts; and

            o    fees paid to Empire Resorts' principal  accountants in 2002 and the services that were performed.

            For further  information,  please also review the documents that are incorporated by reference into this information statement/prospectus. See "Where
You Can Find  More  Information"  beginning  on page 184 and  "Incorporation  of
Documents by Reference" beginning on page 184.

BUSINESS AFTER THE CONSOLIDATION

            Following the consolidation,  each of Monticello Raceway Management,
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management  will become  wholly owned  subsidiaries  of Empire  Resorts.  Empire
Resorts  intends to manage  these  holdings  in a manner  consistent  with their existing  businesses and plans of operation.  See "Business - Monticello Raceway
Management"  beginning  on page 96,  "Business - Monticello  Casino  Management"
beginning on page 102, "Business - Monticello Raceway  Development"  beginning on page 108 and "Business - Mohawk Management" beginning on page 114. Empire Resorts does not have any additional  business plans following the  consolidation  other than overseeing its investment in these acquired companies.

                          MONTICELLO RACEWAY MANAGEMENT

GENERAL

            Monticello  Raceway  Management is a New York corporation whose sole business is the operation of Monticello Raceway, a harness horseracing  facility located in Monticello,  New York,  approximately  90 miles northwest of New York
City in the Catskills Mountains.

RACETRACK OPERATIONS

            Monticello  Raceway began  operation in 1958 and offers  pari-mutuel wagering on live harness horseracing  throughout the year, along with year round simulcasting  from  various  harness  and  thoroughbred  racetracks  across  the country. Monticello Raceway derives its revenue principally from (i) wagering at
Monticello  Raceway on live races run at the track;  (ii) fees from  wagering at
out-of-state   locations  on  races  run  at  Monticello  Raceway  using  export simulcasting;  (iii)  revenue  allocations,  as  prescribed by law, from betting activity at  "off-track  betting"  facilities  located in New York City,  Nassau
County and the Catskills  region;  (iv) wagering at Monticello  Raceway on races broadcast  from  out-of-state  racetracks  using  import  simulcasting;  and (v)
admission  fees,  program and racing form sales,  the sale of food and beverages and certain other ancillary  activities.  Some of Monticello Raceway's off-track betting revenue, however, is shared with Yonkers Raceway, a harness horse racing facility located in Yonkers, New York.

                                       96

VIDEO LOTTERY TERMINALS

            Video lottery terminals are video gaming devices generally  operated under the auspices of a state  lottery.  To the patron,  these  devices are very similar in appearance to a traditional slot machine. During the past decade, the operation of these gaming  devices at racetracks in several  states  outside New
York has been authorized, with a portion of the revenues dedicated to increasing purses.  The operation of these devices has generally  improved the economics of the racetracks' operations.

            On October 31, 2001,  the State of New York enacted a bill  granting seven racetracks across the state,  including  Monticello Raceway,  the right to have the New  York  State  Lottery  install  video  lottery  terminals  on their premises. The video lottery terminal operation will be conducted by the New York
State Lottery with the racetracks functioning largely as agents for the New York
State  Lottery.  Under  the  initial  New  York  video  lottery  terminal  laws,
Monticello Raceway would be permitted to retain 25% of the revenues generated by video lottery terminal operations after the payout of prizes, but must apply 35%
of its revenue from video lottery  terminals in their first year of operation to enhancing  purses at the track  (escalating  to 45% of  revenue in years two and three),  and to surrender an additional  5% of such revenue to a state  breeding
development  fund.  Monticello  Raceway,   under  additional   legislation,   is
authorized to enter into an agreement with the  organizations  representing  its horsemen  to reduce the  percentages  of its vendor  fees  dedicated  to enhance purses at such track during the initial three years,  to an amount not less than
25% of any gross revenues received by Monticello Raceway. The initial law allows
Monticello  Raceway to operate its video  lottery  terminals  from 10:00 a.m. to
10:00 p.m. on weekdays and midnight on weekends.  Also,  the initial law was set to expire December 31, 2007.

            Monticello  Raceway  Management has submitted a business plan to the
New York State Lottery,  in accordance  with New York State Lottery  procedures, based upon the initial  legislation and certain  assumptions  recommended by the
New York State Lottery and other estimates considered  preliminary by Monticello
Raceway  Management.  Based upon this business  plan, the New York State Lottery has made an initial  allocation of 1,800 video  lottery  terminals to Monticello
Raceway. Using these estimates and assumptions,  the plan did not show levels of operating income currently  considered adequate by Monticello Raceway Management to go  forward  with  the  project.  The  New  York  State  Lottery  has not yet established a firm start date or adopted regulations with regard to the program.

            On May 15, 2003, New York State enacted legislative  amendments that extend the initial  term of the program to 10-years  from the date of  inception and that permit year round operations with extended hours.  Approximately 29% of total video lottery terminal revenue received is to be distributed to the tracks and  their  horsemen/breeders'  associations.  A  percentage  of  video  lottery terminal revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding  fund,  thus improving the quality of racing at the track.  During the initial  eighteen months of the program,  the New York
State Lottery has the ability to approve the opening of temporary  video lottery terminal structures, while more comprehensive construction takes place.

                                       97

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Monticello Raceway Management's directors and executive officers are as follows:

            Name                   Age          Position
            ----                   ---          --------
            Philip B. Berman       47           Director
            Thomas W. Aro          60           Director
            Philip Carter          52           Director
            Clifford A. Ehrlich    43           President, Treasurer and Director
            Morad Tahbaz           47           Vice President, Secretary and Director

            The principal  occupation for the past five years and current public directorships of each of Monticello Raceway Management's directors and executive officers are as follows:

            PHILIP B. BERMAN.  Philip B. Berman is the vice president of project coordination of Empire  Resorts.  From 1995 to 2003, Mr. Berman was the director of project operations for Watermark Group, Inc. Prior to that, he was a regional manager of the insurance division at Markel Rhulen Insurance Corporation and was
the  operations   manager  at  Maranatha   Associates,   a  civil   engineering,
construction  development and consulting firm. Mr. Berman holds the professional
designations  of  project   management   professional  and  certified   internet
webmaster.  Mr. Berman has a B.A. in business  management from the University of
Miami, Florida and is completing his studies and thesis for an M.S. in strategic management from Manhattanville College.

            THOMAS W. ARO.  Thomas W. Aro is  Empire  Resorts'  chief  operating officer  and  secretary  and was a member  of its board of  directors  from 1994 through July 2003.  Mr. Aro was also Empire  Resorts'  executive  vice president since its  formation  in 1993  through  November  11, 2003 and has served as its secretary since 1998. Mr. Aro also serves as chief  operating  officer of Empire
Resorts' gaming subsidiaries and has over 30 years experience in the hospitality and gaming industries.  Mr. Aro received his B.S. from the University of Arizona and is a certified public accountant.

            PHILIP  CARTER.  Philip  Carter is a member of the State Bars of New
York and California,  specializing in real estate and partnership taxation.  Mr.
Carter began his legal career working on Wall Street at the law firms of Emmett,
Marvin  & Martin  and  Rosenman  &  Colin,  before  starting  his own law  firm,
Bernstein  & Carter,  in 1980.  Mr.  Carter  was a member of the  ownership  and development team that built Americas Tower at 1177 Avenue of the Americas,  is a partner in Americas  Tower  Partners and is involved in the racetrack and casino development at Monticello  Raceway.  Since 1996, Mr. Carter has been involved on an almost daily basis with the track  operations.  Mr. Carter is a member of the
Catskill  Development  Executive Committee in charge of operations at Monticello
Raceway.  Mr. Carter is also the chairman and chief  executive  officer of Urban
Partners,  an owner and  developer  of real  estate  in  Manhattan.  Mr.  Carter received both a B.S. in political  science and a J.D. from the University of San
Francisco  and  attended  the  masters of law  taxation  program at the New York
University School of Law.

            CLIFFORD A.  EHRLICH.  Clifford A. Ehrlich has served as  Monticello
Raceway  Management's  president and general  manager  since 1995.  From 1981 to
1994,  Mr.  Ehrlich was vice  president and an owner of the Pines Resort Hotel &

                                       98

Conference  Center, a legendary  year-round resort hotel in the Catskills.  Over the years, Mr. Ehrlich has also held the position of executive  committee member of the Sullivan  County  Tourism  Advisory  Board and served as president of the
Catskill Resort  Association.  Mr. Ehrlich  graduated with a Bachelors Degree in business  administration  with an emphasis in management  and marketing from the
University of Colorado Business School in 1981.

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America.  In 1983, Mr. Tahbaz joined Americas Partners,  at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development of Americas Tower, a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

EXECUTIVE COMPENSATION

             The following table provides certain information for the year ended
December 31, 2002 concerning compensation awarded to, earned by or paid to
Monticello Raceway Management's president. Other than Monticello Raceway
Management's president, none of its executive officers received compensation in excess of $100,000 during fiscal 2002.

                                                                                         Long Term
                                                                                        Compensation
                                                                                        ------------
                                                                                         Securities
Name and Principal                                                Other Annual           Underlying
Position                      Year        Salary ($)    Bonus     Compensation ($)(1)      Options
---------                     ----        ------        -----     ------------             -------
Clifford A. Ehrlich
  President and Secretary     2002        $120,000        --           --                    --

(1)  Perquisites  and other  personal  benefits,  securities or property did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Monticello  Raceway  Management's  capital stock, as of November 5, 2003, by (i)
each person  known to be the  beneficial  owner of more than five percent of its capital  stock,  (ii) each director and executive  officer  required to be named hereunder  and (iii) all directors  and  executive  officers as a group.  Unless otherwise noted,  each person listed below has sole voting and dispositive power

                                       99

with  respect to the  shares  beneficially  owned by him and his  address is c/o
Monticello Raceway, Route 17B, P.O. Box 5013, Monticello, NY, 12701.

                                    Common Stock Beneficially Owned(1)
Name and Address                    Shares(2)            Percentage(2)
----------------                    ---------            -------------
Robert A. Berman(3)                  11.56                  11.56%
Joseph E. Bernstein(4)                8.75                   8.75%
Ralph J. Bernstein(5)                 8.75                   8.75%
JB Trust(4)                           8.58                   8.58%
Maurice Dabbah(6)                     7.88                   7.88%
Morad Tahbaz(7)                       5.00                   5.00%
Clifford A. Ehrlich(8)                1.38                   1.38%

                       Common Stock Beneficially Owned(1)
Name and Address                    Shares(2)            Percentage(2)
----------------                    ---------            -------------
Philip Carter                         2.50                   2.50%
Thomas W. Aro                           --                     --
Philip B. Berman                      6.46                   6.46%
All Directors and Executive
Officers as a Group (5
persons) (7)(8)                      66.90                  66.90%

--------------

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the record date upon the exercise of options and warrants and the conversion of
            convertible  securities.   Each  beneficial  owner's  percentage  of
            ownership is determined  by assuming  that all options,  warrants or convertible  securities  held by such  person (but not those held by any other  person) that are  currently  exercisable  or  convertible
            (i.e., that are exercisable or convertible  within 60 days after the record date) have been exercised or converted.

(2)         As Monticello  Raceway  Management  is a wholly owned  subsidiary of
            Catskill  Development,  except as  otherwise  noted,  each  person's beneficial  ownership is determined by his  beneficial  ownership in
            Catskill Development.

(3)         Robert A.  Berman  beneficially  owns a 67.66%  limited  partnership interest of  Watertone  Holdings,  which owns an economic  ownership
            interest   of  15%,   13%  and  25%,   respectively,   of   Catskill
            Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;  and real estate  ownership and development operations.  Mr.  Berman also  beneficially  owns 390,127  shares of
            Empire  Resorts'  common  stock,  which owns an  economic  ownership interest  of  48.31%,  36.88%  and 25%,  respectively,  of  Catskill
            Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;  and real estate  ownership and development operations.  Mr. Berman is a member of Catskill  Development's board of directors.

(4)         Joseph E. Bernstein beneficially owns a 1% economic interest and 50%
            voting power in Americas Tower Partners,  and the JB Trust, in which
            Mr.  Bernstein's  mother,  Helen Bernstein,  is sole trustee and Mr.
            Bernstein's children are ultimate beneficiaries, beneficially owns a
            49% economic  interest,  with no voting rights.  Joseph E. Bernstein and the JB Trust beneficially own, 2% and 98%, respectively,  of 35%

                                      100

            of the interests of Americas Tower Partners in Catskill Development,
            which  comprises of an economic  ownership  interest of 33%, 25% and
            25%,  respectively,  of Catskill  Development's  casino and wagering operations,  horseracing and other pari-mutuel activities,  and real estate  ownership  and  development  operations.  By virtue of a 50%
            voting  control  position  in  Americas  Tower  Partners,  Joseph E.
            Bernstein  is  deemed  to be  the  beneficial  owner  of  35% of the interest of Americas  Tower  Partners in Catskill  Development.  Mr.
            Bernstein  disclaims  beneficial  ownership  of the assets of the JB
            Trust.

(5)         Ralph J. Bernstein  beneficially owns a 35% partnership  interest of
            Americas Tower Partners,  which owns an economic  ownership interest of 33%, 25% and 25%, respectively,  of Catskill Development's casino
            and  wagering   operations;   horseracing   and  other   pari-mutuel
            activities;  and real estate  ownership and development  operations.
            Mr.  Bernstein  is a  member  of  Catskill  Development's  board  of directors.

(6)         Maurice Dabbah beneficially owns 35% of the membership  interests of
            Monticello Realty, which owns an economic ownership interest of 33%,
            22.5% and 22.5%, respectively,  of Catskill Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;
            and real estate ownership and development operations.  Mr. Dabbah is a member of Catskill Development's board of directors.

(7)         Morad  Tahbaz  beneficially  owns  a  20%  partnership  interest  of
            Americas Tower Partners,  which owns an economic  ownership interest of 33%, 25% and 25%, respectively,  of Catskill Development's casino
            and  wagering   operations;   horseracing   and  other   pari-mutuel
            activities; and real estate ownership and development operations.

(8)         Clifford A. Ehrlich owns an economic  ownership interest of 1.38% of
            Catskill  Development's casino and wagering operations;  horseracing and other  pari-mutuel  activities;  and real estate  ownership  and development operations.

MARKET FOR MONTICELLO RACEWAY MANAGEMENT'S CAPITAL STOCK,  DIVIDENDS AND RELATED
MATTERS

            At this  time,  there is no public  trading  market  for  Monticello
Raceway  Management's  capital stock,  nor is any such public market expected to develop. As indicated above, Monticello Raceway Management is presently a wholly owned subsidiary of Catskill Development.

            There  are no  outstanding  options  or  warrants  to  purchase,  or securities convertible into, Monticello Raceway Management's capital stock.

            No shares of Monticello  Raceway  Management's  capital stock can be sold  pursuant to Rule 144 under the  Securities  Act of 1933,  as amended,  and neither Empire Resorts nor Monticello  Raceway Management has agreed to register any shares of Monticello Raceway Management's capital stock under the Securities
Act of 1933,  as amended,  for sale by security  holders.  Furthermore,  neither
Empire Resorts nor Monticello  Raceway  Management has any intention to publicly offer any capital stock of Monticello Raceway Management now or in the future.

                                      101

            Monticello  Raceway  Management  has not  declared a dividend on its common shares and does not have an equity compensation plan.

                          MONTICELLO CASINO MANAGEMENT

GENERAL

            Monticello  Casino  Management  was  formed  by Empire  Resorts  and
Catskill  Development  in July  2000 for the  stated  purpose  of  managing  the operations of a casino and related  gaming  activities on those 29 acres of land subject to the Land Purchase Agreement.

GAMING FACILITY MANAGEMENT AGREEMENT

            On April 3, 2003, Monticello Casino Management entered into a gaming facility management  agreement with the Cayuga Nation of New York and the Cayuga
Catskill  Gaming  Authority (the "GAMING  FACILITY  MANAGEMENT  AGREEMENT"),  an
instrumentality of the Cayuga Nation of New York which was formed to develop and conduct  gaming  operations on the 29 acres of land subject to the Land Purchase
Agreement.  Under this  agreement,  the Cayuga  Catskill  Gaming  Authority  has retained Monticello Casino Management to manage all Class III Gaming activities, other  than  horseracing,  that may be  conducted  on the land for  seven  years commencing  upon  the  National  Indian  Gaming  Commission's  approval  of  the agreement.  Monticello  Casino  Management  has also been retained to manage all lawful  commercial  activities  on the land  related to gaming such as automatic teller machines, food service,  lodging and retail. At the same time, Monticello
Casino  Management  has agreed to assist the Cayuga  Catskill  Gaming  Authority
obtain  financing  for  the  gaming   enterprise  and  all  related   commercial
activities.  In exchange for these  services,  Monticello  Casino  Management is entitled to receive a management  fee equal to 35% of the net  revenues  derived from the  operations  it  manages.  This 35% figure was agreed to by each of the parties to the Gaming  Facility  Management  Agreement as it is consistent  with other  management fees that have been granted to third parties in similar Native
American gaming facility management agreements. For instance, in the Amended and
Restated Gaming Facility  Management  Agreement dated,  August 30, 1995, between the Mohegan Tribe of Indians of Connecticut and Trading Cove  Associates,  Inc.,
Trading Cove Associates,  Inc. was entitled to a management fee ranging from 30%
to 40%,  depending on the level of the net revenues generated by the Mohegan Sun
Casino (See page F-8 of the Registration Statement on Form S-1/A, No. 033-80655,
filed by the Mohegan  Tribal Gaming  Authority  with the Securities and Exchange
Commission on June 3, 1996).

            Monticello   Casino   Management  is  entitled  to  pay  itself  its
management fee on or before the 25th day of each calendar month. However, before
Monticello  Casino  Management  can pay itself its fee, it must first pay to the
Cayuga  Catskill  Gaming  Authority a minimum return of  $516,666.66  per month.
These minimum  priority  payments are to be charged  against the Cayuga Catskill
Gaming Authority's  distribution of net revenues and, when there is insufficient net  revenues  in a given  month to pay the minimum  return,  Monticello  Casino
Management  is obligated to advance the funds  necessary to  compensate  for the deficiency,  with the Cayuga Catskill Gaming  Authority  reimbursing  Monticello
Casino Management in the next succeeding month or months.  The minimum return is

                                      102

required to be paid to the Cayuga Catskill  Gaming  Authority every month gaming is  conducted,  including on a pro rata basis during those months when gaming is conducted only for part of a month.

            While the terms of the Gaming Facility Management  Agreement provide
Monticello   Casino  Management  with  wide  discretion  as  to  the  day-to-day management of the gaming  facilities,  all major decisions or expenditures  must first  be  approved  by a  management  business  board to be  comprised  of four persons, two of whom are to be appointed by the Cayuga Catskill Gaming Authority and the other two of whom are to be appointed by Monticello  Casino  Management.
In addition,  absent  approval from this management  business board,  Monticello
Casino  Management's  operational  expenses for any fiscal year must stay within the budget that has been agreed to by the board for that fiscal  year.  Finally, under the Gaming  Facility  Management  Agreement,  the Cayuga  Catskill  Gaming
Authority is entitled to select a  reasonable  number of  inspectors  that shall have full  access,  without  notice,  to all  aspects of the gaming  enterprise, including the daily  operations of the  enterprise,  and the right to verify the daily gross revenues and all income of the gaming enterprise.  Monticello Casino
Management  is also required to have the gaming  enterprise's  books and records audited  each  year by a  nationally  recognized  independent  certified  public accounting firm with casino industry experience.

            In  carrying  out its  duties as  manager  of the  gaming  facility,
Monticello  Raceway  Management  is required to provide the Cayuga Nation of New
York and other recognized Native American tribes with certain  preferences.  For instance,  under the Gaming Facility  Management  Agreement,  Monticello  Casino
Management must:

            o    give preference in recruiting, training and employment first to qualified  members  of  the  Cayuga  Nation  of New  York,  and secondly  to other  qualified  Native  Americans  and the local community;

            o    provide  training  programs for members of the Cayuga Nation of
                 New York;

            o    use reasonable  commercial efforts to recruit and train members
                 of  the  Cayuga   Nation  of  New  York,   including,   without
                 limitation,  providing  job fairs  for  members  of the  Cayuga
                 Nation  of  New  York  and  clearly   specifying   in  all  job
                 advertisements  the preference for members of the Cayuga Nation of New York; and

            o    in entering into contracts for the supply of goods and services for the gaming  enterprise,  give preference first to qualified members  of the  Cayuga  Nation  of  New  York,  and  qualified business  entities  certified  by the  Cayuga  Catskill  Gaming
                 Authority or the Cayuga Nation of New York as being  controlled by  members  of the  Cayuga  Nation of New York,  and second to
                 other  qualified  Native   Americans  and  qualified   business
                 entities  certified by the Cayuga Catskill Gaming  Authority to be controlled by Native Americans and to the local community.

                                      103

PLAN OF OPERATIONS

            Monticello  Casino  Management  does not have any plan of operations for the next twelve  months,  other than waiting for the National  Indian Gaming
Commission  and  Bureau of Indian  Affairs  to  approve  the terms of the Gaming
Facility Management Agreement and Land Purchase Agreement,  respectively.  Until the National Indian Gaming Commission  approves the terms of the Gaming Facility
Management  Agreement  and  the  Land  Purchase  Agreement,   Monticello  Casino
Management  will  not  have any  cash  requirements  nor the  need to raise  any additional funds. Following approval of the Gaming Facility Management Agreement and the Land Purchase  Agreement,  Monticello Casino Management intends to carry out its duties under the Gaming Facility Management  Agreement as the manager of all  Class  III  Gaming  on the 29 acres of land  subject  to the Land  Purchase
Agreement,  and to assist the Cayuga Catskill Gaming  Authority in its effort to obtain  financing  for the gaming  facility  and all  ancillary  activities.  As
Monticello Casino Management's  obligations under the Gaming Facility Management
Agreement do not require any meaningful initial expenditures,  Monticello Casino
Management  does not  expect  its  capital  needs to change  should  the  Gaming
Facility Management Agreement and Land Purchase Agreement be approved within the next twelve months. Initially,  Monticello Casino Management anticipates that it will only need to hire three to five employees,  whose salaries would be covered by the management  fees  Monticello  Casino  Management is entitled to under the
Gaming  Facility  Management  Agreement.  Alternatively,  these  funds  will  be provided by Empire Resorts,  either directly from Empire Resorts'  cash-on-hand, or from the  issuance  by  Empire  Resorts  of  additional  equity  and/or  debt securities. Also, Monticello Casino Management plans to use office space located within a building at Monticello  Raceway at no cost, as both  Monticello  Casino
Management  and Monticello  Raceway will be owned and leased by Empire  Resorts, respectively, at closing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Monticello Casino  Management's  managers and executive officers are as follows:

            Name                       Age          Position
            ----                       ---          --------
            Robert A. Berman           43           Manager
            Ralph J. Bernstein         46           Manager
            Thomas W. Aro              60           Manager
            Morad Tahbaz               47           Manager

            The principal  occupation for the past five years and current public directorships of each of Monticello Casino Management's managers are as follows:

            ROBERT  A.  BERMAN.  Robert  A.  Berman  is  Empire  Resorts'  chief executive  officer,  a member of its board of directors and its former chairman.
As the managing director of Watermark Investments Limited from 1994 to 2000, Mr.
Berman  oversaw a number  of  private  partnerships  investing  in real  estate, technology and basic industries. From 1998 to 1999, Mr. Berman was vice chairman and a director of Executone  Information Systems, a telecommunications  company.
From  1995 to 1999,  Mr.  Berman  served  as  chairman  of the  board  and chief executive  officer of  Hospitality  Worldwide  Services,  Inc., a hotel services company with average annual sales above $150 million.

                                      104

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  Mr.  Bernstein  holds a Bachelor of Arts degree in economics  from the
University of California at Davis.

            THOMAS W. ARO.  Thomas W. Aro is  Empire  Resorts'  chief  operating officer  and  secretary  and was a member  of its board of  directors  from 1994 through July 2003.  Mr. Aro was also Empire  Resorts'  executive  vice president since its  formation  in 1993  through  November  11, 2003 and has served as its secretary since 1998. Mr. Aro also serves as chief  operating  officer of Empire
Resorts' gaming subsidiaries and has over 30 years experience in the hospitality and gaming industries.  Mr. Aro received his B.S. from the University of Arizona and is a certified public accountant.

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America. In 1983 Mr. Tahbaz joined Americas Partners, at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development  of Americas  Tower,  a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

EXECUTIVE COMPENSATION

            Monticello Casino Management has never had any meaningful operations or engaged in any  business  other than the  negotiation  and  execution  of the
Gaming Facility Management Agreement. Consequently, Monticello Casino Management
has never  elected or appointed  any  officers,  or persons  acting in a similar capacity. Moreover, Monticello Casino Management has never had any employees and no member,  manager or other person has ever  received any form of  compensation from Monticello Casino Management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Monticello Casino Management's  membership interests, as of November 5, 2003, by
(i) each person  known to be the  beneficial  owner of more than five percent of
Monticello  Casino  Management's  membership  interests,  (ii) each  manager and executive  officer  required to be named  hereunder  and (iii) all  managers and

                                      105

executive officers as a group.  Unless otherwise noted, each person listed below has sole voting and dispositive power with respect to the interests beneficially owned by him and his address is c/o  Monticello  Raceway,  Route 17B,  P.O.  Box
5013, Monticello, NY, 12701.

                                             Percentage Membership Interests
Name and Address                                 Beneficially Owned(1)
----------------                                 ---------------------
Catskill Development                                    60.00%
Alpha Monticello                                        40.00%
Empire Resorts(2)                                       40.00%
Robert A. Berman(3)                                      9.74%
Maurice Dabbah(4)                                        7.00%
Joseph E. Bernstein(5)                                   7.00%
Ralph J. Bernstein(6)                                    7.00%
JB Trust(5)                                              6.79%
Morad Tahbaz(7)                                          4.00%
Thomas W. Aro                                             *
All Managers and Executive Officers as a Group (4
persons) (4)(6)(7)                                      20.74%

--------------
* less than 1%

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the record date upon the exercise of options and warrants and the conversion of
            convertible  securities.   Each  beneficial  owner's  percentage  of
            ownership is determined  by assuming  that all options,  warrants or convertible  securities  held by such  person (but not those held by any other  person) that are  currently  exercisable  or  convertible
            (i.e., that are exercisable or convertible  within 60 days after the record date) have been exercised or converted.

(2)         These membership  interests are held by Alpha  Monticello,  a wholly owned subsidiary of Empire Resorts.

(3)         Robert A.  Berman  beneficially  owns a 67.66%  limited  partnership interest of  Watertone  Holdings,  which owns an economic  ownership
            interest   of  15%,   13%  and  25%,   respectively,   of   Catskill
            Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;  and real estate  ownership and development operations.  Mr.  Berman also  beneficially  owns 390,127  shares of
            Empire  Resorts'  common  stock,  which owns an  economic  ownership interest  of  48.31%,  36.88%  and 25%,  respectively,  of  Catskill
            Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;  and real estate  ownership and development operations.  Catskill  Development  owns  60% of  Monticello  Casino
            Management and Empire  Resorts,  through a wholly owned  subsidiary, beneficially  owns a 40%  membership  interest of Monticello  Casino
            Management.

(4)         Maurice Dabbah beneficially owns 35% of the membership  interests of
            Monticello Realty, which owns an economic ownership interest of 33%,
            22.5% and 22.5%, respectively,  of Catskill Development's casino and

                                      106

            wagering operations;  horseracing and other pari-mutuel  activities;
            and real  estate  ownership  and  development  operations.  Catskill
            Development,  in turn, owns a 60% membership  interest of Monticello
            Casino Management.

(5)         Joseph E. Bernstein beneficially owns a 1% economic interest and 50%
            voting power in Americas Tower Partners,  and the JB Trust, in which
            Mr.  Bernstein's  mother,  Helen Bernstein,  is sole trustee and Mr.
            Bernstein's children are ultimate beneficiaries, beneficially owns a
            49% economic  interest,  with no voting rights.  Joseph E. Bernstein and the JB Trust beneficially own, 2% and 98%, respectively,  of 35%
            of the interests of Americas Tower Partners in Catskill Development,
            which  comprises of an economic  ownership  interest of 33%, 25% and
            25%,  respectively,  of Catskill  Development's  casino and wagering operations,  horseracing and other pari-mutuel activities,  and real estate  ownership  and  development  operations.  By virtue of a 50%
            voting  control  position  in  Americas  Tower  Partners,  Joseph E.
            Bernstein  is  deemed  to be  the  beneficial  owner  of  35% of the
            interest  of  Americas  Tower  Partners  in  Catskill   Development.
            Catskill  Development,  in turn,  owns a 60% membership  interest of
            Monticello Casino  Management.  Mr. Bernstein  disclaims  beneficial ownership of the assets of the JB Trust.

(6)         Ralph J. Bernstein  beneficially owns a 35% partnership  interest of
            Americas Tower Partners,  which owns an economic  ownership interest of 33%, 25% and 25%, respectively,  of Catskill Development's casino
            and  wagering   operations;   horseracing   and  other   pari-mutuel
            activities;  and real estate  ownership and development  operations.
            Catskill  Development,  in turn,  owns a 60% membership  interest of
            Monticello Casino Management.

(7)         Morad  Tahbaz  beneficially  owns  a  20%  partnership  interest  of
            Americas Tower Partners,  which owns an economic  ownership interest of 33%, 25% and 25%, respectively,  of Catskill Development's casino
            and  wagering   operations;   horseracing   and  other   pari-mutuel
            activities;  and real estate  ownership and development  operations.
            Catskill  Development,  in turn,  owns a 60% membership  interest of
            Monticello Casino Management.

MARKET FOR MONTICELLO CASINO MANAGEMENT'S  MEMBERSHIP  INTERESTS,  DIVIDENDS AND
RELATED MATTERS

            At this  time,  there is no public  trading  market  for  Monticello
Casino Management's membership interests, nor is any such public market expected to develop.  As  indicated  above,  Monticello  Casino  Management's  membership interests  are  presently  owned 60% by  Catskill  Development  and 40% by Alpha
Monticello, a wholly owned subsidiary of Empire Resorts.

            There  are no  outstanding  options  or  warrants  to  purchase,  or
securities   convertible  into,   Monticello  Casino   Management's   membership
interests.

            No equity  interests of  Monticello  Casino  Management  can be sold pursuant to Rule 144 under the Securities  Act of 1933, as amended,  and neither
Empire  Resorts nor  Monticello  Casino  Management  has agreed to register  any membership  interest of Monticello Casino Management under the Securities Act of

                                      107

1933, as amended,  for sale by any of its members.  Furthermore,  neither Empire
Resorts nor Monticello Casino Management has any intention to publicly offer any membership interests of Monticello Casino Management now or in the future.

            Monticello  Casino  Management  has  never  made a  distribution  of profits  or losses to its  members,  though it  intends to do so once the Gaming
Facility  Management  Agreement and Land Purchase  Agreement are approved by the
National   Indian  Gaming   Commission   and  the  Bureau  of  Indian   Affairs,
respectively, and Monticello Casino Management commences full-time operations.

            Monticello  Casino  Management does not have an equity  compensation plan.

                         MONTICELLO RACEWAY DEVELOPMENT

GENERAL

            Monticello  Raceway  Development  was originally  formed by Americas
Tower  Partners  and BKB,  LLC,  an  affiliate  of Robert A. Berman and Scott A.
Kaniewski, in October 1995 for the stated purpose of developing and constructing a casino, a raceway,  lodging  facilities,  retail,  entertainment and amusement facilities on those 229 acres of land in Monticello,  New York that are owned by
Catskill Development.

DEVELOPMENT, LEASING AND PROPERTY MANAGEMENT AGREEMENT

            On December 1, 1995,  Monticello  Raceway  Development  and Catskill
Development entered into a development leasing and property management agreement
(the "DEVELOPMENT LEASING AND PROPERTY MANAGEMENT AGREEMENT"), pursuant to which
Catskill  Development granted Monticello Raceway Development the exclusive right for 25 years to develop,  lease and manage Catskill  Development's  229 acres of land in Monticello,  New York. Specifically,  Monticello Raceway Development was
made  responsible for all  improvements to the property,  including a casino,  a hotel, an  attached/incorporated  raceway  facility,  retail,  entertainment and amusement facilities. This agreement also contemplated the conveyance of land to the United States of America in trust for a Native  American  tribe to operate a
Class II and Class III Gaming  facility.  In such event, the parties agreed that
Monticello  Raceway  Development would be the exclusive  developer of the casino buildings and related facilities for the Native American tribe.

            For these services,  Monticello  Raceway  Development is entitled to receive the following compensation:

            o    for development,  construction,  rehabilitation,  renovation or tenant  improvement,  a  developer's  fee  of 5% of  the  total project costs;

            o    a  monthly  property  management  fee that is  consistent  with property  management  fees charged for similar  services in the
                 Monticello area; and

            o    leasing commissions that are consistent with leasing commission rates for similar properties in the Monticello area.

                                       108

            The  terms  of  payment  under  this  agreement   provide  that  the
developer's  fee shall be  payable in  accordance  with  Catskill  Development's approved  budget and schedule of payments for each project  approved by Catskill
Development.  Fees for property management and leasing commissions shall be paid on a monthly basis. Fees earned, but not paid, shall accrue interest at the rate of 1% per month until paid.

GAMING FACILITY DEVELOPMENT AND CONSTRUCTION AGREEMENT

            On April 3, 2003,  Monticello  Raceway  Development  entered  into a gaming facility  development and  construction  agreement with the Cayuga Gaming
Authority  and the Cayuga Nation of New York (the "GAMING  FACILITY  DEVELOPMENT
AND  CONSTRUCTION  AGREEMENT"),  pursuant  to which the Cayuga  Catskill  Gaming
Authority granted Monticello Raceway  Development the exclusive right to design, engineer,  construct,  furnish and  develop the gaming  facility to be opened on those 29 acres of land subject to the Land Purchase  Agreement,  and  Monticello
Raceway Development agreed to help arrange financing of the project. In exchange for these  services,  the Cayuga  Catskill  Gaming  Authority  has agreed to pay
Monticello  Raceway  Development a development fee equal to 5% of the first $505 million  of the  project's  costs,  payable  monthly  as the  project  costs are incurred.  However,  the Cayuga Catskill Gaming  Authority is entitled to retain
10% of such  development  fees until the  project is 50%  completed  and then 5%
until the project is completed.  On the  completion  date,  the Cayuga  Catskill
Gaming  Authority  is  required  to pay  Monticello  Raceway  Development  these retained fees.

            Similar to the Gaming Facility Management Agreement among Monticello
Casino Management,  the Cayuga Nation of New York and the Cayuga Catskill Gaming
Authority,  in the execution of its duties under the Gaming Facility Development and  Construction  Agreement,  Monticello  Raceway  Development  must first seek approval  from a  development  business  board  before  any major  decisions  or unapproved material  expenditures are made. The development business board shall be  comprised  of four  persons,  two of whom are to be  appointed by the Cayuga
Catskill  Gaming  Authority  and the  other two of whom are to be  appointed  by
Monticello  Raceway  Development.  In addition,  absent prior  approval from the development  business board,  Monticello Raceway Development must operate within the objectives,  schedule  requirements,  design criteria,  space  requirements, special  equipment,  design  requirements  and budget  that is  approved  by the development  business board before the  commencement of development  activities.
Finally,  similar to the covenants of the Gaming Facility Management  Agreement, the Gaming Facility  Development and  Construction  Agreement  provides that any general  contractor  hired  by  Monticello  Raceway  Development  shall  use its reasonable  best efforts to give and to cause  subcontractors  to give, a hiring preference to qualified members of the Cayuga Nation of New York.

PLAN OF OPERATIONS

            Monticello Raceway  Development does not have any plan of operations for the next twelve months,  other than waiting for the Bureau of Indian Affairs to approve the terms of the Land Purchase Agreement and continuing to serve as a plaintiff  in the Park Place and Melius  Litigations  (subject  to the terms and conditions of the declaration of trust of the Litigation  Trust). As the cost of the Park Place and Melius Litigations has been, and through the closing will be, financed by Catskill Development, at which point the litigation will be financed by Empire Resorts,  until the Bureau of Indian Affairs approves the terms of the

                                       109

Land Purchase  Agreement,  Monticello Raceway Development will not have any cash requirements nor the need to raise any additional funds.  Following  approval of the Land Purchase Agreement, Monticello Raceway Development intends to carry out its duties under the Gaming Facility  Development and Construction  Agreement as
the  exclusive  developer of the 29 acres of land  subject to the Land  Purchase
Agreement and to help the Cayuga Catskill Gaming  Authority secure financing for the design,  development  and  construction  of a gaming facility to be built on that land.  As Monticello  Raceway  Development's  obligations  under the Gaming
Facility  Development and  Construction  Agreement do not require any meaningful initial  expenditures,  Monticello Raceway  Development does not expect that its capital needs will change should the Land Purchase  Agreement be approved within the next twelve months.  Initially,  Monticello Raceway Development  anticipates that it will only need to hire three to five employees,  whose salaries would be covered by the development  fees Monticello  Raceway  Development is entitled to under the Gaming Facility Development and Construction Agreement. Alternatively,
these funds will be  provided by Empire  Resorts,  either  directly  from Empire
Resorts'  cash-on-hand,  or from the  issuance by Empire  Resorts of  additional equity and/or debt securities. Also, Monticello Raceway Development plans to use office space located within a building at Monticello Raceway at no cost, as both
Monticello  Raceway  Development and Monticello Raceway will be owned and leased by Empire Resorts, respectively, at closing. Monticello Raceway Development does not  plan  to  develop  any of the  other  200  acres  of  land  subject  to the
Development  Leasing and Property  Management  Agreement  during the next twelve months.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Monticello Raceway Development's managers and executive officers are as follows:

            Name                           Age          Position
            ----                           ---          --------
            Joseph E. Bernstein            54           Manager
            Ralph J. Bernstein             46           Manager
            Philip B. Berman               47           Manager
            Scott A. Kaniewski             39           Manager

            The principal  occupation for the past five years and current public directorships  of each  of  Monticello  Raceway  Development's  managers  are as follows:

            PHILIP B. BERMAN.  Philip B. Berman is the vice president of project coordination of Empire  Resorts.  From 1995 to 2003, Mr. Berman was the director of project operations for Watermark Group, Inc. Prior to that, he was a regional manager of the insurance division at Markel Rhulen Insurance Corporation and was
the  operations   manager  at  Maranatha   Associates,   a  civil   engineering,
construction  development and consulting firm. Mr. Berman holds the professional
designations  of  project   management   professional  and  certified   internet
webmaster.  Mr. Berman has a B.A. in business  management from the University of
Miami, Florida and is completing his studies and thesis for an M.S. in strategic management from Manhattanville College.

            JOSEPH E.  BERNSTEIN.  Joseph E.  Bernstein  started his career as a corporate  tax  attorney  on Wall  Street at Cahill  Gordon & Reindel  and as an
international  tax  attorney  at  Rosenman  & Colin.  He later  started  his own

                                      110

international tax practice. Since the early 1980s, Mr. Bernstein (along with his brother Ralph,  and their  partner,  Morad Tahbaz,  through their  jointly-owned entity,  Americas Tower  Partners) has been involved in the development of three million  square feet of  commercial  property in Manhattan,  including  Americas
Tower,  a 50-story  office  building on Avenue of the  Americas and 46th Street, serving as world headquarters to  PriceWaterhouseCoopers  and US headquarters to
Israel's  largest bank,  Bank  Hapoalim.  Americas  Tower  Partners is presently developing AQUARIA  Entertainment City, a $375 million tourism project in Eilat,
Israel, and the $100 million Mt. Arbel Resort & Residence Club, with 36 holes of golf  designed by Robert  Trent Jones II,  overlooking  the Sea of Galilee.  Mr.
Bernstein  holds a B.A. in economics from the University of California at Davis;
a B.A. in agricultural  business management from the University of California at
Davis; an M.B.A. in Finance from UCLA Graduate School of Management; a J.D. from the  University  of  California  at Davis  School of Law;  and, a Master of Laws
Degree (LL.M.) in taxation from the New York University School of Law.

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  He holds a Bachelor of Arts degree in economics from the University of
California at Davis.

            SCOTT  A.  KANIEWSKI.  Scott A.  Kaniewski  is the  chief  financial officer of Empire  Resorts and was a member of its board of directors from March
2002 through July 2003.  Mr.  Kaniewski was a director of Watermark  Investments
Limited from 1995 to 2000. From 1995-1999, Mr. Kaniewski served as a director of
Hospitality  Worldwide Services,  Inc. and president of its real estate advisory group from 1998 to 1999. From 1989 to 1995, Mr. Kaniewski held several positions with VMS Realty  Partners,  a real estate  investment and  development  company, including vice president of hotel  investments.  Mr. Kaniewski received his B.S.
from Indiana University and is a certified public accountant.

EXECUTIVE COMPENSATION

            Monticello   Raceway   Development  has  never  had  any  meaningful
operations or engaged in any business other than the  negotiation  and execution of a gaming facility  development and  construction  agreement with both the St.
Regis Mohawk Tribe and the Cayuga Nation of New York.  Consequently,  Monticello
Raceway  Development  has never elected or appointed  any  officers,  or persons acting in a similar capacity. Moreover, Monticello Raceway Development has never had any employees  and no member,  manager or other person has ever received any form of compensation from Monticello Raceway Development.

                                      111

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Monticello Raceway Development's  membership interests,  as of November 5, 2003, by (i) each person known to be the beneficial owner of more than five percent of
Monticello Raceway  Development's  membership  interests,  (ii) each manager and executive  officer  required to be named  hereunder  and (iii) all  managers and executive officers as a group.  Unless otherwise noted, each person listed below has sole voting and dispositive power with respect to the interests beneficially owned by him and his address is c/o  Monticello  Raceway,  Route 17B,  P.O.  Box
5013, Monticello, NY, 12701.

                                        Percentage Membership Interest
Name and Address                             Beneficially Owned(1)
----------------                             ---------------------
Americas Tower Partners                              50.00%
Joseph E. Bernstein(2)                               17.50%
Ralph J. Bernstein(3)                                17.50%
JB Trust(2)                                          17.15%
Morad Tahbaz(4)                                      10.00%
Robert A. Berman                                     41.00%
Phillip Carter (5)                                    5.00%
Phillip B. Berman                                     1.30%
Scott A. Kaniewski(6)                                 7.70%
All Managers and Executive Officers as a Group (4
persons) (2)(3)(6)                                   44.00%

--------------
* less than 1%

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the record date upon the exercise of options and warrants and the conversion of
            convertible  securities.   Each  beneficial  owner's  percentage  of
            ownership is determined  by assuming  that all options,  warrants or convertible  securities  held by such  person (but not those held by any other  person) that are  currently  exercisable  or  convertible
            (i.e., that are exercisable or convertible  within 60 days after the record date) have been exercised or converted.

(2)         Joseph E. Bernstein beneficially owns a 1% economic interest and 50%
            voting power in Americas Tower Partners,  and the JB Trust, in which
            Mr.  Bernstein's  mother,  Helen Bernstein,  is sole trustee and Mr.
            Bernstein's children are ultimate beneficiaries, beneficially owns a
            49% economic  interest,  with no voting rights.  Joseph E. Bernstein and the JB Trust beneficially own, 2% and 98%, respectively,  of 35%
            of Americas Tower  Partners' 75%  membership  interest in Monticello
            Raceway  Development.  By virtue of a 50% voting control position in
            Americas  Tower  Partners,  Joseph E.  Bernstein is deemed to be the beneficial  owner of 35% of the interest of Americas  Tower Partners
            in  Catskill   Development.   Mr.  Bernstein  disclaims   beneficial
            ownership of the assets of the JB Trust.

                                      112

(3)         Ralph J. Bernstein  beneficially owns a 35% partnership  interest of
            Americas Tower  Partners,  which owns a 50%  membership  interest of
            Monticello Raceway Development.

(4)         Morad  Tahbaz  beneficially  owns  a  20%  partnership  interest  of
            Americas Tower  Partners,  which owns a 50%  membership  interest of
            Monticello Raceway Development.

(5)         Philip  Carter  beneficially  owns  a 10%  partnership  interest  of
            Americas Tower  Partners,  which owns a 50%  membership  interest of
            Monticello Raceway Development.

(6)         Includes  a 0.025%  membership  interest  held by  Kaniewski  Family
            Limited  Partnership,  with  respect to which Mr.  Kaniewski  is the general  partner  and a 1% limited  partner  (with  sole  voting and disposition  rights) and a 0.025%  membership  interest  held by KFP
            Trust, with respect to which Stacey Kaniewski, Mr. Kaniewski's wife, is the sole  trustee,  and with  respect to which,  Mr.  Kaniewski's
            children  are  its  sole  beneficiaries.   Mr.  Kaniewski  disclaims
            beneficial ownership of all interests held by KFP Trust.

MARKET FOR MONTICELLO RACEWAY DEVELOPMENT'S MEMBERSHIP INTERESTS,  DIVIDENDS AND
RELATED MATTERS

            At this  time,  there is no public  trading  market  for  Monticello
Raceway  Development's  membership  interests,  nor is any  such  public  market expected to develop.  Monticello Raceway Development's  membership interests are presently owned 50% by Americas Tower Partners,  41% by Robert A. Berman, Empire
Resorts'  chief  executive  officer,  a member of its board of directors and its former  chairman,  7.65% by Scott A. Kaniewski,  Empire Resorts' chief financial officer and a former member of its board of directors,  0.05% by two  affiliates of Mr.  Kaniewski and 1.30% by Philip B. Berman,  Empire Resorts' vice president of project coordination.

            There  are no  outstanding  options  or  warrants  to  purchase,  or
securities   convertible  into,  Monticello  Raceway  Development's   membership
interests.

            No membership  interests of Monticello  Raceway  Development  can be sold  pursuant to Rule 144 under the  Securities  Act of 1933,  as amended,  and neither Empire Resorts nor Monticello Raceway Development has agreed to register any membership  interest of Monticello Raceway  Development under the Securities
Act of 1933, as amended,  for sale by any of its members.  Furthermore,  neither
Empire Resorts nor Monticello Raceway  Development has any intention to publicly offer any membership  interests of Monticello Raceway  Development now or in the future.

            Monticello  Raceway  Development  has never made a  distribution  of profits  or losses to its  members,  though  it  intends  to do so once the Land
Purchase  Agreement is approved by the Bureau of Indian  Affairs and  Monticello
Raceway Development commences full-time operations.

            Monticello Raceway  Development does not have an equity compensation plan.

                                      113

                                MOHAWK MANAGEMENT

GENERAL

            Mohawk Management was formed in May 1996 by Catskill Development and
Empire  Resorts  to  manage  the  operations  of a  casino  and  related  gaming activities on 29 acres of land in Monticello,  New York, in accordance  with the terms of a gaming facility  management  agreement,  dated July 31, 1996, between
Mohawk  Management  and the St.  Regis  Mohawk  Tribe.  Aside from aiding in the preparation  and filing of the required  applications  in order for the National
Indian Gaming Commission to approve this management contract,  Mohawk Management has never had any  operations.  In  addition,  since the St.  Regis Mohawk Tribe withdrew from the  management  agreement in 2000 to pursue a casino project with
Park Place Entertainment  Corporation,  Mohawk Management has had no business or operations  except  for  serving  as a  plaintiff  in the Park  Place and Melius
Litigations. See "Material Conditions to Closing- Formation of Litigation Trust"
beginning  on page 85 for a more  detailed  description  of the Park  Place  and
Melius Litigations.

PLAN OF OPERATIONS

            Mohawk  Management  has no plan of  operation  for the  next  twelve months  other  than to  continue  serving as a  plaintiff  in the Park Place and
Melius  Litigations,  subject to the terms and conditions of the  declaration of trust  of the  Litigation  Trust.  As the  cost of the  Park  Place  and  Melius
Litigations  has been,  and through the  closing  will be,  financed by Catskill
Development,  at which point the litigation  will be financed by Empire Resorts, over  the  next  twelve  months,  Mohawk  Management  will  not  have  any  cash requirements nor the need to raise any additional funds.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

            Mohawk Management's managers and executive officers are as follows:

            Name                           Age          Position
            ----                           ---          --------
            Ralph J. Bernstein             46           Manager
            Robert A. Berman               43           Manager
            Thomas W. Aro                  60           Manager
            Morad Tahbaz                   47           Manager

            The principal  occupation for the past five years and current public directorships of each of Mohawk Management's managers are as follows:

            ROBERT  A.  BERMAN.  Robert  A.  Berman  is  Empire  Resorts'  chief executive  officer,  a member of its board of directors and its former chairman.
As the managing director of Watermark Investments Limited from 1994 to 2000, Mr.
Berman  oversaw a number  of  private  partnerships  investing  in real  estate, technology and basic industries. From 1998 to 1999, Mr. Berman was vice chairman and a director of Executone  Information Systems, a telecommunications  company.
From  1995 to 1999,  Mr.  Berman  served  as  chairman  of the  board  and chief

                                      114

executive  officer of  Hospitality  Worldwide  Services,  Inc., a hotel services company with average annual sales above $150 million.

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  Mr.  Bernstein  holds a Bachelor of Arts degree in economics  from the
University of California at Davis.

            THOMAS W. ARO.  Thomas W. Aro is  Empire  Resorts'  chief  operating officer  and  secretary  and was a member  of its board of  directors  from 1994 through July 2003.  Mr. Aro was also Empire  Resorts'  executive  vice president since its  formation  in 1993  through  November  11, 2003 and has served as its secretary since 1998. Mr. Aro also serves as chief  operating  officer of Empire
Resorts' gaming subsidiaries and has over 30 years experience in the hospitality and gaming industries.  Mr. Aro received his B.S. from the University of Arizona and is a certified public accountant.

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America.  In 1983, Mr. Tahbaz joined Americas Partners,  at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development of Americas Tower, a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

EXECUTIVE COMPENSATION

            As stated  above,  Mohawk  Management  has never had any  meaningful operations or engaged in any business other than the  negotiation  and execution of a gaming  facility  management  agreement with the St. Regis Mohawk Tribe and serving as a plaintiff in the Park Place and Melius  Litigations.  Consequently,
Mohawk Management has never elected or appointed any officers, or persons acting in a similar capacity.  Moreover,  Mohawk Management has never had any employees and  no  member,  manager  or  other  person  has  ever  received  any  form  of compensation from Mohawk Management.

                                      115

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information  concerning  ownership of
Mohawk Management's  membership  interests,  as of November 5, 2003, by (i) each person  known to be the  beneficial  owner of more than five  percent  of Mohawk
Management's  membership  interests,  (ii) each  manager and  executive  officer required to be named hereunder and (iii) all managers and executive  officers as a group.  Unless  otherwise  noted,  each party listed below has sole voting and dispositive  power with respect to the interests  beneficially  owned by him and his address is c/o Monticello Raceway, Route 17B, P.O. Box 5013, Monticello, NY,
12701.

                                        Percentage Membership Interests
Name and Address                             Beneficially Owned(1)
----------------                             ---------------------
Catskill Development                                 60.00%
Alpha Casino Management, Inc.                        40.00%
Empire Resorts(2)                                    40.00%
Robert A. Berman(3)                                   9.74%
Maurice Dabbah(4)                                     7.00%
Joseph E. Bernstein(5)                                7.00%
Ralph J. Bernstein(6)                                 7.00%
JB Trust(5)                                           6.79%
Morad Tahbaz(7)                                       4.00%
Thomas W. Aro                                          *
All Managers and Executive Officers as a Group (4
persons) (4)(6)(7)                                   20.74%

--------------
* less than 1%

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the record date upon the exercise of options and warrants and the conversion of
            convertible  securities.   Each  beneficial  owner's  percentage  of
            ownership is determined  by assuming  that all options,  warrants or convertible  securities  held by such  person (but not those held by any other  person) that are  currently  exercisable  or  convertible
            (i.e., that are exercisable or convertible  within 60 days after the record date) have been exercised or converted.

(2)         These membership interests are held by Alpha Casino Management, Inc, a wholly owned subsidiary of Empire Resorts.

(3)         Robert A.  Berman  beneficially  owns a 67.66%  limited  partnership interest of  Watertone  Holdings,  which owns an economic  ownership
            interest   of  15%,   13%  and  25%,   respectively,   of   Catskill
            Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;  and real estate  ownership and development operations.  Mr.  Berman also  beneficially  owns 390,127  shares of
            Empire  Resorts'  common  stock,  which owns an  economic  ownership interest  of  48.31%,  36.88%  and 25%,  respectively,  of  Catskill
            Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;  and real estate  ownership and development

                                      116

            operations.  Catskill  Development owns 60% of Mohawk Management and
            Empire Resorts, through a wholly owned subsidiary, beneficially owns a 40% membership interest of Mohawk Management.

(4)         Maurice Dabbah beneficially owns 35% of the membership  interests of
            Monticello Realty, which owns an economic ownership interest of 33%,
            22.5% and 22.5%, respectively,  of Catskill Development's casino and wagering operations;  horseracing and other pari-mutuel  activities;
            and real  estate  ownership  and  development  operations.  Catskill
            Development,  in turn,  owns a 60%  membership  interest  of  Mohawk
            Management.

(5)         Joseph E. Bernstein beneficially owns a 1% economic interest and 50%
            voting power in Americas Tower Partners,  and the JB Trust, in which
            Mr.  Bernstein's  mother,  Helen Bernstein,  is sole trustee and Mr.
            Bernstein's children are ultimate beneficiaries, beneficially owns a
            49% economic  interest,  with no voting rights.  Joseph E. Bernstein and the JB Trust beneficially own, 2% and 98%, respectively,  of 35%
            of the interests of Americas Tower Partners in Catskill Development,
            which  comprises of an economic  ownership  interest of 33%, 25% and
            25%,  respectively,  of Catskill  Development's  casino and wagering operations,  horseracing and other pari-mutuel activities,  and real estate  ownership  and  development  operations.  By virtue of a 50%
            voting  control  position  in  Americas  Tower  Partners,  Joseph E.
            Bernstein  is  deemed  to be  the  beneficial  owner  of  35% of the
            interest  of  Americas  Tower  Partners  in  Catskill   Development.
            Catskill  Development,  in turn,  owns a 60% membership  interest of
            Monticello Casino  Management.  Mr. Bernstein  disclaims  beneficial ownership of the assets of the JB Trust.

(6)         Ralph J. Bernstein  beneficially owns a 35% partnership  interest of
            Americas Tower Partners,  which owns an economic  ownership interest of 33%, 25% and 25%, respectively,  of Catskill Development's casino
            and  wagering   operations;   horseracing   and  other   pari-mutuel
            activities;  and real estate  ownership and development  operations.
            Catskill  Development,  in turn,  owns a 60% membership  interest of
            Mohawk Management.

(7)         Morad  Tahbaz  beneficially  owns  a  20%  partnership  interest  of
            Americas Tower Partners,  which owns an economic  ownership interest of 33%, 25% and 25%, respectively,  of Catskill Development's casino
            and  wagering   operations;   horseracing   and  other   pari-mutuel
            activities;  and real estate  ownership and development  operations.
            Catskill  Development,  in turn,  owns a 60% membership  interest of
            Mohawk Management.

MARKET FOR MOHAWK  MANAGEMENT'S  MEMBERSHIP  INTERESTS,  DIVIDENDS  AND  RELATED
MATTERS

            At  this  time,  there  is  no  public  trading  market  for  Mohawk
Management's  membership  interests,  nor is any such public market  expected to develop.  As indicated  above,  Mohawk  Management's  membership  interests  are presently owned 60% by Catskill  Development and 40% by Alpha Casino Management,
a wholly owned subsidiary of Empire Resorts.

            There  are no  outstanding  options  or  warrants  to  purchase,  or securities convertible into, Mohawk Management's membership interests.

                                      117

            No membership interests of Mohawk Management can be sold pursuant to
Rule 144 under the  Securities  Act of 1933,  as  amended,  and  neither  Empire
Resorts nor Mohawk Management has agreed to register any membership  interest of
Mohawk Management under the Securities Act of 1933, as amended,  for sale by any of its members.  Furthermore,  neither Empire Resorts nor Mohawk  Management has any intention to publicly  offer any membership  interests of Mohawk  Management now or in the future.

            Mohawk Management has never made a distribution of profits or losses to its members, nor does it intend to do so in the future.

            Mohawk Management does not have an equity compensation plan.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

                                 EMPIRE RESORTS

            For  Empire  Resorts'   management's   discussion  and  analysis  of
financial condition and results of operations, please see Empire Resorts' Annual
Report on Form 10-KSB for the year ended  December  31,  2002,  Empire  Resorts'
Proxy  Statement  dated  February  21,  2003  for its  2003  Annual  Meeting  of
Stockholders on Schedule 14A and Empire Resorts' Quarterly Report on Form 10-QSB
for the  quarter  ended  September  30,  2003,  copies of which  accompany  this information  statement/prospectus.  For further information,  please also review
the  documents  that  are   incorporated  by  reference  into  this  information
statement/prospectus.  See "Where You Can Find More  Information"  beginning  on page 184 and "Incorporation of Documents by Reference" beginning on page 184.

                   CATSKILL DEVELOPMENT AND ACQUIRED COMPANIES

            As  none  of  Monticello  Casino   Management,   Monticello  Raceway
Development  and Mohawk  Management has had revenue from operations in either of the last two fiscal years, no management's  discussion and analysis of financial condition  and results of  operations  has been  provided  for these  companies.
Rather, in lieu of such disclosure,  a plan of operations for each of Monticello
Casino Management,  Monticello Raceway Development and Mohawk Management for the
next twelve  months has been  described  above under the heading  Business.  See
"Business - Monticello Casino Management - Plan of Operations" beginning on page
104; "Business - Monticello Raceway  Development - Plan of Operations"  beginning on page 109; and "Business - Mohawk  Management - Plan of Operations"  beginning on page 114.

            Monticello  Raceway  Management  has had revenue from  operations in each of the last two fiscal years. However, rather than providing a management's discussion  and analysis of financial  condition  and results of  operations  of
Monticello Raceway  Management on a stand-alone  basis,  Empire Resorts believes that a management's  discussion and analysis of financial  condition and results of  operations  covering  Catskill  Development,  currently  Monticello  Raceway
Management's  sole  stockholder,  provides more  informative  disclosure.  While
Empire  Resorts is  technically  purchasing  assets from Catskill  Development's members as part of the  consolidation,  Empire Resorts is effectively  acquiring
Catskill  Development  since the consolidation  will leave Catskill  Development with only an interest in a 229 acre parcel of land in  Monticello,  New York, in which  Empire  Resorts  will hold a leasehold  interest  and a purchase  option.

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Empire Resorts believes that providing a management's discussion and analysis of financial  condition and results of operations  for Catskill  Development,  on a
combined   basis,  is  more   informative  to  stockholders   and  investors  in
understanding the consolidation.

BACKGROUND

            Catskill  Development  was  formed as a New York  limited  liability company in 1995 to pursue the  development  of gaming  operations in Monticello,
New York. Catskill  Development's  business plan envisioned three distinct lines of business: casino activities with a Native American tribe, real estate related activities  and  gaming  operations  related  to  Monticello  Raceway  including pari-mutuel wagering and video lottery terminal operations. Catskill Development currently  owns all of the issued and  outstanding  capital  stock of Monticello
Raceway  Management,  the licensed  operator of  Monticello  Raceway,  and a 60%
membership  interest of both Mohawk Management and Monticello Casino Management.
As stated above,  both Mohawk  Management and Monticello  Casino  Management are
inactive at this time.

            Currently,   Catskill   Development,   through   Monticello  Raceway
Management,  conducts  pari-mutuel  wagering on live harness horse race meetings and participates in intrastate and interstate  simulcast  wagering at Monticello
Raceway.  Monticello  Raceway  Management is also pursuing the  development of a video lottery terminal program.  See "Business - Monticello Raceway  Management"
beginning on page 96.  Catskill  Development  currently owns  approximately  229 acres of land in Monticello, New York, encompassing Monticello Raceway, and is a party to a land purchase  agreement  pursuant to which Catskill  Development has proposed to  transfer  29 acres of this land to the United  States of America in trust for the Cayuga Nation of New York for the purpose of Class III Gaming. See
"Recent  Developments - Ground Lease and Land Purchase  Agreement"  beginning on page 122. Finally,  Catskill  Development is seeking to manage a Native American casino on these 29 acres once the land is  transferred  to the United  States of
America in trust for the Cayuga  Nation of New York.  See "Business - Monticello
Casino Management" beginning on page 102.

DISCUSSION

            The  following  discussion  should be read in  conjunction  with the consolidated  financial  statements  of Catskill  Development  and notes thereto included elsewhere in this information statement/prospectus.

            For the  years  ended  December  31,  2002 and  December  31,  2001,
Catskill  Development  had net cash used in  operating  activities  which mainly consisted of the expenses  associated with the Park Place Litigation of $215,489 and $533,096,  respectively.  Both years  resulted in losses of  $1,932,924  and
$2,071,232, respectively. The accrued and unpaid interest for the periods due to
Monticello Realty and Americas Tower Partners,  the co-holders of a note secured by a mortgage, and members of Catskill Development, was $620,125 on December 31,
2002 and $563,750 on December 31, 2001 on a balance of  $5,637,500 at January 1,
2001 and depreciation  recorded was $755,601 and $743,716,  respectively.  Other current  assets  increased in both periods by $562,486 to $1,368,792 on December
31,  2002 and  $126,507  to  $806,306 on  December  31,  2001.  Restricted  cash

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decreased  by $35,694 on December  31, 2002 and  $213,052 On December  31, 2001.
Accounts payable and accrued expenses  increased in both periods by $865,682 and
$144,125, respectively.

            Cash used for investing  activities in the years ended  December 31,
2002 and December 31, 2001, amounted to $499,116 and $254,986, respectively, and consisted  of $171,246  and  $143,521  which was used to purchase  property  and equipment and $327,870 and $111,465, which was used for real estate development, the main pursuit of the entity.

            Cash  from  additional  member  contributions  in 2001  amounted  to
$1,024,800  which was used to assist in funding  the Park Place  Litigation  and operating  expenses.  There were no additional  contributions  by members during
2002.

            For the nine months ended September 30, 2003,  Catskill  Development had net cash  provided by  operating  activities  of  $953,518  and for the nine months  ended  September  30,  2002  used in  operating  activities  a total  of
$217,826.  Both periods  resulted in a net loss of  $1,522,617  and  $1,913,797, respectively.  The accrued  interest not paid for the periods due to  Monticello
Realty and  Americas  Tower  Partners,  the  co-holders  of a note  secured by a mortgage,  and members of Catskill  Development,  was $499,125 and $453,750 on a
balance of $6,821,375 at January 1, 2003 and  $6,201,250 at January 1, 2002, and
depreciation  recorded was $526,408 and  $566,390,  respectively.  Other current assets decreased in both periods by $16,847 and $1,427, respectively. Restricted cash  increased  by $94,841 and  decreased  by $36,508,  respectively.  Accounts payable and accrued expenses increased in both periods by $632,473 and $957,720, respectively,  from  starting  balances  of  $2,585,909  at  January 1, 2003 and
$1,720,227 at January 1, 2002.

            Cash  used  in  investing  activities  for  the  nine  months  ended
September 30, 2003 and September 30, 2002  consisted of $2,102,701 and $185,139, respectively,  of which $525,957 and $149,523 was used to purchase  property and equipment,  and  $1,576,744  and $35,607  was used for real estate  development, increasing  the  balance to  $6,068,469  at January  1, 2003 and  $5,740,599  at
January 1, 2002.

            Cash  provided by  financing  activities  for the nine months  ended
September 30, 2003 amounted to  $1,314,498,  which was used to assist in funding the Park Place  Litigation and operating  expenses.  The January 1, 2002 balance remained unchanged in 2002.

                               RECENT DEVELOPMENTS

            Monticello Raceway Management,  which is presently owned by Catskill
Development  and  will  become a  wholly  owned  subsidiary  of  Empire  Resorts following the consolidation,  Empire Resorts,  Catskill  Development,  Robert A.
Berman,  Empire  Resorts' chief  executive  officer and a member of its board of directors, and The Berkshire Bank entered into a series of agreements on October
29, 2003 in order to provide Empire Resorts and  Monticello  Raceway  Management with short-term secured financing. Set forth below is a summary of each of these agreements.  Please note, however, that the summaries below do not purport to be complete and are qualified in their  entirety by reference to the  provisions of

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the actual  agreement  being  summarized.  The complete  text of each  agreement summarized below has been filed as an exhibit to the  registration  statement of which this information statement/prospectus forms a part.

LOAN AND SECURITY AGREEMENT AND TERM LOAN NOTE

            THE LOAN

            Pursuant to that certain Loan and Security Agreement,  dated October
29, 2003 (the "LOAN  AGREEMENT"),  The Berkshire Bank advanced  $3,500,000  (the
"LOAN") to Monticello Raceway Management,  and concurrently,  Monticello Raceway
Management  issued a term note (the "TERM NOTE") to The  Berkshire  Bank for the original principal amount of the Loan.

            INTEREST

            The unpaid  principal  balance of the Loan bears  interest  at a per annum rate equal to 8.75%.  Interest on the Loan is payable monthly, in arrears, on the first day of each calendar month, beginning on December 1, 2003. Upon and during the continuance of an event of default under the Loan Agreement, the Loan shall bear  interest at a rate that is five  percent  (5%) in excess of the rate otherwise applicable at such time.

            REPAYMENT; PREPAYMENT

            The principal amount of the Loan together with interest must be paid in twenty-three (23) consecutive monthly installments of $55,868.72,  commencing on December 1, 2003, with the final payment and all accrued but unpaid interest, fees, costs and expenses due on November 1, 2005.

            Monticello  Raceway  Management  may  prepay the Loan in whole or in part.  However,  if the Loan is prepaid in whole or in part prior to October 29,
2004,  Monticello  Raceway  Management  must pay a prepayment fee of 2.5% of the principal  balance of the Loan then being prepaid.  In addition,  any prepayment must be  accompanied  by all accrued and unpaid  interest.  Moreover,  under the terms of the Loan Agreement,  Catskill Development has the right to purchase the
Loan from The Berkshire Bank for the unpaid  principal  balance plus all accrued but unpaid interest, fees and expenses, subject to the payment of any applicable prepayment fees.

            SECURITY

            Monticello  Raceway  Management has  collateralized  its obligations under the Loan  Agreement  by its grant of a lien on and  security  interest  in substantially all of its assets, whether now owned or acquired in the future.

            COVENANTS

            Until all of Monticello Raceway  Management's  obligations under the
Loan Agreement and Term Note have been  irrevocably  satisfied in full, the Loan
Agreement  requires  Monticello  Raceway  Management  to perform or comply  with certain  covenants,  including,  without  limitation,  covenants relating to (i)
limitations  on  indebtedness,  (ii)  limitations  on liens,  (iii)  notice  and

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information delivery requirements, (iv) the payment of taxes and claims, (v) the maintenance of assets and properties, (vi) the maintenance of insurance policies and (vii) compliance with laws.

            ATM MACHINES

            Under  the  Loan  Agreement,  The  Berkshire  Bank was  granted  the exclusive  right to install and operate ATM  machines on 200 acres of land owned by Catskill  Development  and all  improvements  on such land for ten (10) years after the signing of the Loan Agreement. Monticello Raceway Management, however, is entitled to 25% of the net income generated by these ATM machines.

            EVENTS OF DEFAULT

            The Loan Agreement  contains  customary events of default including, without  limitation,  (i) the failure to pay  principal  or interest on the Loan when due, (ii) any  representation  or warranty  proving to have been materially false when made,  (iii) the failure to comply  with any other term,  covenant or agreement of the Loan  Agreement,  (iv)  defaults  with respect to certain other indebtedness,  (v)  entry  of  material  judgments  against  Monticello  Raceway
Management,  (vi)  default or breach  under any  agreements  related to the Loan
Agreement,  (vii)  bankruptcy  and insolvency and (viii) the failure of the Loan
Agreement or any collateral  documents to remain in full force and effect and to create a valid and perfected first priority  security interest in the collateral securing the Loan.

GROUND LEASE AND LAND PURCHASE AGREEMENT

            Catskill Development  currently owns approximately 229 acres of land in Monticello,  New York,  encompassing  Monticello Raceway. A 29 acre parcel of this land is presently  subject to a land  purchase  agreement  that was entered into by  Catskill  Development  and the Cayuga  Catskill  Gaming  Authority,  an
affiliate of the Cayuga Nation of New York, on April 3, 2003 (the "LAND PURCHASE
AGREEMENT").  Pursuant  to the terms of the Land  Purchase  Agreement,  Catskill
Development  has  agreed to  convey  this 29 acre  parcel of land to the  United
States of  America to be held in trust for the  benefit of the Cayuga  Nation of
New York  following the Bureau of Indian  Affairs'  approval of the transfer and its  authorization  to use such land for Class II and Class III Gaming purposes.
At the same time, Catskill  Development and the Cayuga Catskill Gaming Authority
also entered into a shared  facilities  agreement,  whereby the Cayuga  Catskill
Gaming  Authority  agreed,  among other things,  not to use the property for any purpose other than Class II or Class III Gaming,  and  activities  incidental to gaming such as the  operation of  entertainment,  parking,  restaurant or retail facilities.  However,  if the required  approvals  for the land transfer are not received by  Catskill  Development  and the Cayuga  Nation of New York by May 1,
2004, the Land Purchase Agreement shall terminate.

            On October 29, 2003,  Catskill  Development  and Monticello  Raceway
Management entered into a 48 year ground lease (the "GROUND LEASE") with respect to 200 acres of land in Monticello,  New York and all buildings and improvements located on such land owned by Catskill  Development  that are not subject to the
Land Purchase Agreement (the "LEASED  PROPERTY").  Under the terms of the Ground
Lease,  Monticello Raceway Management will pay Catskill  Development  $1,800,000

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per year,  subject to annual  adjustments  consistent  with the  consumer  price index,  payable  in equal  monthly  installments.  During  the first year of the lease,  however,  Monticello Raceway Management has the right, at its option, to defer its monthly rental  payments for up to 12 months,  with such deferred rent accruing interest at the rate of 4.5% per annum.

            During the first three years of the Ground Lease, Monticello Raceway
Management may, at its option, purchase the Leased Property for a purchase price equal  to the sum of (x) the  rent  payable  for the  year in  which  Monticello
Raceway  Management  exercises  this purchase  option divided by 5% (which would equal $36,000,000 in the first year of the Ground Lease) and (y) an amount equal to all transfer  taxes and closing  costs  incurred by Catskill  Development  as seller. Monticello Raceway Management may not assign its rights under the Ground
Lease,  sublet any part of the Leased Property,  nor enter into a transaction or series of  transactions  that would result in a change of control of  Monticello
Raceway Management without the consent of Catskill Development.  However, in the event that Catskill Development  withholds its consent to such assignment of the
Ground Lease or the subletting of all or part of the Leased Property, Monticello
Raceway  Management may exercise its option to purchase the Leased Property even after the first three years of the Ground Lease have expired.

            Under the terms of the Ground Lease,  absent Catskill  Development's prior  written  consent,  Monticello  Raceway  Management is required to use the
Leased Property solely for racing, gaming, entertainment,  retail, lodging, food service,  any other use related to so-called  "tourism" and other  ancillary and related activities.

            In the event that The Berkshire  Bank declares an "event of default"
under the Loan Agreement,  or commences a foreclosure  proceeding with regard to the  Leasehold  Mortgage  (as defined  below),  or succeeds to the  interests of
Monticello  Raceway  Management under the Ground Lease, The Berkshire Bank shall also have the right,  at its option,  to defer its monthly rental payments until the date that the Loan has been repaid in full, with such deferred rent accruing interest at the rate of 4.5% per annum. This right,  however,  shall expire upon any  refinancing  of the Leasehold  Mortgage in which the Leasehold  Mortgage is assigned  to a new  lender  that  pays the full  amount  outstanding  under  the
Leasehold Mortgage.

            In addition,  in the event that The  Berkshire  Bank succeeds to the interests of Monticello  Raceway Management under the Ground Lease, then (i) any net revenues received by The Berkshire Bank or its successor  thereafter,  shall be deemed to be payments in reduction of the Loan,  and (ii) The Berkshire  Bank shall have a one-time  right to assign and  transfer its rights under the Ground
Lease, without the prior consent of Catskill Development, provided such assignee or transferee is not (i) in competition with Catskill  Development,  (ii) in the gaming industry,  (iii) currently in litigation with Catskill Development or any of its constituent members, (iv) in default under any agreement it may have with
Catskill  Development or any of its  constituent  members,  or (v) listed on the specially designated Nationals and Blocked Persons List maintained in accordance with the so-called "Patriot Act."

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LEASEHOLD MORTGAGE

            In order to secure the repayment of the Loan and the  performance of all of its obligations under the Loan Agreement, Term Note and any other related agreement,  Monticello Raceway Management has entered into a Leasehold Mortgage,
Security  Agreement,  Assignment  of Leases and Rents and Fixture  Filings  (the
"LEASEHOLD MORTGAGE"), as mortgagor, with The Berkshire Bank.

            PROPERTY MORTGAGED

            Under the Leasehold  Mortgage,  Monticello  Raceway  Management  has
granted The  Berkshire  Bank a security  interest in all of  Monticello  Raceway
Management's property,  rights,  interests and estates now owned, or acquired in the future, including, among others things:

            o    Monticello  Raceway  Management's  leasehold  interest  in  the
                 Ground Lease;

            o    Monticello  Raceway  Management's  leasehold  interest  in  all additional  lands,  estates and development  rights acquired in
                 the  future  by  Monticello   Raceway  Management  for  use  in
                 connection  with the Leased Property and the development of the
                 Leased Property;

            o    Monticello  Raceway  Management's  personal property located on the Leased Property;

            o    all leases and other agreements affecting the use, enjoyment or occupancy of the Leased  Property (a "LEASE" or  "LEASES")  and
                 all right,  title and interest,  if any, of Monticello  Raceway
                 Management,  of all rents,  additional rents, revenues,  issues and profits  from the Leased  Property  (the  "Rents")  and all proceeds from the sale or other disposition of the Leases;

            o    all  awards  or  payments  made  with  respect  to  the  Leased
                 Property,  whether  from the  exercise  of the right of eminent domain, or for a change of grade, or for any other injury to or decrease in the value of the Leased Property;

            o    all  proceeds of and any  unearned  premiums  on any  insurance policies covering the Leased Property;

            o    all refunds,  rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Leased
                 Property; and

            o    all   agreements,   contracts,    certificates,    instruments,
                 franchises,  permits, licenses, plans, specifications and other documents  entered  into  pertaining  to the  use,  occupation, construction, management or operation of the Leased Property or with  respect to any  business  or  activity  conducted  on the
                 Leased Property.

            In  addition  to  the  foregoing,   under  the  Leasehold  Mortgage,
Monticello Raceway  Management  assigned its right, title and interest in and to all  current  and  future  Leases  and  Rents to The  Berkshire  Bank.  However,

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Berkshire Bank has granted  Monticello Raceway Management a revocable license to collect and receive the Rents.

            MATERIAL COVENANTS

            The  Leasehold  Mortgage  incorporates  by  reference  each  of  the covenants  of the Loan  Agreement  and the Term  Note  and all  other  documents executed by Monticello  Raceway  Management  and/or others and by or in favor of
The Berkshire Bank,  which wholly or partially secure or guaranty payment of the
Loan.

            In addition,  without The Berkshire  Bank's prior  written  consent,
Monticello Raceway Management may not, among other things,

            o    execute any Lease (i) demising in excess of 10,000 square feet, individually  or when combined  with any other Leases,  or (ii)
                 for a term of more than one year;

            o    conduct,  demolish or materially  alter any improvements on the
                 Leased Property;

            o    execute  any  agreements  (other  than the  Leases)  for a term longer than the Loan,  unless such  agreements  are  terminable without  penalty upon 30 days' notice (and in addition,  if The
                 Berkshire  Bank is  dissatisfied  with  the  management  of the
                 Leased  Property  under  any  property   management   agreement
                 existing  at  the  time,  it  may  direct  Monticello   Raceway
                 Management to terminate such agreement and to hire a management company that it deems acceptable);

            o    use the Leased Property for anything other than its current use
                 or  for   racing,   gaming,   entertainment,   retail,   hotel,
                 restaurants,  any other use related to so-called  "tourism" and other ancillary and related activities thereto; and

            o    except as  expressly  permitted  in the Loan  Agreement,  sell, convey, mortgage, grant, bargain,  encumber, pledge, assign, or otherwise transfer the Leased Property or any part thereof.

            GROUND LEASE

            Under the Leasehold  Mortgage,  Monticello  Raceway  Management must enforce the Ground Lease and not terminate,  modify, cancel, change, supplement, alter or amend the Ground Lease, or waive, excuse, condone or in any way release or discharge  Catskill  Development of or from any of the material covenants and conditions to be performed or observed by Catskill Development.  Moreover, under the  Leasehold  Mortgage,  Monticello  Raceway  Management  has  assigned to The
Berkshire Bank, all of Monticello Raceway  Management's  interests in the Ground
Lease.  However,  so long as no event of default has occurred and is continuing,
Monticello  Raceway  Management has a revocable license to take all actions with respect to the Ground Lease.

            Upon the acquisition of the fee title or any other estate,  title or interest in the Leased Property by Monticello Raceway Management,  The Berkshire
Bank has the right to cause the Leasehold  Mortgage to  automatically  attach to

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and cover and be a lien upon such other estate so  acquired,  and for such other estate to be  considered  as  mortgaged,  assigned and conveyed to The Berkshire
Bank.

NONDISTURBANCE AND ATTORNMENT AGREEMENT

            Catskill  Development  is indebted to Americas  Tower  Partners  and
Monticello Realty, in equal portions,  in the total original principal amount of
$5,000,000,  which  indebtedness  continues to bear  interest at the rate of ten percent (10%)  compounded  annually and is due and payable on September 15, 2004 and is secured by a mortgage  (the "SENIOR  MORTGAGE")  dated October 1, 1999 on
Catskill  Development's  fee  interest in the Leased  Property.  Americas  Tower
Partners, Monticello Realty, Monticello Raceway Management, Catskill Development
and The Berkshire Bank entered into a  Nondisturbance  and Attornment  Agreement dated as of October 29, 2003 to confirm the rights and  obligations  of Americas
Tower  Partners and  Monticello  Realty if they exercise any of their rights and remedies  as holder of the  Senior  Mortgage  and become the owner of the Leased
Property,  and also to confirm the rights and  obligations of The Berkshire Bank in the  event of any  attempted  termination  of the  Ground  Lease.  Under  the conditions described in the Nondisturbance and Attornment Agreement,  even after
Americas  Tower  Partners and  Monticello  Realty become the owner of the Leased
Property,  the Ground Lease shall  continue in full force and effect as a direct lease between Americas Tower Partners and Monticello  Realty,  as landlord,  and
Monticello  Raceway  Management,  as  tenant.  In  addition,  in the event  that
Americas Tower Partners and Monticello Realty, as landlord,  desire to terminate the Ground Lease,  The Berkshire Bank shall have the  opportunity to perform any obligation of, or remedy any default by, Catskill Development, and if the Ground
Lease is  terminated  for any reason,  The Berkshire  Bank may require  Americas
Tower Partners and Monticello  Realty,  as landlord,  to enter into a new ground lease with the Berkshire Bank, on the same terms and conditions as are contained in the Ground Lease.

SURETY AGREEMENT

            GENERAL

            To induce The Berkshire Bank to make the Loan to Monticello  Raceway
Management,  Empire  Resorts  has  executed  a  surety  agreement  (the  "SURETY
AGREEMENT") in favor of The Berkshire Bank, pursuant to which Empire Resorts has guaranteed Monticello Raceway Management's  performance of its obligations under the Loan Agreement and Term Note.

            SCOPE OF SURETY

            The Surety  Agreement  constitutes a guarantee of payment and not of collection.  For example,  The Berkshire  Bank may institute a legal  proceeding directly against Empire Resorts to enforce its rights under the Surety Agreement
without  first  instituting  a  legal  proceeding   against  Monticello  Raceway
Management.   Furthermore,  under  the  Surety  Agreement,  Empire  Resorts  has acknowledged  that  its  obligations  under  the  Surety  Agreement  will not be reduced, impaired or affected in any way by reason of, among other things:

                                      126

            o    the   invalidity,   unenforceability   or  voidability  of  any
                 obligations,  liens or rights in any  property  pledged  by any person in connection with the Loan;

            o    the  existence or  nonexistence  of any  defenses  which may be available to Monticello  Raceway Management with respect to its obligations under the Loan Agreement and Term Note;

            o    any  delay  by The  Berkshire  Bank in  making  a  demand  upon
                 Monticello Raceway Management or any delay in enforcing, or any failure to  enforce,  any  rights  against  Monticello  Raceway
                 Management or any other person or persons liable for any or all of Monticello Raceway  Management's  obligations under the Loan
                 Agreement  and Term Note,  even if such demand  rights are lost due to such delay or failure; or

            o    any other fact,  event,  condition  or omission  which may give rise to a suretyship defense.

            Under the Surety Agreement,  Empire Resorts has further acknowledged that its  obligations  under the Surety  Agreement will not be affected,  in any way, by any of the following events:

            o    an extension or change in the time,  manner,  place or terms of payment  of  any  or all  of  Monticello  Raceway  Management's
                 obligations,

            o    the  amendment,  supplement,  restatement or replacement of the
                 Loan Agreement or any related agreements,

            o    the renewal or extension of any financing reflected in the Loan
                 Agreement,

            o    the  modification of the terms and conditions under which loans and  extensions  of credit  may be made to  Monticello  Raceway
                 Management, or

            o    the  settlement,  compromise  or releases from  liabilities  of
                 Monticello Raceway Management for any obligations.

            COVENANTS

            Until all of Monticello Raceway  Management's  obligations under the
Loan Agreement and Term Note have been irrevocably satisfied in full, the Surety
Agreement  requires Empire Resorts to perform or comply with certain  covenants,
including,  without  limitation,   covenants  relating  to  (i)  limitations  on
indebtedness,  (ii) limitations on liens, (iii) notice and information  delivery requirements,  (iv) the  payment of taxes and  claims,  (v) the  maintenance  of assets and  properties,  (vi) the  maintenance  of insurance  policies and (vii)
compliance with laws.

                                      127

            EVENTS OF DEFAULT

            The Surety Agreement contains customary events of default including, without  limitation,  (i) the failure to make any  payments  when due,  (ii) any representation  or  warranty  proving to have been  false  when made,  (iii) the failure to comply  with any other  term,  covenant  or  agreement  of the Surety
Agreement,  (iv) defaults with respect to certain other indebtedness,  (v) entry of material  judgments against Empire Resorts,  (vi) default or breach under any agreements related to the Loan Agreement, and (vii) bankruptcy and insolvency.

GUARANTEE AGREEMENT

            To induce The Berkshire Bank to make the Loan to Monticello  Raceway
Management,  Robert A. Berman,  Empire  Resorts' chief  executive  officer and a member of its board of directors, has executed a Guarantee Agreement in favor of
The Berkshire Bank, on terms substantially similar to the above described Surety
Agreement,  pursuant  to which Mr.  Berman  has  guaranteed  Monticello  Raceway
Management's  performance of its  obligations  under the Loan Agreement and Term
Note. However,  in contrast to the Surety Agreement,  The Berkshire Bank may not
exercise any of its rights or remedies  against Mr.  Berman under the  Guarantee
Agreement unless and until Mr. Berman  beneficially owns (directly or indirectly through immediate family members,  trusts or interest in partnerships or limited liabilities  companies)  less than ten percent (10%) of the  outstanding  common voting  stock  of  either  Empire  Resorts  or  Monticello  Raceway  Management.
Immediately upon such an occurrence, however, all of The Berkshire Bank's rights and remedies under the Guarantee Agreement shall be immediately available to The
Berkshire Bank, without further notice to Mr. Berman.

SECURITY AGREEMENT

            Pursuant to a Security  Agreement,  dated as of October 29, 2003, by and between Catskill  Development and The Berkshire Bank,  Catskill  Development
has  agreed to grant The  Berkshire  Bank a lien on and a security  interest  in substantially all of its assets that relate to Monticello  Raceway (the "Raceway
Assets"),  whether now owned or acquired in the future.  In connection with this
Security Agreement,  Catskill Development has agreed,  except as is contemplated by the consolidation's terms, not to, among other things:

            o    merge or consolidate with any other person;

            o    commence a dissolution or liquidation;

            o    sell any Raceway Assets; or

            o    cause or consent to any of its Raceway Assets,  at any time, to become  subject to any  claim,  encumbrance,  lien or  security interest.

            Catskill Development has also acknowledged in the Security Agreement that its liability under the Security Agreement will not be reduced, impaired or affected in any way by reason of, among other things:

                                      128

            o    the   invalidity,   unenforceability   or  voidability  of  any
                 obligations,  liens or rights in any  property  pledged  by any person in connection with the Loan;

            o    the  existence or  nonexistence  of any  defenses  which may be available to the Monticello  Raceway Management with respect to its obligations under the Loan Agreement and Term Note;

            o    any  delay  by The  Berkshire  Bank in  making  a  demand  upon
                 Monticello Raceway Management or any delay in enforcing, or any failure to  enforce,  any  rights  against  Monticello  Raceway
                 Management or any other person or persons liable for any or all of Monticello Raceway  Management's  obligations under the Loan
                 Agreement  and Term Note,  even if such demand  rights are lost due to such delay or failure; or

            o    any other fact,  event,  condition  or omission  which may give rise to a defense against The Berkshire Bank.

            Under the  Security  Agreement,  Catskill  Development  has  further acknowledged  that its  obligations  under the  Security  Agreement  will not be affected, in any way, by any of the following events:

            o    an extension or change in the time,  manner,  place or terms of payment  of  any  or all  of  Monticello  Raceway  Management's
                 obligations,

            o    the  amendment,  supplement,  restatement or replacement of the
                 Loan Agreement or any related agreements,

            o    the renewal or extension  any  financing  reflected in the Loan
                 Agreement,

            o    the  modification of the terms and conditions under which loans and  extensions  of credit  may be made to  Monticello  Raceway
                 Management, or

            o    the  settlement,  compromise  or releases from  liabilities  of
                 Monticello Raceway Management for any obligations.

                              SELLING STOCKHOLDERS

            The  shares  of  Empire   Resorts'   common   stock  issued  in  the
consolidation  will be registered  under the Securities Act of 1933, as amended.
These shares will be freely  transferable  under the  Securities Act of 1933, as amended,  except  for  shares  issued  to  persons  who  may  be  deemed  to  be
"affiliates"  of Catskill  Development  or Monticello  Raceway  Development  for
purposes of Rule 145 under the Securities Act of 1933, as amended.

            Affiliates may not sell their shares of Empire Resorts' common stock acquired in connection  with the  consolidation  except pursuant to an effective registration  statement  under the Securities Act of 1933, as amended,  covering those shares or in compliance with Rule 145 under the Securities Act of 1933, as amended, or another applicable exemption to the registration requirements of the

                                      129

Securities  Act of 1933, as amended.  Persons who may be deemed to be affiliates of Catskill  Development or Monticello  Raceway  Development  generally  include individuals  or entities  that  control,  are  controlled by or are under common control with Catskill  Development  or Monticello  Raceway  Development  and may
include  officers and certain  beneficial  holders of Catskill  Development  and
Monticello Raceway Development.

            Pursuant to the restated  contribution  agreement,  each of Catskill
Development  and  Monticello  Raceway  Development  agreed to cause  each of its affiliates  under Section 2(11) of the Securities  Act of 1933, as amended,  and
Rule 145,  to deliver  an  executed  "affiliate  agreement"  to Empire  Resorts.
Pursuant to these affiliate agreements,  no affiliate of Catskill Development or
Monticello  Raceway  Development may sell,  transfer or otherwise dispose of any shares of Empire  Resorts'  common stock issued to that  affiliate,  directly or indirectly, in connection with the consolidation,  except in compliance with the applicable  provisions of the Securities Act of 1933, as amended,  and the rules and regulations thereunder. Because the selling stockholders listed in the table below may be deemed to be  affiliates  of  Catskill  Development  or  Monticello
Raceway  Development,  the  registration  statement  of which  this  information statement/prospectus is a part will also cover any offers or sales of the resale shares sold by the selling stockholders.  The affiliates of Catskill Development and  Monticello  Raceway  Development  and any other  holder of such  shares who relies on this information statement/prospectus,  as so amended or supplemented, in  connection  with any such offer or sale is  referred  to below as a "selling stockholder."  Notwithstanding  the  transfer  restrictions  set  forth  in  the affiliate  agreements,  for so long as the registration  statement of which this information  statement/prospectus  is a part is  effective,  the  affiliates  of
Catskill  Development and Monticello Raceway  Development will be able, pursuant to the registration  statement,  to sell, transfer or otherwise dispose of their shares of Empire Resorts' common stock received in the consolidation.

            This information  statement/prospectus  may be used by affiliates of
Catskill  Development and Monticello Raceway Development and by any other holder
of  the  Empire   Resorts'   common  stock  acquired  in  connection   with  the
consolidation  to cover the public offering and resale of Empire Resorts' common stock to be  issued  in  connection  with  the  consolidation.  Pursuant  to the registration statement of which this information statement/prospectus is a part,
Empire Resorts has registered under the Securities Act of 1933, as amended,  the issuance of its common  stock to the members of both  Catskill  Development  and
Monticello Raceway Development pursuant to the consolidation.

            Empire  Resorts  does not know when or in what  amounts  the selling stockholders may offer shares for sale. The selling  stockholders may choose not to sell any of the  shares  offered  by this  prospectus.  Because  the  selling stockholders may offer all or some of the shares pursuant to this offering,  and because there are currently no agreements,  arrangements or understandings  with respect to the sale of any of the shares,  Empire  Resorts  cannot  estimate the number of the shares that the selling stockholders will hold after completion of the offering.  For purposes of the table below,  Empire Resorts has assumed that the selling stockholders will sell all of the shares covered by this prospectus.

            The following  table,  which sets forth  information with respect to the selling stockholders, gives effect to the issuance of Empire Resorts' common stock  upon the  closing of the  consolidation  and also  assumes  the number of

                                      130

shares of Empire Resorts' common stock  outstanding at the effective time of the consolidation is the same as the number of shares outstanding on the record date for  determining  the  stockholders  of Empire Resorts  entitled to receive this information statement/prospectus:

                            Shares of Empire
                                Resorts'                                       Shares of Empire Resorts'
                           Common Stock to be        Shares of Empire          Common Stock to be Owned
                           Owned Immediately            Resorts'                  after the Offering
Name of Selling                 after the              Common Stock            -----------------------
 Stockholder                  Consolidation            to be Offered           Amount        Percent
----------------           -----------------         ----------------       -----------     ----------
Americas Tower
Partners                        6,599,294                 6,599,294              --             --

Watertone
Holdings                        4,565,010                 4,565,010              --             --

Monticello
Realty                          5,732,261                 5,732,261              --             --

Robert A.
Berman                            577,477(1)                710,967         3,866,510(2)     18.82%

Scott A.
Kaniewski                         988,627(3)                132,656            55,971(4)      3.69%

KFP Trust                         306,171(5)                    434           305,737(6)      1.35%

Kaniewski
Family Limited
Partnership                       252,671(7)                    434           252,237(8)        1.11%

Philip B. Berman                  270,883(9)                 22,542           248,341(10)       1.09%

Clifford A.
Ehrlich                           250,512                   250,512              --            --

Fox-Hollow Lane, LLC              182,191                   182,191              --            --

Shamrock Strategies, Inc.          22,774                    22,774              --            --

----------
* less than 1%

                                      131

(1)         Includes  1,098,094  shares of common stock owned directly by Robert
            A.  Berman,  options  that are  currently  exercisable  into 279,189 shares of common  stock and  3,200,194  shares of common  stock held directly by Watertone  Holdings.  Robert A. Berman  directly holds a
            46.305%  limited   partnership   interest  in  Watertone   Holdings,
            representing an indirect beneficial  ownership interest in 2,092,690 shares of such 3,200,194 shares of Empire Resorts' common stock held directly by  Watertone  Holdings.  Though BKB,  LLC, 82% of which is owned by  Robert A.  Berman,  Robert A.  Berman  indirectly  holds a general  partnership  interest  of  .0082%  of  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional 37,433 shares of such 3,200,194 shares of Empire Resorts'
            common stock held directly by Watertone  Holdings,  and through Avon
            Road Partners, LP, Robert A Berman indirectly  beneficially holds an addition 23.678% limited partnership interest in Watertone Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional  1,070,071 of such  3,200,194  shares of Empire  Resorts'
            common  stock  held  directly  by  Watertone  Holdings.   Avon  Road
            Partners,  LP is 88%  owned by  Robert  A.  Berman,  3% by Debbie N.
            Berman and 9% by the Berman  Family  Trust whose  beneficiaries  are
            Robert A. Berman's  children.  Debbie N. Berman,  Robert A. Berman's wife,  and  Philip  B.  Berman,  Robert  A.  Berman's  brother,  are co-trustees  of the Berman  Family  Trust and have joint  voting and dispositive  power with  respect to its  holdings.  Robert A. Berman disclaims beneficial ownership of all shares of common stock held by the Berman Family Trust.

(2)         Includes  387,127 shares of common stock owned directly by Robert A.
            Berman,  options that are currently  exercisable into 279,189 shares of common stock and  3,200,194  shares of common stock held directly by Watertone  Holdings.  Robert A. Berman  directly  holds a 46.305%
            limited partnership interest in Watertone Holdings,  representing an indirect  beneficial  ownership interest in 2,092,690 shares of such
            3,200,194  shares of Empire  Resorts'  common stock held directly by
            Watertone Holdings. Though BKB, LLC, 82% of which is owned by Robert
            A. Berman,  Robert A. Berman indirectly holds a general  partnership interest of .0082% of Watertone  Holdings,  representing an indirect beneficial ownership interest in an additional 37,433 shares of such
            3,200,194  shares of Empire  Resorts'  common stock held directly by
            Watertone  Holdings,  and through Avon Road  Partners,  LP, Robert A
            Berman  indirectly  beneficially  holds an addition  23.678% limited partnership interest in Watertone Holdings, representing an indirect beneficial  ownership  interest in an  additional  1,070,071 of such
            3,200,194  shares of Empire  Resorts'  common stock held directly by
            Watertone Holdings. Avon Road Partners, LP is 88% owned by Robert A.
            Berman,  3% by Debbie N.  Berman and 9% by the Berman  Family  Trust
            whose  beneficiaries  are  Robert A.  Berman's  children.  Debbie N.
            Berman,  Robert A. Berman's  wife,  and Philip B. Berman,  Robert A.
            Berman's  brother,  are  co-trustees  of the Berman Family Trust and have  joint  voting  and  dispositive  power  with  respect  to  its holdings.  Robert A. Berman  disclaims  beneficial  ownership of all shares of common stock held by the Berman Family Trust.

                                      132

(3)         Includes  134,096  shares of common stock owned directly by Scott A.
            Kaniewski,  options  that are  currently  exercisable  into  295,689 shares of common stock, 494,916 shares of common stock held directly by Watertone  Holdings,  28,940 shares of common stock held directly by The Kaniewski  Family  Limited  Partnership  and 34,986 shares of common stock held directly by The KFP Trust.  The  Kaniewski  Family
            Limited  Partnership,  with  respect to which Mr.  Kaniewski is a 1%
            limited  partner  and the  general  partner  with  sole  voting  and dispositive  power,  holds a 4.95% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in 223,708 shares of such 494,916 shares of Empire Resorts'
            common stock held  directly by Watertone  Holdings,  and though BKB,
            LLC,  0.05%  of  which is  owned  by The  Kaniewski  Family  Limited
            Partnership,  The Kaniewski  Family Limited  Partnership  indirectly holds a  general  partnership  interest  of  .000005%  of  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an  additional 23 shares of such 494,916  shares of Empire  Resorts'
            common stock held directly by Watertone Holdings. Scott A. Kaniewski disclaims  beneficial  ownership  of all the shares of common  stock owned by the Kaniewski  Family Limited  Partnership  for any purpose other than voting and dispositive  powers. The KFP Trust, whose sole trustee is Stacey B. Kaniewski, Scott A. Kaniewski's wife, and whose sole beneficiaries are Scott A. Kaniewski's children,  holds a 6.00%
            limited partnership interest in Watertone Holdings,  representing an indirect  beneficial  ownership  interest in 271,162  shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings,  and though BKB, LLC, 0.05% of which is owned by
            The KFP Trust, The KFP Trust indirectly holds a general  partnership interest of .000005% of Watertone Holdings, representing an indirect beneficial  ownership  interest in an  additional  23 shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings.

(4)         Includes  1,440  shares of common  stock owned  directly by Scott A.
            Kaniewski,  options  that are  currently  exercisable  into  295,689 shares of common stock, 494,916 shares of common stock held directly by Watertone  Holdings,  28,940 shares of common stock held directly by The Kaniewski  Family  Limited  Partnership  and 34,986 shares of common stock held directly by The KFP Trust.  The  Kaniewski  Family
            Limited  Partnership,  with  respect to which Mr.  Kaniewski is a 1%
            limited  partner  and the  general  partner  with  sole  voting  and dispositive  power,  holds a 4.95% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in 223,708 shares of such 494,916 shares of Empire Resorts'

                                      133

            common stock held  directly by Watertone  Holdings,  and though BKB,
            LLC,  0.05%  of  which is  owned  by The  Kaniewski  Family  Limited
            Partnership,  The Kaniewski  Family Limited  Partnership  indirectly holds a  general  partnership  interest  of  .000005%  of  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an  additional 23 shares of such 494,916  shares of Empire  Resorts'
            common stock held directly by Watertone Holdings. Scott A. Kaniewski disclaims  beneficial  ownership  of all the shares of common  stock owned by the Kaniewski  Family Limited  Partnership  for any purpose other than voting and dispositive  powers. The KFP Trust, whose sole trustee is Stacey B. Kaniewski, Scott A. Kaniewski's wife, and whose sole beneficiaries are Scott A. Kaniewski's children,  holds a 6.00%
            limited partnership interest in Watertone Holdings,  representing an indirect  beneficial  ownership  interest in 271,162  shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings,  and though BKB, LLC, 0.05% of which is owned by
            The KFP Trust, The KFP Trust indirectly holds a general  partnership interest of .000005% of Watertone Holdings, representing an indirect beneficial  ownership  interest in an  additional  23 shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings.

(5)         Includes  34,986  shares of common  stock held  directly  by The KFP
            Trust and 271,185  494,916  shares of common stock held  directly by
            Watertone Holdings.  The KFP Trust holds a 6.00% limited partnership interest in Watertone Holdings,  representing an indirect beneficial ownership  interest  in  271,162  shares of such  271,185  shares of
            Empire  Resorts'  common stock held directly by Watertone  Holdings, and though BKB,  LLC,  .05% of which is owned by The KFP Trust,  The
            KFP  Trust  indirectly  holds  a  general  partnership  interest  of
            .000005% of Watertone Holdings,  representing an indirect beneficial ownership interest in an additional 23 shares of such 271,185 shares of Empire Resorts' common stock held directly by Watertone Holdings.

(6)         Includes  34,552  shares of common  stock held  directly  by The KFP
            Trust and 271,185  shares of common stock held directly by Watertone
            Holdings.  The KFP Trust holds a 6.00% limited partnership  interest in Watertone Holdings, representing an indirect beneficial ownership interest in 271,162 shares of such 271,185 shares of Empire Resorts'
            common stock held  directly by Watertone  Holdings,  and though BKB,
            LLC,  .05% of  which  is  owned  by The  KFP  Trust,  The KFP  Trust indirectly  holds a general  partnership  interest  of  .000005%  of

                                      134

            Watertone Holdings,  representing an indirect  beneficial  ownership interest in an additional 23 shares of such 271,185 shares of Empire
            Resorts' common stock held directly by Watertone Holdings.

(7)         Includes  28,940  shares  of  common  stock  held  directly  by  The
            Kaniewski  Family Limited  Partnership  and 223,731 shares of common stock held  directly by Watertone  Holdings.  The  Kaniewski  Family
            Limited  Partnership holds a 4.95% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in 223,708 shares of such 223,731 shares of Empire Resorts'
            common stock held  directly by Watertone  Holdings,  and though BKB,
            LLC,  .05%  of  which  is  owned  by The  Kaniewski  Family  Limited
            Partnership,  The Kaniewski  Family Limited  Partnership  indirectly holds a  general  partnership  interest  of  .000005%  of  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an  additional 23 shares of such 223,731  shares of Empire  Resorts'
            common stock held directly by Watertone Holdings.

(8)         Includes  28,506  shares  of  common  stock  held  directly  by  The
            Kaniewski  Family Limited  Partnership  and 223,731 shares of common stock held  directly by Watertone  Holdings.  The  Kaniewski  Family
            Limited  Partnership holds a 4.95% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in 223,708 shares of such 223,731 shares of Empire Resorts'
            common stock held  directly by Watertone  Holdings,  and though BKB,
            LLC,  .05%  of  which  is  owned  by The  Kaniewski  Family  Limited
            Partnership,  The Kaniewski  Family Limited  Partnership  indirectly holds a  general  partnership  interest  of  .000005%  of  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an  additional 23 shares of such 223,731  shares of Empire  Resorts'
            common stock held directly by Watertone Holdings.

(9)         Includes  45,988 shares of common stock owned  directly by Philip B.
            Berman and 224,895 shares of common stock held directly by Watertone
            Holdings.  .  Philip  B.  Berman  directly  holds  a  4.95%  limited partnership interest in Watertone Holdings, representing an indirect

                                      135

            beneficial  ownership  interest  in 223,708  shares of such  224,895 shares of Empire  Resorts'  common stock held  directly by Watertone
            Holdings,  and though BKB,  LLC, 2.6% of which is owned by Philip B.
            Berman,  Philip B.  Berman  indirectly  holds a general  partnership interest of .00026% of Watertone Holdings,  representing an indirect beneficial  ownership interest in an additional 1,187 shares of such
            224,895  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings.

(10)        Includes  23,446 shares of common stock owned  directly by Philip B.
            Berman and 224,895 shares of common stock held directly by Watertone
            Holdings.   Philip  B.  Berman   directly   holds  a  4.95%  limited
            partnership interest in Watertone Holdings, representing an indirect beneficial  ownership  interest  in 223,708  shares of such  224,895 shares of Empire  Resorts'  common stock held  directly by Watertone
            Holdings,  and though BKB,  LLC, 2.6% of which is owned by Philip B.
            Berman,  Philip B.  Berman  indirectly  holds a general  partnership interest of .00026% of Watertone Holdings,  representing an indirect beneficial  ownership interest in an additional 1,187 shares of such
            224,895  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings.

            Americas  Tower  Partners  is  beneficially  owned  35% by Joseph E.
Bernstein,  a member  of Empire  Resorts'  board of  directors,  35% by Ralph J.
Bernstein,  a member of Empire  Resorts'  board of  directors,  and 20% by Morad
Tahbaz, Empire Resorts' president and a member of its board of directors. Joseph
E.  Bernstein and Ralph J.  Bernstein  share voting and  dispositive  power over
Watertone Holdings' assets.

            Watertone  Holdings is  beneficially  owned 70% by Robert A. Berman,
Empire Resorts' chief executive  officer, a member of its board of directors and its  former  chairman,  and 11% by Scott A.  Kaniewski,  Empire  Resorts'  chief financial  officer and a former  member of its board of  directors.  The general partner of  Watertone  Holdings is BKB,  LLC, and through  BKB,  LLC,  Robert A.
Berman,  Philip B. Berman and Scott A.  Kaniewski  share voting and  dispositive power over Watertone Holdings' assets.

            Scott  Kaniewski is a 1% limited  partner and the general partner of the Kaniewski Family Limited  Partnership with sole voting and dispositive power over its assets.

            Stacey B. Kaniewski,  Scott A. Kaniewski's wife, is the sole trustee of the KFP Trust with sole voting and  dispositive  power over its  assets,  and whose sole beneficiaries are Scott A. Kaniewski's children.

            Philip B.  Berman is  Empire  Resorts'  vice  president  of  project coordination, and Robert A. Berman and Philip B. Berman are brothers.

            Charles    Degliomini,    Empire    Resorts'   vice   president   of
communications,  is the  managing  member of  Fox-Hollow  Lane,  LLC,  a limited liability company owned by Mr. Degliomini's immediate family. Mr. Degliomini has sole voting and dispositive power over Fox-Hollow Lane, LLC's assets.

            Christopher Cushing has sole voting and dispositive power over
Shamrock Strategies, Inc.'s assets.

                              PLAN OF DISTRIBUTION

            Empire Resorts will not receive any of the proceeds of any resale of
Empire  Resorts'  common  stock  by the  selling  stockholders  pursuant  to the registration  statement of which this information  statement/prospectus  forms a part. The selling stockholders will receive all of the proceeds.

                                      136

            The selling  stockholders,  including their  pledgees,  transferees, assignees,  donees or other successors in interest, may, from time to time, sell any or all of  their  shares  of  Empire  Resorts'  common  stock,  at  fixed or negotiated prices, using one or more of the following methods:

            o    on the NASDAQ  SmallCap Market, or on any other stock exchange, market or trading  facility  on which  Empire  Resorts'  common stock may from time to time be trading;

            o    in the over-the-counter market;

            o    in privately negotiated transactions or otherwise;

            o    a distribution to a selling stockholder's partners,  members or stockholders;

            o    through agents or underwriters;

            o    ordinary  brokerage  transactions and transactions in which the broker-dealer solicits purchasers;

            o    block  trades in which the  broker-dealer  will attempt to sell the  shares as agent but may  position  and resell a portion of the block as principal to facilitate the transaction;

            o    purchases by a  broker-dealer  as  principal  and resale by the broker-dealer for its account;

            o    an exchange  distribution  in accordance  with the rules of the applicable exchange;

            o    through the writing of options on the shares;

            o    short sales;

            o    broker-dealers may agree with the selling  stockholders to sell a  specified  number of such shares at a  stipulated  price per share;

            o    a combination of any such methods of sale; and

            o    any other method permitted pursuant to applicable law.

            The selling  stockholders may also sell shares under Rule 144 of the
Securities  Act of 1933,  as  amended,  if  available,  rather  than  under this registration  statement of which this information  statement/prospectus  forms a part.

            The selling  stockholders may also engage in short sales against the box, puts and calls and other  transactions  in the securities or derivatives of
Empire Resorts and may sell or deliver  shares in connection  with these trades.

                                      137

The selling  stockholders  may pledge  their shares to their  brokers  under the margin provisions of customer agreements. If a selling stockholder defaults on a margin  loan,  the broker  may,  from time to time,  offer and sell the  pledged shares.

            Broker-dealers  engaged by the selling  stockholders may arrange for other  broker-dealers  to  participate  in  sales.  Broker-dealers  may  receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares,  from the purchaser) in amounts to be negotiated.

            The  selling  stockholders  and any  broker-dealers  or  agents  who publicly offer or sell the shares will be deemed to be "underwriters" within the meaning of the  Securities  Act of 1933,  as amended,  in  connection  with such sales. In such event, any commissions  received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting  commissions  or discounts  under the  Securities  Act of 1933,  as
amended.   To  the  extent  the  selling   stockholders  may  be  deemed  to  be
underwriters,  the  selling  stockholders  are,  or may be subject to  statutory liabilities,  including, but not limited to, liability under Sections 11, 12 and
17 of the Securities Act of 1933, as amended and Rule 10b-5 under the Securities
Exchange Act of 1934,  as amended.  Specifically,  under the  Securities  Act of
1933,  as  amended,   and  other  laws  and  court  decisions  with  respect  to underwriters'  liability and limitations on  indemnification  of underwriters by issuers,  an  underwriter  is subject to  substantial  potential  liability  for material  misstatements  or omissions in prospectuses  and other  communications with respect to underwritten offerings or deemed underwritten offerings.

            To  comply  with  the  securities  laws  of  certain  jurisdictions, registered  or licensed  brokers or dealers may need to offer or sell the shares
offered   by   this   registration   statement   of   which   this   information
statement/prospectus  forms a part. The applicable  rules and regulations  under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a  distribution  of the  shares of common  stock  covered  by this  registration statement  of which this  information  statement/prospectus  forms a part in its ability to engage in market  activities  with respect to such shares.  A selling stockholder,  for  example,  will be subject  to  applicable  provisions  of the
Securities Exchange Act of 1934, as amended, and the rules and regulations under it, which  provisions  may limit the timing of purchases and sales of any shares of common stock by that selling stockholder.

                        COMPARISON OF STOCKHOLDER RIGHTS

            Empire  Resorts is a  Delaware  corporation  subject to the  General
Corporation Law of the State of Delaware. Monticello Raceway Management is a New
York  corporation  subject to the New York  Business  Corporation  Law.  Each of
Monticello  Casino  Management,   Monticello  Raceway   Development  and  Mohawk
Management  are New York  limited  liability  companies  subject to the New York
Limited Liability Company Law.  Stockholders of Monticello  Raceway  Management,
whose  rights  are  currently  governed  by  Monticello   Raceway   Management's
certificate of incorporation,  bylaws and the New York Business  Corporation Law and members of Monticello Casino Management,  Monticello Raceway Development and
Mohawk  Management,  whose  rights are  governed by their  respective  operating agreements and the New York Limited Liability Company Law, will, upon completion of the  consolidation,  become  stockholders  of Empire Resorts and their rights

                                      138

will be governed by Empire Resorts' certificate of incorporation, bylaws and the
Delaware General Corporation Law.

            The following  description  summarizes the material differences that may affect the rights of stockholders and members, as the case may be, of Empire
Resorts, Monticello Raceway Management, Monticello Casino Management, Monticello
Raceway Development and Mohawk Management, but does not purport to be a complete statement of all those  differences,  or a complete  description of the specific provisions referred to in this summary. Stockholders should carefully review the relevant  provisions of New York law, Delaware law, Empire Resorts'  certificate of incorporation  and bylaws,  Monticello  Raceway  Management's  certificate of incorporation  and bylaws and the  operating  agreements  of  Monticello  Casino
Management, Monticello Raceway Development and Mohawk Management.

OWNERSHIP INTEREST

            EMPIRE RESORTS

            A  stockholder's  interest in Empire  Resorts is  represented by the ownership of its capital stock.  The authorized  capital stock of Empire Resorts consists of 75,000,000  shares of common stock and 5,000,000 shares of preferred stock,  of which 821,496 shares have been designated  Series B Preferred  Stock,
$.01 par value per share, 137,889 shares have been designated Series C Preferred
Stock,  $.01 par value per share,  4,000  shares have been  designated  Series D
Preferred  Stock,  $.01 par  value  per share  and  1,730,697  shares  have been designated Series E Preferred Stock, $.01 par value per share.

            MONTICELLO RACEWAY MANAGEMENT

            A  stockholder's   interest  in  Monticello  Raceway  Management  is
represented by the ownership of its capital stock. The authorized  capital stock of Monticello Raceway consists of 200 shares at no par value.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            A  member's  interest  in  each  of  Monticello  Casino  Management,
Monticello  Raceway  Development  and Mohawk  Management is  represented  by the ownership of percentage membership interests and the member's capital account. A member's  capital account  consists of the amount of capital  contributed by the member to Monticello  Casino  Management,  Monticello  Raceway  Development  and
Mohawk  Management,  as the case may be,  increased  for,  among  other  things, allocations of profit, and reduced for, among other things,  allocations of loss and distributions to the member.  In general,  distributions to members are made according to their percentage membership interests.

                                      139

RIGHTS OF REDEMPTION

            EMPIRE RESORTS

            Under  the   Delaware   General   Corporation   Law,   with  certain
limitations,  a corporation's stock may be made redeemable by the corporation at its option, at the option of the holders of the stock or upon the happening of a specified event.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  C
Preferred  Stock  provides  that Empire  Resorts may,  within 120 days after the occurrence  of a "capital  event,"  elect to redeem all or a pro rata portion of the  outstanding  Series C Preferred  Stock for the redemption  price of $72 per share, plus all unpaid accrued dividends. A "capital event" is defined as a sale of assets of Empire Resorts which results in at least a $5,000,000 excess of the purchase price paid for the assets and Empire Resorts' basis in such assets.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  D
Preferred  Stock  provides  that on or after  February  8, 2005,  the holders of
Empire  Resorts'  Series D  Preferred  Stock  can  demand  that  their  Series D
Preferred  Stock be redeemed for that number of shares of Empire Resorts' common stock  equal to the  product of (a) the  number of shares of Series D  Preferred
Stock  surrendered  and (b) a  fraction,  the  numerator  of which is the common stock's current market price and the denominator of which is the lesser of $6.00 and the average of the two lowest  closing prices of the common stock during the preceding 30 days. The holders of Empire  Resorts'  Series D Preferred Stock can also  demand  that  their  shares be  redeemed  if Empire  Resorts  defaults  in effecting a conversion of shares of Series D Preferred  Stock in accordance with the  Certificate of Designations  and such default  continues for 10 days, or if
Empire Resorts defaults in the payment of the stated value ($1,000 per share) or of dividends when due and such default  continues for 10 days. Upon a redemption following such a default  described in the prior  sentence,  Empire Resorts must pay the  holders of Series D  Preferred  Stock  demanding  redemption,  in cash,
$1,250 per share of Series D Preferred Stock plus all accrued unpaid  dividends.
Finally, between the date Empire Resorts announces its intention to effectuate a change in its control  until  three days prior to such  change in  control,  the holders of Series D  Preferred  Stock may demand  that their  Series D Preferred
Stock be  redeemed  for 125% of the number of shares of Empire  Resorts'  common stock to which their Series D Preferred Stock would otherwise be convertible.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  E
Preferred Stock provides that Empire Resorts,  at its option,  may redeem all or part of the Series E  Preferred  Stock at any time for the  redemption  price of
$10.00 per share, plus all accrued unpaid dividends, in cash or by delivery of a promissory note payable over three years.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law,  subject  to several limitations, a corporation's certificate of incorporation may provide for one or more  classes  or  series  of  shares  to be  redeemable  at the  option  of the corporation,  the  holders  of the class or  series,  other  persons or upon the happening  of a  specified  event,  for  cash,  other  property,  debt or  other securities of the same or another  corporation,  at the time or times,  price or prices,  or rate or  rates,  and with any  adjustments,  that are  stated in the

                                      140

certificate of incorporation.  Monticello  Raceway  Management's  certificate of corporation does not provide for the redemption of any stock.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            Neither the operating  agreements of Monticello  Casino  Management,
Monticello  Raceway  Development,  Mohawk  Management,  nor the New York Limited
Liability Company Law provide Monticello Casino  Management,  Monticello Raceway
Development  or  Mohawk  Management  with any  rights  of  redemption,  or their respective members with the right to demand redemption.

LIQUIDATION

            EMPIRE RESORTS

            Under  the   Delaware   General   Corporation   Law,   with  certain
limitations,  the  certificate  of  incorporation  can  provide  the  holders of preferred  stock  with  special  rights  upon the  dissolution  of,  or upon the distribution of any assets of, the corporation.

            Pursuant to Empire Resorts'  certificate of incorporation,  upon the liquidation,  dissolution or winding up of Empire Resorts, no distribution shall be made (i) to the holders of stock  ranking  junior  (either as to dividends or upon liquidation, dissolution or winding up) to the Series B, Series C, Series D and Series E Preferred  Stock unless,  prior  thereto,  the holders of Series B,
Series  C,  Series  D and  Series  E  Preferred  Stock  shall  have  received  a liquidation preference of $29, $72, $1,000 and $10 per share, respectively, plus an amount equal to all accrued unpaid  dividends  thereon,  if any,  through the date of such payment or (ii) to the holders of stock  ranking on parity  (either as to dividends or upon liquidation,  dissolution or winding up) with the Series
B, Series C, Series D and Series E Preferred Stock,  except  distributions  made ratably on the Series B, Series C, Series D and Series E Preferred Stock and all
such other parity stock in  proportion to the total amounts to which the holders of such shares are entitled to upon a liquidation, dissolution or winding up.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law, the  certificate  of incorporation  may deny,  limit or otherwise  define the  liquidation  rights of shares of any class, but no such limitation or definition of liquidation  rights will be effective unless at the time one or more classes of outstanding  shares, singly or in the  aggregate,  are  entitled  to  unlimited  liquidation  rights.
However,  each share in a particular class shall have equal  liquidation  rights with every other share in that class.

            As Monticello  Raceway  Management's  certificate  of  incorporation provides  for only one class of stock,  there  are no  preferential  liquidation rights.

                                      141

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, except as provided
in  the  operating  agreement,   distributions  pursuant  to  a  liquidation  or
dissolution   shall  be  made  first  to   members   for  the  return  of  their
contributions,  to the extent not previously returned,  and second, with respect to the member's  membership  interests,  in the proportions in which the members share in distributions.

            The operating  agreements for each of Monticello Casino  Management,
Monticello  Raceway  Management  and  Mohawk  Management  provide  that  upon  a
dissolution,   the  company's  property  and  assets  or  the  proceeds  from  a liquidation  of its properties and assets shall be distributed to the members in accordance  with the  positive  balances in their  respective  capital  accounts determined  after  allocating  all items for periods  prior to and including the date of distribution and after taking into account all prior distributions.

DIVIDENDS

            EMPIRE RESORTS

            Under the Delaware General Corporation Law, a board of directors may authorize a corporation to declare and pay dividends and other  distributions to its  stockholders,  subject to any restrictions  contained in the  corporation's certificate of incorporation, either out of surplus, or, if there is no surplus, out of net  profits  for the  current  or  preceding  fiscal  year in which  the dividend  is  declared.  However,  a  distribution  out  of net  profits  is not permitted  if a  corporation's  capital  is less  than  the  amount  of  capital represented  by the  issued  and  outstanding  stock  of all  classes  having  a preference  upon the  distribution  of  assets,  until the  deficiency  has been repaired.

            The  Certificate of  Designations  for Empire  Resorts' Series B and
Series C  Preferred  Stock  provides  that the holders of shares of Series B and
Series C Preferred  Stock shall be  entitled to receive,  out of assets  legally available for payment, a cash dividend of $2.90 and $5.76 per annum per share of
Series B and Series C Preferred Stock, respectively.  This Series B and Series C
Preferred  Stock dividend shall accrue from the date of initial  issuance and be payable  on the first  day of each  January,  April,  July and  October.  If any dividend on any share shall for any reason not be paid at the time such dividend becomes  due,  such  dividend in arrears  shall be paid as soon as payments  are permissible under Delaware law. However,  any dividend payment which is not made by Empire Resorts on or before  January 30 of the following  calendar year shall be payable in the form of shares of Empire  Resorts' common stock in such number of shares as shall be  determined  by dividing (A) the product of (x) the amount of the unpaid  dividend  and (y) 1.3 by (B) the fair market  value of the common stock.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  D
Preferred  Stock provides that the holders of shares of Series D Preferred Stock are  entitled  to  receive  a  dividend  of $70 per  annum per share of Series D
Preferred  Stock,  which shall  increase to $150 per annum per share of Series D
Preferred Stock upon the conversion of the outstanding  Series D Preferred Stock into more than 330,000 shares of Empire  Resorts'  common stock.  Dividends with respect  to a share of Series D  Preferred  Stock are  payable in arrears on the earlier  to occur of the  conversion  or  redemption  of such  share of Series D

                                      142

Preferred  Stock.  At the option of Empire  Resorts,  Series D  Preferred  Stock dividends are payable in cash or, subject to certain limitations, by delivery of that  number of shares of common  stock  that the  amount of  accrued  dividends payable would entitle the Series D Preferred  Stock holder to acquire at a price per share of common  stock  equal to the lesser of $6.00 and the  average of the two lowest closing prices of the common stock during the preceding 30 days.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  E
Preferred  Stock provides that the holders of shares of Series E Preferred Stock are entitled to receive, when and as declared by the board of directors,  out of assets  legally  available  for payment,  a cash  dividend of $.80 per annum per share of Series E Preferred Stock. Dividends with respect to a share of Series E
Preferred  Stock shall  accrue from the date of initial  issuance and be payable
(whether or not declared by the board of directors) upon the earliest of (i) the redemption  of such share of Series E Preferred  Stock or (ii) the  liquidation, dissolution or winding up of Empire Resorts.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law,  a  corporation  may declare  and  pay  dividends  or make  other  distributions,  except  when it is insolvent or would thereby be made insolvent,  or when the declaration,  payment or  distribution  would  be  contrary  to  any  restrictions  contained  in  its certificate  of  incorporation.  Except as  otherwise  provided  in the New York
Business  Corporation  Law,  dividends  may  be  declared  and  paid  and  other distributions  may only be made out of  surplus,  so that the net  assets of the corporation  remaining after the  declaration,  payment or distribution  must at least equal the amount of its stated capital.

            Monticello  Raceway  Management's  certificate of incorporation does not contain any  restrictions  on the  declaration,  payment or  distribution of dividends.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            The  New  York  Limited   Liability   Company  Law   provides   that
distributions  of cash or other assets of a limited  liability  company shall be allocated among the members, and among classes of members, if any, in the manner provided in the operating agreement.

            The operating  agreements for each of Monticello Casino  Management,
Monticello  Raceway  Management and Mohawk  Management  provide that the company shall  distribute  all  available  cash to its members  each  fiscal  quarter in accordance with their respective percentage membership interests.

                                      143

STATE ANTI-TAKEOVER STATUTES

            EMPIRE RESORTS

            Delaware General Corporation Law Section 203, in general,  prohibits a business  combination  between a  corporation  and an  interested  stockholder within three years of the time the stockholder became an interested stockholder, unless:

            o    prior  to  the  time  the  stockholder   became  an  interested
                 stockholder, the board of directors of the corporation approved
                 either  the  business   combination  or  the  transaction  that
                 resulted in the stockholder becoming an interested stockholder;

            o    upon  completion  of  the  transaction  that  resulted  in  the stockholder becoming an interested stockholder,  the interested stockholder  owned  at  least  85% of the  voting  stock of the corporation  outstanding  at the  time the  transaction  began, exclusive of shares owned by  directors  who are also  officers and by employee stock plans; or

            o    at or after  the  time the  stockholder  became  an  interested stockholder,  the business combination is approved by the board
                 of   directors   and   authorized   at  an  annual  or  special
                 stockholders'  meeting  by the  affirmative  vote  of at  least
                 66.67% of the  outstanding  voting  stock which is not owned by the interested stockholder.

            The term "business  combination" is defined to include,  among other transactions between an interested stockholder and the corporation or any direct or indirect majority owned subsidiary of the corporation:

            o    a merger or consolidation;

            o    a sale,  pledge,  transfer or other  disposition  (including as part  of a  dissolution,  but  other  than  to  the  interested stockholder  proportionately as a stockholder) of assets having an  aggregate  market  value equal to 10% or more of either the aggregate  market value of all assets of the  corporation  on a consolidated  basis or the  aggregate  market  value of all the outstanding stock of the corporation;

            o    transactions  that would increase the interested  stockholder's proportionate  share  ownership  of the  stock of any  class or series of the corporation or majority owned subsidiary; and

            o    any  receipt  by  the   interested   stockholder   (other  than
                 proportionately  as a stockholder) of the benefit of any loans, advances,  guarantees,  pledges  or  other  financial  benefits provided by or through the  corporation  or any majority  owned subsidiary.

            In  general,  and  subject to  several  exceptions,  an  "interested stockholder"  is any person  who is the owner of 15% or more of the  outstanding voting stock (or, in the case of a corporation with classes of voting stock with

                                      144

disparate  voting  power,  15% or more of the  voting  power of the  outstanding voting stock) of the  corporation,  and the  affiliates  and  associates of that person.

            The term  "owner" is broadly  defined  to include  any person  that, individually,  with or through that  person's  affiliates or  associates,  among other  things,  beneficially  owns the stock,  or has the right to  acquire  the stock, whether or not the right is immediately exercisable,  under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock  under any  agreement  or  understanding,  or has an agreement  or  understanding  with the  beneficial  owner of the  stock  for the purpose of acquiring, holding, voting or disposing of the stock.

            The  restrictions in Section 203 do not apply to  corporations  that have  elected,  in the  manner  provided  in Section  203,  not to be subject to
Section 203 of the Delaware General Corporation Law or, with certain exceptions, which  do not  have a class  of  voting  stock  that  is  listed  on a  national securities  exchange or  authorized  for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders.  Empire Resorts'  certificate of incorporation and bylaws do not opt out of Section 203.

            MONTICELLO RACEWAY MANAGEMENT

            Section 912 of the New York Business  Corporation  Law prohibits any
"business combination" (defined to include a variety of transactions,  including mergers,  sales or  dispositions  of assets,  issuances of stock,  liquidations,
reclassifications  and  benefits  from  the  corporation,   including  loans  or
guarantees)  with,  involving or proposed by any "interested  stockholder" for a period of five years after the date on which the interested  stockholder  became an interested stockholder.  "Interested stockholder" is defined generally as any person  who,  directly  or  indirectly,  beneficially  owns  20% or  more of the outstanding  voting stock of a New York corporation.  These  restrictions do not apply,  however, to any business  combination with an interested  stockholder if the business combination, or the purchase of stock by the interested stockholder that caused the stockholder to become an interested  stockholder was approved by the board of  directors of the New York  corporation  prior to the date on which the interested stockholder became an interested stockholder. After the five-year period, a business combination between a New York corporation and the interested stockholder is prohibited unless either the "fair price" provisions set forth in
Section  912 are  complied  with or the  business  combination  is approved by a majority  of  the  outstanding  voting  stock  not  beneficially  owned  by  the interested stockholder or its affiliates and associates.

            A New  York  corporation  may  adopt  an  amendment  to its  bylaws, approved by the affirmative vote of a majority of the outstanding  voting stock, excluding the voting stock of interested  stockholders  and their affiliates and associates,  expressly electing not to be governed by Section 912. The amendment will not,  however,  be effective until 18 months after the stockholder vote and will  not  apply  to any  business  combination  with a  stockholder  who was an interested  stockholder  on or prior  to the  effective  date of the  amendment.
Monticello Raceway  Management's  bylaws do not contain a provision electing not to be governed by Section 912.

                                      145

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            The New York  Limited  Liability  Company  Law does not  contain any provision  comparable to either Section 203 of the Delaware General  Corporation
Law or Section 912 of the New York Business Corporation Law.

VOTING RIGHTS

            EMPIRE RESORTS

            The Delaware General Corporation Law provides that, unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  B
Preferred  Stock provides that the holders of shares of Series B Preferred Stock are  entitled  to vote on all  matters  submitted  to the vote of the holders of common stock and each share of Series B Preferred  Stock shall represent 8/10 of one share of common stock for voting purposes.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  C
Preferred  Stock provides that the holders of shares of Series C Preferred Stock are  entitled  to vote on all  matters  submitted  to the vote of the holders of common  stock and each share of Series C  Preferred  stock shall  represent  2.4 shares of common stock for voting purposes.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  D
Preferred  Stock  provides  that prior to  conversion,  the  holders of Series D
Preferred  Stock shall not be entitled to vote on any matter  except as required by Delaware law.

            The  Certificate  of  Designations  for  Empire  Resorts'  Series  E
Preferred  Stock provides that the holders of Series E Preferred Stock shall not be entitled to vote on any matter except as required by Delaware  law.  However, pursuant to the amendment to Empire Resorts'  certificate of incorporation  that will take effect prior to the closing of the  consolidation  and is described in this  information  statement/prospectus,  the  holders  of  shares  of  Series E
Preferred Stock will be entitled to vote on all matters submitted to the vote of the  holders of common  stock and each share of Series E  Preferred  Stock shall represent 1/4 of one share of common stock for voting purposes.

            MONTICELLO RACEWAY MANAGEMENT

            The  New  York  Business   Corporation  Law  provides  that,  unless
otherwise  provided in the certificate of incorporation,  each stockholder shall be  entitled  to one  vote  for  each  share  of  capital  stock  held  by  such stockholder.

                                      146

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, except as provided in the  operating  agreement,  in managing the affairs of the limited  liability company,  electing managers or voting on any other matter that requires the vote at a meeting of the members,  each member of a limited  liability  company shall vote in proportion to such member's share of the current  profits of the limited liability  company.  Further,  under New York law,  except  as  provided  in the operating  agreement,  whether or not a limited  liability company is managed by the  members or by one or more  managers,  the vote of a majority in interest of the members entitled to vote thereon shall be required to:

            o    admit a person as a member and issue such  person a  membership interest in the limited liability company;

            o    approve the incurrence of indebtedness by the limited liability company other than in the ordinary course of its business;

            o    adopt, amend, restate or revoke the articles of organization or operating agreement;

            o    approve the dissolution of the limited liability company;

            o    approve the sale, exchange,  lease,  mortgage,  pledge or other transfer  of all or  substantially  all  of the  assets  of the limited liability company; or

            o    approve  a merger or  consolidation  of the  limited  liability company  with or into  another  limited  liability  company  or foreign limited liability company.

            Under each of Monticello Casino Management's, Monticello Raceway
Development's, and Mohawk Management's operating agreement, the affairs of the company shall be managed by a board of managers, but such board may not, without the consent of all members:

            o    acquire or sell real property;

            o    sell,  exchange,  pledge,  encumber or dispose of all assets or any substantial asset of the company;

            o    admit any person as a member; or

            o    amend the operating agreement in any respect.

            Under each of Monticello Casino Management's and Mohawk Management's
operating agreement,  the board of managers also may not, without the consent of all members:

                                      147

            o    enter into any contract or agreement not in existence  with any member or affiliate of a member or any contract or agreement to merge or consolidate with any other entity; or

            o    approve annual budgets or approve any act which is unrelated to the business of the company.

            Under Monticello  Raceway  Development's  operating  agreement,  the board of managers also may not, without the consent of all members:

            o    enter into any contract or  agreement  to merge or  consolidate with another entity; or

            o    do any act which is unrelated to the business of the company.

NUMBER AND ELECTION OF DIRECTORS

            EMPIRE RESORTS

            The  Delaware  General   Corporation  Law  permits  a  corporation's
certificate  of  incorporation  or bylaws to contain  provisions  governing  the number and terms of directors.  However,  if the  certificate  of  incorporation contains  provisions  fixing  the  number of  directors,  the  number may not be changed  without  amending the certificate of  incorporation.  Delaware law also permits a corporation's  certificate of  incorporation  or bylaws adopted by the stockholders  to  provide  that  directors  be  divided  into one,  two or three classes,  with the term of office of one class of  directors to expire each year and with the terms of office of no two classes expiring the same year.

            Pursuant  to  Empire  Resorts'  bylaws,   the  number  of  directors
constituting  the whole board of directors shall be seven,  which may be changed by the affirmative vote of a majority of the whole board of directors. Directors shall be elected at the annual  meeting by a plurality  of the  stockholders  to hold  office.  Pursuant  to the  amendment  to Empire  Resorts'  certificate  of incorporation  that will take effect on or before closing and which is described in this information  statement/prospectus,  the number of directors constituting the  whole  board  of  directors  shall  be fixed  exclusively  by the  board of directors  pursuant to a resolution adopted by a majority of the total number of directors that Empire  Resorts would have if there were no vacancies.  Directors shall be  elected by a  plurality  of votes  cast,  and the  directors  shall be divided into three  classes,  as nearly  equal in number as  possible,  with the initial  term of office of the first  class of  directors  to expire at the 2004 annual meeting of stockholders of Empire Resorts,  the initial term of office of the  second  class  of  directors  to  expire  at the  2005  annual  meeting  of stockholders of Empire Resorts and the initial term of office of the third class of  directors  to expire at the 2006 annual  meeting of  stockholders  of Empire
Resorts.  Commencing  with the 2004  annual  meeting of  stockholders  of Empire
Resorts, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third  succeeding annual meeting of stockholders of Empire Resorts after their election.

                                       148

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York Business Corporation Law, the number of directors of a  corporation  may be fixed by a  corporation's  bylaws,  by  action  of the stockholders  or by action of the board under the specific  provision of a bylaw adopted  by the  stockholders.  At  each  annual  meeting  of the  stockholders, directors are to be elected to hold office until the next annual meeting, except for corporations with classified boards.  The New York Business  Corporation Law
also  permits  a  corporation's   certificate  of   incorporation  or  specified
provisions of a bylaw adopted by the stockholders,  to provide that directors be divided into either two,  three or four  classes.  All classes must be as nearly equal in number as possible.  The term of office of one class of directors shall expire each year,  with the terms of office of no two classes  expiring the same year.

            Pursuant  to  Monticello   Raceway   Management's   certificate   of
incorporation and bylaws,  Monticello Raceway Management shall have 5 directors.
When less than three stockholders own all of the shares, the number of directors may be less than  three but not less than the  number of  stockholders.  At each annual meeting of stockholders,  the stockholders  shall elect directors to hold office until the next annual meeting.  Each director shall hold office until the expiration  of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, if the articles of organization  provide that the management of the limited liability company shall be vested in a manager or  managers  or class or classes of  managers,  then the management  of the  limited  liability  company  shall be  vested in one or more managers or classes of  managers,  subject to any  provisions  in the  operating agreement.

            The  operating  agreement of each of Monticello  Casino  Management,
Monticello Raceway  Development and Mohawk Management  provides that the company shall be  managed  by a board of  managers  and not the  members.  The  board of managers for each of Monticello  Casino  Management and Mohawk  Management shall consist  of 5  individuals,  2 of whom  shall be  designated  and  appointed  by
Catskill Development,  and 2 of whom shall be designated and appointed by Empire
Resorts.  Each of the four appointed managers shall serve as a manager until his successor shall have been appointed, or until his earlier death,  resignation or removal.  The fifth  manager shall be a  disinterested  third party elected by a majority vote of the four appointed  members of the board of managers for a term of one (1) year. The board of managers of Monticello  Raceway  Development shall consist  of 5  individuals,  2 of whom  shall be  designated  and  appointed  by
Americas  Tower  Partners,  and 2 of whom shall be  designated  and appointed by
Robert A. Berman,  Scott A.  Kaniewski  and Philip B. Berman.  The fifth manager shall be nominated and elected by a majority vote of the four appointed  members of the board of managers.

                                      149

REMOVAL OF DIRECTORS

            EMPIRE RESORTS

            The Delaware  General  Corporation Law provides that a corporation's director or directors  may be removed with or without  cause by the holders of a majority of the shares then entitled to vote at an election of directors, except that:

            o    members of a  classified  board may be removed  only for cause, unless the certificate of incorporation provides otherwise, and

            o    in the case of a corporation  having cumulative voting, if less than the entire  board is to be  removed,  no  director  may be removed  without cause if the votes cast against the director's removal  would be  sufficient  to elect  the  director  if then cumulatively  voted  at an  election  of the  entire  board  of directors or of the class of directors of which the director is a part.

            Pursuant  to  Empire  Resorts'  bylaws,  any one or  more of  Empire
Resorts' directors may be removed, with or without cause, by the vote or written consent  of the  holders  of a majority  of the  shares  entitled  to vote at an election of directors.  Pursuant to the amendment to Empire Resorts' certificate of  incorporation  that will take  effect on or before the  closing and which is described in this information  statement/prospectus,  any director or the entire board of directors may be removed by the  stockholders  only for cause, and such removal  must be  approved  by the  affirmative  vote of 80% of Empire  Resorts'
voting stock,  voting together as a single class, or the affirmative  vote of at least a majority of the total number of directors that Empire Resorts would have if there were no vacancies.

            MONTICELLO RACEWAY MANAGEMENT

            The New York  Business  Corporation  Law provides that any or all of the  directors  may be  removed  for  cause by a vote of the  stockholders.  The certificate of  incorporation or bylaws may provide for the removal by action of the board,  except in the case of any director elected by cumulative  voting, or by the holders of the shares of any class or series, or holders of bonds, voting as a  class,  when so  entitled  by the  certificate  of  incorporation.  If the certificate  of  incorporation  or  the  bylaws  so  provide,  any or all of the directors may be removed without cause by a vote of the  stockholders.  Further, the removal of directors, with or without cause, is subject to the following:

            o    in the  case of a  corporation  having  cumulative  voting,  no director  may be  removed  unless the votes  cast  against  the director's removal would be sufficient to elect the director if voted cumulatively, and

            o    if a director  is elected by the holders of shares of any class or series,  the director may be removed only by the  applicable vote of the  holders  of the  shares  of that  class or  series voting as a class.

                                       150

            An action to procure a judgment removing a director for cause may be brought  by the  attorney  general or by the  holders of 10% of the  outstanding shares, whether or not entitled to vote.

            Pursuant to Monticello  Raceway  Management's  bylaws, any or all of the  directors  may be removed for cause by the vote of the  stockholders  or by action of the board.  Directors may be removed without cause only by the vote of the stockholders.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability Law, except as provided in the operating  agreement,  any or all managers of a limited liability company may be removed or replaced with or without cause by a vote of a majority in interest of the members entitled to vote thereon.

            Pursuant  to  each  of  Monticello   Casino   Management's,   Mohawk
Management's and Monticello Raceway Development's operating agreement, a manager may be removed and replaced, at any time, by those who elected or appointed him, except the fifth  manager who may be  replaced  by a majority  vote of the other managers, or by a coin toss.

VACANCIES ON THE BOARD OF DIRECTORS

            EMPIRE RESORTS

            The Delaware General Corporation Law provides that, unless otherwise provided in the  certificate of  incorporation  or the bylaws,  vacancies on the board of directors and newly created directorships resulting from an increase in the authorized  number of directors may be filled by a majority of the directors then in office,  although less than a quorum, or by the sole remaining director.
In  the  case  of  a  classified   board,   such  vacancies  and  newly  created
directorships may be filled by a majority of the directors elected by the class, or by the sole remaining director so elected. In the case of a classified board, directors  elected to fill vacancies or newly created  directorships  shall hold office until the next election of the class for which they have been chosen, and until their  successors have been duly elected and qualified.  In addition,  the
Delaware  Court of  Chancery  may  summarily  order an election to fill any such vacancy or newly created  directorship,  or replace the directors  chosen by the directors then in office if:

            o    at the time of any such vacancy or newly created  directorship, the directors in office  constitute less than a majority of the whole board as constituted immediately before the increase; and

            o    any  stockholder  holding  at least 10% of the total  number of outstanding  shares entitled to vote for the directors  applies to the Delaware Court of Chancery for the order.

            Pursuant to Empire  Resorts'  bylaws,  vacancies  and newly  created directorships  resulting  from  any  resignation,  removal  or  increase  in the authorized  number of  directors  may be filled  only by a majority  vote of the

                                      151

directors then in office,  although less than a quorum, or by the sole remaining director.

            MONTICELLO RACEWAY MANAGEMENT

            Under New York Business Corporation Law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason  except the removal of directors  without  cause may be filled by a vote of the board of  directors  then in office,  though less than a quorum.  However,  the certificate of  incorporation  or bylaws may provide that such newly  created  directorships  or vacancies are to be filled by the vote of the  stockholders.  Unless the certificate of incorporation or bylaws adopted by the  stockholders  provide  that the  board  of  directors  may  fill  vacancies occurring  on the  board of  directors  by reason of the  removal  of  directors
without  cause,   such  vacancies  may  be  filled  only  by  the  vote  of  the stockholders.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited Liability Company Law, except as provided in the operating  agreement,  if management of the limited  liability company is vested in a group of  managers,  any  vacancies  occurring  in such group may be filled by the vote of a majority in  interest  of the  members  entitled to vote thereon. Moreover, except as provided in the operating agreement:

            o    a manager  chosen to fill a vacancy  shall serve the  unexpired term of his or her predecessor;

            o    any manager's  position  filled by reason of an increase in the number of managers shall be filled by the vote of a majority in interest of the members entitled to vote thereon; and

            o    a manager chosen to fill a position  resulting from an increase in the  number of  managers  shall hold  office  until the next annual meeting of members or until a successor has been elected and qualified.

            Pursuant  to  each  of  Monticello   Casino   Management's,   Mohawk
Management's  and Monticello  Raceway  Development's  operating  agreement,  any manager who is  removed,  dies or resigns  shall be  replaced  by an  individual elected or appointed in the same manner as the departed manager was appointed or elected.  Each  manager  shall hold office until his  successor  shall have been appointed  or  elected,  or until  the  earlier  of his  death,  resignation  or replacement.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

            EMPIRE RESORTS

            Under the Delaware  General  Corporation Law, unless a corporation's certificate of incorporation  requires a greater vote, a proposed amendment to a corporation's  certificate of  incorporation  requires an affirmative  vote of a

                                       152

majority of the voting power of the  outstanding  stock  entitled to vote on the amendment  and a majority of the voting  power of the  outstanding  stock of any class entitled to vote on the amendment separately as a class.

            Except  as  described   below,  if  a  proposed   amendment  to  the
certificate  of  incorporation  would change the aggregate  number of authorized shares of any class of capital  stock,  the par value of the shares of any class of capital stock,  or alter or change the powers,  preferences or special rights of the shares of any class of capital stock so as to affect them adversely,  the
Delaware General  Corporation Law requires that the amendment be approved by the holders of a majority of the outstanding  shares of the affected  class,  voting separately  as a class,  whether  or not the  class is  entitled  to vote on the amendment by the  certificate of  incorporation.  If a proposed  amendment would alter or change the powers,  preferences or special rights of one or more series of any class so as to affect them adversely,  but would not affect the remainder of the class,  then only the shares of the series so affected  would be entitled to vote as a separate class on the proposed amendment.  The authorized number of shares of any  class of stock  may be  increased  or  decreased  (but may not be decreased  below  the  number of  outstanding  shares  in the  class)  without a separate  vote of  stockholders  of the  class if so  provided  in the  original certificate of incorporation or in any amendment  thereto that created the class of stock or that was adopted  prior to the  issuance of any shares of the class, or in an amendment authorized by a majority vote of the holders of shares of the class.

            While  Empire  Resorts'   certificate  of  incorporation   does  not
currently  provide for any greater voting  requirements  than is required by the
Delaware  General  Corporation  Law, the proposed  amendment to be adopted on or before closing that is described in this information  statement/prospectus would require,  unless  waived  by a  vote  of  75% of the  board  of  directors,  the affirmative  vote of 80% of the  total  number of votes  entitled  to be cast by stockholders  to approve  any  amendment  to the  provisions  that  establish  a staggered board of directors.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York Business  Corporation Law, proposed amendments to a certificate of  incorporation  must be authorized by a New York  corporation's board of directors and  generally  must be approved by the vote of a majority of all  outstanding  shares  entitled  to  vote  on  the  proposed  amendment  at a stockholders'  meeting.  The  approval  of  a  majority  of  the  votes  of  all outstanding  shares  of any  class of  capital  stock of a  corporation,  voting separately  as a class,  is  required  to  approve  a  proposed  amendment  to a corporation's  certificate  of  incorporation,  whether or not the  holders  are otherwise entitled to vote on the amendment by the certificate of incorporation, that:

            o    would decrease the par value of the shares of the class, change any  shares of the class into a  different  number of shares of the same class or into the same or a different number of shares of a different class, alter or change the designation, relative rights,  preferences  or limitations of the shares of the class or  provide  new  conversion  rights or the  alteration  of any existing conversion rights, so as to affect them adversely;

                                       153

            o    would  exclude or limit the voting  rights of the shares of the class,  except as such  rights may be limited by voting  rights given to new shares then being  authorized  of any  existing or new class or series of shares; or

            o    would  subordinate  the  rights  of the  shares of the class by authorizing shares having preferences superior to the rights of the existing shares.

            If a proposed  amendment would have any of the effects  discussed in the last  sentence of the previous  paragraph  only on one or more series of any class so as to affect them adversely,  but would not affect the remainder of the class,  then only the shares of the series  affected by the  proposed  amendment would be entitled to vote as a separate class on the proposed amendment.

            Monticello  Raceway  Management's  certificate of incorporation does not currently  provide for any greater voting  requirements  than is required by the New York Business Corporation Law.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under each of Monticello  Casino  Management's,  Monticello  Raceway
Development's  and  Mohawk  Management's  operating  agreement,   the  operating
agreement  may only be amended  upon a  unanimous  vote of the  members.  If any matter requiring a unanimous vote of the members is deadlocked, the members have agreed  that any member  shall have the right to submit  such  matter to binding arbitration for resolution.

AMENDMENTS TO THE BYLAWS

            EMPIRE RESORTS

            Pursuant to Delaware General Corporation Law,  stockholders entitled to vote  have the  power to  adopt,  amend or  repeal  bylaws.  In  addition,  a corporation may, in its certificate of  incorporation,  confer this power on the board of  directors.  Nevertheless,  the  stockholders  always have the power to adopt,  amend or repeal the bylaws,  even though the board may also be delegated the power.

            Empire Resorts' certificate of incorporation authorizes the board of directors or the  stockholders  to alter,  amend or repeal  bylaws by a majority vote.

            MONTICELLO RACEWAY MANAGEMENT

            The New York Business  Corporation Law provides that a corporation's bylaws may be  amended,  repealed  or adopted by a majority of votes cast by the shares  entitled to vote in the election of any  directors.  When so provided in the  certificate  of  incorporation  or bylaws,  a  corporation's  bylaws may be amended,  repealed or adopted by the board,  but any bylaw  adopted by the board may be amended or repealed by the stockholders.

            Under  Monticello  Raceway  Management's  bylaws,  any  bylaw may be amended,  repealed or adopted by a vote of the holders of the shares at the time entitled to vote in the election of any  directors.  Bylaws may also be amended,

                                      154

repealed  or adopted by the board,  but the  stockholders  entitled  to vote may amend any bylaw adopted by the board.

            MONTICELLO CASINO  MANAGEMENT,  MONTICELLO  RACEWAY  DEVELOPMENT AND
MOHAWK MANAGEMENT

            This section is not  applicable  to  Monticello  Casino  Management,
Monticello Raceway Development and Mohawk Management.

SPECIAL MEETINGS

            EMPIRE RESORTS

            The Delaware General Corporation Law provides that a special meeting of  stockholders  may be called by the board of  directors  or by any  person or persons as may be authorized by a corporation's  certificate of incorporation or bylaws.

            Under Empire Resorts'  bylaws, a special meeting of stockholders may be called at any time by the board of directors or its chairman.

            MONTICELLO RACEWAY MANAGEMENT

            The New York  Business  Corporation  Law  provides  that,  if, for a period of one month  after the date  fixed by or under the bylaws for the annual stockholders'  meeting  or,  if no date has been so  fixed,  for a period  of 13 months after the last annual  meeting,  there is a failure to elect a sufficient number  of  directors  to  conduct  the  corporation's  business,  the  board of directors  must call a special  meeting for the  election of  directors.  If the board of directors  does not call a special  meeting  within two weeks after the expiration  of the 13 month  period or if it is  called  but  directors  are not elected for a period of two months after the  expiration of the 13 month period, holders of 10% of the votes of the shares  entitled  to vote in an  election  of directors may, in writing, demand the call of a special meeting for the election
of  directors.   The  New  York  Business   Corporation   Law  provides  that  a
corporation's  board of directors or any person  authorized  by a  corporation's certificate of incorporation or bylaws may call a special stockholders' meeting.

            Under Monticello Raceway  Management's  bylaws,  special meetings of the stockholders may be called by the board of directors or by the president.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Neither the New York Limited Liability Company Law nor the operating agreements  for  each  of  Monticello  Raceway  Development,  Monticello  Casino
Management and Mohawk Management contain  comparable  provisions with respect to the right to call special meetings of members.

                                      155

ACTION BY WRITTEN CONSENT

            EMPIRE RESORTS

            Delaware  General  Corporation Law provides that,  unless  otherwise stated in the certificate of incorporation,  any action which may be taken at an annual  meeting  or  special  meeting  of  stockholders  may be taken  without a meeting, if a consent, setting forth the action so taken in writing is signed by the holders of the outstanding stock having at least the minimum number of votes necessary  to  authorize  the action at a meeting of  stockholders  at which all shares entitled to vote at the meeting were present and voted.

            Empire Resorts' bylaws do not place any limitations on the rights of stockholders to act by written consent in lieu of a meeting of stockholders.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York Business  Corporation Law, whenever  stockholders are required or permitted to vote on a matter,  such action may be taken without a meeting on written  consent,  signed by the holders of all outstanding  shares entitled  to vote on such  matter or, if the  certificate  of  incorporation  so permits,  signed by the holders of  outstanding  shares having not less than the minimum  number of votes that would be necessary  to authorize  such matter at a meeting at which all shares  entitled to vote on such  matter  were  present and voted.

            Monticello  Raceway  Management's  certificate of incorporation does not permit the  stockholders  to act by less than unanimous  written  consent in lieu of a meeting of stockholders.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability  Company Law, whenever members of a limited liability company are required or permitted to take any action by a vote,  except as provided in the operating  agreement,  such action may be taken without a meeting,  without  prior notice and without a vote, if a consent is in writing,  setting  forth the action so taken and signed by the  members who hold the voting interests having not less than the minimum number of votes that would be  necessary  to authorize or take such action at a meeting at which all of the members entitled to vote therein were present and voted.

            The operating  agreements of each of Monticello  Casino  Management,
Monticello  Raceway  Development and Mohawk Management do not restrict the right of their members to act by written consent in lieu of a meeting.

LIMITATIONS OF PERSONAL LIABILITY OF DIRECTORS AND OFFICERS

            EMPIRE RESORTS

            The Delaware  General  Corporation Law provides that a corporation's certificate  of  incorporation  may  include a provision  limiting a  director's personal  liability to the corporation or its  stockholders for monetary damages for breach of his or her fiduciary duty as a director.  However, the certificate

                                      156

of  incorporation  may not  contain  a  provision  that  eliminates  or limits a director's liability for:

            o    any breach of the director's duty of loyalty to the corporation or its stockholders;

            o    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

            o    violation  of  certain   provisions  of  the  Delaware  General
                 Corporation Law;

            o    any  transaction  from which the  director  derived an improper personal benefit; or

            o    any act or omission that occurred before the provision limiting director liability was adopted.

            Empire  Resorts'  certificate  of  incorporation  provides  that  no director shall be personally  liable to Empire Resorts or its  stockholders  for monetary  damages for the breach of his or her  fiduciary  duty as a director to the fullest extent permitted by Delaware law.

            MONTICELLO RACEWAY MANAGEMENT

            The New York Business  Corporation Law provides that a corporation's certificate of incorporation  may contain a provision  eliminating or limiting a director's personal liability to the corporation or its stockholders for damages for any  breach  of duty in his or her  capacity  as a  director.  However,  the certificate  of  incorporation  may not contain a provision  that  eliminates or limits a director's liability:

            o    if a  judgment  or  other  final  adjudication  adverse  to the director establishes that the director's acts or omissions were in bad faith or involved  intentional  misconduct  or a knowing violation of law, that the director personally gained in fact a financial  profit or other  advantage to which the director was not legally  entitled,  or that the  director's  acts  violated certain provisions of the New York Business Corporation Law; or

            o    for any act or  omission  that  occurred  before the  provision limiting director liability was adopted.

            Monticello  Raceway  Management's  certificate of incorporation does provide for the elimination or limitation of its directors'  personal  liability to Monticello  Raceway  Management  for damages for any breach of duty in his or her capacity as a director.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability  Company  Law,  the  operating agreement  of a New York  limited  liability  company  may set forth a provision eliminating  or  limiting  the  personal  liability  of  managers to the limited

                                      157

liability  company or its  members  for  damages  for any breach of duty in such capacity, provided that no such provision shall eliminate or limit:

            o    the  liability  of any  manager  if a judgment  or other  final adjudication  adverse to him or her establishes that his or her acts or  omissions  were in bad faith or  involved  intentional misconduct  or a  knowing  violation  of law or  that he or she personally gained in fact a financial profit or other advantage to  which  he or she  was not  legally  entitled  or that  with respect to a distribution to its members,  his or her acts were not  performed  in good faith and with that degree of care that an ordinary  prudent  person in a like position would use under similar circumstances; or

            o    the  liability of any manager for any act or omission  prior to the adoption of a provision authorized by this subdivision.

            The operating  agreements of each of Monticello  Casino  Management,
Monticello  Raceway  Development and Mohawk  Management  provide that no manager shall be liable to the company or any member for any loss or damage sustained by the company or any member solely by reason of being such manager,  and acting or omitting to act in such  capacity in the conduct of the business of the company, provided  such  manager has  performed  his or her duties in good faith and with that degree of care that an ordinary prudent person in a like position would use under similar circumstances.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

            EMPIRE RESORTS

            The Delaware General Corporation Law generally permits a corporation to indemnify its directors and officers against expenses,  judgments,  fines and amounts paid in settlement actually and reasonably incurred in connection with a third  party  action,  other than a  derivative  action,  and  against  expenses actually and  reasonably  incurred in the defense or  settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner  reasonably  believed  to be in or not opposed to the best interests of the corporation.  The determination must be made, in the case of an individual who is a director or officer at the time of determination, by:

            o    a majority of the  directors who are not parties to the action, suit or proceeding, even though less than a quorum;

            o    a committee of these directors designated by a majority vote of these directors, even though less than a quorum;

            o    independent  legal  counsel,  regardless of whether a quorum of
                 these   directors   exists;   or

            o   a majority  vote of the  stockholders,  at a meeting at which a quorum is present.

                                       158

Without court  approval,  however,  an individual  may not be indemnified in any claim,  issue or matter in a  derivative  action as to which the  individual  is
adjudged  liable  to  the  corporation.   In  addition,  Delaware  law  requires
indemnification  of directors and officers for expenses relating to a successful defense  on the merits or  otherwise  of a  derivative  or  third-party  action.
Further,  Delaware law permits a corporation to advance expenses incurred in the defense  of  any  proceeding  to  directors  and  officers  contingent  upon  an undertaking by or on behalf of the  individuals'  to repay any advances if it is determined  ultimately  that the individuals are not entitled to be indemnified.
Under Delaware law, the rights to  indemnification  and  advancement of expenses provided  under the law are  non-exclusive,  in that,  subject to public  policy issues,  indemnification  and  advancement  of expenses  beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

            Empire Resorts' certificate of incorporation and bylaws provide that its officers and directors shall be indemnified to the fullest extent  permitted by applicable  law, and that Empire  Resorts shall pay the expenses  incurred in defending  any  proceeding  in advance of its final  disposition.  However,  the payment of  expenses  incurred  by a director or officer in advance of the final disposition  of the  proceeding  will  be  made  only  upon  the  receipt  of an undertaking  by the  director  or officer to repay all  amounts  advanced  if it should be ultimately  determined that the director or officer is not entitled to be indemnified.

            MONTICELLO RACEWAY MANAGEMENT

            Under the New York  Business  Corporation  Law,  a  corporation  may indemnify its  directors  and officers  that are made,  or are  threatened to be made, a party to any action or  proceeding,  except for  stockholder  derivative suits,  against  judgments,  fines,  amounts paid in settlement  and  reasonable expenses  incurred as a result of the action or  proceeding  if the  director or officer acted in good faith, for a purpose that he or she reasonably believed to be in the best  interests  of the  corporation  or,  in the case of  service  to another  corporation  or  enterprise,  not opposed to the best  interests of the corporation.  In criminal proceedings,  in addition to the preceding conditions, the director or officer must not have had  reasonable  cause to believe that his or her conduct was unlawful.  In the case of stockholder  derivative  suits, the corporation may indemnify a director or officer if he or she acted in good faith for a purpose  that he or she  reasonably  believed  to be in or, in the case of service to another corporation or enterprise,  not opposed to the best interests of the corporation,  except that, in either case, no indemnification may be made in respect of:

            o    a  threatened  action,  or a pending  action that is settled or otherwise disposed of; or

            o    any claim, issue or matter as to which such individual has been adjudged  to be liable to the  corporation,  unless and only to the extent that the court in which the action was brought,  or, if no action was brought, any court of competent  jurisdiction,
                 determines,  upon  application,   that,  in  view  of  all  the
                 circumstances  of  the  case,  the  individual  is  fairly  and reasonably  entitled  to  indemnity  for  such  portion  of the settlement amount and expenses as the court deems proper.

            Any individual who has been successful on the merits or otherwise in the  defense of a civil or  criminal  action or  proceeding  will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by

                                       159

a court pursuant to the New York Business  Corporation Law, any  indemnification under the New York Business  Corporation Law pursuant to the above paragraph may be made only if  authorized  in the  specific  case and after a finding that the director or officer met the applicable  standard of conduct by the disinterested directors  if a  quorum  is  available,  or  if  the  quorum  so  directs  or is unavailable,  by the board of directors upon the written  opinion of independent legal counsel, or the stockholders.

            A corporation may advance expenses incurred by a director or officer in  defending  any  action or  proceeding  prior to its final  disposition  upon receipt of an  undertaking  by or on behalf of the  officer or director to repay the advance to the extent the advance exceeds the  indemnification  to which the officer or director is entitled.

            The  indemnification  described  above  under the New York  Business
Corporation  Law is not  exclusive  of other  indemnification  rights to which a director or officer may be entitled,  whether  contained in the  certificate  of incorporation or bylaws, or, when authorized by the certificate of incorporation or bylaws contained in:

            o    a resolution of stockholders;

            o    a resolution of directors; or

            o    an agreement providing for indemnification,

provided that indemnification may not be made to or on behalf of any director or officer if a judgment or other  final  adjudication  adverse to the  director or officer establishes that his or her acts were committed in bad faith or were the result of active and  deliberate  dishonesty  and were  material to the cause of action so adjudicated,  or that he or she personally  gained in fact a financial profit or other advantage to which he or she was not legally entitled.

            Monticello  Raceway  Management's  certificate of incorporation  and bylaws do not provide for the indemnification of its directors and officers.

            MONTICELLO  RACEWAY  DEVELOPMENT,  MONTICELLO  CASINO MANAGEMENT AND
MOHAWK MANAGEMENT

            Under the New York Limited  Liability  Company  Law,  subject to the standards  and  restrictions,  if any, set forth in its operating  agreement,  a limited  liability  company may, and shall have the power to, indemnify and hold harmless,  and advance  expenses to, any manager or any testator or intestate of such  manager  from and  against  any and all  claims  and  demands  whatsoever;
provided,  however,  that no indemnification  may be made to or on behalf of any manager if a  judgment  or other  final  adjudication  adverse  to such  manager establishes:

            o    that his or her acts  were  committed  in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or

            o    that he or she personally  gained in fact a financial profit or other advantage to which he or she was not legally entitled.

                                       160

            The operating  agreements for each of Monticello Casino  Management,
Monticello  Raceway  Development and Mohawk Management provide that so long as a manager  acts in good faith and with a degree of care that an  ordinary  prudent person in a like  position  would use under similar  circumstances,  the company shall  indemnify  and hold  harmless  each  manager from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any manager if a judgment  or other  final  adjudication adverse to such manager establishes:

            o    that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or

            o    that he personally gained a financial profit or other advantage to which he was not legally entitled.

            This indemnity includes reimbursement of actual expenses incurred in the defense of such matters.

              AMENDMENT OF CERTIFICATE OF INCORPORATION TO CREATE A
                          STAGGERED BOARD OF DIRECTORS

            As discussed  above, the adoption of an amendment to Empire Resorts'
certificate  of  incorporation  and bylaws which  provides for the creation of a staggered board is a condition to consummation of the consolidation. On November
12,  2003,  Empire  Resorts'  board of directors  adopted and  approved  such an
amendment,   which  amendment  was  subsequently  approved  by  Empire  Resorts'
Controlling   Stockholders  as  part  of  the  written  consent   approving  the
consolidation and restated contribution agreement.

REASONS FOR THE AMENDMENT

            In addition  to being a  necessary  condition  to  consummating  the consolidation,  Empire  Resorts'  board of directors  believes  that a staggered board serves the best  interests of Empire Resorts and its  stockholders,  as it promotes  the  continuity  and  stability  of Empire  Resorts  and its  existing business  plan.  The staggered  election of directors  assures that at any given time  two-thirds  of the  directors  will  have had prior  experience  on Empire
Resorts'  board of directors.  Empire  Resorts' board of directors also believes that  staggering  will  enhance  Empire  Resorts'  ability to attract and retain well-qualified  individuals  who are able to commit  the time and  resources  to understand Empire Resorts,  its business affairs and operations.  The continuity and quality of  leadership  that  results  from a staggered  board of  directors should, in the opinion of Empire Resorts,  promote the long-term value of Empire
Resorts. Staggered terms for directors would also moderate the pace of change in the board of  directors by  extending  the time  required to elect a majority of directors from one to two years.  This delay reduces the vulnerability of Empire
Resorts to unsolicited  takeover attempts and attempts to compel Empire Resorts'
restructuring  or otherwise force it into an extraordinary  transaction.  Empire
Resorts  believes  that this delay  also  serves  the best  interests  of Empire
Resorts and its  stockholders  by forcing most potential  acquirers to negotiate with the board of directors  rather than acting  unilaterally.  Empire  Resorts'
believes that under most  circumstances  it can obtain the best terms for Empire

                                       161

Resorts  and its  stockholders  if the board of  directors  is in a position  to negotiate effectively on the stockholders' behalf.

            Except  with  respect to the  consolidation,  Empire  Resorts is not aware, at present,  of any effort to accumulate shares of Empire Resorts' common stock or to obtain control of Empire Resorts by means of a merger, tender offer, solicitation in opposition to management, or otherwise. Empire Resorts believes, however,  that it is  appropriate  to adopt  provisions  for its  certificate of incorporation  that may have an  antitakeover  effect at a time when there is no pending  threat of an  unsolicited  takeover so that both the board of directors and the stockholders will be able to make a more careful and reasoned evaluation of the  advantages  and  disadvantages  of including  such  provisions in Empire
Resorts' certificate of incorporation.

            Simultaneous with its approval and recommendation  that stockholders adopt this amendment to Empire  Resorts  certificate  of  incorporation,  Empire
Resorts'  board of  directors  also  approved an  identical  amendment to Empire
Resorts'  bylaws.  Except as described in this paragraph,  this amendment is not part of a plan to implement any additional anti-takeover measures.

DESCRIPTION OF THE AMENDMENT

            The election of directors of Empire Resorts is currently governed by
Empire  Resorts'  bylaws,  which  provide that all  directors  are to be elected annually for a term of one year, to hold office until the next annual meeting of stockholders  and until their  successors are duly elected and  qualified.  This amendment to Empire Resorts'  certificate of  incorporation  and bylaws provides for the  division  of the board of  directors  into  three  classes to allow for staggered  terms of office,  with one class of  directors  elected each year and each director so elected  serving for a term of three years.  Section  141(d) of
the  Delaware  General   Corporation  Law  permits  either  the  certificate  of
incorporation  or the bylaws of a corporation to provide for the  classification of directors for staggered terms of office.  Neither Empire Resorts' certificate of  incorporation  nor its  bylaws,  in their  current  form,  contain  any such provision.

            The proposed amendments provide for the creation of three classes of directors, as nearly equal in size as possible. Upon their initial election, the
Class I directors  will hold office for a term expiring in one year, at the 2004 annual meeting of  stockholders;  Class II directors will hold office for a term expiring in two years, at the 2005 annual meeting of stockholders; and Class III directors  will hold  office for a term  expiring  in three  years,  at the 2006 annual  meeting  of  stockholders.  Commencing  at the 2004  annual  meeting  of stockholders, the stockholders will elect only one class of directors each year, beginning with Class I directors,  with each director so elected  holding office for a  three-year  term.  The  result  of this  process  is  that  approximately one-third of the board of directors will be up for election each year.

POSSIBLE NEGATIVE EFFECTS OF IMPLEMENTING A STAGGERED BOARD OF DIRECTORS

            Although the creation of a staggered  board of directors is designed as a  protective  measure for Empire  Resorts'  stockholders,  the creation of a staggered board of directors may have the effect of preventing stockholders from realizing an  opportunity  to sell their shares of capital  stock at higher than

                                       162

market  prices by  deterring  unsolicited  takeover  offers or other  efforts to obtain control of Empire Resorts.

            In addition,  staggered board provisions will generally delay, deter or impede  changes in  control  of the board of  directors  or the  approval  of certain stockholder proposals that might have the effect of facilitating changes in  control of the board of  directors,  even if the  holders  of a majority  of
Empire Resorts' voting securities believe the changes or actions would be in the best interests of Empire Resorts and its stockholders.  For example,  staggering terms of the members of the board of  directors  would  operate to increase  the time  required  for  someone to obtain  control of Empire  Resorts  without  the cooperation or approval of the incumbent board of directors, even if that person holds or  acquires  a  majority  of the  voting  power.  Moreover,  by  possibly deterring future takeover offers, the creation of a staggered board of directors might have the  incidental  effect of  inhibiting  certain  changes in incumbent management,  some or all of whom may be  replaced  in the  course of a change in control of Empire Resorts' board of directors.

            Delaware law provides that,  unless a  corporation's  certificate of incorporation  specifically provides otherwise, if a corporation has a staggered board,  the directors of the corporation may only be removed by the stockholders for cause. The certificate of incorporation  will not have a provision  allowing removal  of  directors  other  than  for  cause.  Elimination  of the  right  of stockholders  to remove  directors  without  cause will make the  removal of any director more difficult (unless cause is readily  apparent),  even if a majority of the stockholders believe removal is in their best interest.

            The  board  of  directors  of  Empire  Resorts  has  considered  the potential  adverse  impact of the proposed  amendment  and  concluded  that such adverse effects are outweighed by the benefits the amendment would afford Empire
Resorts and its stockholders.

FILLING BOARD VACANCIES AND REMOVAL OF DIRECTORS

            The staggered  board amendment also provides that any vacancy on the board  of  directors,  whether  by  reason  of  removal,  resignation,  death or otherwise  shall be filled  exclusively  by a vote of no less than a majority of the remaining  directors.  Any director appointed by a majority of the remaining directors  shall hold office for the  remainder of the full term of the class of directors in which the vacancy  occurred and until such director's  successor is elected and qualified.

            Permitting  directors rather than  stockholders to fill vacancies is consistent  with, and supportive of, the purposes of adopting a staggered  board since  together  the two  provisions  tend to moderate  the pace at which Empire
Resorts' board of directors  could be changed and is a further  deterrent to the strategy of removing  existing  directors and replacing them with persons chosen by a takeover  bidder.  In addition,  because the board of  directors  fixes the number of directors, it would also prevent those seeking majority representation
on  Empire   Resorts'  board  of  directors  from   attempting  to  obtain  such
representation  through expanding the size of the board of directors and filling the new directorships with their nominees.

                                      163

EFFECTIVENESS OF AMENDMENT

            This amendment to Empire Resorts' certificate of incorporation shall become  effective  on or after  the 20th day  following  the date on which  this information statement/prospectus is sent to Empire Resorts' stockholders.

            AMENDMENT OF CERTIFICATE OF INCORPORATION TO PROVIDE THE
             HOLDERS OF SERIES E PREFERRED STOCK WITH VOTING RIGHTS

            On November 12, 2003, Empire Resorts' board of directors adopted and approved an amendment to its  certificate  of  incorporation  that would provide each holder of its Series E Preferred  Stock with one vote for every four shares of Series E Preferred  Stock held by such holder on all matters  submitted  to a vote of  stockholders.  This  amendment  was  subsequently  approved  by  Empire
Resorts' Controlling Stockholders by a majority written consent.

REASONS FOR THE AMENDMENT

            Section  303  of the  New  York  Racing,  Pari-Mutuel  Wagering  and
Breeding Law  provides  that if the New York Racing and  Wagering  Board,  which licenses Monticello Raceway Management to operate Monticello Raceway, determines that it is inconsistent with the public interest,  convenience or necessity,  or with the best interests of racing  generally,  that any person  continue to be a stockholder of record or the beneficial  owner of any association or corporation licensed to conduct  pari-mutuel  wagering and harness horse racing in New York, or which owns 25% or more of the stock of such licensee,  the board may order or direct each such stockholder or beneficial owner,  irrespective of the time when such stockholder or beneficial owner acquired his stock or beneficial  interest, to dispose of such stock or interest  within a  prescribed  period of time to be specified by the board.  As Empire  Resorts will own 100% of Monticello  Raceway
Management  following  the  consolidation,  Section 303 of the New York  Racing,
Pari-Mutuel  Wagering and Breeding Law will  continue to be applicable to Empire
Resorts' stockholders upon the consolidation's closing.

            Presently,  there are 1,730,697  shares of Empire  Resorts' Series E
Preferred Stock issued and outstanding,  1,704,030 of which are owned by Stanley
Tollman and The Bryanston Group. As previously discussed, in April 2002, each of
Stanley  Tollman,  Brett  Tollman and Monty  Hundley were  indicted by a federal grand  jury on 44  counts  of tax fraud  and bank  fraud.  In May 2002,  Stanley
Tollman was declared a fugitive from justice by United  States  Attorney for the
Southern  District of New York,  and on September 5, 2003,  Brett  Tollman plead guilty to tax fraud and admitted failing to report $2.7 million in income to the
Internal  Revenue  Service.  Monty Hundley has plead not guilty to these charges and is scheduled to go on trial in October 2003. Each of Stanley Tollman,  Brett
Tollman and Monty Hundley is an affiliate of The Bryanston Group.

            These events may have increased the likelihood,  however small, that the New York Racing and  Wagering  Board may deem both  Stanley  Tollman and The
Bryanston Group to be unsuitable  stockholders of Empire Resorts and demand that they  immediately  liquidate their  interests in Empire Resorts.  Empire Resorts believes that as the Series E Preferred  Stock  currently has no voting  rights, liquidation  of these  equity  interests  would be  difficult.  An  inability of

                                      164

Stanley Tollman or The Bryanston Group to liquidate their respective holdings of
Series E Preferred  Stock would place  Monticello  Raceway  Management's  gaming license in jeopardy. Empire Resorts believes that attaching voting rights to the
Series E Preferred  Stock would allow for a forced  liquidation  to proceed more readily.

            Empire  Resorts  decided  to  provide  the  holders  of its Series E
Preferred  Stock with only one vote for every four  shares of Series E Preferred
Stock held by them in order to ensure that  Stanley  Tollman  and The  Bryanston
Group,  either  separately  or  together,  do not control more than 5% of Empire
Resorts'  voting power should they retain their Series E Preferred  Stock.  This restriction  on their voting power is important,  as all of the gaming  compacts between  the State of New York and Native  American  tribes that allow for Class
III Gaming to be conducted on Native  American land (located within the State of
New York)  require  that each person or entity  owning more than 5% of a company wishing to provide Class III Gaming services on such land first receive a "Class
III Gaming  Enterprise  License."  In order for an  applicant  to obtain  such a license,  the State of New York must  conclude  that the  applicant  is suitable after  conducting a mandatory  background  investigation.  As Stanley Tollman is currently listed by the United States  Government as a fugitive from justice and
Brett Tollman, an affiliate of The Bryanston Group, has recently plead guilty to various counts of tax fraud, Empire Resorts believes that it is highly uncertain that either  Stanley  Tollman or The Bryanston  Group could ever receive a Class
III Gaming Enterprise License.  Therefore,  should either Stanley Tollman or The
Bryanston Group, together or separately, control more than 5% of Empire Resorts'
voting  power,  it is  unlikely  that either  Monticello  Casino  Management  or
Monticello Raceway Development,  both of which will be wholly owned subsidiaries of Empire  Resorts  following the  consolidation,  would be permitted to perform under the Gaming Facility Management  Agreement and Gaming Facility  Development
and  Construction   Agreement,   respectively,   as  each  of  these  agreements
contemplate  the provision of Class III Gaming services for the Cayuga Nation of
New York.  See  "Business  -  Monticello  Casino  Management  - Gaming  Facility
Management  Agreement"  beginning on page 102 and "Business - Monticello  Raceway
Development - Gaming Facility Development and Construction  Agreement" beginning on page 109. By limiting the voting power of the Series E Preferred  Stock to one vote for every four shares,  however, Empire Resorts will be able to ensure that
Stanley  Tollman and The Bryanston Group control less than 5% of Empire Resorts'
voting power, thus eliminating the requirement that either of them would have to apply for a Class III Gaming Enterprise  License in order for Empire Resorts and its  subsidiaries  to effectuate  its business plan of developing and managing a
Native American casino in Monticello, New York.

EFFECT OF THE AMENDMENT

            Currently the holders of Empire  Resorts'  Series E Preferred  Stock have no voting  rights,  except as required by law. Upon the  effective  date of this amendment,  the holders of Empire Resorts' Series E Preferred Stock will be entitled to one vote for every four  shares of Series E Preferred  Stock held by them on any matter submitted to a vote of stockholders.

            This  amendment  will not have any  impact on the  holders of Empire
Resorts'  common  stock or Series B Preferred  Stock other than  diluting  their voting power.  Following the  effectiveness  of this  amendment,  the holders of
Empire Resorts' Series E Preferred Stock will have approximately  432,675 votes, representing about 2% of Empire Resorts' post-consolidation voting power.

                                      165

DIVIDENDS

            The  holders of shares of Series E Preferred  Stock are  entitled to receive,  when and as declared by the board of directors,  out of assets legally available  for payment,  a cash dividend of $.80 per annum per share of Series E
Preferred Stock.  Dividends with respect to a share of Series E Preferred Stock, shall accrue from the date of initial  issuance  and be payable  (whether or not declared by the board of directors)  upon the earliest of (i) the  redemption of such share of Series E Preferred Stock or (ii) the  liquidation,  dissolution or
winding   up  of   Empire   Resorts.   As  of  the  date  of  this   information
statement/prospectus, the board of directors has not declared any dividends with respect to the Series E Preferred Stock and no dividends have accrued.

EFFECTIVENESS OF AMENDMENT

            This amendment to Empire Resorts' certificate of incorporation shall become  effective  on or after  the 20th day  following  the date on which  this information statement/prospectus is sent to Empire Resorts' stockholders.

                  EMPIRE RESORTS POST CONSOLIDATION MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

MANAGEMENT AFTER THE CONSOLIDATION

            The  following  table  provides   information   about  the  intended
directors and executive officer of the combined  enterprise.  Each person listed was elected by Empire Resorts'  Controlling  Stockholders as part of the written consent  in lieu of a meeting of  stockholders  delivered  to Empire  Resorts on
November 25,  2003,  in which the  controlling  stockholders  also  approved the consolidation,  the  restated  contribution  agreement,  an  amendment to Empire
Resorts'  certificate  of  incorporation  providing  for a  staggered  board  of directors  and an  amendment to Empire  Resorts'  certificate  of  incorporation providing the holders of Series E Preferred Stock with certain voting rights.

Name                        Age     Position
----                        ---     --------
David Matheson              51      Class III Director and Chairman of the Board of Directors
John Sharpe                 61      Class I Director
Ralph J. Bernstein          46      Class I Director
Robert A. Berman            43      Chief Executive Officer and Class III Director
David P. Hanlon             58      Class II Director and Vice Chairman of the Board of Directors
Arthur I. Sonnenblick       71      Class II Director
Paul A. deBary              56      Class I Director
Joseph E. Bernstein         54      Class III Director
Morad Tahbaz                47      President and Class II Director

            The principal  occupation for the past five years and current public directorships of each of Empire Resorts' directors and executive officers are as follows:

                                      166

            DAVID MATHESON.  Over the years, David Matheson,  who is a member of the Coeur d'Alene Tribe of Coeur  d'Alene,  Idaho,  has served as Tribal Council leader, Tribal Chairman, and manager of various tribal operations.  Mr. Matheson is chief executive officer of the Coeur d'Alene Casino & Resort Hotel in Worley,
Idaho,  which  was  voted #1 casino in the  Spokesman  Reader  Review  for three consecutive  years.  Mr. Matheson was appointed by President  George H. W. Bush,
Sr. to serve as Deputy  Commissioner for Indian Affairs,  U.S. Department of the
Interior,  which he did for four  years,  during  the  time  the  Indian  Gaming
Regulatory  Act of 1988 was  being  implemented.  Mr.  Matheson  was  awarded  a
Commendation  from the Secretary of the Interior for Outstanding  Service.  More
recently, he was appointed by President George W. Bush, Jr. as an advisor to the
President's Commission on Reservation Economies.  Mr. Matheson previously served as a delegate to the People's Republic of China's Native American Trade Mission,
and as chief  executive  officer of Coeur d'Alene  Development  Enterprises.  He holds an M.A. in business administration from the University of Washington. Over the past twenty years, he has held many esteemed positions and has received many honors for his work in preserving cultural traditions,  the native language, and ceremonial practices.  He recently published his first novel, Red Thunder, which depicts the faith,  courage and  dedication of the  Schi'tsu'umsh  Indians,  now called the Coeur d'Alene Tribe.

            ROBERT  A.  BERMAN.  Robert  A.  Berman  is  Empire  Resorts'  chief executive  officer,  a member of its board of directors and its former chairman.
As the managing director of Watermark Investments Limited from 1994 to 2000, Mr.
Berman  oversaw a number  of  private  partnerships  investing  in real  estate, technology and basic industries. From 1998 to 1999, Mr. Berman was vice chairman and a director of Executone  Information Systems, a telecommunications  company.
From  1995 to 1999,  Mr.  Berman  served  as  chairman  of the  board  and chief executive  officer of  Hospitality  Worldwide  Services,  Inc., a hotel services company with average annual sales above $150 million.

            RALPH J.  BERNSTEIN.  Ralph J. Bernstein is a co-founder and general partner of Americas Partners, an investment and venture capital firm, and, since
1981 has been  responsible  for the  acquisition,  renovation,  development  and financing of several  million  square feet of commercial  space.  Mr.  Bernstein started his career in agribusiness with a large European  multi-national trading and real estate  development  company,  where he was later  responsible for that company's U.S. real estate  activities.  Mr. Bernstein also serves as a director for Air Methods Corporation, a publicly traded company that provides air medical emergency  transport  services  and  systems  throughout  the  United  States of
America.  He holds a Bachelor of Arts degree in economics from the University of
California at Davis.

            JOHN SHARPE. John Sharpe most recently served as president and chief operating  officer of Four  Seasons  Hotels & Resorts,  from which he retired in
1999, after 23 years of service.  During his tenure at Four Seasons, the world's
largest  operator  of  luxury  hotels,   Mr.  Sharpe  directed  worldwide  hotel
operations,  marketing  and human  resources,  and took  great  pride in helping create Four Seasons' renowned reputation for the highest level of service in the worldwide  hospitality  industry.  In 1999,  Mr.  Sharpe was  bestowed  with the
"Corporate Hotelier of the World" award by Hotels Magazine, Inc. Mr. Sharpe also received  the  "Silver  Plate"  award of the  International  Food  Manufacturers
Association,  and the "Gold Award" of the Ontario Hostelry Institute. Mr. Sharpe
graduated  with a B.S. in hotel  administration  from Cornell  University and is currently  a trustee of the  Culinary  Institute  of  America,  and chair of the

                                      167

Industry  Advisory Council at the Cornell Hotel School. He serves on a number of boards,  including  Fairmont  Hotels &  Resorts,  Toronto,  Canada.  Mr.  Sharpe
previously  served as  executive-in-residence,  School of Hotel  Administration,
Cornell University;  chair, board of governors,  Ryerson Polytechnic University,
Toronto, Canada; and, co-chair, American Hotel Foundation, Washington, D.C.

            DAVID P. HANLON. David P. Hanlon is presently a U.S. gaming industry consultant, including Native American and international gaming ventures. He most recently  served as president  and chief  operating  officer of Rio Suites Hotel
Casino,  from  1996-1999,  where  he  guided  the  corporation  through  a major expansion and successful return to profitability.  From 1994-1995,  he served as president and chief executive  officer of  International  Game  Technology,  the world's leading manufacturer of microprocessor gaming machines.  From 1988-1993, he served as president and chief  executive  officer of Merv  Griffin's  Resorts
International,  where he completed two complex  billion  dollar  restructurings, while  successfully  selling off international  properties in the Bahamas.  From
1984-1988, he served as president of Harrah's Atlantic City (Harrah's Marina and
Trump Plaza), where he was responsible for casino and hotel operations and 9,000 employees. During his four-year leadership,  Harrah's became the most profitable operation in Atlantic  City.  Between  1978-1983,  he served as chief  financial officer and executive vice president of Caesar's  World,  Inc.,  where he was in charge of all East Coast operations.  Prior to starting his career in the gaming industry,  Mr.  Hanlon  served  as  director  of  corporate  finance  for  Fluor
Corporation,  from 1975-1978.  Mr. Hanlon's  education  includes a B.S. in hotel administration from Cornell  University,  an M.S. in accounting and an M.B.A. in finance from the Wharton School,  University of  Pennsylvania,  and an [Advanced
Management   Program  at  the   Harvard   Business   School].   Mr.   Hanlon  is
executive-in-residence,  School of Hotel Administration, Cornell University, and
a member of various boards.

            ARTHUR I. SONNENBLICK.  Arthur I. Sonnenblick is the senior managing director of Sonnenblick-Goldman Company. Founded in 1893, Sonnenblick-Goldman is
the nation's leading independent real estate investment banking firm. Each year, the firm handles billions of dollars of private equity, joint venture,  mortgage
and   sale    transactions.    Mr.    Sonnenblick   served   as   president   of
Sonnenblick-Goldman  Company from  1978-1987  and chief  executive  officer from
1978-1995.  He is a member of Urban Land Institute and International  Council of
Shopping  Centers,  and has lectured at the Urban Land Institute  Practicing Law
Institute,   International   Council  of  Shopping  Centers,   Mortgage  Bankers
Association,  National  Association of Home Builders,  New York Chapter American
Institute of Appraisers,  Columbia University,  Fordham University, and New York
University.  From 1979 to 1983, Mr.  Sonnenblick was a partner and member of the board of directors of Lehman  Brothers Kuhn Loeb. He is also a past president of the Mortgage  Bankers  Association of New York and a past member of the board of governors of the Real Estate Board of New York.  Mr.  Sonnenblick is currently a member of the board of  directors  of  Alexanders,  Inc.  and is chairman of the board of trustees of the Educational Alliance. He holds a Bachelor of Science in economics from the Wharton School of the University of  Pennsylvania  and served on active duty in the U. S. Naval Reserve as a Lieutenant Junior Grade from 1953 to 1957.

            PAUL A. DEBARY.  Paul A. deBary is a managing  director at Marquette
deBary Co., Inc., a New York based broker-dealer, where he serves as a financial advisor for state and local government agencies, public and private corporations and non-profits.  Prior to assuming his current position,  he served as managing

                                      168

director in the Public Finance Department of Prudential  Securities from 1994 to
1997. He was a partner in the law firm of Hawkins,  Delafield & Wood in New York from 1975 to 1994.  Mr. deBary  received an AB in 1968,  and M.B.A.  and J.D. in
1971 from Columbia  University.  He is a member of the American Bar Association, the New York State Bar  Association,  the  Association of the Bar of the City of
New York and the  National  Association  of Bond Lawyers and serves as President and as a Director of the Society of Columbia graduates. Mr. deBary has served as a director of Empire Resorts since March 2002.

            JOSEPH E.  BERNSTEIN.  Joseph E.  Bernstein  started his career as a corporate  tax  attorney  on Wall  Street at Cahill  Gordon & Reindel  and as an
international  tax  attorney  at  Rosenman  & Colin.  He later  started  his own international  tax practice.  Since the early 1980's,  Mr. Bernstein (along with his brother Ralph, and their partner,  Morad Tahbaz, through their jointly-owned entity,  Americas Tower  Partners) has been involved in the development of three million  square feet of  commercial  property in Manhattan,  including  Americas
Tower,  a 50-story  office  building on Avenue of the  Americas and 46th Street, serving as world headquarters to  PriceWaterhouseCoopers  and US headquarters to
Israel's largest bank, Bank Hapoalim.

            MORAD TAHBAZ. Morad Tahbaz is the president of Catskill Development, a member of  Monticello  Raceway's  Operating  Board,  the  president  of Empire
Resorts and a director of Empire Resorts. Mr. Tahbaz also serves on the board of directors of Air Methods  Corporation,  a publicly  traded company that provides air medical  emergency  transport  services  and systems  throughout  the United
States of America. In 1983 Mr. Tahbaz joined Americas Partners, at which time he became primarily responsible for acquisitions.  Subsequently, Mr. Tahbaz took on the added  responsibility  of the  development  of Americas  Tower,  a 1,000,000
square  foot  office  building  in  New  York  that  is  the   headquarters  for
PriceWaterhouseCoopers.  Mr. Tahbaz remains a partner in Americas Partners.  Mr.
Tahbaz  holds a B.A. in  philosophy  and fine arts from Colgate  University  and attended the Institute for  Architecture  and Urban Studies in New York. He also holds an M.B.A. in finance from Columbia University Graduate School of Business, where  throughout  his  career,  he has  conducted  a series of lectures on real estate development and finance for graduate students.

TERMS OF OFFICE

            As discussed  above,  Class I directors  will hold office for a term expiring  in one year,  at the 2004  annual  meeting of  stockholders;  Class II directors will hold office for a term expiring in two years,  at the 2005 annual meeting of  stockholders;  and Class III  directors  will hold office for a term expiring in three years, at the 2006 annual meeting of stockholders.

PRINCIPAL STOCKHOLDERS AFTER THE CONSOLIDATION

            Empire Resorts  estimates that following the  consolidation,  Empire
Resorts will have approximately 22,702,896 shares of common stock, 44,258 shares of Series B Preferred  Stock and  1,730,697  shares of Series E Preferred  Stock issued and  outstanding.  The  following  table sets forth  certain  information
regarding  the  estimated   beneficial   ownership  of  Empire  Resorts'  voting
securities  following the merger, based on data existing as of November 5, 2003,

                                       169

by all individuals expected to be directors and executive officers following the consolidation;  persons  expected  to own 5% or  more  of any  class  of  Empire
Resorts' voting securities following the consolidation;  and all of the expected directors and executive  officers as a group.  Unless otherwise  indicated,  the address of each stockholder,  director and executive officer listed below is c/o
Empire Resorts, Inc., Route 17B, P.O. Box 5013, Monticello, New York, 12701.

                                        Common Stock Beneficially   Series B Preferred Stock Series E Preferred Stock
                                                Owned(1)             Beneficially Owned(1)     Beneficially Owned(1)
                                       --------------------------   ------------------------ -----------------------
                                        Shares         Percentage   Shares    Percentage     Shares  Percentage
                                        ------         ----------   ------    ----------     ------  ----------
Robert A. Berman                       4,574,477(2)       19.92%      --           --            --     --

Scott A. Kaniewski                       988,627(3)        4.30%      --           --            --     --

Watertone Holdings                     4,565,010          20.11%

Thomas W. Aro                             43,500(4)         *         --           --            --     --

Paul A. deBary                           186,328(5)         *         --           --            --     --

Morad Tahbaz                           1,337,359(6)        5.81%      --           --            --     --

David Matheson                            15,000(7)         *         --           --            --     --

John Sharpe                               15,000(8)         *         --           --            --     --

David Hanlon                              15,000(9)        *          --           --            --     --

Arthur Sonnenblick                        15,000(10)       *          --           --            --     --

Joseph E. Bernstein                    2,423,253(11)      10.67%      --           --            --     --

JB Trust                               2,408,253(12)      10.61%      --           --            --     --

Ralph Bernstein                        2,324,753(13)      10.23%      --           --            --     --

Americas Tower Partners                6,599,294          29.07%

Maurice Dabbah                         2,006,291(14)       8.84%      --           --            --     --

Monticello Realty                      5,732,261          25.25%

Directors and executive officers as
a group (11 persons) (2)-(11),(13)    10,722,920          45.77%      --           --            --     --

BP Group, Ltd.
8306 Tibet Butler Drive
Windemere, FL                               --          --          44,258          100%         --     --

The Bryanston Group, Inc.
2424 Route 52
Hopewell Junction, NY 12533                 --          --            --           --         551,213     89.6%

                                       170

                                        Common Stock Beneficially   Series B Preferred Stock Series E Preferred Stock
                                                Owned(1)             Beneficially Owned(1)     Beneficially Owned(1)
                                       --------------------------   ------------------------ -----------------------
                                        Shares         Percentage   Shares    Percentage     Shares  Percentage
                                        ------         ----------   ------    ----------     ------  ----------

Stanley Tollman
The Bryanston Group, Inc.
2424 Route 52Hopewell Junction, NY          --          --            --           --         152,817      8.8%
12533

---------
* less than 1%

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired by such person  within 60 days after the record date upon the exercise of options and warrants and the conversion of
            convertible  securities.   Each  beneficial  owner's  percentage  of
            ownership is determined  by assuming  that all options,  warrants or convertible  securities  held by such  person (but not those held by any other  person) that are  currently  exercisable  or  convertible
            (i.e., that are exercisable or convertible  within 60 days after the record date) have been exercised or converted.

(2)         Includes  1,098,094  shares of common stock owned directly by Robert
            A.  Berman,  options  that are  currently  exercisable  into 279,189 shares of common  stock and  3,200,194  shares of common  stock held directly by Watertone  Holdings.  Robert A. Berman  directly holds a
            46.305%  limited   partnership   interest  in  Watertone   Holdings,
            representing an indirect beneficial  ownership interest in 2,092,690 shares of such 3,200,194 shares of Empire Resorts' common stock held directly by  Watertone  Holdings.  Though BKB,  LLC, 82% of which is owned by  Robert A.  Berman,  Robert A.  Berman  indirectly  holds a general  partnership  interest  of  .0082%  of  Watertone  Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional 37,433 shares of such 3,200,194 shares of Empire Resorts'
            common stock held directly by Watertone  Holdings,  and through Avon
            Road Partners, LP, Robert A Berman indirectly  beneficially holds an addition 23.678% limited partnership interest in Watertone Holdings,
            representing  an  indirect  beneficial   ownership  interest  in  an
            additional  1,070,071 of such  3,200,194  shares of Empire  Resorts'
            common  stock  held  directly  by  Watertone  Holdings.   Avon  Road
            Partners,  LP is 88%  owned by  Robert  A.  Berman,  3% by Debbie N.
            Berman and 9% by the Berman  Family  Trust whose  beneficiaries  are
            Robert A. Berman's  children.  Debbie N. Berman,  Robert A. Berman's wife,  and  Philip  B.  Berman,  Robert  A.  Berman's  brother,  are co-trustees  of the Berman  Family  Trust and have joint  voting and dispositive  power with  respect to its  holdings.  Robert A. Berman disclaims beneficial ownership of all shares of common stock held by the Berman Family Trust.

(3)         Includes  134,096  shares of common stock owned directly by Scott A.
            Kaniewski,  options  that are  currently  exercisable  into  295,689 shares of common stock, 494,916 shares of common stock held directly by Watertone  Holdings,  28,940 shares of common stock held directly by The Kaniewski  Family  Limited  Partnership  and 34,986 shares of common stock held directly by The KFP Trust.  The  Kaniewski  Family
            Limited  Partnership,  with  respect to which Mr.  Kaniewski is a 1%

                                       171

            limited  partner  and the  general  partner  with  sole  voting  and dispositive  power,  holds a 4.95% limited  partnership  interest in
            Watertone Holdings,  representing an indirect  beneficial  ownership interest in 223,708 shares of such 494,916 shares of Empire Resorts'
            common stock held  directly by Watertone  Holdings,  and though BKB,
            LLC,  0.05%  of  which is  owned  by The  Kaniewski  Family  Limited
            Partnership,  The Kaniewski  Family Limited  Partnership  indirectly holds a  general  partnership  interest  of  .000005%  of  Watertone
            Holdings,  representing an indirect beneficial ownership interest in an  additional 23 shares of such 494,916  shares of Empire  Resorts'
            common stock held directly by Watertone Holdings. Scott A. Kaniewski disclaims  beneficial  ownership  of all the shares of common  stock owned by the Kaniewski  Family Limited  Partnership  for any purpose other than voting and dispositive  powers. The KFP Trust, whose sole trustee is Stacey B. Kaniewski, Scott A. Kaniewski's wife, and whose sole beneficiaries are Scott A. Kaniewski's children,  holds a 6.00%
            limited partnership interest in Watertone Holdings,  representing an indirect  beneficial  ownership  interest in 271,162  shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings,  and though BKB, LLC, 0.05% of which is owned by
            The KFP Trust, The KFP Trust indirectly holds a general  partnership interest of .000005% of Watertone Holdings, representing an indirect beneficial  ownership  interest in an  additional  23 shares of such
            494,916  shares of Empire  Resorts'  common  stock held  directly by
            Watertone Holdings.

(4)         Represents options that are currently exercisable into 43,500 shares of common stock.

(5)         Includes  52,103  shares of common  stock owned  directly by Paul A.
            deBary and 134,224 shares of common stock held directly by Watertone
            Holdings.  Mr. deBary  directly  holds a 2.97%  limited  partnership interest in Watertone Holdings,  representing an indirect beneficial interest in such 134,225 shares of Empire Resorts' common stock held directly by Watertone Holdings.

(6)         Includes  options that are currently  exercisable into 17,500 shares of common  stock  and  1,319,859  shares  of common  stock of Empire
            Resorts  held  directly by Americas  Tower  Partners.  Morad  Tahbaz beneficially  owns a 20%  partnership  interest  of  Americas  Tower
            Partners,  representing  an  indirect  beneficial  interest  in such
            1,319,859  shares of Empire  Resorts'  common stock held directly by
            Americas Tower Partners.

(7)         Represents options that are currently exercisable into 15,000 shares of common stock.

(8)         Represents options that are currently exercisable into 15,000 shares of common stock.

(9)         Represents options that are currently exercisable into 15,000 shares of common stock.

(10)        Represents options that are currently exercisable into 15,000 shares of common stock.

(11)        Includes  options that are currently  exercisable into 15,000 shares of common stock,  2,309,753 shares of common stock of Empire Resorts held directly by Americas  Tower Partners and 144,695 shares held in the name of Joseph E. Bernstein on behalf of the JB Trust. Joseph E.
            Bernstein  beneficially  owns a 1% economic  interest and 50% voting power in Americas  Tower  Partners,  and the JB Trust,  in which Mr.

                                       172

            Bernstein's  mother,  Helen  Bernstein,  is  sole  trustee  and  Mr.
            Bernstein's children are ultimate beneficiaries, beneficially owns a
            49% economic  interest,  with no voting rights.  Joseph E. Bernstein and the JB Trust beneficially own, 2% and 98%, respectively,  of 35%
            of  Americas  Tower   Partners'   interest  in  the   consolidation,
            representing an aggregate indirect beneficial  ownership interest in such 2,309,753  shares of Empire Resorts' common stock held directly by Americas Tower Partners.

(12)        Includes  144,695  shares of common stock held in the name of Joseph
            E.  Bernstein  on  behalf of the JB Trust  and  2,263,558  shares of common  stock of Empire  Resorts  held  directly by  Americas  Tower
            Partners.  The JB Trust  beneficially owns a 49% economic  interest, with no voting  rights,  in Americas  Tower  Partners.  The JB Trust beneficially owns 98% of 35% of Americas Tower Partners' interest in the  consolidation,  representing an indirect  beneficial  ownership interest in such 2,263,558  shares of Empire  Resorts'  common stock held directly by Americas Tower Partners.

(13)        Includes  options that are currently  exercisable into 15,000 shares of common  stock  and  2,309,753  shares  of common  stock of Empire
            Resorts held directly by Americas Tower  Partners.  Ralph  Bernstein beneficially  owns a 35%  partnership  interest  of  Americas  Tower
            Partners,  representing an indirect beneficial ownership interest in such 2,309,753  shares of Empire Resorts' common stock held directly by Americas Tower Partners.

(14)        Represents  2,006,291  shares of common stock of Empire Resorts held directly by Monticello Realty.  Maurice Dabbah beneficially owns 35%
            of the membership  interests of Monticello  Realty,  representing an indirect  beneficial  ownership interest in such 2,006,291 shares of
            Empire Resorts' common stock held directly by Monticello Realty.

DIRECTOR AND EXECUTIVE COMPENSATION

            DIRECTORS - CASH COMPENSATION

            Following the consolidation, the members of Empire Resorts' board of directors will each receive  $20,000 per year and $1,000 per meeting.  Directors that also serve on committees  of the board of  directors,  other than the audit
committee,   will  receive  an  additional  $1,000  per  committee  meeting  for non-employee  committee  members,  with the  chairperson  to receive  $2,500 per meeting. With respect to the audit committee,  its non-employee chairperson will receive an additional annual payment of $10,000, and each audit committee member
(including the chairperson) will receive $2,500 per audit committee meeting.

            DIRECTORS - STOCK COMPENSATION

            Following  the  consolidation,  each of the new  members  of  Empire
Resorts'  board of  directors,  upon their  election to the board,  will receive options to purchase  15,000 shares of Empire  Resorts'  common stock at its then current fair market  value.  In addition,  all members of the board of directors shall receive an annual grant of 10,000 stock options at the common stock's then

                                       173

current  fair  market  value.  All stock  options  granted  to  Empire  Resorts'
directors shall vest immediately.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Empire Resorts, Catskill Development, the Cayuga Nation of New York,
the Cayuga Catskill Gaming  Authority,  Robert A. Berman,  Empire Resorts' chief executive  officer,  a member of its board of directors and its former chairman, and Morad Tahbaz,  Catskill  Development's  and Empire Resorts'  president and a member of Catskill  Development's  and Empire Resorts' boards of directors,  are parties to a letter agreement,  dated as of April 3, 2003, as amended,  pursuant to  which  Empire  Resorts  has  agreed  to  fund  the  Cayuga  Catskill  Gaming
Authority's  purchase  of those 29 acres of land  subject  to the Land  Purchase
Agreement and the development costs of building a Class III Gaming enterprise on such land.  Empire  Resorts is to be reimbursed  for up to  $10,000,000 of these advances from any third party  construction  financing  that is received and, to the extent that such third party financing or $10,000,000 cap is insufficient to fully reimburse Empire Resorts,  from  distributions  made to Monticello  Casino
Management under the Gaming Facility Management Agreement.

            Under this letter agreement,  Catskill Development,  Empire Resorts,
Robert A. Berman and Morad Tahbaz, on the one hand, and the Cayuga Nation of New
York, on the other hand, have also agreed that for 10 years, each shall have the right to participate in the development or operation by the other of

            o    one  or  more  hotels,   motels  or  other  similar  facilities
                 providing   overnight    accommodations   including   ancillary
                 beverage,  food,   entertainment,   commercial  and  or  retail
                 services within a 15 mile radius of the 29 acres to be acquired by the  Cayuga  Nation  of New York  under  the  Land  Purchase
                 Agreement; and

            o    any other entertainment, sports and/or retail facility within a
                 5 mile radius of the property

            In each  case,  the  non-developing  party  will  have the  right to purchase up to 33.33% of the equity in the facility  being  developed,  with the purchase  price  being a pro rata share of the costs of such  facility  less any amount  advanced  by any lender for any  mortgage  or other loan  secured by the facility's  property or cash flow. The purchase price for this acquired interest must be paid in cash at the time the  interest is actually  purchased.  However, with respect to any acquired interest purchased by the Cayuga Nation of New York prior to the second anniversary of the primary gaming facility's public opening, the Cayuga Nation of New York may pay for its acquired interest by delivery of a non-recourse promissory note, payable over five years, with interest accruing on the unpaid  principal amount at the then existing prime rate. These parties have further agreed that the first hotel facility to be built that is governed by the letter agreement will be deemed the gaming enterprise's  preferred provider,  in that the gaming  enterprise  shall be obligated  to refer its  customers to that hotel.

            In  consideration   of  the  agreements   contained  in  the  letter
agreement,  each of the  parties  has  agreed  that for a period  ending  on the earliest of (i) approval (A) by the Bureau of Indian Affairs of the  application to  transfer  the 29 acres of land to the United  States of America in trust for

                                      174

the  Cayuga  Nation  of New York and to use such land for Class II and Class III
Gaming and (B) by the National  Indian Gaming  Commission of the Gaming Facility
Management  Agreement,  (ii) the termination of the Gaming  Facility  Management
Agreement  because of  Monticello  Casino  Management's  material  breach of its obligations,  (iii) the  termination  of the  Gaming  Facility  Development  and
Construction  Agreement  because of Monticello  Raceway  Development's  material breach of its  obligations,  and (iv) April 30, 2004, each party,  respectively, will refrain from having discussions  regarding the development of another Class
III Gaming facility in Sullivan County, New York.

            Finally, under the letter agreement, Empire Resorts made an award to the Cayuga  Nation of New York of 300,000  shares of Empire  Resorts  restricted common  stock.  100,000  of these  shares  vested  on April  11,  2003.  100,000 additional  shares vest on October 11, 2003,  and the remaining  100,000  shares vest on April 11, 2004.

            Empire  Resorts  and  Monticello  Realty  are  parties  to a  letter agreement,  dated  July 30,  2003,  pursuant  to which  Empire  Resorts  granted
Monticello  Realty the right to appoint up to two  observers  for each of Empire
Resorts'  board of  directors'  meetings for the lesser of (i) 36 months or (ii)
the first day on which Monticello Realty and its beneficial owners cease to own, together, at least 5% of Empire Resorts' outstanding common stock.

            Robert A. Berman has executed a Guarantee  Agreement,  dated October
29, 2003, in favor of The Berkshire Bank,  guarantying the performance,  subject to the terms and conditions provided in the Guarantee  Agreement,  of Monticello
Raceway  Management's  performance  under the Loan  Agreement and Term Note. See
"Recent Developments - Guarantee Agreement" beginning on page 128.

                              CORPORATE GOVERNANCE

            In  anticipation  of  the  consolidation,  Empire  Resorts  recently adopted a new code of ethics for its  executive  officers and  directors and new charters for each of its audit committee,  corporate  governance and nominations committee and compensation  committee. As Empire Resorts expects to grow rapidly in terms of  operations,  employees  and revenue  following  the  consolidation,
Empire  Resorts  believed that it was important to revise the documents  setting forth its corporate governance standards. Each of these new charters and code of ethics is summarized below.

SUMMARY OF CODE OF ETHICS

            The following  principles will apply to all principal  executive and senior financial officers:

            o    to act with honesty and  integrity in  fulfilling  their duties and responsibilities;

            o    to handle in an ethical manner all actual or apparent conflicts of  interest  with  respect to any  personal  and  professional relationships;

                                      175

            o    to avoid any  personal  activities,  investments,  interests or associations  that  interfere or appear to  interfere  with the officer's good judgment or independent exercise of judgment;

            o    to avoid the actual or  appearance  of personal  gain due to an officer's position or relationship with Empire Resorts;

            o    to  comply  with any  applicable  government  laws,  rules  and regulations;

            o    to adhere to Empire Resorts' code of ethics; and

            o    not to engage in any  conduct  that  represents  a conflict  of interest.

            If a principal  executive or senior  financial  officer has concerns regarding a real or potential  conflict of interest,  the officer should consult with a person designated by the audit committee regarding compliance and ethics.

            It is the  responsibility  of the  principal  executive  and  senior financial officers to assure that:

            o    all records and reports  fairly and  accurately  reflect Empire
                 Resorts' financial position and its respective transactions, do not contain any false or misleading information,  are supported by  accurate  documentation  and  are in  accordance  with  any applicable law;

            o    there  is  full  compliance  with  Empire  Resorts'  system  of internal accounting controls;

            o    there are no transactions that are intentionally  misclassified with respect to accounts departments or accounting periods; and

            o    no  information   has  been  concealed  from  any  internal  or
                 independent auditors.

            Each principal executive and senior financial officer is responsible for bringing to the attention of the audit committee:

            o    any material information or public information affecting Empire
                 Resorts'   disclosures,   Securities  and  Exchange  Commission
                 filings or financial condition;

            o    any  significant  deficiencies  in the design or  operation  of
                 internal   controls  which  adversely  affect  Empire  Resorts'
                 financial data;

            o    any  fraud  by  management  or  other  employees  significantly
                 involved   with  Empire   Resorts'   financial   reporting  and
                 disclosures or internal controls; and

            o    any information  regarding violations of the code of ethics, or any securities  laws or other laws,  rules or  regulations,  by employees or agents of Empire Resorts.

                                       176

            Any  conduct  that  represents  a conflict  of  interest is strictly prohibited.  In the event of a  violation  of Empire  Resorts'  code of  ethics,
Empire Resorts will take appropriate action designed to deter further wrongdoing and promote accountability.  The board of directors may waive the code of ethics provisions only with the specific written advice of counsel and, if appropriate, outside  auditors,  and only on the condition  that the waiver is  appropriately disclosed and mechanisms are in place to monitor the waiver.

SUMMARY OF CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE CHARTER

            PURPOSE

            The purpose of the corporate governance and nominations committee is to develop and oversee the corporate  governance  principles of Empire  Resorts, manage committee operations,  and report to the board of directors not less than once a year.

            ORGANIZATION

            The  members  of the  committee  will  be  composed  of  independent directors,  unless the Nasdaq rules allow otherwise. The board of directors will appoint the  initial 3 members.  Subsequent  members  will be  nominated  by the committee and appointed by the board of directors.  The board of directors  will determine the duration of the directors' service on the committee.

            Nasdaq rules allow for a  non-independent  director who is neither a current  officer  or  employee,  nor a person  who has the same  residence  as a current officer or employee,  nor is related by blood, marriage or adoption to a current officer or employee, to serve for up to two years, under exceptional and limited  circumstances,  so long as the  committee  already  has at least  three members, if the board of directors discloses all relevant information  regarding the  nomination  in  the  next  annual  meeting  proxy  statement  prior  to the appointment,  and  determines  that this  appointment is in the best interest of
Empire Resorts.

            Nasdaq rules further allow for a non-independent  director who is an officer and owns 20% or more of the company's  stock or voting power, so long as the  committee  already  has at least  three  members,  does  not  have  another non-independent  director,  and if the board of directors discloses all relevant information  regarding the nomination in the next annual meeting proxy statement prior  to the  appointment,  and  determines  this  appointment  is in the  best interest of the company.

            STRUCTURE AND PROCESS

            The  committee  will  meet at least  twice a year,  in  addition  to attending regularly  scheduled meetings of the board of directors.  The board of directors  will designate one  chairperson,  who will determine any voting ties.
Further  meetings and actions will be taken by unanimous  written consent of the committee, or by the decision of the chairperson or the board of directors.

                                       177

            DUTIES AND RESPONSIBILITIES

            The committee's duties and responsibilities are as follows:

            o    to  assist  the  board  of   directors   with  its  duties  and
                 responsibilities;

            o    to make  recommendations  on the size of the board of directors or the  size of  other  committees,  but not for the  corporate governance and nominations committee;

            o    to assist  in  selecting  and  identifying  potential  board of directors or other  committee  members and recommend  qualified individuals in the case of vacancies, but not for the corporate governance and nominations committee;

            o    to  develop   standards  of  independence   for  the  board  of
                 directors;

            o    to  monitor  compliance  with  the  standards  of  independence between  directors and Empire  Resorts,  its  subsidiaries  and affiliates;

            o    to  establish  procedures  to evaluate and oversee the board of directors and management;

            o    to  receive   interested-party   communications   directed   at
                 non-management directors through the committee chairperson;

            o    to develop,  recommend and oversee  implementation of corporate governance  principles  for Empire  Resorts,  and review  these principles at least once a year;

            o    to review and report to the board of  directors  the  corporate governance  implications  of any changes to the charters of any board of directors' committees;

            o    to  prepare   and  issue  an  annual   committee   "performance
                 evaluation"  that  compares the  performance  of the  corporate governance and nominations  committee with the  requirements of
                 the   committee's   charter   and  make   recommendations   for
                 improvements  of  the  corporate   governance  and  nominations
                 committee charter; and

            o    to  perform   other  express   duties   relating  to  corporate
                 governance  or the  nomination  of the board of  directors  and other committee members.

            RESOURCES AND AUTHORITY OF THE COMMITTEE

            The corporate governance and nominations committee has the authority to make decisions it deems appropriate without seeking the approval of the board of directors or  management.  The authority to identify  director  candidates is vested solely with the corporate governance and nominations committee.

                                       178

            AMENDMENTS

            The corporate  governance and nominations  committee charter and its provisions can be amended or repealed by the board of directors.

SUMMARY OF AUDIT COMMITTEE CHARTER

            PURPOSE

            The  purpose  of  the  audit  committee  is to  oversee  the  annual independent  audit of Empire  Resorts'  financial  statements,  the  systems  of internal accounting and financial controls, the qualifications, independence and performance of the independent  auditor,  Empire Resorts'  compliance with legal
and  regulatory  requirements,   the  integrity  of  the  financial  statements,
financial  reporting  process  and  ethics  programs,  and to make the  board of directors aware of any significant  financial matters. It is not the committee's duty to plan or conduct  audits or to determine  the accuracy and  compliance of
Empire Resorts' financial statements and disclosures.

            COMMITTEE MEMBERSHIP

            The committee will be composed of at least three directors appointed by the board of directors. Subsequent members and vacancies will be nominated by the corporate governance committee and appointed by the board of directors.  The board of directors will determine the duration of the committee members' service on the  committee.  In  addition,  the board of  directors  will  designate  one chairperson,  who will determine any voting ties.  Further  meetings and actions will be taken by unanimous written consent of the committee,  or by the decision of the chairperson or the board of directors. The chairperson will report to the board of directors no less often than quarterly,  but more often if requested by the board of directors.

            All committee members must:

            o    be  independent  under  the  Nasdaq  rules,   unless  otherwise
                 permitted  under  Nasdaq  rules and the  Sarbanes-Oxley  Act of
                 2002;

            o    be able to understand fundamental financial statements;

            o    not be an affiliate of Empire Resorts or any  subsidiaries,  as defined by Rule 10A-3 of the  Securities  Exchange Act of 1934,
                 as amended;

            o    not  accept  other  compensation  from  Empire  Resorts  or its
                 affiliates  for  any  other   services,   except  for  services
                 performed as a member of Empire  Resorts'  board of  directors;
                 and

            o    not own 20% or more of Empire Resorts' voting securities.

            Nasdaq  rules  allow  for a  non-independent  director  who is not a current  employee or an  immediate  family  member to serve for up to two years, under exceptional and limited circumstances, so long as he or she does not chair the  committee,  if the board of directors  discloses  all relevant  information regarding this  nomination in the next annual meeting proxy  statement  prior to

                                       179

the appointment, and determines that this appointment is in the best interest of
Empire Resorts.

            At least one committee member must have a professional certification in  accounting,  an  accounting  or  finance  background,  or  other  experience demonstrating the member's  financial  sophistication to be considered an "audit committee financial expert."

            COMMITTEE AUTHORITY, FUNCTIONS AND RESPONSIBILITIES

            The members of the audit  committee are not full-time  employees and do not represent themselves to be auditors or accountants.  The responsibilities and functions of the committee are as follows:

            o    oversight and sole authority over independent  auditors,  audit engagements and procedures of independent auditors;

            o    annual review and evaluation of the audit committee charter and the current and prospective independent auditors;

            o    to review with management the timing and process for any active or potential  audit  engagement  or any  significant  financial reporting issues;

            o    to look into the  regular  rotation  of Empire  Resorts'  audit firm;

            o    to review and discuss with management, the independent auditors and the board of  directors  whether  to  include  the  audited statements in Empire Resorts' Form 10-KSB;

            o    to obtain  confirmation from the independent  auditors that the audit was  conducted  in  accordance  with  Section  10A of the
                 Securities Exchange Act of 1934, as amended;

            o    to review  and  discuss  with  management  and the  independent auditors the quarterly financial statements prior to the filing of a Form 10-Q or Form 10-QSB;

            o    to inquire  and  discuss  the  impact of  current  or  proposed pronouncements  by the Financial  Accounting  Standards  Board,
                 American Institute of Certified  Financial  Accountants and the
                 Securities and Exchange Commission;

            o    to meet  separately  and discuss any item  communicated  to the committee by the independent auditors;

            o    to review  quarterly  reports from the independent  auditors on significant  written  communications  between  the  independent auditors and management;

            o    to evaluate the cooperation of the independent  auditors and to insure the independent  auditors have full cooperation relating to the conduct of the audit;

                                       180

            o    to review with management Empire Resorts' press releases;

            o    to obtain and review  from  management  its  analysis of Empire
                 Resorts' major financial risks and exposures and steps taken to monitor and control such risks;

            o    to consult  with Empire  Resorts and the  independent  auditors regarding the scope and quality of the accounting and financial reporting controls;

            o    to establish  procedures for receiving and reviewing complaints and  anonymous  submissions  regarding  accounting  or auditing matters;

            o    to investigate, review and report to the board of directors any
                 proprietary  and  ethical   implications  of  any  transactions
                 reported or disclosed to the committee;

            o    to meet at least once every fiscal  quarter in order to discuss with  management  the annual and  quarterly  audited  financial statements;

            o    to  meet  periodically  with  management,  the  chief  internal auditor,  and the independent  auditors in order to discuss any matter  members of the  committee  believe  should be discussed privately;

            o    to keep minutes of each meeting to be distributed to members of the  committee,  members  of the  board  of  directors  and the secretary of Empire Resorts;

            o    to produce an annual performance evaluation comparing committee performance and requirements,  and to make  recommendations for improvement to the charter; and

            o    to  perform  other  functions  and have  such  powers as may be necessary.

            The independent  auditor team shall annually submit to the committee a formal written statement  regarding the  appropriateness of the fees billed in the last two fiscal years.

            RESOURCES AND AUTHORITY OF THE COMMITTEE

            The  committee is granted the  resources  and authority to discharge its duties and  responsibilities  without  seeking the  approval of the board of directors.

            AMENDMENTS

            The  board of  directors  may amend or  repeal  the audit  committee charter.

SUMMARY OF COMPENSATION COMMITTEE CHARTER

            PURPOSE

            The purpose of the  compensation  committee  charter is to discharge the  responsibilities  of the board of directors and to produce an annual report regarding executive compensation.

                                       181

            ORGANIZATION

            The committee will be composed of independent directors,  unless the
Nasdaq rules allow otherwise.  The board of directors will appoint the initial 3 members.  Subsequent members will be nominated by the committee and appointed by the board of directors.  The board of directors  will  determine the duration of the members' service on the committee.

            Nasdaq rules allow, under exceptional and limited circumstances, for a non-independent  director who is neither a current officer or employee,  nor a person living with a current officer or employee, nor related by blood, marriage or adoption to a current officer or employee,  to serve for up to two years as a member of the  committee,  so long as the  committee  already has at least three members,  and if the  board of  directors  discloses  all  relevant  information regarding the nomination and determines this appointment is in the best interest of Empire Resorts.

            STRUCTURE AND PROCESS

            The  committee  will  meet at least  twice a year,  in  addition  to attending regularly  scheduled meetings of the board of directors.  The board of directors  will designate one  chairperson,  who will determine any voting ties.
Further  meetings and actions will be taken by unanimous  written consent of the committee, or by the decision of the chairperson or the board of directors.  The committee may invite Empire Resorts' chief executive officer to participate, but not vote, in the meetings of the committee,  except for those meetings regarding the chief executive  officer and chief  executive  officer's  compensation.  The chief  executive  officer  is  barred  from any  meetings  regarding  the  chief executive officer's compensation.

            DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

            The committee's duties and responsibilities are:

            o    general compensation policies and programs;

            o    approval  and  sole   determination   of  the  chief  executive
                 officer's compensation, including long term incentive programs, subject to ratification by the board of directors;

            o    to evaluate the chief  executive  officer's  performance  on an annual basis;

            o    to review, approve,  recommend and oversee all proposed officer compensation, severance or termination payments;

            o    to recommend,  approve and oversee  incentive  compensation and equity based plans,  issuances and  amendments of tax qualified employee benefit or parallel  non-qualified stock option plans, and regulatory compliance regarding compensation matters;

            o    to  produce  a report  on  executive  compensation  for  Empire
                 Resorts' annual report and proxy statement; and

                                       182

            o    to perform other duties or responsibilities  expressly assigned by the board of directors regarding compensation programs.

            COMMITTEE REPORTS

            The committee will produce the following reports:

            o    annual  report on  executive  compensation  in Empire  Resorts'
                 proxy statement;

            o    annual  performance  evaluation  of  the  committee,  including comparison of current  performance with the requirements of the committee charter;

            o    recommendations   for  any  improvements  to  the  compensation
                 committee charter; and

            o    summary of actions taken at any committee meeting.

            RESOURCES AND AUTHORITY OF THE COMMITTEE

            The  committee is granted the  resources  and authority to discharge its duties and  responsibilities  without  seeking the  approval of the board of directors.

            AMENDMENTS

            The  board  of  directors  may  amend  or  repeal  the  compensation committee charter.

                                     EXPERTS

            The consolidated financial statements of Empire Resorts incorporated in this  information  statement/prospectus  by reference to the Annual Report on
Form 10-KSB of Empire Resorts for the year ended December 31, 2002, have been so incorporated  in  reliance  on the  report  of  Friedman  Alpren  &  Green  LLP, independent  accountants,  given on the  authority  of said firm as  experts  in auditing and accounting.

            The combined  financial  statements of Catskill  Development and its subsidiaries  included  in  this  information  statement/prospectus,  have  been audited by Bachrach,  Waschitz & Waschitz,  LLP, independent public accountants, and are included  herein in reliance  upon the reports of said firm and upon the authority of said firm as experts in accounting and auditing.

            The financial  statements of Monticello Raceway Development included in  this  information  statement/prospectus,  have  been  audited  by  Bachrach,
Waschitz & Waschitz,  LLP,  independent  public  accountants,  and are  included herein in reliance  upon the reports of said firm and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

            The  validity of the shares of Empire  Resorts'  common  stock to be issued in the  consolidation  will be passed  upon for Empire  Resorts by Olshan
Grundman Frome  Rosenzweig & Wolosky LLP, New York, New York,  counsel to Empire

                                      183

Resorts.   Certain  legal  matters  with  respect  to  the  federal  income  tax consequences  of the  consolidation  will also be passed upon by Olshan Grundman
Frome Rosenzweig & Wolosky LLP, New York, New York.

                       WHERE YOU CAN FIND MORE INFORMATION

            Empire Resorts is subject to the  informational  requirements of the
Securities  Exchange Act of 1934, as amended.  In accordance with the Securities
Exchange Act of 1934, as amended,  Empire  Resorts  files annual,  quarterly and special reports,  proxy statements and other information with the Securities and
Exchange  Commission.  You may read and copy any  reports,  statements  or other information  that  Empire  Resorts  has  filed at the  Securities  and  Exchange
Commission's public reference room at 450 Fifth Street, N.W.,  Washington,  D.C.
20549.  Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. Empire Resorts'  Securities and Exchange  Commission filings are also  available  to the public from  commercial  retrieval  services  and at the website maintained by the Securities and Exchange Commission at WWW.SEC.GOV.

            Empire  Resorts has filed a  registration  statement  on Form S-4 to register  with the  Securities  and  Exchange  Commission  the  shares of Empire
Resorts'  common stock to be issued in the  consolidation.  This prospectus does not contain all of the information in the registration statement.  You will find additional information about Empire Resorts in the registration  statement.  Any
statements  made  in  this  information   statement/prospectus   concerning  the
provisions of legal documents are not  necessarily  complete and you should read the  documents  which are filed as exhibits  to the  registration  statement  or otherwise filed with the Securities and Exchange Commission.

            This  information  statement/prospectus  is accompanied by a copy of
Empire  Resorts'  Annual  Report on Form 10-KSB for the year ended  December 31,
2002,  Empire  Resorts'  Proxy  Statement  dated  February 21, 2003 for its 2003
Annual Meeting of  Stockholders  on Schedule 14A and Empire  Resorts'  Quarterly
Report on Form 10-QSB for the nine months ended September 30, 2003.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

            This  information   statement/prospectus   incorporates   documents,
including  important business and financial  information,  by reference that are not  part  of this  information  statement/prospectus  or  delivered  with  this information  statement/prospectus.  This means that Empire Resorts is disclosing important information to you by referring you to those documents.  You should be aware that  information  in a document  incorporated  by reference may have been modified or superseded by information  that is included in other  documents that were  filed at a later  date and which are also  incorporated  by  reference  or included in this information statement/prospectus.

            Empire Resorts has filed the following documents with the Securities and Exchange Commission and they are incorporated herein by reference:

                                      184

            o    Quarterly  Report on Form 10-QSB for the fiscal  quarter  ended
                 September 30, 2003

            o    Quarterly  Report on Form 10-QSB for the fiscal  quarter  ended
                 June 30, 2003;

            o    Amendment  No. 1 to  Quarterly  Report on Form  10-QSB  for the
                 fiscal quarter ended March 31, 2003;

            o    Quarterly  Report on Form 10-QSB for the fiscal  quarter  ended
                 March 31, 2003;

            o    Annual Report on Form 10-KSB for the fiscal year ended December
                 31, 2002;

            o    Current  Report  of  Empire  Resorts  on Form  8-K/A  filed  on
                 November 3, 2003;

            o    Current  Report of Empire  Resorts on Form 8-K filed on October
                 31, 2003;

            o    Current  Report of Empire  Resorts on Form 8-K filed on October
                 8, 2003;

            o    Current  Report of Empire Resorts on Form 8-K filed on July 30,
                 2003;

            o    Current  Report of Empire Resorts on Form 8-K filed on July 10,
                 2003;

            o    Current  Report of Empire Resorts on Form 8-K filed on June 24,
                 2003;

            o    Current  Report of Empire  Resorts on Form 8-K filed on May 16,
                 2003;

            o    Current Report of Empire Resorts on Form 8-K filed on April 21,
                 2003;

            o    Current Report of Empire Resorts on Form 8-K filed on April 14,
                 2003;

            o    Current Report of Empire Resorts on Form 8-K filed on April 11,
                 2003;

            o    Current  Report of Empire Resorts on Form 8-K filed on April 7,
                 2003;

            o    Current Report of Empire Resorts on Form 8-K filed on March 24,
                 2003;

            o    Current Report of Empire Resorts on Form 8-K filed on March 18,
                 2003;

            o    Current  Report  of  Empire  Resorts  on Form  8-K/A  filed  on
                 February 21, 2003;

            o    Current  Report of Empire Resorts on Form 8-K filed on February
                 21, 2003;

            o    Current  Report of Empire Resorts on Form 8-K filed on February
                 13, 2003;

            o    Current  Report  of  Empire  Resorts  on Form  8-K/A  filed  on
                 February 10, 2003;

            o    Current  Report of Empire Resorts on Form 8-K filed on February
                 4, 2003;

                                      185

            o    Current  Report of Empire  Resorts on Form 8-K filed on January
                 17, 2003;

            o    Current Report of Empire Resorts on Form 8-K/A filed on January
                 16, 2003; and

            o    Description of Empire  Resorts'  common stock  contained in its
                 Registration  Statement  on Form  8-A12B,  as  filed  with  the
                 Securities and Exchange Commission on June 20, 2001.

            All  additional  documents  that  Empire  Resorts  may file with the
Securities and Exchange  Commission  pursuant to Sections  13(a),  13(c),  14 or
15(d) of the  Securities  Exchange Act of 1934, as amended,  between the date of this information  statement/prospectus and the termination of the offering shall be  deemed  to be  incorporated  by  reference  herein  and to be a part of this prospectus  from the date of filing of such documents or reports.  Any statement contained  herein or in a document  incorporated  by  reference  or deemed to be incorporated by reference into this  information  statement/prospectus  shall be deemed to be modified or  superseded  for  purposes  of this  prospectus  to the extent that a statement contained in any other subsequently filed document which also  is or is  deemed  to be  incorporated  by  reference  herein  modifies  or supersedes  such statement.  Any such statement so modified or superseded  shall not be deemed,  except as modified or  superseded,  to constitute a part of this prospectus.

            Documents   incorporated   by   reference   into  this   information
statement/prospectus  are  available  from Empire  Resorts  without  charge upon written or oral request at the address or phone number provided below.  Exhibits
to    documents    incorporated    by    reference    into   this    information
statement/prospectus   will  only  be   furnished   if  they  are   specifically
incorporated  by reference into this document.  If you request any  incorporated documents from Empire  Resorts,  they will be mailed to you by first class mail, or another  equally  prompt  means,  within one business day after the date your request is received.

                              Empire Resorts, Inc.
                             c/o Monticello Raceway
                                    Route 17B
                                    P.O. Box
                                      5013
                           Monticello, New York 12701
                            (845) 794-4100, ext. 478
                         Attention: Corporate Secretary

                                      186

     INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF CATSKILL DEVELOPMENT, LLC

Consolidated Statements of Changes in Members' Equity for the years ended

Consolidated Statement of Changes in Members' Equity for the nine months ended

Consolidated Income Statements for the nine months ended September 30, 2002 and the year ended December 31, 2001............ .................................................................F-32

Consolidated Statements of Changes in Members' Equity for the nine months ended
September 30, 2002 and the year ended December 31, 2001.............................................................F-33

Consolidated Statements of Cash Flows for the nine months ended September 30, 2002 and the year ended December 31, 2001...............................................................................F-34

Notes to Consolidated Financial Statements September 30, 2002 and December 31, 2001.................................F-35

  INDEX TO FINANCIAL STATEMENTS OF MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC

                                       F-1

Statements of Changes in Members' Equity for the years ended

Statements of Changes in Members' Equity for the nine months ended

                                      F-2

                         REPORT OF INDEPENDENT AUDITORS

To the Members of
Catskill Development, LLC

We have  audited  the  accompanying  consolidated  balance  sheets  of  Catskill
Development,  LLC as of December 31, 2002 and 2001, and the related consolidated income statements, changes in member's equity and cash flows for the years ended
December 31, 2002 and 2001. These financial statements are the responsibility of the Company's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in  accordance  with United  States  generally  accepted auditing  standards.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  consolidated   financial  position  of  Catskill
Development,  LLC at December 31, 2002 and 2001, and the consolidated results of its  operations  and its cash flows for the years  ended  December  31, 2002 and
2001, in conformity with United States generally accepted accounting principles.

/s/ Bachrach, Waschitz & Waschitz, LLP

June 25, 2003

Monticello, New York

                                      F-3

                            Catskill Development, LLC
                           Consolidated Balance Sheets
                           December 31, 2002 and 2001

                                               December 31, 2002   December 31, 2001
                                               -----------------   -----------------
ASSETS

Current Assets:
       Cash & Cash Equivalents                     $   643,864        $ 1,358,469
       Restricted Cash                                  42,376             78,070
       Other Current Assets                          1,368,792            806,306
                                                   -----------        -----------
             Total Current Assets                    2,055,032          2,242,845
                                                   -----------        -----------
Net Property and Equipment                           5,856,246          6,443,420
                                                   -----------        -----------
Real Estate Development                              6,068,469          5,740,599
                                                   -----------        -----------
Total Assets                                       $13,979,747        $14,426,864
                                                   ===========        ===========

 LIABILITIES AND MEMBERS' EQUITY

 Current Liabilities:
       Accounts Payable and Accrued Expenses       $ 2,585,909        $ 1,720,227
                                                   -----------        -----------
             Total Current Liabilities               2,585,909          1,720,227
                                                   -----------        -----------

Long-Term Debt:
       Notes Payable                                 6,821,375          6,201,250
                                                   -----------        -----------
             Total Long-Term Debt                    6,821,375          6,201,250
                                                   -----------        -----------

Members' Equity                                      4,572,463          6,505,387
                                                   -----------        -----------
Total Liabilities and Members' Equity              $13,979,747        $14,426,864
                                                   ===========        ===========

                 See Notes To Consolidated Financial Statements

                                      F-4

                            Catskill Development, LLC
                         Consolidated Income Statements
                 For the Years Ended December 31, 2002 and 2001

                                      December 31, 2002    December 31, 2001
                                         ------------         ------------

Revenues                                 $ 11,366,441         $ 10,533,803
                                         ------------         ------------
Costs and Expenses
      Purses, Awards and Other              3,932,168            3,700,717
      General and Administrative            7,990,892            7,596,578
      Depreciation                            755,601              743,716
      Interest                                620,704              564,024
                                         ------------         ------------

         Total Costs and Expenses          13,299,365           12,605,035
                                         ------------         ------------

            Net (Loss)                   $ (1,932,924)        $ (2,071,232)
                                         ============         ============

                 See Notes To Consolidated Financial Statements

                                      F-5

                            Catskill Development, LLC
              Consolidated Statements of Changes in Member's Equity
                 For the Years Ended December 31, 2002 and 2001

                                   Preferred             Other                                     Total
                                    Capital             Capital          Accumulated              Members
                                 Contributions       Contributions         Deficit                Equity
                                 ------------         ------------        ------------         ------------

Balance December 31, 2000        $ 15,703,893         $        400        $ (8,152,474)        $  7,551,819

Capital Contributions               1,024,800                 --                  --              1,024,800

Net (Loss)                               --                   --            (2,071,232)          (2,071,232)
                                 ------------         ------------        ------------         ------------

Balance December 31, 2001          16,728,693                  400         (10,223,706)           6,505,387

Capital Adjustment                     (3,900)                --                 3,900                 --

Net (Loss)                               --                   --          $ (1,932,924)        $ (1,932,924)
                                 ------------         ------------        ------------         ------------

Balance December 31, 2002        $ 16,724,793         $        400        $(12,152,730)        $  4,572,463
                                 ============         ============        ============         ============

                 See Notes To Consolidated Financial Statements

                                      F-6

                            Catskill Development, LLC
                      Consolidated Statements of Cash Flows
                 For the Years Ended December 31, 2002 and 2001

                                                        December 31, 2002   December 31, 2001
                                                        -----------------   ------------------

Operating Activities:
  Net Loss                                                 $(1,932,924)        $(2,071,232)
      Adjustments to reconcile net loss to net cash
      Provided(Used) by operating activities:
         Depreciation                                          755,601             743,716
         Loss on Asset Disposal                                  2,819                --
         Accrued Interest Not Paid                             620,125             563,750

(Increase) Decrease in:
  Restricted Cash                                               35,694             213,052
  Other Current Assets                                        (562,486)           (126,507)

Increase (Decrease) in:
  Accounts Payable and Accrued Expenses                        865,682             144,125
                                                           -----------         -----------

      Net Cash Used by Operating Activities                   (215,489)           (533,096)
                                                           -----------         -----------

Investing Activities:
   Purchase of Property, Plant and Equipment                  (171,246)           (143,521)
   Real Estate Development                                    (327,870)           (111,465)
                                                           -----------         -----------

      Net Cash Used in Investing Activities                   (499,116)           (254,986)
                                                           -----------         -----------

Financing Activities:
   Member Contributions                                           --             1,024,800
                                                           -----------         -----------

      Net Cash Provided by Financing Activities                   --             1,024,800
                                                           -----------         -----------

Net Increase (Decrease) in Cash                               (714,605)            236,718
Cash at Beginning of Year                                    1,358,469           1,121,751
                                                           -----------         -----------

Cash at End of Year                                        $   643,864         $ 1,358,469
                                                           ===========         ===========

Supplemental Disclosures:
  Interest Paid                                            $       579         $       274

                 See Notes To Consolidated Financial Statements

                                      F-7

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

1.   SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     This summary of significant  accounting  policies of Catskill  Development,
     LLC (the  Company) is presented to assist in  understanding  the  Company's
     financial   statements.    The   financial   statements   and   notes   are
     representations  of the Company's  management who is responsible  for their integrity and objectivity.  These accounting  policies conform to generally accepted  accounting  principles and have been consistently  applied in the preparation of the financial statements.

     A.   Organization and Business Activity
          ----------------------------------

     In October 1995,  Catskill  Development,  LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American
     Casino  in  Monticello,  New York (the  "Casino  Project").  The  Company's
     business  plan  envisioned  three  distinct  lines of  business:  a) casino activities; b) real estate related activities; and c) the gaming operations related to Monticello  Raceway (the  "Raceway")  including  pari-mutuel and future  Video  Lottery  Terminal  ("VLT")  operations.  Monticello  Raceway
     Management.  Inc.  (MRMI),  a  New  York  Corporation,  is a  wholly  owned
     subsidiary  and  was  formed  to  hold  the  pari-mutuel  license.   Mohawk
     Management, LLC (MM), a New Your Limited Liability Company, is 60% owned by the  Company  and was  formed  to  manage  the  St.  Regis  Mohawk  Casino.
     Monticello  Casino  Management,  LLC (MCM),  a New York  Limited  Liability
     Company,  is 60% owned by the  Company  and was  formed to manage any other
     Native American Casino at the Raceway. Both MM and MCM are inactive at this time.

     Currently,  the Company conducts pari-mutuel wagering on live race meetings for Standard  bred horses and  participates  in intrastate  and  interstate simulcast  wagering at the Raceway in  Monticello,  New York. The Company's
     operations  are  subject to  regulation  by the New York  State  Racing and
     Wagering Board.

     The Company  continues to pursue a Native  American  Casino  Project at the
     Raceway. However, to this point it has been unsuccessful (see Note 6).

     B.   Principles of Consolidation
          ---------------------------

     The accompanying  consolidated financial statements include the accounts of
     the  Company  and  its  wholly   owned   subsidiary,   Monticello   Raceway
     Managements,  Inc, Mohawk Management, LLC and Monticello Casino Management,
     LLC.  All  significant  intercompany  balances and  transactions  have been eliminated in consolidation.

     C.   Use of Estimates
          ----------------

     The  preparation  of financial  statements  in conformity  with  accounting principles  generally  accepted  in the United  States of America  required management  to make  estimates  and  assumptions  that affect the  reported amounts of assets and liabilities  and disclosure of contingent  assets and liabilities  at the  dates of the  financial  statements  and the  reported

                                      F-8

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

     amounts of revenues  and  expenses  during the  reporting  periods.  Actual results could differ from those estimated.

     D.   Concentrations of Credit Risk
          -----------------------------

     The Company maintains significant cash balances with financial institutions in  excess of the  insurance  provided  by the  Federal  Deposit  Insurance
     Corporation (FDIC).

     The Company,  in the normal  course of business,  settles  wagers for other racetracks and is thereby exposed to credit risk. However,  receivables are generally not a significant  portion of the Company's  total assets and are comprised of a large number of accounts.

     E.   Cash and Cash Equivalents
          -------------------------

     Cash and cash  equivalents  include  cash on account,  demand  deposits and certificates of deposits with original maturities of less than three months at acquisition.

     F.   Restricted Cash
          ---------------

     Under New York States  Racing,  Pari-Mutuel  Wagering  and Breeding Law the
     track is  obliged  to  withhold a certain  percentage  of certain  types of wagers  towards  the  establishment  of a pool of money the use of which is restricted to the funding of approved capital improvements,  repairs and/or certain  advertising  expenses.  Periodically  during  the year  the  track petitions  the  Racing  and  Wagering  Board  to  certify  that  the  noted
     expenditures are eligible for re-imbursement  from the capital  improvement fund.  The  unexpended  balance is shown as restricted  cash on the balance sheet.

     G.   Property and Equipment
          ----------------------

     Plant and equipment are recorded at cost.  Depreciation is calculated using the  straight-line  basis over the  estimated  useful  lives of the related assets as follows: 15 years for grandstands and buildings, 5 to 7 years for equipment and 7 years for furniture and fixtures.

     H.   Real Estate Development
          -----------------------

     In  connection  with its real estate  activities,  the Company  capitalizes certain legal, architectural,  engineering and environmental study fees ---
     as well as other  costs  directly  related to the  development  of its real estate. (See Note 2)

     I.   Impairment of Assets
          --------------------

     In the event that facts and circumstances indicate that the carrying amount of tangible  assets or groups of assets may be impaired,  an  evaluation of recoverability  would be  performed.  If an  evaluation  is  required,  the estimate future undiscounted cash flows associated with the assets would be compared to the assets'  carrying  amount to determine  if a write-down  to market  value or  discounted  cash flow value is required.  Management  has determined that no impairment of assets has occurred.

                                      F-9

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

     J.   Inventory
          ---------

     Inventory  is recorded at the lower of cost or market on a first in,  first out basis.

     K.   Revenue Recognition
          -------------------

     Wagering  revenues are  recognized  gross of purses,  stakes and awards and pari-mutual  wagering taxes.  The costs relating to these amounts are shown as "Purses, Awards and Other" in the accompanying Income Statements.

     L.   Advertising
          -----------

     The  Company  expenses  the costs of  general  advertising,  promotion  and marketing programs at the time the costs are incurred.

     M.   Income Taxes
          ------------

     The  Company  was formed as a limited  liability  company and elected to be treated as a partnership  for tax purposes,  and thus no income tax expense is  recorded  in the  statements.  Income  of the  Company  is taxed to the members  in their  respective  returns.  All  income  from  the 100%  owned subsidiary  is passed  to the  Company  because  of a  management  contract
     between  the  companies.   Therefore  no  tax  accrual  is  needed  on  the
     subsidiary's records.

2.   FIXED ASSETS
     ------------
                                          December 31, 2002    December 31, 2001
                                          -----------------    -----------------

     Land                                     $   770,000          $   770,000
     Buildings & Improvements                   8,517,724            8,414,664
     Furniture, Fixture & Equipment             1,253,302            1,195,613
                                              -----------          -----------

         Subtotal                              10,541,026           10,380,277
                                              -----------          -----------

     Less:  Accumulated Depreciation            4,684,780            3,936,857
                                              -----------          -----------
         Net Property and Equipment           $ 5,856,246          $ 6,443,420
                                              ===========          ===========

     Depreciation  expense was $755,601 for the year ended December 31, 2002 and
     $743,716 for the year ended December 31, 2001. The above land and buildings are security for the mortgage described in Note 3.

     The Company is in the  business of  developing  real estate for  additional gaming  activities.  For the years ended  December  31, 2002 and 2001,  the
     Company had capitalized $327,870 and $111,645, respectively to continue its efforts.

3.   MEMBERS EQUITY AND SENIOR OBLIGATION
     ------------------------------------

     The members of the Company have contributed  considerable  amounts of money to the  Company to fund the  purchasing  of the Raceway  and  pursuing  the approval and  development of a Native  American  Casino on a portion of the
     Raceway  property.  These  contributions  (and a priority return of 10% per

                                      F-10

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

     annum) and the mortgage described below,  (with interest  compounded at 10%
     per annum) must be repaid before any net earnings from operations  would be available for  distribution to the Company's other members.  As of December
     31,  2002 the  aggregate  amount  needed to  satisfy  the  payment  of said contributions  (with priority returns) to certain members of the Company is
     $29,991,362.

     These preferred capital balances are subordinate to a mortgage,  payable to two members,  (the "Senior  Obligation"),  which at December 31, 2002,  and
     December 31, 2001 was  $6,821,375  and  $6,201,250  respectively  including accrued  interest at 10% per annum.  All payments  accrue and the principal and  accrued  interest  totaling  $8,052,550  is due  September  15,  2004.
     Currently,  any cash  flow from the  operations  of the  Raceway  are being retained by the Company for working capital purposes and to fund litigation and  development  expenses  in  conjunction  with  other  potential  gaming operations at the track.  As a result,  the Company is not expected to make any  distributions  with respect to certain other members'  interests until the Company has achieved  additional  net revenues  sufficient to discharge the payment of the Senior Obligation,  accrued interest,  preferred capital balance and priority returns.

     The  Company  was  formed as a limited  liability  company,  therefore  its members  individual  liability is limited under the appropriate laws of the
     State of New York.  The  Company  will  cease to exist  July 1,  2025.  The
     Company's  distinct  lines of business:  (A) casino  development;  (B) real estate  related  activities;  and  (C) the  gaming  operations  related  to
     Monticello Raceway including  pari-mutuel and future Video Lottery Terminal operations  are owned as follows:  (after the  transaction  of February 12,
     2002 noted below and the transaction of December 10, 2002 described in Note
     6 - Commitments and Contingencies)

                                               Casino      Real Estate         Racing
                                               ------      -----------         ------

        Voting Members:
        ---------------
        Alpha Monticello, Inc.                 48.310          25.000          36.870
        Americas Tower Partners                20.000          25.000          25.000
        Monticello Realty, LLC                 20.000          22.500          22.500
        Watertone Holdings, LP                  9.190          25.000          13.130

        Non-Voting Members:
        -------------------
        Cliff Ehrlich                           1.375           1.375           1.375
        Fox-Hollow Lane, LLC                    1.000           1.000           1.000
        Shamrock Strategies, Inc.               0.125           0.125           0.125

     On February 12, 2002, Alpha Monticello,  Inc. (a wholly owned subsidiary of
     Empire Resorts, Inc. ("Empire"),  a member of the Company,  entered into an agreement with Watertone  Holdings LP  ("Watertone"),  also a member of the
     Company,  providing for the  acquisition of 47.5% of  Watertone's  economic interests in the casino and racetrack  business  components of the Company.
     The transaction contemplated by this agreement closed on March 12, 2002.

                                      F-11

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

4.   RELATED PARTY TRANSACTIONS
     --------------------------

     As explained in Notes 1G and 2 the Company is in the business of developing real estate for  additional  gaming  activities.  In  connection  with this development the Company has paid various consulting fees to related parties consisting  of members or  directors  of Catskill  Development,  LLC.  From inception  through  December  31,  2002  the  Company  has  capitalized  as development costs $868,574 of such related party transactions.

5.   OPERATING LEASES
     ----------------

     At December 31, 2002 the Company had  commitments  under  operating  leases which end in 2006 for various  pieces of equipment  requiring  annual lease payments for the twelve months ending December 31 as follows:

                 2003       $  151,321
                 2004          140,121
                 2005           18,451
                 2006            8,808
                            ----------

                     Total  $  318,701
                            ==========

     Lease  expense was $165,721  and $153,208 for the years ended  December 31,
     2002 and 2001 respectively.

6.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Monticello Harness Horsemen's  Association,  Inc. has brought an action against Monticello Raceway  Management,  Inc. and one of the members of the
     Company  seeking the sum of  $1,300,0000  to be credited to the  horsemen's purse account.  The suit claims that revenues  received by the Raceway from various simulcasting sources were not properly credited to their horsemen's purse  account.  Management  has  responded  vigorously to contest the case after attempts at out-of-court  settlement  proved  fruitless.  On June 19,
     2003 the case was dismissed because of lack of subject matter jurisdiction.
     The  plaintiff  is expected to file a complaint  in the proper  court or to seek  alternative  dispute  resolution.  There are disputed  issues of fact between the  parties,  which makes an estimate of the outcome or the amount or range of loss  difficult  to gauge.  In  accordance  with  Statement  of
     Financial  Accounting  Standards No. 5, the amount of the loss, if any that may be  ultimately  realized  has not been  reflected  in the  accompanying financial statements.

     In July  1996,  the  Company  and its  members  entered  into a  series  of agreements  with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello,  New York.  Pursuant
     to such agreements,  the Mohawk Tribe was to purchase certain land from the
     Company  and  various  affiliates  of the  Company  were to help  with  the development of a casino on the land and manage any resulting  casino.  More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven
     (7) years from its opening and to receive certain fees for the provision of

                                      F-12

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

     management and related services.

     Completion of the project  contemplated  by the agreements  with the Mohawk
     Tribe was  subject  to  certain  conditions,  including  the  obtaining  of
     relevant  federal  and  State  governmental  approvals.   The  Company,  in
     conjunction with its affiliates,  assumed responsibility for and undertook, seeking and obtaining all local,  state and federal  approvals  required or necessary  to  construct  and operate the Casino  Project.  By letter dated
     April 6, 2000, addressed to Governor George Pataki, Kevin Gover,  Assistant
     Secretary  of the  Department  of the  Interior,  advised and  notified the
     Governor of New York that the Company's  proposed  casino  project with the
     Mohawk Tribe had been approved and specifically requested that the Governor concur. However, on April 22, 2000, the Company became aware of a purported letter  agreement  between  the Mohawk  Tribe and Park Place  Entertainment
     Corporation  ("PPE"),  which  agreement  (with two  irrelevant  exceptions)
     purportedly  gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

     Since  2000,  the Company has been  engaged in  litigation  with Park Place
     Entertainment  ("PPE")  alleging  tortuous  interference  with contract and business  relationship  in regard to the Company's  agreements with the St.
     Regis Mohawk Tribe. On March 14, 2003, attorneys for the Plaintiffs filed a motion  requesting  the  District  Court to  vacate a  judgment,  which was adverse to the Company, issued on August 26th, 2002, on the ground that new evidence  has been found that has a material  bearing on  important  issues affecting the judgment.  The motion  indicates  that audio tapes of certain conversations  concerning  the  transaction  at issue in the case were made available to the plaintiffs by  Presidents,  R.C., the plaintiff in another case against PPE and that the tapes provide  evidence  which raise material issues  regarding  important  issues in the case and the positions taken by the  defendant.  The motion  requests that the judgment be vacated and that the  Plaintiffs  be  permitted  to  continue  discovery  and  file  amended pleadings  to reflect the  evidence  contained  in the case.  Although  the
     Company has been  advised by the  attorneys  handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the  Plaintiff's  original  complaint or all of the issues  covered by the  pending  appeal in the case by the  Plaintiffs.
     Accordingly,  no assurance  can be given that the motion will be granted or that,  if  granted,  it  will  provide  relief  sufficient  to  permit  the
     Plaintiffs  to  proceed  with a trial  or  provide  evidence  that  will be available for purposes of the record in the appeal.

     Legal fees in connection  with the  aforementioned  litigation  amounted to
     $2,644,389  and  $2,228,077  for the years ended December 31, 2002 and 2001 respectively.

     The  Company  is  also  a  party  to  a  various   non-environmental  legal
     proceedings  and  administrative  actions,  all arising  from the  ordinary course of business. Although it is impossible to predict the outcome of any legal  proceeding,  the Company  believes any liability that may finally be determined  with  respect  to such  legal  proceedings  should  not  have a material effect on The Company's consolidated  financial position,  results of operations or cash flows.

                                      F-13

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

     In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its  strategic  alternatives  and assist in  maximizing  the value of its  assets.  The  Company  is in  negotiations  with a  federally recognized  Native American tribe in New York and various casino management and  development  entities  with  respect  to the  development  of a Native
     American  Casino.  The  development of a casino at the Raceway will require consummation  of  arrangements  with these parties and various  reviews and approvals.  No  assurances  can be given  that  such  arrangements  will be entered into or that any approvals will be obtained.

     On December 10, 2002,  Empire reached an agreement  with  Bryanston  Group,
     Inc.  ("Bryanston")  (a former  member of the  Company)  and certain  other affiliates  regarding  certain  obligations due from and claims against the
     Company.  Included in the agreement  with  Bryanston is the  acquisition of
     Bryanston's  interest  in  Catskill   Development,   including  its  voting
     membership interest and preferred capital account in the Company. Bryanston has agreed to transfer such interests to Empire.

7.   VIDEO LOTTERY TERMINALS
     -----------------------

     In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the state ("VLT  Legislation").  The bill was signed by the  Governor on October 31, 2001.  The  provision of the VLT
     Legislation  relevant to the Company  include:  a)  authority  given to the
     Governor to  negotiate  casino  licenses  for up to three  Native  American casinos in the  Catskills;  and b) the  authority for several of New York's racetracks,  including  the  Raceway,  to operate  video  lottery  terminal
     ("VLT") in their facilities. The VLT operation will be conducted by the New
     York State Lottery (the "Lottery") with the racetracks  functioning largely as agents for the Lottery.

     The Company  received a letter  from the  Lottery,  dated  March 21,  2002, advising the Raceway that the Lottery has completed  its initial  review of the  Raceway's  business  plan for the  operation  of VLT's at the  Raceway
     during  the  initial  three  year  trial  period   approved  by  the  State
     Legislature.  Based  on such  review,  the  Lottery  has  made  an  initial allocation  of 1,800  VLT's to the  Raceway  and has  approved  the maximum permitted rate for  compensation of 25% of revenues  generated after payout of prizes for the Raceway. The law currently provides that the Raceway must apply 35% in the first year,  escalating to 45% in years two and three,  of its  compensation  to  enhance  purses  at the  Raceway  and each year must dedicate 5% of its compensation to a State Breeding Development Fund.

     The  business  plan was  submitted  at the request of the  Lottery,  and in accordance  with Lottery  procedures,  does not represent a final  decision with respect to the  implementation  of VLT's by the Company.  The business plan  includes  certain  assumptions  recommended  by the Lottery and other estimates  considered  preliminary  by the  Company The Lottery has not yet established  a firm start date or adopted  regulations  with  regard to the program.

     On May 16, 2002, the New York State Legislature  passed a bill that further expanded  the  October  2001 VLT  Legislation.  This bill  extends the test period under the current law from three years to a period  ending  December
     31,  2007.  Further,  the bill  authorizes  each  track  to  enter  into an

                                      F-14

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

     agreement  with the  organization  representing  its horsemen to reduce the percentage of its vendor fees  dedicated to enhancing  purses at such track during the initial three years, to an amount not less than 25 percent. That bill was signed by the Governor on May 29, 2002. In addition, the Company's ability to proceed  with the VLT  program may be impacted by its plans with respect to casino development at the site.

8.   SUBSEQUENT EVENTS
     -----------------

     On  February  4, 2003 the  Company  entered  into a Letter  of Intent  with
     Empire,  its partner in  developing  gaming  activities  at the  Monticello
     Raceway (the "Raceway") and other related entities.  The agreement provides for Empire to acquire a 48 year ground lease on the Raceway and  contiguous properties,  together with all of the Company's  development and management rights with respect to the site and related gaming activities,  in exchange for an 80.25% position in Empire's common stock.

     The Letter of Intent provides for the Company to lease its 230-acre Raceway property  to Empire  for a period  of 48 years  for an annual  base rent of
     $1,800,000.  Lease  terms are to  contain  certain  options  for  Empire to acquire  title to portions of the  property.  Empire will have the right to purchase  a 29-acre  parcel  for the  purpose  of placing it in trust for a
     Native  American  Tribe or Nation at the purchase price of $1. The exercise
     of  such  option  will  require  obtaining   necessary  federal  and  state
     approvals.  In addition, the remaining property may be purchased within two years of the opening of a casino at the present  value of the ground  lease at the time of such exercise.

     The  agreement  is  subject  to the  execution  of  definitive  agreements,
     approvals  by  Empire's   Board  of  Directors  and  an  opinion  that  the
     transaction   will  be  tax-free   to  all  parties  and  other   technical
     requirements,  including a fairness opinion. No assurance can be given that the transactions provided for in the Letter of Intent will ultimately occur or will occur at the times and on the terms and conditions contained in the
     Letter of Intent.

     On April 3, 2003,  the Cayuga  Nation,  a New York  State  based  federally recognized Indian Nation (the "Cayuga Nation"),  the Company and certain of the Company affiliates,  including a subsidiary of the Company entered into a series of agreements  which provide for the  development  of a trust land casino adjacent to the Raceway.  In furtherance of these  transactions,  on
     April 10, 2003, the Cayuga Nation, Empire and the Company, officially filed with the  Eastern  Regional  Office of the  Bureau of  Indian  Affairs,  an
     application  requesting that the Secretary of the Interior acquire in trust on behalf of the Cayuga Nation a 30 acre parcel of land in Monticello,  New
     York to be used for gaming purposes. This transaction,  if completed, gives
     Empire control of the Raceway and all  development  rights for the proposed
     Native  American  casino and any potential  future video  lottery  terminal operations. The Company believes this will strengthen our ability to obtain new  financing on reasonable  terms and our  long-term  viability and hopes that this  transaction  will close  sometime in the third  quarter of 2003, although  there  are a  number  of  approvals  that  must be  obtained  and conditions that must be met.

                                      F-15

                            Catskill Development, LLC

                   Notes to Consolidated Financial Statements
                           December 31, 2002 and 2001

     On May 15,  2003,  New  York  State  enacted  legislation  to  enhance  the incentives  for racetracks in the State to participate in the State's Video
     Lottery program.  Although  legislation had authorized the program earlier, none of the  racetracks  authorized to participate in the program had found the terms  sufficiently  attractive to justify the  investment  required to participate in the program. Under the newly enacted legislative amendments, the initial term of the program has been extended to 10-years from the date of  inception  and  permits  year round  operations  with  extended  hours.
     Approximately 29% of total VLT revenue received is to be distributed to the tracks and their  horsemen/  breeders  associations.  A  percentage  of VLT revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding fund,  thus improving the quality of racing at the track.  During the initial  eighteen  months of the program,  the NY
     State  Lottery  has the ability to approve  the  opening of  temporary  VLT structures -- while more comprehensive construction takes place.

     Pursuant to the original  legislation,  the New York State  Lottery made an allocation  of 1,800  VLT's to  Monticello  Raceway.  If market  conditions permit,  additional  machines may be added without the need for  additional legislation.

                                      F-16

                            Catskill Development, LLC
                           Consolidated Balance Sheet
                               September 30, 2003

                                              September 30, 2003
                                                  (unaudited)
                                              -------------------
ASSETS

Current Assets:
   Cash & Cash Equivalents                        $   809,179
   Restricted Cash                                    137,217
   Other Current Assets                               907,849
                                                  -----------

       Total Current Assets                         1,854,245
                                                  -----------

   Net Property and Equipment                       5,855,797
                                                  -----------

   Real Estate Development                          7,645,213
                                                  -----------

       Total Assets                               $15,355,255
                                                  ===========

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
   Accounts Payable and Accrued Expenses          $ 3,389,615
   Notes Payable - Senior Obligation                7,320,500
                                                  -----------

       Total Current Liabilities                   10,710,115
                                                  -----------

Members' Equity                                     4,645,140
                                                  -----------

Total Liabilities and Members' Equity             $15,355,255
                                                  ===========

                             See Accompanying Notes

                                      F-17

                            Catskill Development, LLC
                          Consolidated Income Statement
                  For the Nine Months Ended September 30, 2003

                                         September 30, 2003
                                             (unaudited)
                                         ------------------

Revenues                                    $ 7,475,405
                                            -----------

Costs and Expenses
       Purses, Awards and Other               2,524,030
       General and Administrative             5,447,956
       Depreciation                             526,408
       Interest                                 499,628
                                            -----------

          Total Costs and Expenses            8,998,022
                                            -----------

                Net (Loss)                  $(1,522,617)
                                            ===========

                             See Accompanying Notes

                                      F-18

                            Catskill Development, LLC
              Consolidated Statements of Changes in Member's Equity
                  For the Nine Months Ended September 30, 2003

                                               Preferred           Other                                Total
                                                Capital            Capital        Accumulated           Members
                                             Contributions      Contributions        Deficit            Equity
                                             ------------       ------------      ------------       ------------

Balance December 31, 2002                    $ 16,724,793       $        400      $(12,152,731)      $  4,572,462

Capital Contributions                           1,314,498               --                --            1,314,498
Other                                             280,797                                                 280,797

Net (Loss)                                           --                 --          (1,522,617)        (1,522,617)
                                             ------------       ------------      ------------       ------------

Balance September 30, 2003 (unaudited)       $ 18,320,088                400       (13,675,348)         4,645,140
                                             ============       ============      ============       ============

                             See Accompanying Notes

                                      F-19

                            Catskill Development, LLC
                      Consolidated Statement of Cash Flows
                  For the Nine Months Ended September 30, 2003

                                                                         September 30, 2003
                                                                             (unaudited)
                                                                         ------------------

Operating Activities:
  Net Loss                                                                   $(1,522,617)
      Adjustments to reconcile net loss to net cash
      Provided(Used) by operating activities:
         Depreciation                                                            526,408
         Accrued Interest Not Paid                                               499,125

      (Increase) Decrease in:
         Restricted Cash                                                         (94,841)
         Accounts Receivable                                                     426,912
         Inventory                                                                   830
         Prepaid Expenses                                                         16,354
         Other Current Assets                                                     16,847

      Increase (Decrease) in:
         Accounts Payable                                                        632,473
         Other Current Liabilities                                               494,740
         Accrued Expenses                                                        (42,713)
                                                                             -----------

                  Net Cash Provided  (Used) by Operating Activities              953,518
                                                                             -----------

Investing Activities:
      Purchase of Property, Plant and Equipment                                 (525,957)
      Real Estate Development                                                 (1,576,744)
                                                                             -----------

                  Net Cash Used in Investing Activities                       (2,102,701)
                                                                             -----------

Financing Activities:
      Member Contributions                                                     1,314,498
                                                                             -----------

                  Net Cash Provided by Financing Activities                    1,314,498
                                                                             -----------

Net Increase (Decrease) in Cash                                                  165,315
Cash at Beginning of Period                                                      643,864
                                                                             -----------

Cash at End of Period                                                        $   809,179
                                                                             ===========

Supplemental Disclosures:
  Interest Paid                                                              $       503
  Non-Cash Settlement of Accounts Payable Liability                          $   280,797

                             See Accompanying Notes

                                      F-20

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

1.  SIGNIFICANT ACCOUNTING POLICIES
    -------------------------------

     This summary of significant  accounting  policies of Catskill  Development,
     LLC (the  Company) is presented to assist in  understanding  the  Company's financial  statements.  These  accounting  policies have been  consistently applied in the preparation of the financial statements,  and all normal and
     recurring   adjustments  and  accruals  considered  necessary  for  a  fair presentation  have been  included.  Operating  results  for the nine  month period  ended  September  30, 2003 are not  necessarily  indicative  of the results that may be expected for the year ended December 31, 2003

     A.   Organization and Business Activity
          ----------------------------------

     In October 1995,  Catskill  Development,  LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American
     Casino  in  Monticello,  New York (the  "Casino  Project").  The  Company's
     business  plan  envisioned  three  distinct  lines of  business:  a) casino activities; b) real estate related activities; and c) the gaming operations related to Monticello  Raceway (the  "Raceway")  including  pari-mutuel and future  Video  Lottery  Terminal  ("VLT")  operations.  Monticello  Raceway
     Management.  Inc.  (MRMI),  a  New  York  Corporation,  is a  wholly  owned subsidiary  and was  formed  to hold  the  pari-mutuel  license.  .  Mohawk
     Management, LLC (MM), a New Your Limited Liability Company, is 60% owned by the  Company  and was  formed  to  manage  the  St.  Regis  Mohawk  Casino.
     Monticello  Casino  Management,  LLC (MCM),  a New York  Limited  Liability
     Company,  is 60% owned by the  Company  and was  formed to manage any other
     Native American Casino at the Raceway. Both MM and MCM are inactive at this time.

     Currently,  the Company conducts pari-mutuel wagering on live race meetings for Standard  bred horses and  participates  in intrastate  and  interstate simulcast  wagering at the Raceway in  Monticello,  New York. The Company's
     operations  are  subject to  regulation  by the New York  State  Racing and
     Wagering Board.

     The Company  continues to pursue a Native  American  Casino  Project at the
     Raceway. However, to this point it has been unsuccessful (see Note 8).

     B.   Principles of Consolidation
          ---------------------------

     The accompanying  consolidated financial statements include the accounts of the Company's  subsidiaries,  Monticello Raceway  Managements,  Inc, Mohawk
     Management,  LLC and Monticello  Casino  Management,  LLC. All  significant
     inter-company   balances  and   transactions   have  been   eliminated   in
     consolidation.

     C.   Use of Estimates
          ----------------

     The  preparation  of financial  statements  in conformity  with  accounting principles  generally  accepted  in the United  States of America  required management  to make  estimates  and  assumptions  that affect the  reported

                                      F-21

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

     amounts of assets and liabilities  and disclosure of contingent  assets and liabilities  at the  dates of the  financial  statements  and the  reported amounts of revenues  and  expenses  during the  reporting  periods.  Actual results could differ from those estimated.

     D.   Concentrations of Credit Risk
          -----------------------------

     The Company maintains significant cash balances with financial institutions in  excess of the  insurance  provided  by the  Federal  Deposit  Insurance
     Corporation (FDIC).

     The Company,  in the normal  course of business,  settles  wagers for other racetracks and is thereby exposed to credit risk. However,  receivables are generally not a significant  portion of the Company's  total assets and are comprised of a large number of accounts.

     E.   Cash and Cash Equivalents
          -------------------------

     Cash and cash  equivalents  include  cash on account,  demand  deposits and certificates of deposits with original maturities of less than three months at acquisition.

     F.   Restricted Cash
          ---------------

     Under New York States  Racing,  Pari-Mutuel  Wagering  and Breeding Law the
     track is  obliged  to  withhold a certain  percentage  of certain  types of wagers  towards  the  establishment  of a pool of money the use of which is restricted to the funding of approved capital improvements,  repairs and/or certain  advertising  expenses.  Periodically  during  the year  the  track petitions  the  Racing  and  Wagering  Board  to  certify  that  the  noted
     expenditures are eligible for re-imbursement  from the capital  improvement fund.  The  unexpended  balance is shown as restricted  cash on the balance sheet.

     G.   Property, and Equipment
          -----------------------

     Plant and equipment are recorded at cost.  Depreciation is calculated using the  straight-line  basis over the  estimated  useful  lives of the related assets as follows: 15 years for grandstands and buildings, 5 to 7 years for equipment and 7 years for furniture and fixtures.

     H.   Real Estate Development
          -----------------------

     In  connection  with its real estate  activities,  the Company  capitalizes certain legal,  architectural,  engineering and environmental study fees as well as other costs directly related to the development of its real estate.
     (See Note 2)

     I.   Impairment of Assets
          --------------------

     In the event that facts and circumstances indicate that the carrying amount of tangible  assets or groups of assets may be impaired,  an  evaluation of recoverability  would be  performed.  If an  evaluation  is  required,  the estimate future undiscounted cash flows associated with the assets would be compared to the assets'  carrying  amount to determine  if a write-down  to

                                      F-22

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

     market  value or  discounted  cash flow value is required.  Management  has determined that no impairment of assets has occurred.

     J.   Inventory
          ---------

     Inventory  is recorded at the lower of cost or market on a first in,  first out basis.

     K.   Revenue Recognition
          -------------------

     Wagering  revenues are  recognized  gross of purses,  stakes and awards and pari-mutual  wagering taxes.  The costs relating to these amounts are shown as "Purses, Awards and Other" in the accompanying Income Statements.

     L.   Advertising
          -----------

     The  Company  expenses  the costs of  general  advertising,  promotion  and marketing programs at the time the costs are incurred.

     M.   Income Taxes
          ------------

     The  Company  was formed as a limited  liability  company and elected to be treated as a partnership  for tax purposes,  and thus no income tax expense is  recorded  in the  statements.  Income  of the  Company  is taxed to the members  in their  respective  returns.  All  income  from  the 100%  owned subsidiary  is passed  to the  Company  because  of a  management  contract
     between  the  companies.   Therefore  no  tax  accrual  is  needed  on  the
     subsidiary's records.

2.   FIXED ASSETS
     ------------
                                           September 30, 2003
                                           ------------------

     Land                                      $   770,000
     Buildings & Improvements                    9,004,824
     Furniture, Fixtures & Equipment             1,292,159
                                               -----------
           Subtotal                             11,066,983
     Less:  Accumulated Depreciation             5,211,186
                                               -----------
           Net Property and Equipment          $ 5,855,797
                                               ===========

     Depreciation expense was $526,408 = for the nine months ended September 30,
     2003. The above land and buildings are security for the mortgage  described in Note 3.

     The Company is in the  business of  developing  real estate for  additional gaming  activities.  For the nine months  ended  September  30,  2003,  the
     Company had capitalized $1,576,744 to continue its efforts.

3.   MEMBERS EQUITY AND SENIOR OBLIGATION
     ------------------------------------

     The members of the Company have contributed  considerable  amounts of money to the  Company to fund the  purchasing  of the Raceway  and  pursuing  the approval and  development of a Native  American  Casino on a portion of the

                                      F-23

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

     Raceway  property.  These  contributions  (and a priority return of 10% per annum) and the mortgage described below,  (with interest  compounded at 10%
     per annum) must be repaid before any net earnings from operations  would be available for distribution to the Company's other members.  As of September
     30,  2003 the  aggregate  amount  needed to  satisfy  the  payment  of said contributions  (with priority returns) to certain members of the Company is
     $34,717,799.

     These preferred capital balances are subordinate to a mortgage,  payable to two members,  (the "Senior  Obligation"),  which at September  30, 2003 was
     $7,320,500  including  accrued  interest  at  10%  per  annum.  The  Senior
     Obligation matures on September 15, 2004. Currently, any cash flow from the operations  of the  Raceway  are being  retained by the Company for working capital  purposes  and to  fund  litigation  and  development  expenses  in conjunction  with other  potential  gaming  operations  at the track.  As a result,  the Company is not expected to make any distributions with respect to  certain  other  members'  interests  until  the  Company  has  achieved additional  net revenues  sufficient to discharge the payment of the Senior
     Obligation,  accrued  interest,  preferred  capital  balance  and  priority returns.

     The  Company  was  formed as a limited  liability  company,  therefore  its members  individual  liability is limited under the appropriate laws of the
     State of New York.  The  Company  will  cease to exist  July 1,  2025.  The
     Company's  distinct  lines of business:  (A) casino  development;  (B) real estate  related  activities;  and  (C) the  gaming  operations  related  to
     Monticello Raceway including  pari-mutuel and future Video Lottery Terminal operations are owned as follows:

                                       Casino       Real Estate        Racing
                                   -------------  --------------     -----------
     Voting Members
     Alpha Monticello, Inc.            48.310          25.000          36.870
     Americas Tower Partners           20.000          25.000          25.000
     Monticello Realty, LLC            20.000          22.500          22.500
     Watertone Holdings, LP             9.190          25.000          13.130

     Non-Voting Members
     Cliff Ehrlich                      1.375           1.375           1.375
     Fox-Hollow Lane, LLC               1.000           1.000           1.000
     Shamrock Strategies, Inc.          0.125           0.125           0.125

4.   RELATED PARTY TRANSACTIONS
     --------------------------

     As explained in Notes 1G and 2 the Company is in the business of developing real estate for  additional  gaming  activities.  In  connection  with this development the Company has paid various consulting fees to related parties consisting  of members or  directors  of Catskill  Development,  LLC.  From inception  through  September  30,  2003 the  Company  has  capitalized  as development costs $976,858 of such related party transactions.

                                      F-24

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

5.   OPERATING LEASES
     ----------------

     At September 30, 2003 the Company had commitments  under  operating  leases which end in 2006 for various  pieces of equipment  requiring  annual lease payments for the twelve months ending September 30 as follows:

                    2004          $150,121
                    2005            43,247
                    2006            13,209
                                  --------

                         Total    $206,577
                                  ========

     Lease expense was $118,594 for the nine months ended September 30, 2003.

6.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Monticello Harness Horsemen's  Association,  Inc. has brought an action against Monticello Raceway  Management,  Inc. and one of the members of the
     Company  seeking the sum of  $1,562,776  to be  credited to the  horsemen's purse account and an additional  $4,000,000 in punitive  damages.  The suit claims that  revenues  received by the Raceway  from  various  simulcasting sources were not properly  credited to their  horsemen's  purse account.  A separate action seeking $50,000  questions the proper  assignment of stalls to the Horseman.  Management  has responded  vigorously to contest the case after  attempts at  out-of-court  settlement  proved  fruitless.  There are disputed issues of fact between the parties, which makes an estimate of the outcome or the amount or range of loss  difficult to gauge.  In  accordance with Statement of Financial  Accounting  Standards No. 5, the amount of the loss, if any that may be ultimately  realized has not been reflected in the accompanying financial statements.

     In July  1996,  the  Company  and its  members  entered  into a  series  of agreements  with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello,  New York.  Pursuant
     to such agreements,  the Mohawk Tribe was to purchase certain land from the
     Company  and  various  affiliates  of the  Company  were to help  with  the development of a casino on the land and manage any resulting  casino.  More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven
     (7) years from its opening and to receive certain fees for the provision of management and related services.

     Completion of the project  contemplated  by the agreements  with the Mohawk
     Tribe was  subject  to  certain  conditions,  including  the  obtaining  of
     relevant  federal  and  State  governmental  approvals.   The  Company,  in
     conjunction with its affiliates,  assumed responsibility for and undertook, seeking and obtaining all local,  state and federal  approvals  required or necessary  to  construct  and operate the Casino  Project.  By letter dated
     April 6, 2000, addressed to Governor George Pataki, Kevin Gover,

                                      F-25

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

     Assistant Secretary of the Department of the Interior, advised and notified the Governor of New York that the Company's  proposed  casino  project with the Mohawk Tribe had been  approved  and  specifically  requested  that the
     Governor concur.  However, on April 22, 2000, the Company became aware of a purported  letter  agreement  between  the  Mohawk  Tribe  and  Park  Place
     Entertainment  Corporation  ("PPE"),  which  agreement (with two irrelevant exceptions) purportedly gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

     Since  2000,  the Company has been  engaged in  litigation  with Park Place
     Entertainment  ("PPE")  alleging  tortuous  interference  with contract and business  relationship  in regard to the Company's  agreements with the St.
     Regis Mohawk Tribe. On March 14, 2003, attorneys for the Plaintiffs filed a motion  requesting  the  District  Court to  vacate a  judgment,  which was adverse to the Company, issued on August 26th, 2002, on the ground that new evidence  has been found that has a material  bearing on  important  issues affecting the judgment.  The motion  indicates  that audio tapes of certain conversations  concerning  the  transaction  at issue in the case were made available to the plaintiffs by  Presidents,  R.C., the plaintiff in another case against PPE and that the tapes provide  evidence  which raise material issues  regarding  important  issues in the case and the positions taken by the  defendant.  The motion  requests that the judgment be vacated and that the  Plaintiffs  be  permitted  to  continue  discovery  and  file  amended pleadings  to reflect the  evidence  contained  in the case.  Although  the
     Company has been  advised by the  attorneys  handling the case that the new evidence relates to substantial important issues, it does not relate to all of the issues or charges in the  Plaintiff's  original  complaint or all of the issues covered by the pending appeal in the case by the Plaintiffs.

     Legal fees in connection  with the  aforementioned  litigation  amounted to
     $1,125,448 for the nine months ended September 30, 2003.

     The  Company  is  also  a  party  to  a  various   non-environmental  legal
     proceedings  and  administrative  actions,  all arising  from the  ordinary course of business. Although it is impossible to predict the outcome of any legal  proceeding,  the Company  believes any liability that may finally be determined  with  respect  to such  legal  proceedings  should  not  have a material effect on The Company's consolidated  financial position,  results of operations or cash flows.

     In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its  strategic  alternatives  and assist in  maximizing  the value of its  assets.  The  Company  is in  negotiations  with a  federally recognized  Native American tribe in New York and various casino management and  development  entities  with  respect  to the  development  of a Native
     American  Casino.  The  development of a casino at the Raceway will require consummation  of  arrangements  with these parties and various  reviews and approvals.  No  assurances  can be given  that  such  arrangements  will be entered into or that any approvals will be obtained.

     On July 3, 2003 the Company entered into a Definitive Agreement with Empire
     Resorts,  Inc (Empire),  its partner in developing gaming activities at the
     Raceway and other related  entities.  The agreement  provides for Empire to acquire a 48 year ground  lease on the Raceway and  contiguous  properties,

                                      F-26

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

     together with all of the Company's  development and management  rights with respect to the site and  related  gaming  activities,  in  exchange  for an
     80.25% position in Empire's common stock.

     The  Definitive  Agreement  provides  for the Company to lease its 230-acre
     Raceway property to Empire for a period of 48 years for an annual base rent of  $1,800,000.  The Lease  terms are to contain  certain  options  for the
     Company to acquire title to portions of the property.  The exercise of such option will  require  obtaining  necessary  federal and state  approvals to create  a Native  American  gaming  facility  on the  property.  If such an approval  is  reached,  the  Company  will  have the  ability  to apply any proceeds that Catskill receives for the Casino project,  in relation to the land placed in trust,  and apply  those  proceeds  against  the  negotiated purchase price.

     7.   VIDEO LOTTERY TERMINALS
          -----------------------

     In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the state ("VLT  Legislation").  The bill was signed by the  Governor on October 31, 2001.  The  provision of the VLT
     Legislation  relevant to the Company  include:  a)  authority  given to the
     Governor to  negotiate  casino  licenses  for up to three  Native  American casinos in the  Catskills;  and b) the  authority for several of New York's racetracks,  including  the  Raceway,  to operate  video  lottery  terminal
     ("VLT") in their facilities. The VLT operation will be conducted by the New
     York State Lottery (the "Lottery") with the racetracks  functioning largely as agents for the Lottery.

     The Company  received a letter  from the  Lottery,  dated  March 21,  2002, advising the Raceway that the Lottery has completed  its initial  review of the  Raceway's  business  plan for the  operation  of VLT's at the  Raceway
     during  the  initial  three  year  trial  period   approved  by  the  State
     Legislature.  Based  on such  review,  the  Lottery  has  made  an  initial allocation of 1,800 VLT's to the Raceway

     The  business  plan was  submitted  at the request of the  Lottery,  and in accordance  with Lottery  procedures,  does not represent a final  decision with respect to the  implementation  of VLT's by the Company.  The business plan  includes  certain  assumptions  recommended  by the Lottery and other estimates  considered  preliminary  by the  Company The Lottery has not yet established  a firm start date or adopted  regulations  with  regard to the program.

     On May 15,  2003,  New  York  State  enacted  legislation  to  enhance  the incentives  for racetracks in the State to participate in the State's Video
     Lottery program.  Although  legislation had authorized the program earlier, none of the  racetracks  authorized to participate in the program had found the terms  sufficiently  attractive to justify the  investment  required to participate in the program. Under the newly enacted legislative amendments, the initial term of the program has been extended to 10-years from the date of  inception  and  permits  year round  operations  with  extended  hours.
     Approximately 29% of total VLT revenue received is to be distributed to the tracks and their  horsemen/  breeders  associations.  A  percentage  of VLT revenues is to be made available to provide gradually increasing purses for the horsemen and for a breeding fund,  thus improving the quality of racing

                                      F-27

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

     at the track.  During the initial  eighteen  months of the program,  the NY
     State  Lottery  has the ability to approve  the  opening of  temporary  VLT structures -- while more comprehensive  construction takes place.  Pursuant to the original legislation,  the New York State Lottery made an allocation of  1,800  VLT's  to  Monticello  Raceway.  If  market  conditions  permit,
     additional   machines  may  be  added  without  the  need  for   additional
     legislation.

     On July  17,  2003  The New  York  State  Supreme  Court  decided  that the
     Legislature did not violate the state  constitution  when it authorized the governor to sign accords with Indian tribes  allowing them to build six new casinos.  Judge Joseph  Teresi,  an Albany  County  judge,  also ruled that racetracks  could install video lottery  terminals and the state could take part in interstate lotteries.

8.   CASINO DEVELOPMENT
     ------------------

     On April 3, 2003,  the Cayuga  Nation,  a New York  State  based  federally recognized Indian Nation (the "Cayuga Nation"),  the Company and certain of the Company affiliates,  including a subsidiary of the Company entered into a series of agreements  which provide for the  development  of a trust land casino adjacent to the Raceway.  In furtherance of these  transactions,  on
     April 10, 2003, the Cayuga Nation, Empire and the Company, officially filed with the  Eastern  Regional  Office of the  Bureau of  Indian  Affairs,  an
     application  requesting that the Secretary of the Interior acquire in trust on behalf of the Cayuga Nation a 30 acre parcel of land in Monticello,  New
     York to be used for gaming purposes. This transaction,  if completed, gives
     Empire control of the Raceway and all  development  rights for the proposed
     Native  American  casino and any potential  future video  lottery  terminal operations. The Company believes this will strengthen our ability to obtain new  financing on reasonable  terms and our  long-term  viability and hopes that this  transaction  will close  sometime in the fourth quarter of 2003, although  there  are a  number  of  approvals  that  must be  obtained  and conditions that must be met.

9.   SUBSEQUENT EVENTS
     -----------------

     On October 29, 2003, MRMI  consummated a $3,500,000 loan agreement with The
     Berkshire  Bank.  Pursuant  to the  terms of a planned  consolidation  with
     Empire,  MRMI is scheduled to become a wholly owned  subsidiary  of Empire.
     Prior to the  consummation of the loan, the Company and MRMI entered into a
     48 year  lease  with  regard  to the  Monticello  Raceway  property,  which includes  an option to  purchase  the  property.  The loan is  secured by a leasehold mortgage,  a pledge of raceway revenues and security interests in certain equipment.  The leasehold mortgage loan bears interest at 8.75% and matures in two years, with monthly principal and interest payments based on a 48 month  amortization  schedule.  Proceeds  from the loan are to be used primarily  to pay  for  design  and  development  costs  and  site  work in
     connection  with  the  planned   improvements  to  Monticello   Raceway  in
     preparation for video lottery  operations.  Total costs of the improvements are  expected  to exceed  $20,000,000.  Empire  has  entered  into a surety agreement  with The Berkshire  Bank to guarantee the loan. A portion of the proceeds  from  the loan is also  expected  to pay  certain  administrative expenses of Empire.

                                      F-28

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                         September 30, 2003 (Unaudited)

10.  GOING CONCERN
     -------------

     The  Company  has  sustained  net losses  over the past few years  and,  at
     September 30, 2003, had a net working  capital  deficit of $8,855,870.  The calculation of the deficit includes the liability of the Senior  Obligation that is secured by a mortgage on the Raceway  property,  which at September
     30, 2003 was  $7,320,500.  This obligation is due September 15, 2004 with a maturity  liability of  $8,052,550.  If the proposed  consolidation  occurs described  in Note 6, the  Senior  Obligation  will be  satisfied  thru the consideration included in the transaction and the liability will be removed from the financial  statements.  The removal of the Senior  Obligation from the  current  liabilities  would  reduce  the  working  capital  deficit to
     $1,535,370.  To meet  current and future  obligations  associated  with the operations of the Company,  the Company  through a subsidiary and affiliate has raised additional capital (See Note 9).

     As  described  in  Note 6, on July 3,  2003  the  Company  entered  into an agreement  with Empire.  The  agreement  with Empire has been approved by a special committee of the Company's Board of Directors in September 2003 The
     special  committee  engaged Kane Reece  Associates  to act as its financial advisor in connection with the proposed  consolidation.  In connection with its engagement,  the special committee requested that Kane Reece Associates evaluate  the  fairness  of the  consolidation's  terms to  Empire  and its stockholders  from a financial  point of view.  On September 8, 2003,  Kane
     Reece Associates  delivered a written opinion to Empire's special committee stating  that,  as of that date and  based on and  subject  to the  matters described  in its  opinion,  the  consolidation's  terms were fair,  from a financial  point  of  view,  to  the  holders  of  Empire's  common  stock.
     Additional  requirements  are still  outstanding to include an opinion that the transaction will be tax-free to all parties.  No assurance can be given that such  transaction  will ultimately occur or will occur at the times or on the terms and conditions contained in the agreement.

     The Company's  consolidated financial statements have been presented on the basis that the Company is a going concern.  Accordingly,  the  consolidated financial  statements  do  not  include  any  adjustments  relating  to the recoverability  and classification of recorded asset amounts or the amounts and  classification  of  liabilities  or any other  adjustments  that might result should the Company be unable to continue as a going concern.

                                      F-29

                         REPORT OF INDEPENDENT AUDITORS

To the Members of
Catskill Development, LLC

We have  audited  the  accompanying  consolidated  balance  sheets  of  Catskill
Development, LLC as of September 30, 2002 and December 31, 2001, and the related consolidated  statements of income, changes in members equity and cash flows for the nine months ended  September 30, 2002 and the year ended  December 31, 2001.
These financial  statements are the responsibility of the Company's  management.
Our responsibility is to express an opinion on these financial  statements based on our audits.

We conducted our audits in  accordance  with United  States  generally  accepted auditing  standards.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in
all  material  respects,   the  consolidated   financial  position  of  Catskill
Development,  LLC  at  September  30,  2002  and  December  31,  2001,  and  the
consolidated  results of its  operations  and its cash flows for the nine months ended  September  30, 2002 and the year ended  December 31, 2001,  in conformity with United States generally accepted accounting principles.

/s/ Bachrach, Waschitz & Waschitz, LLP

February 5, 2003
Monticello, New York

                                      F-30

                            Catskill Development, LLC
                           Consolidated Balance Sheets
                    September 30, 2002 and December 31, 2001

                                             September 30, 2002   December 31, 2001
                                             ------------------   -----------------
 ASSETS

 Current Assets:
      Cash & Cash Equivalents                    $   955,504          $ 1,358,469
      Restricted Cash                                114,578               78,070
      Accounts Receivable                            566,800              645,931
      Inventory                                        7,533                7,428
      Prepaid Expenses                               272,608              135,774
      Other Current Assets                            15,746               17,173
                                                 -----------          -----------

             Total Current Assets                  1,932,769            2,242,845
                                                 -----------          -----------

Property, Plant and Equipment
      Land                                           770,000              770,000
      Building and Improvements                    8,447,824            8,414,664
      Furniture, Fixtures and Equipment            1,301,489            1,195,613
                                                                      -----------
            Subtotal                              10,519,313           10,380,277
Less: Accumulated Depreciation                     4,495,570            3,936,857
                                                 -----------          -----------
      Net Property, Plant and Equipment            6,023,743            6,443,420
                                                 -----------          -----------

 Real Estate Development                           5,776,206            5,740,599
                                                 -----------          -----------

 Total Assets                                    $13,732,718          $14,426,864
                                                 ===========          ===========

 LIABILITIES AND MEMBERS' EQUITY

 Current Liabilities:
      Accounts Payable                             2,394,691            1,436,971
      Other Current Liabilities                          701              179,743
      Accrued Expenses                                90,736              103,513
                                                 -----------          -----------

             Total Current Liabilities           $ 2,486,128          $ 1,720,227
                                                 -----------          -----------

 Long-Term Debt:
      Notes Payable - Senior Obligation            5,000,000            5,000,000
      Accrued Interest Payable                     1,655,000            1,201,250
                                                                      -----------
             Total Long-Term Debt                  6,655,000            6,201,250
                                                 -----------          -----------

 Members' Equity                                   4,591,590            6,505,387
                                                 -----------          -----------

 Total Liabilities and Members' Equity           $13,732,718          $14,426,864
                                                 ===========          ===========

                 See Notes To Consolidated Financial Statements

                                      F-31

                            Catskill Development, LLC
                         Consolidated Income Statements
 For the Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001

                                                           September 30, 2002    December 31, 2001
                                                           ------------------    -----------------

Race Track Revenues:
      Gross Wagering and Simulcasting                          $ 8,520,953            10,285,654
      Non-Wagering                                                 176,925               216,765
                                                               -----------           -----------
            Total Race Track Revenues                            8,697,878            10,502,419
                                                               -----------           -----------

 Costs and Expenses
      Purses, Awards and Other                                   3,001,331             3,700,717
      Operating Costs                                            1,736,805             2,216,592
      General and Administrative                                 2,339,930             3,038,589
      Depreciation                                                 566,390               743,716
                                                               -----------           -----------

         Total Racetrack Costs and Expenses                      7,644,456             9,699,614
                                                               -----------           -----------

            Net Profit  From Racing Operations                   1,053,422               802,805

Real Estate Development Expenses:
      General and Administrative                                    42,371               113,320
      Legal Expenses                                             2,476,420             2,228,077
      Interest Expenses                                            454,230               564,024
                                                               -----------           -----------
            Total Real Estate Development Expense                2,973,021             2,905,421

Other Income:
      Interest Income                                                5,802                31,384
                                                               -----------           -----------

            Net (Loss)                                         $(1,913,797)           (2,071,232)
                                                               ===========           ===========

                 See Notes To Consolidated Financial Statements

                                      F-32

                            Catskill Development, LLC
              Consolidated Statements of Changes in Member's Equity
 For the Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001

                                      Preferred          Other                                 Total
                                       Capital          Capital           Accumulated         Members
                                    Contributions    Contributions        Deficit              Equity
                                    -------------    -------------        -----------      ------------

Balance December 31, 2000           $ 15,703,893       $        400       $ (8,152,474)     $  7,551,819

Capital Contributions                  1,024,800               --                 --           1,024,800

Net (Loss)                                  --                 --           (2,071,232)       (2,071,232)
                                    ------------       ------------       ------------      ------------

Balance December 31, 2001             16,728,693                400        (10,223,706)        6,505,387

Net (Loss)                                  --                 --         $ (1,913,797)     $ (1,913,797)
                                    ------------       ------------       ------------      ------------

Balance September 30, 2002          $ 16,728,693       $        400       $(12,137,503)     $  4,591,590
                                    ============       ============       ============      ============

                 See Notes To Consolidated Financial Statements

                                      F-33

                            Catskill Development, LLC
                      Consolidated Statements of Cash Flows
 For the Nine Months Ended September 30, 2002 and the Year Ended December 31, 2001

                                                         September 30, 2002      December 31, 2001
                                                         ------------------      -----------------

Operating Activities:
   Net Loss                                                  $(1,913,797)          $(2,071,232)
      Adjustments to reconcile net loss to net cash
      Provided(Used) by operating activities:
         Depreciation                                            566,390               743,716
         Accrued Interest Not Paid                               453,750               563,750
         Loss on Asset Disposal                                    2,819                  --

   (Increase) Decrease in:
      Restricted Cash                                            (36,508)              213,052
      Accounts Receivable                                         79,131              (131,449)
      Inventory                                                     (105)                  590
      Prepaid Expenses                                          (136,834)               (5,568)
      Other Current Assets                                         1,427                 9,920

   Increase (Decrease) in:
      Accounts Payable                                           957,720               (78,884)
      Other Current Liabilities                                 (179,042)              219,934
      Accrued Expenses                                           (12,777)                3,075
                                                             -----------           -----------

      Net Cash Used by Operating Activities                     (217,826)             (533,096)
                                                             -----------           -----------

Investing Activities:
   Purchase of Property, Plant and Equipment                    (149,532)             (143,521)
   Real Estate Development                                       (35,607)             (111,465)
                                                             -----------           -----------

      Net Cash Used in Investing Activities                     (185,139)             (254,986)
                                                             -----------           -----------

Financing Activities:
   Member Contributions                                             --               1,024,800
                                                             -----------           -----------

      Net Cash Provided by Financing Activities                     --               1,024,800
                                                             -----------           -----------

Net Increase (Decrease) in Cash                                 (402,965)              236,718
Cash at Beginning of Year                                      1,358,469             1,121,751
                                                             -----------           -----------

Cash at End of Year                                          $   955,504           $ 1,358,469
                                                             ===========           ===========

Supplemental Disclosures:
  Interest Paid                                              $       480           $       274

                 See Notes To Consolidated Financial Statements

                                      F-34

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

1.   SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     This summary of significant  accounting  policies of Catskill  Development,
     LLC (the  Company) is presented to assist in  understanding  the  Company's
     financial   statements.    The   financial   statements   and   notes   are
     representations  of the Company's  management who is responsible  for their integrity and objectivity.  These accounting  policies conform to generally accepted  accounting  principles and have been consistently  applied in the preparation of the financial statements.

     A.   Organization and Business Activity
          ----------------------------------

     In October 1995,  Catskill  Development,  LLC, a New York limited liability company, was formed to pursue the development of a proposed Native American
     Casino  in  Monticello,  New York (the  "Casino  Project").  The  Company's
     business  plan  envisioned  three  distinct  lines of  business:  a) casino activities; b) real estate related activities; and c) the gaming operations related to Monticello Raceway (the "Raceway") including pari-mutuel and any potential  future Video Lottery  Terminal  ("VLT")  operations.  Monticello
     Raceway Management.  Inc. (MRMI), a New York Corporation, is a wholly owned subsidiary and was formed to hold the pari-mutuel license.

     Currently,  the Company conducts pari-mutuel wagering on live race meetings for  Standardbred  horses and  participates  in intrastate  and  interstate simulcast  wagering at the Raceway in  Monticello,  New York. The Company's
     operations  are  subject to  regulation  by the New York  State  Racing and
     Wagering Board.

     The Company  continues to pursue a Native  American  Casino  Project at the
     Raceway. However, to this point it has been unsuccessful (see Note 6).

     B.   Principles of Consolidation
          ---------------------------

     The accompanying  consolidated financial statements include the accounts of
     the  Company  and  its  wholly   owned   subsidiary,   Monticello   Raceway
     Managements,  Inc. All significant  intercompany  balances and transactions have been eliminated in consolidation.

     C.   Use of Estimates
          ----------------

     The  preparation  of financial  statements  in conformity  with  accounting principles  generally  accepted  in the United  States of America  required management  to make  estimates  and  assumptions  that affect the  reported amounts of assets and liabilities  and disclosure of contingent  assets and liabilities  at the  dates of the  financial  statements  and the  reported amounts of revenues  and  expenses  during the  reporting  periods.  Actual results could differ from those estimated.

                                      F-35

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

     D.   Concentrations of Credit Risk
          -----------------------------

     The Company maintains significant cash balances with financial institutions in  excess of the  insurance  provided  by the  Federal  Deposit  Insurance
     Corporation (FDIC).

     The Company,  in the normal  course of business,  settles  wagers for other racetracks and is thereby exposed to credit risk. However,  receivables are generally not a significant  portion of the Company's  total assets and are comprised of a large number of accounts.

     E.   Cash and Cash Equivalents
          -------------------------

     Cash and cash  equivalents  include  cash on account,  demand  deposits and certificates of deposits with original maturities of less than three months at acquisition.

     F.   Restricted Cash
          ---------------

     Under New York States  Racing,  Pari-Mutuel  Wagering  and Breeding Law the
     track is  obliged  to  withhold a certain  percentage  of certain  types of wagers  towards  the  establishment  of a pool of money the use of which is restricted to the funding of approved capital improvements,  repairs and/or certain  advertising  expenses.  Periodically  during  the year  the  track petitions  the  Racing  and  Wagering  Board  to  certify  that  the  noted
     expenditures are eligible for re-imbursement  from the capital  improvement fund.  The  unexpended  balance is shown as restricted  cash on the balance sheet.

     G.   Property, Plant and Equipment
          -----------------------------

     Plant and equipment are recorded at cost.  Depreciation is calculated using the  straight-line  basis over the  estimated  useful  lives of the related assets as follows: 15 years for grandstands and buildings, 5 to 7 years for equipment and 7 years for furniture and fixtures.

     H.   Real Estate Development
          -----------------------

     In  connection  with its real estate  activities,  the Company  capitalizes certain legal,  architectural,  engineering and environmental study fees as well as other costs directly related to the development of its real estate.
     (See Note 2)

     I.   Impairment of Assets
          --------------------

     In the event that facts and circumstances indicate that the carrying amount of tangible  assets or groups of assets may be impaired,  an  evaluation of recoverability  would be  performed.  If an  evaluation  is  required,  the estimate future undiscounted cash flows associated with the assets would be compared to the assets'  carrying  amount to determine  if a write-down  to market  value or  discounted  cash flow value is required.  Management  has determined that no impairment of assets has occurred.

     J.   Inventory
          ---------

     Inventory  is recorded at the lower of cost or market on a first in,  first out basis.

                                      F-36

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

     K.   Revenue Recognition
          -------------------

     Wagering  revenues are  recognized  gross of purses,  stakes and awards and pari-mutual  wagering taxes.  The costs relating to these amounts are shown as  "Purses,  Awards  and  Other" in the  accompanying  Income  Statements.
     Revenues from simulcasts are recognized as of the day of the race.

     L.   Advertising
          -----------

     The  Company  expenses  the costs of  general  advertising,  promotion  and marketing programs at the time the costs are incurred.

     M.   Income Taxes
          ------------

     The  Company  was formed as a limited  liability  company and elected to be treated as a partnership  for tax purposes,  and thus no income tax expense is  recorded  in the  statements.  Income  of the  Company  is taxed to the members  in their  respective  returns.  All  income  from  the 100%  owned subsidiary is passed to the Company because of an agency agreement  between the  companies.  Therefore  no tax  accrual  is needed on the  subsidiary's records.

2.   FIXED ASSETS
     ------------

     Depreciation  expense was $566,390 for the nine months ended  September 30,
     2002 and $743,716 for the year ended December 31, 2001.

     The Company is in the  business of  developing  real estate for  additional gaming  activities.  As of September  30, 2002 and  December 31, 2001,  the
     Company had capitalized $47,515 and $111,645,  respectively to continue its efforts.

3.   MEMBERS EQUITY AND SENIOR OBLIGATION
     ------------------------------------

     The members of the Company have contributed  considerable  amounts of money to the  Company to fund the  purchasing  of the Raceway  and  pursuing  the approval and  development of a Native  American  Casino on a portion of the
     Raceway  property.  These  contributions  (and a priority return of 10% per anum) and the mortgage  described below,  (with interest  compounded at 10%
     per annum) must be repaid before any net earnings from operations  would be available for distribution to the Company's other members.  As of September
     30,  2002 the  aggregate  amount  needed to  satisfy  the  payment  of said contributions  (with priority returns) to certain members of the Company is
     $29,304,137.

     These preferred capital balances are subordinate to a mortgage,  payable to two members,  (the "Senior  Obligation"),  which at September 30, 2002, and
     December 31, 2001 was  $6,665,000  and  $6,201,250  respectively  including accrued  interest at 10% per annum.  All payments  accrue and the principal and  accrued  interest  totaling  $8,052,550  is due  September  15,  2004.
     Currently,  any cash  flow from the  operations  of the  Raceway  are being retained by the Company for working capital purposes and to fund litigation and  development  expenses  in  conjunction  with  other  potential  gaming operations at the track.  As a result,  the Company is not expected to make any  distributions  with respect to certain other members'  interests until

                                      F-37

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

     the Company has achieved  additional  net revenues  sufficient to discharge the payment of the Senior Obligation,  accrued interest,  preferred capital balance and priority returns.

     The  Company  was  formed as a limited  liability  company,  therefore  its members  individual  liability is limited under the appropriate laws of the
     State of New York.  The  Company  will  cease to exist  July 1,  2025.  The
     Company's  distinct  lines of business:  (A) casino  development;  (B) real estate  related  activities;  and  (C) the  gaming  operations  related  to
     Monticello  Raceway  including  pari-mutuel and any potential  future Video
     Lottery Terminal operations are owned as follows: (after the transaction of
     February  12, 2002 noted  below and the  transaction  of December  12, 2002 described in Note 8 - Subsequent Events)

                                           Casino    Real Estate      Racing
                                           ------   -----------       ------
           Voting Members:
           ---------------
           Alpha Monticello, Inc.          48.310       25.000       36.870
           Americas Tower Partners         20.000       25.000       25.000
           Monticello Realty, LLC          20.000       22.500       22.500
           Watertone Holdings, LP           9.190       25.000       13.130

           Non-Voting Members:
           -------------------
           Cliff Ehrlich                    1.375        1.375        1.375
           Fox-Hollow Lane, LLC             1.000        1.000        1.000
           Shamrock Strategies, Inc.        0.125        0.125        0.125

     On February 12, 2002, Alpha Monticello,  Inc. (a wholly owned subsidiary of
     Alpha Hospitality  Corporation ("Alpha"), a member of the Company,  entered into an agreement with Watertone  Holdings LP ("Watertone"),  also a member of the  Company,  providing  for the  acquisition  of 47.5% of  Watertone's economic interests in the casino and racetrack  business  components of the
     Company. The transaction contemplated by this agreement closed on March 12,
     2002.

4.   RELATED PARTY TRANSACTIONS
     --------------------------

     As explained in Notes 1G and 2 the Company is in the business of developing real estate for  additional  gaming  activities.  In  connection  with this development the Company has paid various consulting fees to related parties consisting  of members or directors of Catskill  Development.  LLC. For the nine months ended  September 30, 2002 and the year ended  December 31, 2001 the Company expensed in general and  administrative  expenses  $111,000 and
     $113,668  respectively of such costs.  From inception through September 30,
     2002 the Company has  capitalized  as  development  costs  $600,574 of such related party consulting fees.

                                      F-38

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

5.   OPERATING LEASES
     ----------------

     At September 30, 2002 the Company had commitments  under  operating  leases which end in 2006 for various  pieces of equipment  requiring  annual lease payments for the twelve months ending September 30th as follows:

                      2003              $          155,221
                      2004                         150,121
                      2005                          50,951
                      2006                          13,212
                                        --------------------------
                                 Total  $          369,505
                                        ==========================

     Lease expense was $148,539 for the nine months ended September 30, 2002 and
     $153,208 for the year ended December 31, 2001.

6.   COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Monticello Harness Horsemen's  Association,  Inc. has brought an action against Monticello Raceway  Management,  Inc. and one of the members of the
     Company  seeking the sum of  $1,300,0000  to be credited to the  horsemen's purse account.  The suit claims that revenues  received by the Raceway from various simulcasting sources were not properly credited to their horsemen's purse  account.  Management  has  responded  vigorously to contest the case after attempts at out-of-court  settlement  proved  fruitless.  A motion is pending to dismiss the action for lack of subject matter jurisdiction. Such dismissal  would not prevent the Plaintiff from bringing suit in the proper court or to seek alternative dispute resolution.  There are disputed issues of fact between the parties,  which makes an estimate of the outcome or the amount or range of loss difficult to gauge. In accordance with Statement of
     Financial  Accounting  Standards No. 5, the amount of the loss, if any that may be  ultimately  realized  has not been  reflected  in the  accompanying financial statements.

     In July  1996,  the  Company  and its  members  entered  into a  series  of agreements  with the Mohawk Tribe related to the development of a casino on land adjacent to the Monticello Raceway in Monticello,  New York.  Pursuant
     to such agreements,  the Mohawk Tribe was to purchase certain land from the
     Company  and  various  affiliates  of the  Company  were to help  with  the development of a casino on the land and manage any resulting  casino.  More particularly, the Tribe entered into a Gaming Facility Management Agreement with Mohawk Management LLC ("MM"). Pursuant to such Agreement, MM was to be provided with the exclusive right to manage the Monticello Casino for seven
     (7) years from its opening and to receive certain fees for the provision of management and related services.

     Completion of the project  contemplated  by the agreements  with the Mohawk
     Tribe was  subject  to  certain  conditions,  including  the  obtaining  of
     relevant  federal  and  State  governmental  approvals.   The  Company,  in
     conjunction with its affiliates,  assumed responsibility for and undertook, seeking and obtaining all local,  state and federal  approvals  required or necessary  to  construct  and operate the Casino  Project.  By letter dated

                                      F-39

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

     April 6, 2000, addressed to Governor George Pataki, Kevin Gover,  Assistant
     Secretary  of the  Department  of the  Interior,  advised and  notified the
     Governor of New York that the Company's  proposed  casino  project with the
     Mohawk Tribe had been approved and specifically requested that the Governor concur. However, on April 22, 2000, the Company became aware of a purported letter  agreement  between  the Mohawk  Tribe and Park Place  Entertainment
     Corporation  ("PPE"),  which  agreement  (with two  irrelevant  exceptions)
     purportedly  gave PPE the exclusive rights to develop and manage any casino development the Mohawk Tribe may have in the State of New York.

     On November 13, 2000, the Company (also known as the  "Plaintiffs")  joined in a suit filed in United States District Court,  Southern  District of New
     York  against  PPE,  alleging  entitlement  to  substantial  damages  as  a consequence  of,  among other  things,  PPE's  wrongful  interference  with several  agreements  between  Catskill  and  the  Tribe  pertaining  to the proposed Casino Project. The Plaintiffs alleged tortuous  interference with contract and prospective  business  relationships,  unfair  competition and state anti-trust  violations and sought over $6 billion in damages.  On May
     11, 2001,  the District  Court granted PPE's motion to dismiss three of the four claims made by  Plaintiffs.  However,  on May 30, 2001, the Plaintiffs
     moved for  reconsideration  of that ruling,  and, on  reconsideration,  the
     Court reinstated one of the dismissed  claims,  with Plaintiffs'  claims of tortuous  interference with contract and prospective business  relationship remaining  after such  decision.  On August 22, 2002,  U.S.  District Court
     Judge Colleen McMahon granted PPE's motion for summary judgment.

     The Company has filed a notice of appeal with  respect to the  dismissal of its case against PPE and has retained  the firm of Mayer,  Brown,  Rowe and
     Maw to represent it in the appeal. It is expected that briefs in the appeal will be filed within the next four months and that a decision on the appeal should be rendered within eighteen  months.  Although  management  believes that the Company and its related parties have meritorious  arguments in the appeal,  no assurance  can be given that the appeal will be  successful  or that,  even  if the  appeal  is  successful  as a  whole  or in  part,  the litigation  will  ultimately  be resolved in a manner  advantageous  to the
     Company.

     The  Company  is  also  a  party  to  a  various   non-environmental  legal
     proceedings  and  administrative  actions,  all arising  from the  ordinary course of business. Although it is impossible to predict the outcome of any legal  proceeding,  the Company  believes any liability that may finally be determined  with  respect  to such  legal  proceedings  should  not  have a material effect on The Company's consolidated  financial position,  results of operations or cash flows.

7.   VIDEO LOTTERY TERMINALS
     -----------------------

     In October 2001, the New York State Legislature passed a bill that expanded the nature and scope of gaming in the state ("VLT  Legislation").  The bill was signed by the  Governor on October 31, 2001.  The  provision of the VLT
     Legislation  relevant to the Company  include:  a)  authority  given to the
     Governor to  negotiate  casino  licenses  for up to three  Native  American casinos in the  Catskills;  and b) the  authority for several of New York's racetracks,  including  the  Raceway,  to operate  video  lottery  terminal
     ("VLT") in their facilities. The VLT operation will be conducted by the New
     York State Lottery (the "Lottery") with the racetracks  functioning largely as agents for the Lottery.

                                      F-40

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

     The Company is currently working with the New York State Lottery to explore the feasibility of installing VLT's at the Raceway.  The Company received a letter from the Lottery,  dated March 21,  2002,  advising the Raceway that the Lottery has completed its initial review of the Raceway's business plan for the  operation  of VLT's at the Raceway  during the initial  three year trial period approved by the State  Legislature.  Based on such review, the
     Lottery  has made an initial  allocation  of 1,800 VLT's to the Raceway and has approved the maximum permitted rate for compensation of 25% of revenues generated  after  payout  of  prizes  for the  Raceway.  The law  currently provides  that the Raceway must apply 35% in the first year,  escalating to
     45% in years two and three,  of its  compensation  to enhance purses at the
     Raceway  and each  year must  dedicate  5% of its  compensation  to a State
     Breeding Development Fund.

     The  business  plan was  submitted  at the request of the  Lottery,  and in accordance  with Lottery  procedures,  does not represent a final  decision with respect to the  implementation  of VLT's by the Company.  The business plan  includes  certain  assumptions  recommended  by the Lottery and other estimates considered  preliminary by the Company. Using these estimates and assumptions,  the plan does not show levels of operating  income  currently considered  adequate by the  Company to go forward  with the  project.  The
     Company  continues to evaluate the  appropriateness  of making the required expenditures  necessary  for VLT  operations  relative to the length of the
     test  period,  the  ultimate  level  of  return  on  investment,   and  the
     implementation date for the program.  The Lottery has not yet established a firm start date or adopted  regulations with regard to the program.  On May
     16,  2002,  the New  York  State  Legislature  passed a bill  that  further expanded  the  October  2001 VLT  Legislation.  This bill  extends the test period under the current law from three years to a period  ending  December
     31,  2007.  Further,  the bill  authorizes  each  track  to  enter  into an agreement  with the  organization  representing  its horsemen to reduce the percentage of its vendor fees  dedicated to enhancing  purses at such track during the initial three years, to an amount not less than 25 percent. That bill was signed by the Governor on May 29, 2002. In addition, the Company's ability to proceed  with the VLT  program may be impacted by its plans with respect to casino  development at the site.  Currently,  the legislature is considering an additional bill, which if passed, could extend the operating hours  for  VLT's  and  provide  a larger  percentage  of  revenues  to the racetracks.  Accordingly,  no assurance  can be given that the Company will decide to proceed with the operation of VLT's at the Raceway.

8.   SUBSEQUENT EVENTS
     -----------------

     In October 23, 2002, the Company retained CIBC World Markets Corporation to help it review its  strategic  alternatives  and assist in  maximizing  the value of its  assets.  The  Company  is in  negotiations  with a  federally recognized  Native American tribe in New York and various casino management and  development  entities  with  respect  to the  development  of a Native
     American  Casino.  The  development of a casino at the Raceway will require consummation  of  arrangements  with these parties and various  reviews and approvals.  No  assurances  can be given  that  such  arrangements  will be entered into or that any approvals will be obtained.

     On December 10, 2002, Alpha reached an agreement with Bryanston Group, Inc.
     ("Bryanston") (a former member of the Company) and certain other affiliates

                                      F-41

                            Catskill Development, LLC
                            -------------------------

                   Notes to Consolidated Financial Statements
                    September 30, 2002 and December 31, 2001

     regarding  certain  obligations  due from and claims  against the  Company.
     Included in the agreement with Bryanston is the  acquisition of Bryanston's interest in Catskill Development,  including its voting membership interest and  preferred  capital  account in the  Company.  Bryanston  has agreed to transfer such interests to Alpha.

     On  February 4, 2003  Catskill  Development,  LLC entered  into a Letter of
     Intent  with  Alpha  Hospitality   Corporation   (Alpha),  its  partner  in
     developing gaming activities at the Monticello  Raceway (the "Raceway") and other related  entities.  The agreement  provides for Alpha to acquire a 48 year ground lease on the Raceway and contiguous  properties,  together with all of Catskill's  development  and  management  rights with respect to the site and related gaming  activities,  in exchange for an 80.25% position in
     Alpha's common stock.

     The Letter of Intent  provides for  Catskill to lease its 230-acre  Raceway property  to Alpha  for a period  of 48 years  for an  annual  base rent of
     $1,800,000. Lease terms are to contain certain options for Alpha to acquire title to portions of the property.  Alpha will have the right to purchase a
     29-acre parcel for the purpose of placing it in trust for a Native American
     Tribe or Nation at the  purchase  price of $1. The  exercise of such option will require obtaining necessary federal and state approvals.  In addition, the remaining  property may be purchased within two years of the opening of a  casino  at the  present  value of the  ground  lease at the time of such exercise.

     The  agreement  is  subject  to the  execution  of  definitive  agreements, approvals by Alpha's Board of Directors and an opinion that the transaction will be tax-free to all parties and other technical requirements, including a  fairness  opinion.  No  assurance  can be given  that  the  transactions provided for in the Letter of Intent will ultimately occur or will occur at the  times  and on the  terms and  conditions  contained  in the  Letter of
     Intent.

                                      F-42

                         REPORT OF INDEPENDENT AUDITORS

To the Members of
Monticello Raceway Development, LLC

We  have  audited  the  accompanying   balance  sheets  of  Monticello   Raceway
Development  Company,  LLC as of  December  31,  2002 and 2001,  and the related income statements, changes in member's equity and cash flows for the years ended
December 31, 2002 and 2001. These financial statements are the responsibility of the Company's  management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in  accordance  with United  States  generally  accepted auditing  standards.  Those standards require that we plan and perform the audit to obtain reasonable  assurance about whether the financial  statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting  the amounts and  disclosures in the financial  statements.  An audit also includes assessing the accounting principles used and significant estimates made by  management,  as well as  evaluating  the  overall  financial  statement presentation.  We believe  that our audits  provide a  reasonable  basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly, in all material respects,  the financial position of Monticello Raceway Development
Company,  LLC at December 31, 2002 and 2001,  and the results of its  operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with United States generally accepted accounting principles.

/s/ Bachrach, Waschitz & Waschitz, LLP

July 18, 2003

Monticello, New York

                                      F-43

                   Monticello Raceway Development Company, LLC
                                 Balance Sheets
                     December 31, 2002 and December 31, 2001

                                                 December 31, 2002         December 31, 2001
                                                 -----------------         -----------------
ASSETS

Current Assets:
      Due From Members                             $      200               $    200
                                                  --------------            ----------
            Total Assets                           $      200               $    200
                                                  ==============            ==========

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
      Accounts Payable and Accrued Expenses        $        -               $      -
                                                  --------------            ----------
            Total Current Liabilities                       -                      -
                                                  --------------            ----------

Members' Equity                                            200                   200
                                                  --------------            ----------
Total Liabilities and Members' Equity             $        200              $    200
                                                  ==============            ==========

                        See Notes To Financial Statements

                                      F-44

                   Monticello Raceway Development Company, LLC
                                Income Statements
                 For the Years Ended December 31, 2002 and 2001

                             December 31, 2002          December 31, 2001
                          ---------------------       ------------------------

Revenues                  $                   -       $                    -
                          -----------------------     ------------------------

 Costs and Expenses                           -                            -
                          -----------------------     ------------------------

       Net Income         $                   -       $                    -
                          =======================     ========================

                        See Notes To Financial Statements

                                      F-45

                   Monticello Raceway Management Company, LLC
                    Statements of Changes in Member's Equity
                 For the Years Ended December 31, 2002 and 2001

                                                Total
                                               Members
                                                Equity
                                       ------------------------

Balance December 31, 2000              $                   200

Net Income                                                   -
                                       ------------------------

Balance December 31, 2001                                  200

Net Income                                                   -
                                       ------------------------

Balance December 31, 2002              $                   200
                                       ========================

                        See Notes To Financial Statements

                                      F-46

                   Monticello Raceway Development Company, LLC
                            Statements of Cash Flows
                 For the Years Ended December 31, 2002 and 2001

                                                                     December 31, 2002          December 31, 2001
                                                                  ------------------------   ------------------------

Operating Activities:
      Net Income                                                  $                    -     $                    -

      Net Cash (Provided) Used by Operating Activities                                 -                          -
                                                                  ------------------------   ------------------------

Investing Activities:

      Net Cash (Provided) Used in Investing Activities                                 -                          -
                                                                  ------------------------   ------------------------

Financing Activities:

      Net Cash Provided (Used) by Financing Activities                                 -                          -
                                                                  ------------------------   ------------------------

Net Increase (Decrease) in Cash                                                        -                          -
Cash at Beginning of Year                                                              -                          -
                                                                  ------------------------   ------------------------

Cash at End of Year                                               $                    -                          -
                                                                  ========================   ========================

Supplemental Disclosures:
      Interest Paid                                               $                    -     $                    -

                        See Notes To Financial Statements

                                      F-47

                   MONTICELLO RACEWAY DEVELOPMENT COMPANY, LLC
                   -------------------------------------------

                          Notes to Financial Statements
                           December 31, 2002 and 2001

1.   SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     This  summary of  significant  accounting  policies of  Monticello  Raceway
     Development   Company,   LLC  (the  Company)  is  presented  to  assist  in
     understanding the Company's financial statements.  The financial statements
     and  notes  are   representations  of  the  Company's   management  who  is
     responsible for their integrity and objectivity.  These accounting policies
     conform  to  generally  accepted   accounting   principles  and  have  been
     consistently applied in the preparation of the financial statements.

     A.   Organization and Business Activity
          ----------------------------------

     In  October  1995,   Monticello  Raceway  Development   Company,  LLC  (the
     "Company")  a New York  limited  liability  company,  was formed to provide exclusive services under a 25-year agreement with Catskill Development, LLC to  develop,  manage  and lease  all  projects  on the 230  acres  owned by
     Catskill Development, LLC. in Monticello, New York.

     Catskill  Development,  LLC  continues to pursue a Native  American  Casino
     Project  at  Monticello  Raceway.  However,  to  this  point  it  has  been unsuccessful. Therefore the company is inactive.

                                      F-48

                   Monticello Raceway Development Company, LLC
                                 Balance Sheets
                           September 30, 2003 and 2002

                                                       September 30, 2003        September 30, 2002
                                                      --------------------     -----------------------
                                                          (unaudited)
ASSETS

Current Assets:
      Due From Members                                $              200       $                   200
                                                      --------------------     -----------------------

            Total Assets                              $              200                           200
                                                      ====================     =======================

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
      Accounts Payable and Accrued Expenses           $                -       $                     -
                                                      --------------------     -----------------------

            Total Current Liabilities                                  -                             -
                                                      --------------------     -----------------------

Members' Equity                                                      200                           200
                                                      --------------------     -----------------------

Total Liabilities and Members' Equity                 $              200       $                   200
                                                      ====================     =======================

                             See Accompanying Notes

                                      F-49

                   Monticello Raceway Development Company, LLC
                                Income Statements
              For the Nine Months Ended September 30, 2003 and 2002

                                September 30, 2003            September 30, 2002
                              -----------------------       -----------------------
                                   (unaudited)

Revenues                      $                     -       $                     -
                              -----------------------       -----------------------
Costs and Expenses                                  -                             -
                              -----------------------       -----------------------
            Net Income        $                     -       $                     -
                              =======================       =======================

                             See Accompanying Notes

                                      F-50

                   Monticello Raceway Management Company, LLC
                    Statements of Changes in Member's Equity
                For Nine Months Ended September 30, 2003 and 2002

                                                       Total
                                                       Members
                                                       Equity
                                                   ---------------

Balance December 31, 2001                          $           200

Net Income                                                       -
                                                   ---------------

Balance September 30, 2002                         $           200
                                                   ===============

Balance December 31, 2002                          $           200

Net Income                                                       -
                                                   ---------------

Balance September 30, 2003 (unaudited)             $           200
                                                   ===============

                             See Accompanying Notes

                                      F-51

                   Monticello Raceway Development Company, LLC
                            Statements of Cash Flows
                For Nine Months Ended September 30, 2003 and 2002

                                                                                  September 30, 2003   September 30, 2002
                                                                                  ------------------   ------------------
                                                                                      (unaudited)

Operating Activities:
      Net Income                                                                      $           -       $           -

            Net Cash (Provided) Used by Operating Activities                                      -                   -
                                                                                      --------------      --------------

Investing Activities:

            Net Cash (Provided) Used in Investing Activities                                      -                   -
                                                                                      --------------      --------------

Financing Activities:

            Net Cash Provided (Used) by Financing Activities                                      -                   -
                                                                                      --------------      --------------

Net Increase (Decrease) in Cash                                                                   -                   -
Cash at Beginning of Year                                                                         -                   -
                                                                                      --------------      --------------

Cash at End of Year                                                                   $           -       $           -
                                                                                      ==============      ==============

Supplemental Disclosures:
      Interest Paid                                                                   $           -       $           -

                             See Accompanying Notes

                                      F-52

                   Monticello Raceway Development Company, LLC

                          Notes to Financial Statements
                     September 30, 2003 (Unaudited) and 2002

1.   SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     This  summary of  significant  accounting  policies of  Monticello  Raceway
     Development   Company,   LLC  (the  Company)  is  presented  to  assist  in
     understanding the Company's financial statements.  The financial statements
     and  notes  are   representations  of  the  Company's   management  who  is
     responsible for their integrity and objectivity.  These accounting policies
     conform  to  generally  accepted   accounting   principles  and  have  been
     consistently applied in the preparation of the financial statements.

     A.   Organization and Business Activity
          ----------------------------------

     In  October  1995,   Monticello  Raceway  Development   Company,  LLC  (the
     "Company")  a New York  limited  liability  company,  was formed to provide exclusive services under a 25-year agreement with Catskill Development, LLC to  develop,  manage  and lease  all  projects  on the 230  acres  owned by
     Catskill Development, LLC. in Monticello, New York.

     Catskill  Development,  LLC  continues to pursue a Native  American  Casino
     Project  at  Monticello  Raceway.  However,  to  this  point  it  has  been unsuccessful. Therefore the company is inactive.

                                      F-53

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 145 of the Delaware General Corporation Law ("DGCL"), as the
same exists or may hereafter be amended,  provides  that a Delaware  corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened,  pending or completed  action,  suit or  proceeding,  whether civil, criminal,  administrative  or  investigative  (other than an action by or in the right of such corporation),  by reason of the fact that such person is or was an officer, director,  employee or agent of such corporation,  or is or was serving at the request of such corporation as a director,  officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees),  judgments,  fines and amounts paid in settlement actually and reasonably  incurred  by such person in  connection  with such  action,  suit or proceeding,  provided  such person acted in good faith and in a manner he or she reasonably  believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding,  had no reasonable cause to believe  that his or her  conduct was  illegal.  A Delaware  corporation  may indemnify any persons who are, were or are threatened to be made, a party to any threatened,  pending  or  completed  action  or suit by or in the  right  of the corporation  by reason of the fact that such  person  was a  director,  officer, employee  or agent of such  corporation,  or is or was serving at the request of
such  corporation  as  a  director,   officer,  employee  or  agent  of  another
corporation  or  enterprise.  The  indemnity  may  include  expenses  (including attorneys'  fees) actually and reasonably  incurred by such person in connection with the  defense or  settlement  of such action or suit,  provided  such person acted in good faith and in a manner he or she  reasonably  believed  to be in or
not   opposed  to  the   corporation's   best   interests,   provided   that  no
indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director,  employee or agent is  successful  on the merits or  otherwise  in the defense of any action referred to above,  the corporation  must indemnify him or her  against  the  expenses  which such  officer or director  has  actually  and reasonably incurred.

            DGCL Section 145 further  authorizes a  corporation  to purchase and maintain  insurance  on behalf of any person who is or was a director,  officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation or enterprise,  against any liability  asserted  against him or her and incurred by him or her in any  such  capacity,  arising  out of his or her  status  as such, whether or not the  corporation  would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

            Empire  Resorts'  Certificate  of  Incorporation,  as  amended,  and
Amended and  Restated  By-laws  (the  "By-laws")  limit,  to the maximum  extent permitted by DGCL, the personal  liability of directors for monetary damages for breach  of their  fiduciary  duties  as a  director,  except  for (i)  liability resulting from a breach of the  director's  duty of loyalty to Empire Resorts or its  stockholders,  (ii) acts or omissions  which are not in good faith or which involve  intentional  misconduct or a knowing  violation of law,  (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in
Section 174 of the DGCL or (iv) a transaction from which the director derived an improper personal  benefit.  Empire Resorts'  Certificate of Incorporation  also provides  mandatory  indemnification  for the  benefit of  Empire's  current and

                                      II-1

former  directors and officers and for the benefit of Empire Resorts'  employees and agents, in each instance to the fullest extent permitted by Delaware law, as it may be amended from time to time.

            The By-laws  also provide that Empire  Resorts  will  indemnify  its directors,  officers,  employees  and agents  upon the  determination  that such person has met the applicable standard of conduct under Delaware law as restated
in the By-laws.  The determination  that the applicable  standard of conduct has been met shall be made (1) by the Board of  Directors  by a  majority  vote of a quorum  consisting  of directors  who were not parties to such  action,  suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, by a quorum of disinterested  directors,  or (3) by independent  legal counsel in a written  opinion,  or (4) by the  stockholders.  To the extent  that a director, officer,  employee or agent of Empire Resorts has been  successful on the merits or  otherwise  in defense of any  action,  suit or  proceeding,  whether  civil, criminal,  administrative or investigative (hereinafter a "proceeding"),  Empire
Resorts will  indemnify him against  expenses  without the necessity of making a determination  of whether or not that person has met the applicable  standard of conduct.

            The By-laws  allow  Empire  Resorts to pay in advance  all  expenses incurred by a director,  officer,  employee or agent in defending any proceeding in which such expenses  within the scope of the  indemnification  provisions are incurred in advance of final  disposition,  upon an undertaking by such party to repay such  expenses,  if it is  ultimately  determined  that such party was not entitled to indemnity by Empire Resorts.  The By-laws also permit Empire Resorts to provide any other  indemnification  and advancement of expenses  permitted by law and  permit  Empire  Resorts to provide  any  additional  rights to which an indemnified  person  may be  entitled  under  any  by-law,  agreement,  vote  of stockholders  or  disinterested  directors  or  otherwise.  Indemnification  and advancement  of  expenses  provided  in  the  By-laws  shall,  unless  otherwise provided,  continue  as to a person  who has ceased to be a  director,  officer, employee  or agent  and  shall  inure to the  benefit  of such  person's  heirs, executors and administrators.

            The By-laws provide, for the purposes of the Indemnity Section, that references  to "the  Corporation"  shall  include,  in addition to the resulting corporation,  any  constituent  corporation  (including  any  constituent  of  a constituent)  absorbed  in a  consolidation  or merger  which,  if its  separate existence  had  continued,  would have had power and  authority to indemnify its directors,  officers,  employees  or agents,  so that any person who is or was a director,  officer, employee or agent of such constituent corporation,  or is or was  serving  at the  request of such  constituent  corporation  as a  director, officer, employee or agent of another corporation,  partnership,  joint venture, trust or other enterprise, shall stand in the same position under the provisions of the  Indemnity  Section  of the  By-laws  with  respect to the  resulting  or surviving  corporation  as he  would  have  with  respect  to  such  constituent corporation if its separate existence had continued.

            In addition,  Empire Resorts has entered into employment  agreements with certain of its officers providing additional indemnification benefits. From time to time,  officers  and  directors  may be  provided  with  indemnification agreements that are consistent with the foregoing provisions.

                                      II-2

            Empire  Resorts has policies of directors'  and officers'  liability insurance  which insure  directors  and  officers  against the costs of defense, settlement and/or payment of judgment under certain circumstances.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

            The  following  is a list  of  Exhibits  included  as  part  of this
Registration Statement.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
Number         Description
------         -----------

2.1**          Amended and Restated Securities Contribution Agreement,  dated as of November ___, 2003,  between Empire  Resorts,  Inc.,  Catskill
               Development,  L.L.C.,  Americas  Tower  Partners,  BKB,  LLC, the
               members  of  Catskill  Development,  L.L.C.  and the  members  of
               Monticello Raceway Development Company, LLC
4.1            Form of Common  Stock  Certificate  (Incorporated  by  reference, filed with Company's  Registration  Statement  filed on Form SB-2
               (File No.  33-64236)  filed with the  Commission on June 10, 1993 and as amended on September 30, 1993, October 25, 1993,  November
               2, 1993 and November 4, 1993, which Registration Statement became effective  November  5, 1993.  Such  Registration  Statement  was
               further  amended by Post Effective  Amendment filed on August 20,
               1999.)
5.1**          Legality Opinion
8.1**          Tax Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP
10.1           1993 Stock Option Plan  (Incorporated  by  reference,  filed with
               Company's  Registration  Statement  filed on Form SB-2  (File No.
               33-64236)  filed  with the  Commission  on June  10,  1993 and as amended on September 30, 1993, October 25, 1993, November 2, 1993
               and  November  4,  1993,  which  Registration   Statement  became
               effective  November  5, 1993.  Such  Registration  Statement  was
               further  amended by Post Effective  Amendment filed on August 20,
               1999.)
10.2           1998 Stock Option Plan  (Incorporated  by  reference,  filed with
               Proxy  Statement  pursuant  to  Section  14(a) of the  Securities
               Exchange Act of 1934,  as amended,  filed with the  Commission on
               August 25, 1999.)
10.3           Amended and Restated Contribution Agreement, dated as of February
               8,  2002,  by  and  between  Alpha  Hospitality  Corporation  and
               Watertone Holdings, L.P. (Incorporated by reference,  filed as an exhibit  to Form 8-K filed by Alpha  Hospitality  Corporation  on
               February 26, 2002.)
10.4**         Amended and Restated Employment Agreement between Empire Resorts,
               Inc. and Robert A. Berman dated ________________, 2003
10.5**         Amended and Restated Employment Agreement between Empire Resorts,
               Inc. and Scott A. Kaniewski dated ________________, 2003

                                      II-3

Exhibit
Number         Description
------         -----------

10.6**         Tag-Along  Agreement,  dated as of March 12, 2002, by and between
               Bryanston and Watertone Holdings L.P.
10.7           Irrevocable   Proxy  for   Meeting  of   Shareholders   of  Alpha
               Hospitality Corporation, dated April 30, 2002, given by Bryanston to Watertone Holdings, L.P. (Incorporated by reference,  filed as an exhibit to Form 8-K filed by Alpha Hospitality  Corporation on
               May 1, 2002.)
10.8           Recapitalization  Agreement  by  and  between  Alpha  Hospitality
               Corporation,  Alpha  Monticello,  Inc.,  Bryanston  Group,  Inc.,
               Stanley Tollman, Beatrice Tollman and Monty Hundley (Incorporated
               by  reference,  filed as an  exhibit  to Form 8-K  filed by Alpha
               Hospitality Corporation on December 10, 2002.)
10.9**         Agreement  of Lease  made as of the 29th  day of  October,  2003, between  Catskill  Development,  L.L.C.  and  Monticello  Raceway
               Management, Inc.
10.10**        Term Note, dated October 29, 2003,  issued by Monticello  Raceway
               Management, Inc. to The Berkshire Bank.
10.11**        Leasehold Mortgage, Security Agreement,  Assignment of Leases and
               Rents and  Fixture  Filing,  dated as of  October  29,  2003,  by
               Monticello  Raceway  Management,   Inc.,  as  mortgagor,  to  The
               Berkshire Bank.
10.12**        Loan and Security Agreement, dated October 29, 2003, by and among
               Monticello Raceway Management, Inc. and The Berkshire Bank.
10.13**        Surety  Agreement  made and  executed  October 29, 2003 by Empire
               Resorts, Inc. in favor of The Berkshire Bank.
10.14**        Security Agreement,  dated as of October 29, 2003, by and between
               Catskill Development, L.L.C. and The Berkshire Bank.
10.15**        Guaranty  Agreement made and executed  October 29, 2003 by Robert
               A. Berman in favor of The Berkshire Bank.
10.16**        Nondisturbance and Attornment Agreement, made and entered into as of October 29,  2003,  by and between  Americas  Tower  Partners,
               Monticello Realty, L.L.C.,  Monticello Raceway Management,  Inc.,
               Catskill Development, L.L.C. and The Berkshire Bank.
13.1**         Form 10-KSB for the year ending 12/31/02, as amended to date

13.2**         Form 10-QSB for the quarter ending 09/30/2003

13.3**         Proxy  Statement on Schedule  14A for the 2003 Annual  Meeting of
               Stockholders
14.1***        Code of Ethics
23.1*          Consent of Friedman Alpren and Green LLP
23.2*          Consent of Bachrach, Waschitz & Waschitz, LLP
23.3*          Consent of Kane Reece Associates, Inc.
23.4**         Consent  of  Olshan  Grundman  Frome  Rosenzweig  &  Wolosky  LLP
               (contained in Exhibit 5.1)
24.1***        Power of Attorney
--------------
*  Filed herewith.
** To be filed by amendment.
*** Previously filed.

                                      II-4

ITEM 22.    UNDERTAKINGS.

            The undersigned registrant hereby undertakes:

            (a) Rule 415 Offering.  If the small business  issuer is registering securities  under Rule 415 of the Securities Act, that the small business issuer will:

                (1)  File,  during  any  period  in  which  it  offers  or sells securities, a post-effective amendment to this registration statement to:

                     (i) Include any prospectus  required by section 10(a)(3) of the Securities Act;

                     (ii) Reflect in the  prospectus  any facts or events which, individually or together,  represent a fundamental  change in the information in the  registration  statement.  Notwithstanding  the foregoing,,  any increase or decrease  in  volume  of  securities  offered  (if the  total  dollar  value  of securities  offered  would not exceed that which was  registered)  any deviation from  the  low or  high  end of the  estimated  maximum  offering  range  may be reflected in the form of prospectus  filed with the Commission  pursuant to Rule
424(b) if, in the aggregate,  the changes in volume and price  represent no more than a 20%  change  in the  maximum  aggregate  offering  price set forth in the
"Calculation of Registration Fee" table in the effective registration statement;
and

                     (iii)   Include   any   additional   or  changed   material
information on the plan of distribution.

                     NOTE:  Small  business  issuers  do not  need to  give  the statements  in paragraphs  (a)(1) (i) and  (a)(1)(ii) of this Item if the  registration  statement is on Form S-3 or S-8  (ss.ss.239.13  or
           239.16b  of  this  chapter),   and  the  information  required  in  a
           post-effective  amendment is  incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act

                (2) For  determining  liability  under the Securities Act, treat each post-effective  amendment as a new registration statement of the securities offered,  and the offering of the securities at that time to be the initial bona fide offering.

                (3) File a post-effective  amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (c)  COMPETITIVE  BIDS.  If the small  business  issuer is  offering securities at competitive  bidding,  with  modifications  to suit the particular case, the small business issuer will:

                (1) use its best  efforts to  distribute  before the  opening of bids, to prospective bidders,  underwriters, and dealers, a reasonable number of copies  of a  prospectus  that meet the  requirements  of  section  10(a) of the
Securities Act, and relating to the securities  offered at competitive  bidding, as contained in the registration statement, together with any supplements; and:

                                      II-5

                (2) file an amendment to the registration  statement  reflecting the result of bidding,  the terms of the  reoffering  and related  matters where required by the applicable form, not later than the first use, authorized by the issuer  after the opening of bids,  of a prospectus  relating to the  securities offered at  competitive  bidding,  unless the issuer  proposes no further public offering of such securities by the issuer or by the purchasers.

            (e)  Request  for  acceleration  of  effective  date.  If the  small business  issuer  will  request  acceleration  of  the  effective  date  of  the registration  statement  under Rule 461 under the  Securities  Act,  include the following:

                      "Insofar as indemnification  for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers  and  controlling  persons  of  the  small  business  issuer pursuant  to  the  foregoing  provisions,  or  otherwise,  the  small business  issuer  has  been  advised  that  in  the  opinion  of  the
           Securities and Exchange  Commission such  indemnification  is against
           public   policy  as   expressed   in  the  Act  and  is,   therefore,
           unenforceable."

            In  the  event  that  a  claim  for  indemnification   against  such
liabilities  (other  than the payment by the small  business  issuer of expenses incurred  or paid by a  director,  officer  or  controlling  person of the small business issuer in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities  being  registered,  the small  business  issuer will,  unless in the opinion of its counsel  the matter has been  settled by  controlling  precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities
Act and will be governed by the final adjudication of such issue.

            (f) If the issuer relies on 430A under the Securities  Act, that the small business issuer will:

                (1) For  determining  any liability  under the  Securities  Act, treat the information  omitted from the form of prospectus filed as part of this registration  statement  in reliance  upon Rule 430A and  contained in a form of prospectus  filed by the small business issuer under Rule 424(b)(1),  or (4), or
497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

                (2) For  determining  any liability  under the  Securities  Act, treat each post-effective  amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that  offering  of the  securities  at that  time as the  initial  bona fide offering of those securities.

            The undersigned  registrant hereby undertakes to respond to requests for information  that is incorporated by reference into the prospectus  pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such  request,  and to send the  incorporated  documents  by first class mail or other equally  prompt means.  This includes  information  contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                      II-6

            The undersigned registrant hereby undertakes to supply by means of a post-effective  amendment  all  information  concerning a  transaction,  and the company  being  acquired  involved  therein,  that  was not the  subject  of and included in the registration statement when it became effective.

                                      II-7

                                   SIGNATURES

            Pursuant to the  requirements  of the Securities Act, the registrant has duly caused this  registration  statement  to be signed on its behalf by the undersigned,  thereunto duly  authorized,  in the City of New York, State of New
York, on December 1, 2003.

                                        Empire Resorts, Inc.
                                        (Registrant)

                                        By: /s/ Robert A. Berman
                                            ------------------------
                                            Robert A. Berman
                                            Chief Executive Officer

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

Signature                    Title                             Date
---------                    -----                             ----

                              Chief Executive Officer and
                              Director (Principal Executive
/s/ Robert A. Berman          Officer)                         December 1, 2003
-----------------------
Robert A. Berman

                              Chief Financial Officer
                              (Principal Accounting and
         *                    Financial Officer)               December 1, 2003
-----------------------
Scott A. Kaniewski

         *                    Chairman of the Board and
-----------------------       Director                         December 1, 2003
David Matheson

        *                     Vice Chairman of the Board
----------------------        and Director                     December 1, 2003
David P. Hanlon

                                      II-8

Signature                    Title                             Date
---------                    -----                             ----

        *                    President and Director            December 1, 2003
----------------------
Morad Tahbaz

        *                    Director                          December 1, 2003
----------------------
Paul deBary

        *                    Director                          December 1, 2003
----------------------
John Sharp

        *                    Director                          December 1, 2003
----------------------
Ralph J. Bernstein

        *                    Director                          December 1, 2003
-------------------------
Arthur I. Sonnenblick

        *                    Director                          December 1, 2003
-------------------------
Joseph Bernstein

*  By:  /s/ Robert A. Berman
        --------------------
        Robert A. Berman
        Attorney-in-fact

                                      II-9